     As filed with the Securities and Exchange Commission on March 5, 1997
                                                Registration No. _______________
================================================================================
                            SECURITIES AND EXCHANGE
                             Washington, D.C. 20549
                           _________________________

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           _________________________

                      MEWBOURNE ENERGY PARTNERS 97-A, L.P.
                          (Exact name of registrants)

         DELAWARE                                            1311                                         75-2692499
(State or other jurisdiction of                  (Primary Standard Industrial                (I.R.S. Employer Identification No.)
incorporation or organization)                   Classification Code Number)

                                3901 S. BROADWAY
                               TYLER, TEXAS 75701
                                 (903) 561-2900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           _________________________

                                                               Copy to:
        CURTIS W. MEWBOURNE                                A. WINSTON OXLEY
   MEWBOURNE DEVELOPMENT CORPORATION                    Vinson & Elkins L.L.P.
          3901 S. BROADWAY                            3700 Trammell Crow Center
         TYLER, TEXAS 75701                               2001 Ross Avenue
           (903) 561-2900                               Dallas, Texas  75201
(Name, address, including zip code, and telephone          (214) 220-7700
number, including area code, of agent for service)

                           _________________________

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                           AMOUNT         PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
         TITLE OF SECURITIES               TO BE           OFFERING PRICE      AGGREGATE OFFERING       REGISTRATION
          TO BE REGISTERED             REGISTERED (1)      PER INTEREST (2)         PRICE (1)                FEE
-------------------------------------------------------------------------------------------------------------------------
      Limited Partner Interests             2,000              $1,000               $2,000,000            $  606.06
-------------------------------------------------------------------------------------------------------------------------
      General Partner Interests             8,000              $1,000               $8,000,000            $2,424.25
-------------------------------------------------------------------------------------------------------------------------
           TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $3,030.31
=========================================================================================================================

(1) This Registration Statement covers all Limited Partner Interests that may be acquired by Limited Partners and all General Partner Interests that may be acquired by General Partners if the maximum aggregate subscriptions contemplated by this offering are obtained. No subscriber will be admitted as an Investor Partner in a Partnership unless, at the end of the subscription period for Interests in the Partnership, subscription funds have been received and accepted by MD in an amount of $1,000,000 or more and MD determines, in its sole discretion, to proceed with the funding of the Partnership.
(2) Subscriptions will be accepted in the minimum amount of five Interests ($5,000), subject to certain state law requirements.
                       _______________________________

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE
COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



P R O S P E C T U S    SUBJECT TO COMPLETION, DATED MARCH 5, 1997

                                MEWBOURNE ENERGY
                              97 DRILLING PROGRAM
                     (PARTNERSHIP MINIMUM OFFERING AMOUNT)
              $1,000,000 (1,000 INTERESTS AT $1,000 PER INTEREST)
                     Minimum Purchase: 5 Interests ($5,000)

         Mewbourne Development Corporation ("MD") is offering to qualified investors during 1997 an aggregate of up to 2,000 ($2,000,000) limited partner interests ("Limited Partner Interests") and up to 8,000 ($8,000,000) general partner interests ("General Partner Interests") (Limited Partner Interests and General Partner Interests are collectively referred to as "Interests") in Mewbourne Energy Partners 97-A, L.P., a Delaware limited partnership (the "Partnership"), formed by MD. The minimum offering amount for the Partnership is 1,000 Interests ($1,000,000) with the maximum offering amount being 10,000 Interests ($10,000,000). Investors whose subscriptions are accepted by MD will be admitted, based on their election, as General Partners or Limited Partners in the Partnership. The Partnership will participate, together with MD and its Affiliate, Mewbourne Oil Company ("MOC"), in a drilling program (the "Drilling Program"), the primary objective of which will be to establish oil and gas reserves by drilling wells in the Permian Basin (located in West Texas and Southeastern New Mexico) and the Anadarko Basin (located in Western Oklahoma and the Texas Panhandle). See "Proposed Activities."

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS." Significant risks include, but are not limited to:

o Drilling to establish productive oil and natural gas properties is highly risky and includes the possibility of a total loss of one's investment.
o Total reliance is on the Managing Partner for management and control of the Partnership.
o No Prospects for drilling have yet been selected and therefore no investor will have an opportunity to evaluate any of the Prospects before investing in the Partnership.
o Investors who purchase General Partner Interests may be subject to unlimited liability for the Partnership's obligations.
o Revenues from the Partnership are directly related to oil and natural gas prices which cannot be predicted.
o Investment is illiquid--investors may not be able to sell their Interests because there will be no market for the Interests.
o Investment is suitable only for investors having substantial financial resources and who desire a long-term investment.
o Distributions may only be made from Partnership funds realized from operations. Accordingly, there is no assurance that any distributions from the Partnership will be made to its Investor Partners.

                            (continued on next page)
                             ______________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    RITIES AND EXCHANGE COMMISSION OR STATE SECURITIES ADMINISTRATORS NOR HAS COMMISSION OR ANY SUCH ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY HIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ______________________

             THE DATE OF THIS PROSPECTUS IS _______________, 199__.

                         (continued from previous page)


o Significant tax considerations are involved in an investment, including;

         --  possible modification or elimination of tax benefits;
         --  possible loss of partnership classification;
         -- Limited Partners must have substantial current taxable income from passive trade or business activities to benefit from tax losses arising from the Partnership; and
         -- possible recognition of taxable income by an investor with no corresponding cash distribution by the Partnership.

o The Partnership is subject to various conflicts of interest arising out of its relationship with the Managing Partner and its Affiliates, and therefore, to the extent these conflicts of interest exist, they may not in every instance be resolved to the maximum benefit of the Partnership.

o The Partnership Agreement contains certain provisions which modify what would otherwise be the applicable Delaware law relating to the fiduciary standards of the Managing Partner to the Investor Partners. The fiduciary standards in the Partnership Agreement could be less advantageous to the Investor Partners and more advantageous to the Managing Partner than the corresponding fiduciary standards otherwise applicable under Delaware law, specifically:

         -- the Partnership may indemnify and hold harmless the Managing Partner and its Affiliates;
         -- the Managing Partner is required to devote only so much of its time as is necessary to manage the affairs of the Partnership;
         -- the Managing Partner and its Affiliates may conduct business with the Partnership in a capacity other than as a Sponsor;
         -- in certain circumstances, the Managing Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account; and
         --  the Managing Partner may manage multiple programs simultaneously.

o It is the Managing Partner's current intention that the Managing Partner and/or an Affiliate thereof will purchase Interests in the Partnership in which Interests are being offered, if necessary, to assure that the minimum aggregate subscription amount for the Partnership is reached. Subject to certain limitations, Interests owned by the Managing Partner or an Affiliate thereof will have voting rights under the Partnership Agreements, and therefore, has the effect of diluting the voting power of the Investor Partners in the Partnership.


                                                                                  100% Proceeds to the
                                                       8.5% Underwriting          Partnership Available
                                     Price to              Discounts                 for Partnership
                                      Public            and Commissions               Operations(1)
  Per Interest  . . . . . . .          $1,000                     $85                       $1,000

  Total Minimum (2) . . . . .      $1,000,000                 $85,000                   $1,000,000

  Total Maximum (3) . . . . .     $10,000,000                $850,000                  $10,000,000

(1) The Managing Partner, or an Affiliate thereof, shall advance on behalf of the Partnership the amount of all Organization and Offering Expenses, Sales Commissions and Due Diligence Fees attributable to the Partnership. The Partnership shall reimburse the Managing Partner the amount of such advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees, plus interest on the unreimbursed amount at a per annum rate of interest equal to the Base Rate calculated commencing as of the date that the offering of Interests in the Partnership closes, from funds which would otherwise be available for distribution to the Partners in the Partnership. The advancement of Organization and Offering Expenses, Sales Commissions and Due Diligence Fees to the Partnership and the Partnership's reimbursement obligation shall be without recourse to the Investor Partners and shall solely be an obligation of the Partnership. Such reimbursement shall not be made from Capital Contributions of the Investor Partners and the Managing Partner or Affiliate thereof making the advance shall bear the risk that the Partnership will have sufficient funds to ultimately reimburse such

                         (continued from previous page)


         advancement. Of the aggregate proceeds available for Partnership operations, and of each individual $1,000 Interest, approximately 15% to 25% will be expended for Lease Acquisition Costs of Prospects and approximately 75% to 85% will be expended for drilling and well completion costs. These percentages are estimates only, and no assurance can be given that such percentages will be actually realized or that variations in the percentages will not be significant to the Partnership. See "Application of Proceeds."

(2) No subscriber will be admitted as an Investor Partner in the Partnership unless, at the end of the subscription period for Interests in the Partnership, subscription funds have been received and accepted by MD in an amount of $1,000,000 or more and MD determines, in its sole discretion, to proceed with the funding of the Partnership. If, at the end of the subscription period for Interests in the Partnership, subscription funds of less than $1,000,000 have been received by MD, such funds will be promptly returned to subscribers. There is no assurance that the Partnership will be funded. Accordingly, the minimum for the total offering is $1,000,000.

(3)      The maximum offering amount for the Partnership is $10,000,000.

         MD has engaged its Affiliate, Mewbourne Securities, to serve as the dealer manager for purposes of forming a soliciting dealer group comprised of members of the National Association of Securities Dealers, Inc. Such members of the National Association of Securities Dealers, Inc. have entered into soliciting dealer agreements and will solicit subscriptions for Interests on a "best efforts" basis (that is, the Soliciting Dealers are not obligated to purchase any Interests not purchased by investors). In addition, Mewbourne Securities may act as a Soliciting Dealer for the Partnership. Sales Commissions and Due Diligence Fees in an aggregate amount equal to 8.5% of the sales price of Interests will be paid to Soliciting Dealers, except that no Sales Commissions or Due Diligence Fees will be paid with respect to sales of Interests to (a) officers, directors, or employees of MD or Affiliates thereof,
(b) officers, directors, employees, or registered representatives of a Soliciting Dealer, or (c) an Affiliate of the Managing Partner. See "Plan of Distribution."

         The subscription period for Interests in Mewbourne Energy Partners 97-A, L.P. will commence on the date of this Prospectus and terminate on October 31, 1997, unless MD in its sole discretion accelerates or delays the offering termination date, provided that MD's ability to delay the offering termination date is subject to its obligation to return the purchase price for any Interests not invested in the Partnership within any period required by state securities law and in no event will such termination be delayed beyond December 31, 1997.

         Subscription funds will be deposited in an escrow account at NationsBank Texas, N.A., Tyler, Texas, or another federally insured institution designated by MD; provided that upon receipt and clearance of aggregate subscription funds of $1,000,000 or more from subscribers that MD deems suitable to be Investor Partners in the Partnership, MD may cause those subscription funds to be withdrawn from the escrow account and to be deposited in an account established for the Partnership. A subscriber whose funds are deposited in the escrow account or Partnership account no fewer than five business days prior to the termination of the subscription period for Interests in the Partnership will receive, within 60 days following the admission of Investor Partners in the Partnership, interest earned on those funds from the date those funds cleared the institution at which that account is maintained and are invested to the date on which subscribers are admitted as Investor Partners in the Partnership. All subscription funds, together with any interest earned thereon, will be promptly returned to each subscriber that is not admitted as an Investor Partner to the Partnership.

         The Partnership will furnish to its Partners an annual report containing audited financial statements and a report thereon by its independent certified public accountants and a semiannual report containing unaudited financial information for the first six months of each calendar year. The Partnership also intends to furnish to its Partners tax information by March 15 of each year.

         MD and its Affiliates will receive Management Fees, reimbursement of Administrative Costs, reimbursement of Organization and Offering Expenses, reimbursement of Sales Commissions and Due Diligence Fees paid by MD and certain other compensation from the Partnership and the related Program. See "Compensation" and "Participation in

                         (continued from previous page)


Costs and Revenues." See "Participation in Costs and Revenues" for a detailed discussion of the allocation of costs and revenues among the Investor Partners and MD.

                           FOR CONNECTICUT RESIDENTS

INVESTMENT IN THE SECURITIES DESCRIBED HEREIN INVOLVES A HIGH DEGREE OF RISK, AND ONLY THOSE PERSONS WHO ARE ABLE TO BEAR THE FINANCIAL RISKS SHOULD CONSIDER PURCHASING SECURITIES.


                            FOR NEW JERSEY RESIDENTS
                             FOR NEW YORK RESIDENTS

NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY NOR THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS

                                                                      Page
                     SUMMARY OF OFFERING . . . . . . . . . . . . . . . . 1

                         The Partnership   . . . . . . . . . . . . . . . 1

                         Investment Objectives   . . . . . . . . . . . . 1

                         Proposed Activities   . . . . . . . . . . . . . 2

                         Risk Factors  . . . . . . . . . . . . . . . . . 3

                              Special Risks of the Partnership . . . . . 3

                              Risks Pertaining to Oil and Gas
                                  Investments  . . . . . . . . . . . . . 4

                              Tax Risks  . . . . . . . . . . . . . . . . 4

                         Conflicts of Interest   . . . . . . . . . . . . 5

                         Application of Proceeds   . . . . . . . . . . . 5

                         Participation in Costs and Revenues   . . . . . 7

                         Investment as a Limited Partner or General
                              Partner  . . . . . . . . . . . . . . . . . 8

                              Liability of General Partners  . . . . . . 9

                              Liability of Limited Partners  . . . . . . 9

                         Tax Aspects   . . . . . . . . . . . . . . . .  10

                         Compensation and Reimbursement of Managing
                              Partner  . . . . . . . . . . . . . . . .  10

                              Management Fee . . . . . . . . . . . . .  11

                              Administrative Costs . . . . . . . . . .  12

                              Operator's and Other Compensation  . . .  12

                              Sales Commissions  . . . . . . . . . . .  12

                              Partnership and Program Interest . . . .  13

                         Rights and Powers of Investor Partners  . . .  13

                         Prior Activities  . . . . . . . . . . . . . .  13

                         Terms of Offering   . . . . . . . . . . . . .  14

                              Subscription for Interests . . . . . . .  14

                              Suitability Standards  . . . . . . . . .  14

                              How to Subscribe . . . . . . . . . . . .  15

                              Distribution . . . . . . . . . . . . . .  15


                     RISK FACTORS  . . . . . . . . . . . . . . . . . .  16

                         Particular Risks Relating to the Interests  .  16

                              Liability of Limited Partners  . . . . .  16

                              Liability of General Partners  . . . . .  16

                              Liability of Joint Working Interest
                                  Owners   . . . . . . . . . . . . . .  16

                              Possibility of Reduction or
                                  Unavailability of Insurance  . . . .  16

                              Sole Reliance on MD for Management . . .  17

                              Prospects Not Yet Identified or
                                  Selected; No Opportunity to
                                  Evaluate
                                  Prospects  . . . . . . . . . . . . .  17

                              Concentration of Investment Risks  . . .  17

                              Ownership of Interests by Affiliates of
                                  MD   . . . . . . . . . . . . . . . .  17

                              Additional Financing . . . . . . . . . .  17

                              Uncertainty of Cash Distributions  . . .  18

                              Conflicts of Interest                     18
                              Compensation of Managing Partner and
                              Affiliates                                19

                              Inside Board of Directors and Other
                                  Family Relationships   . . . . . . .  19

                              Limitations on the Fiduciary Obligations
                                  of the Managing Partner and the
                                  Managing Partner's Responsibility
                                  to Determine the Application of the
                                  Limitations  . . . . . . . . . . . .  19

                              Joint Activities With Others . . . . . .  19

                              Lack of Liquidity  . . . . . . . . . . .  20

                              Indemnification of MD and Affiliates
                                  Thereof  . . . . . . . . . . . . . .  20

                              Limited Ability to Remove Managing
                                  Partner and Difficulty in Finding a
                                  Successor Management Partner   . . .  20

                              Withdrawal of Partners . . . . . . . . .  20

                              Dissolution of the Partnership and
                                  Termination of the Drilling Program   21

                              Ability of the Managing Partner to Cause
                                  Dissolution of the Partnership and
                                  the Drilling Program   . . . . . . .  21

                              Unauthorized Acts of General Partners
                                  Could Be Binding Against the
                                  Partnership  . . . . . . . . . . . .  21

                         General Risks Relating to Oil and Natural
                              Gas Operations . . . . . . . . . . . . .  21

                              Speculative Nature of Oil and Gas
                                  Activities   . . . . . . . . . . . .  21

                              The Partnership and the General Partners
                                  Could be Liable for Environmental
                                  Hazards  . . . . . . . . . . . . . .  22

                              Dependence on Future Prices, Supply and
                                  Demand for Oil and Gas   . . . . . .  22

                              Natural Gas Market . . . . . . . . . . .  22

                              Loss of Partnership Property . . . . . .  22

                              Competition  . . . . . . . . . . . . . .  23

                              Government Regulation  . . . . . . . . .  23

                         Risks Relating to Limited Partnerships
                              Generally  . . . . . . . . . . . . . . .  23

                              Lack of Liquidity  . . . . . . . . . . .  23

                              Lack of Substantial Voting Rights  . . .  23

                              Lack of Appraisal Rights . . . . . . . .  23

                         Tax Risks   . . . . . . . . . . . . . . . . .  24

                              General  . . . . . . . . . . . . . . . .  24

                              Partnership Classification for Tax
                                  Purposes; No IRS Ruling Sought   . .  24

                              Allocations  . . . . . . . . . . . . . .  24






                                      (i)

                                                                      Page
                                                                      ----
                              Passive Activity Limitations . . . . . .  24

                              Certain Expenditures Not Deductible for
                                  Tax Purposes   . . . . . . . . . . .  25

                              Considerations for Tax-Exempt Investors   25

                              Tax Shelter Registration . . . . . . . .  25

                              Current Tax Deductions . . . . . . . . .  25

                              Conversion of General Partner Interests   26

                              Tax Liabilities in Excess of Cash
                                  Distributions  . . . . . . . . . . .  26

                              Risks of Borrowings  . . . . . . . . . .  26

                              Percentage Depletion . . . . . . . . . .  26

                              Farmouts and Backin Interests  . . . . .  27

                              Recapture  . . . . . . . . . . . . . . .  27

                              Audits . . . . . . . . . . . . . . . . .  27

                              Changes in Federal Income Tax Laws . . .  27

                              Significance of Tax Aspects  . . . . . .  27


                     DEFINITIONS . . . . . . . . . . . . . . . . . . .  27


                     TERMS OF THE OFFERING . . . . . . . . . . . . . .  35

                         General   . . . . . . . . . . . . . . . . . .  35

                         Subscription Refunds  . . . . . . . . . . . .  36

                         Subscription Period   . . . . . . . . . . . .  36

                         Suitability Standards   . . . . . . . . . . .  36

                              General  . . . . . . . . . . . . . . . .  36

                              Minimum Suitability Standards  . . . . .  37

                              Additional Suitability Standards . . . .  37

                              Additional Requirements  . . . . . . . .  38

                         Subscription Procedure  . . . . . . . . . . .  38

                         Conversion of General Partner Interests   . .  40

                         Right of Presentment  . . . . . . . . . . . .  40


                     ADDITIONAL FINANCING  . . . . . . . . . . . . . .  42

                         General.  . . . . . . . . . . . . . . . . . .  42

                         Limitation on Borrowings.   . . . . . . . . .  42


                     PLAN OF DISTRIBUTION  . . . . . . . . . . . . . .  42


                     INVESTMENT OBJECTIVES . . . . . . . . . . . . . .  43


                     PROPOSED ACTIVITIES . . . . . . . . . . . . . . .  44

                         Development Policy  . . . . . . . . . . . . .  44

                         Area of Geographic Concentration  . . . . . .  45

                         Prospect Evaluation   . . . . . . . . . . . .  45

                         Cost Estimates  . . . . . . . . . . . . . . .  46

                         Acquisition of Leases   . . . . . . . . . . .  46

                         Transactions with Affiliates  . . . . . . . .  46

                              Sale of Leases to the Partnership  . . .  46

                              Purchase of Leases from the Partnership   47

                              Participation by Mr. Mewbourne            48

                         Farmouts  . . . . . . . . . . . . . . . . . .  48

                         Operations  . . . . . . . . . . . . . . . . .  48

                         Title to Partnership Properties   . . . . . .  49

                         Insurance   . . . . . . . . . . . . . . . . .  50

                         Due Diligence Review  . . . . . . . . . . . .  51

                         The Managing Partner's Policy Regarding
                              Roll-Up Transactions . . . . . . . . . .  51

                         Partnership Distributions   . . . . . . . . .  52


                     APPLICATION OF PROCEEDS . . . . . . . . . . . . .  53


                     PARTICIPATION IN COSTS AND REVENUES . . . . . . .  54

                         Costs and Revenues  . . . . . . . . . . . . .  54

                         Distributions   . . . . . . . . . . . . . . .  56

                         Capital Accounts  . . . . . . . . . . . . . .  56

                         Allocations of Federal Income Tax Items   . .  56

                         Proportionate Interests of Partners   . . . .  57


                     COMPENSATION AND REIMBURSEMENT  . . . . . . . . .  57

                         Management Fee  . . . . . . . . . . . . . . .  58

                         Partnership and Program Interest  . . . . . .  59

                         Lease and Equipment Purchases from Mewbourne   59

                         Administrative Costs  . . . . . . . . . . . .  59


                     ESTIMATED DRILLING PROGRAM EXPENSES . . . . . . .  60

                         Prior Partnerships  . . . . . . . . . . . . .  60

                         Contracts with Mewbourne and Affiliates
                              Thereof  . . . . . . . . . . . . . . . .  61

                         Compensation as Operator  . . . . . . . . . .  61

                         Past Compensation   . . . . . . . . . . . . .  61


                     MANAGEMENT  . . . . . . . . . . . . . . . . . . .  62


                     OWNERSHIP STRUCTURE OF MEWBOURNE COMPANIES  . . .  63

                         Officers, Directors and Key Employees of MD
                              and MOC  . . . . . . . . . . . . . . . .  64

                         Key Employees   . . . . . . . . . . . . . . .  65

                         Compensation  . . . . . . . . . . . . . . . .  66

                         Executive Officer   . . . . . . . . . . . . .  66

                              Cash Compensation to Executive Officer .  66

                              Executive Officer Compensation Pursuant
                                  to Plans   . . . . . . . . . . . . .  66

                              Non-Cash Compensation of Executive
                                  Officer  . . . . . . . . . . . . . .  67

                         Certain Transactions  . . . . . . . . . . . .  67

                              Participation in Drilling Program
                                  Activities   . . . . . . . . . . . .  67


                     CONFLICTS OF INTEREST . . . . . . . . . . . . . .  67

                         Fiduciary Responsibility of the Managing
                              Partner  . . . . . . . . . . . . . . . .  68






                                      (ii)

                                                                      Page
                                                                      ----
                              Limitations on the Fiduciary Obligations
                                  of the Managing Partner and the
                                  Managing Partner's Responsibility
                                  to Determine the Application of the
                                  Limitations.   . . . . . . . . . . .  68

                         Farmouts  . . . . . . . . . . . . . . . . . .  69

                         Purchase of Leases from the Partnership   . .  70

                         Sale of Leases to the Partnership   . . . . .  70

                         Adjacent Acreage  . . . . . . . . . . . . . .  71

                         Other Activities  . . . . . . . . . . . . . .  71

                         Contracts with Mewbourne and Affiliates   . .  72

                         MOC as Operator   . . . . . . . . . . . . . .  72

                         Ownership of Interests by MD or any
                              Affiliates . . . . . . . . . . . . . . .  72


                     PRIOR ACTIVITIES  . . . . . . . . . . . . . . . .  73

                         Prior Partnerships  . . . . . . . . . . . . .  73

                         Previous Drilling Activities  . . . . . . . .  74

                         Payout and Net Cash Tables  . . . . . . . . .  75

                         Tax Deductions and Tax Credits  . . . . . . .  77

                         Reserves and Future Net Revenues of Prior
                              Programs . . . . . . . . . . . . . . . .  79


                     TAX ASPECTS . . . . . . . . . . . . . . . . . . .  81

                         Opinion of Counsel  . . . . . . . . . . . . .  81

                         Partnership Taxation  . . . . . . . . . . . .  83

                              General  . . . . . . . . . . . . . . . .  83

                              Partnership Classification . . . . . . .  83

                              Taxation of Partners . . . . . . . . . .  84

                              Allocations  . . . . . . . . . . . . . .  85

                              Elections and Returns  . . . . . . . . .  87

                              Determinations of Partnership Items at
                                  Partnership Level  . . . . . . . . .  87

                              Organization and Offering Expenses,
                                  Sales Commissions and Due Diligence
                                  Fees   . . . . . . . . . . . . . . .  87

                              Management Fee . . . . . . . . . . . . .  87

                              Administrative Costs . . . . . . . . . .  88

                              Transferor -- Transferee Prorations  . .  88

                              Conversion of General Partner Interests   88

                         Special Features of Oil and Gas Taxation  . .  89

                              Lease Acquisition Costs  . . . . . . . .  89

                              Geophysical Costs  . . . . . . . . . . .  89

                              Operating and Administrative Costs . . .  89

                              Intangible Drilling and Development
                                  Costs  . . . . . . . . . . . . . . .  89

                              Depreciation . . . . . . . . . . . . . .  90

                              Depletion  . . . . . . . . . . . . . . .  90

                              Passive Activity Loss Limitations  . . .  91

                              Limitations on Interest Deductions . . .  92

                              For Profit Limitation  . . . . . . . . .  93

                              Basis and At Risk Limitations  . . . . .  93

                              Sale of Property . . . . . . . . . . . .  94

                              Termination of the Partnership . . . . .  94

                              Sale of Interests  . . . . . . . . . . .  95

                              Farmouts and Backin Interests  . . . . .  96

                         General Tax Provisions  . . . . . . . . . . .  96

                         Other Tax Consequences  . . . . . . . . . . .  96

                              Alternative Minimum Tax  . . . . . . . .  96

                              Tax Shelter Registration . . . . . . . .  97

                              Compliance Provisions  . . . . . . . . .  97

                              Consistency Requirements . . . . . . . .  97

                              Nominees . . . . . . . . . . . . . . . .  98

                              Social Security Benefits; Self-
                                  Employment Tax   . . . . . . . . . .  98

                              Investment by Tax-Exempt Entities  . . .  98

                              State Law Tax Aspects  . . . . . . . . .  99

                         Anticipated Federal Income Tax Deductions   .  99

                         Individual Tax Advice Should be Sought  . . .  99


                     COMPETITION, MARKETS AND REGULATION . . . . . . . 100

                         Competition   . . . . . . . . . . . . . . . . 100

                         Markets For Sale Of Production  . . . . . . . 100

                         Regulation Of Production  . . . . . . . . . . 101

                         Natural Gas Prices  . . . . . . . . . . . . . 101

                         Oil and Liquid Hydrocarbon Price Controls   . 101

                         Possible Legislation  . . . . . . . . . . . . 101

                         Regulation of the Environment   . . . . . . . 101


                     LIABILITY OF INVESTOR PARTNERS  . . . . . . . . . 102

                         General Partners  . . . . . . . . . . . . . . 102

                         Limited Partners  . . . . . . . . . . . . . . 103


                     SUMMARY OF PARTNERSHIP AGREEMENT AND PROGRAM
                         AGREEMENT   . . . . . . . . . . . . . . . . . 104

                         Term  . . . . . . . . . . . . . . . . . . . . 104

                         Rights and Powers of Partners   . . . . . . . 104

                              Investor Partners  . . . . . . . . . . . 104

                              Limited Partners . . . . . . . . . . . . 105

                              General Partners . . . . . . . . . . . . 105

                         Rights and Powers of the Managing Partner   . 106

                         Indemnification of MD and Affiliates Thereof  106

                         Right of Presentment  . . . . . . . . . . . . 107

                         Assignability of Interests  . . . . . . . . . 107

                         Removal or Withdrawal   . . . . . . . . . . . 108

                         Dissolution, Liquidation and Termination  . . 108

                         Reconstitution of the Partnership   . . . . . 110

                         Amendments  . . . . . . . . . . . . . . . . . 110

                         Reports to Partners   . . . . . . . . . . . . 111






                                     (iii)

                                                                      Page
                                                                      ----
                         Access to List of Investor Partners   . . . . 111

                         Power of Attorney   . . . . . . . . . . . . . 112


                     LEGAL OPINIONS  . . . . . . . . . . . . . . . . . 112


                     EXPERTS . . . . . . . . . . . . . . . . . . . . . 112


                     ADDITIONAL INFORMATION  . . . . . . . . . . . . . 112



EXHIBIT A:   Form of Agreement of Partnership
EXHIBIT B:   Form of Drilling Program Agreement
EXHIBIT C:   Form of Special Subscription Instructions
EXHIBIT D:   Form of Subscription Agreement





                                      (iv)

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF OFFERING

         This summary of offering is qualified in its entirety by the more detailed information appearing throughout this Prospectus. For definitions of certain terms used in this Prospectus, see "Definitions." FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE INTERESTS, SEE "RISK FACTORS."

THE PARTNERSHIP

         Mewbourne Development Corporation ("MD") is offering to qualified investors an aggregate of up to 2,000 ($2,000,000) limited partner interests ("Limited Partner Interests") and 8,000 ($8,000,000) general partner interests ("General Partner Interests") (Limited Partner Interests and General Partner Interests are collectively referred to as "Interests") in Mewbourne Energy Partners 97-A, L.P., a limited partnership (the "Partnership") formed by MD under the Delaware Act. The minimum offering amount for the Partnership is 1,000 Interests ($1,000,000) with the maximum offering amount being 10,000 Interests ($10,000,000). MD will act as the sole managing partner of the Partnership (the "Managing Partner"). As initially formed, the Partnership has a single limited partner who will make a capital contribution of $100, which will be refunded to that limited partner when he withdraws from the Partnership at the time the Investor Partners are admitted to the Partnership. The Partnership will not commence operations or have any material assets or liabilities prior to the termination of the subscription period for Interests in the Partnership.

         The subscription period for Interests in Mewbourne Energy Partners 97-A, L.P. will commence on the date of this Prospectus and terminate on October 31, 1997, unless MD in its sole discretion accelerates or delays the offering termination date, provided that MD's ability to delay the offering termination date is subject to its obligation to return the purchase price for any Interests not invested in the Partnership within any period required by state securities law and in no event will such termination be delayed beyond December 31, 1997.

         The Partnership will not be funded with less than $1,000,000 in Capital Contributions from Investor Partners. If, at the end of the subscription period for Interests in the Partnership, subscription funds of less than $1,000,000 have been received by MD, such funds will be promptly returned to subscribers.

         The Managing Partner and Affiliates thereof are eligible to subscribe for Interests, provided that any Interests so purchased must be purchased for investment purposes only and not for the purpose of resale or any further public distribution. It is the Managing Partner's current intention that the Managing Partner and/or an Affiliate thereof will subscribe for such number of Interests as may be necessary for the Partnership to receive the minimum subscription amount of 1,000 Interests ($1,000,000). The number of Interests in the Partnership that may be purchased by the Managing Partner and/or Affiliates thereof is not subject to any specific maximum limitations but depends upon the number of subscriptions for Interests received and accepted from non-Affiliates.

INVESTMENT OBJECTIVES

         The Partnership will participate in a program consisting of the acquisition, drilling and development of oil and gas Prospects (the "Drilling Program") pursuant to a Program Agreement with MD and its Affiliate Mewbourne Oil Company ("MOC"). The primary investment objective of the Partnership is to conduct oil and gas drilling and development activities on Prospects in an attempt to establish long-life oil and gas reserves. In addition, the Drilling Program's structure is intended to result in certain tax benefits, consisting principally of deductions for intangible drilling costs, depletion, and depreciation. To the extent that the operations of the Partnership and the Drilling Program result in a net loss for a taxable period, General Partners will be able to claim their respective shares of the deductions giving rise to such loss in the current year, but Limited Partners will not be able to claim their shares of the deductions comprising such loss in the current year except to the extent they have net passive income from other sources. See "Tax Aspects." The Program Agreement provides that MOC, in its capacity as manager of the Drilling Program (the "Program Manager"), will have the exclusive power and authority to act on behalf of the Partnership with respect to the management, control and administration of the business and affairs of the Drilling Program and the oil and gas properties subject to the Program Agreement. See "Management."

         The Drilling Program is intended to be a partnership for income tax purposes only. See "Tax Aspects -- Partnership Taxation -- Partnership Classification." For all other purposes, the Drilling Program is intended to be an agreement among MOC in its capacity as Program Manager and MD and the Partnership (the Partnership and MD being collectively referred to as the "Participants") as co-owners or tenants-in-common of undivided interests in the oil and gas properties subject to the Program Agreement. The Program Agreement sets out the rights, duties, and obligations of MOC and the Participants in the Drilling Program.

PROPOSED ACTIVITIES

         The primary objective of the Partnership is to establish long-life oil and gas reserves through the development of oil and gas Prospects located in the shelf and the shelf-slope regions of the Permian Basin (located in West Texas and Southeastern New Mexico) and the Anadarko Basin (located in Western Oklahoma and the Texas Panhandle) by participation in the Drilling Program formed and managed by the Program Manager. Although subject to change based on subsequent events and conditions, it is currently anticipated that the Partnership will, through the Drilling Program, conduct oil and gas drilling and development activities on Prospects in the Permian and Anadarko Basins, none of which is yet identified. It is currently anticipated that the Partnership's activities through the Drilling Program will primarily focus upon activities relating to Development Wells rather than Exploratory Wells. However, at the discretion of MD, up to 20% of the Partnership's Capital Contributions may be expended in connection with activities relating to Exploratory Wells. See "Proposed Activities." Under certain circumstances, MD may determine that it is in the best interest of the Partnership to conduct activities in other geographic areas.

         The Permian Basin encompasses a large area of approximately 75,000 square miles located in West Texas and Southeastern New Mexico. Since 1921, over 26 billion barrels of oil and 76 trillion cubic feet of natural gas have been produced from the Permian Basin.

         Two interior basins (the Midland Basin in West Texas and the Delaware Basin in West Texas and Southeastern New Mexico) subdivide the Permian Basin. Although drilling depths range from very shallow to more than 20,000 feet, MOC and its Affiliates target multiple Pennsylvanian and Permian age sandstone and carbonate reservoirs along the shelf and shelf-slope areas within the interior subbasins which lay at depths ranging from 3,000 to 13,000 feet.

         Over the past 32 years, MOC and its Affiliates have conducted operations throughout the Permian Basin. MOC currently operates approximately 140 wells in the Permian Basin and MOC and its Affiliates have drilled approximately 145 commercially productive oil and gas wells in the Permian Basin. Most current operations are centered on the shelf and along shelf-slope areas of the Delaware Basin located in Eddy, Chaves, and Lea County, New Mexico. It is anticipated that the Partnership will, through the Drilling Program, conduct a portion of its oil and gas drilling and development activities in this area of the Permian Basin. Predominantly, wells drilled by MOC in this region of the Permian Basin are classified as gas wells but produce both oil and gas. However, MOC and its Affiliates have drilled a number of wells in this area which have been classified as oil wells.

         The Anadarko Basin of Western Oklahoma, the Texas Panhandle and Southwestern Kansas encompasses an area of approximately 60,000 square miles. First production was established in 1917 and since that time over 6 billion barrels of oil and 80 trillion cubic feet of natural gas have been produced from this geological basin.

         Production in the Anadarko Basin ranges from several hundred feet to over 26,000 feet in depth. Over the past 20 years, MOC and its Affiliates have drilled approximately 325 commercially productive wells that have targeted Pennsylvanian, Mississippian, Devonian and Silurian age sandstone and carbonate reservoirs along the shelf area of Western Oklahoma and the Texas Panhandle at depths of between 6,000 and 13,000 feet. MOC currently operates approximately 196 wells in the Anadarko Basin. It is anticipated that the Partnership will, through the Drilling Program, conduct a portion of its drilling and development activities along this area of Western Oklahoma and the Texas Panhandle. A majority of the wells drilled by MOC over the past 20 years in this region of the Anadarko Basin have been classified as gas wells but produce both oil and gas. However, MOC and its Affiliates have drilled a number of wells in this area which have been classified as oil wells.

         Guided by a conservative philosophy of developing Prospects in the Anadarko and Permian Basins with multiple formation objectives, MOC and affiliates have drilled approximately 606 wells since 1965 and completed approximately 470 commercially productive wells for an overall success rate of 77%. These historical results are not indicative of the results that may be achieved by the Partnership and such results should not be used by potential investors in making an investment decision. In addition, a commercially productive well may not necessarily have sufficient production to recover both operating expenses and drilling and development costs.

RISK FACTORS

         Investment in the Interests involves numerous risks, including the risks of oil and gas drilling, the risks associated with investments in oil and gas drilling programs, and significant tax considerations. See "Risk Factors" and "Tax Aspects." Each prospective investor should carefully consider a number of significant risk factors inherent in and affecting the business of the Partnership, including the following:

         Special Risks of the Partnership:

          o The activities to be undertaken by the Partnership for the development of oil and natural gas reserves involve the possibility of a total loss of an investment in the Partnership.

          o The Managing Partner will have the exclusive management and control of all aspects of the business of the Partnership. No investor will be permitted to take part in the management or in the decision-making of the Partnership. Accordingly, the investors will be entirely dependent upon the management skills and expertise of the Managing Partner.

          o No Prospects have been selected for acquisition by the Partnership. Therefore, no investor will have an opportunity to evaluate any of the Prospects before investing in the Partnership.

          o Investors who invest as General Partners in the Partnership will have unlimited liability for all obligations and liabilities of creditors and claimants arising from the conduct of operations by the Partnership and if such liabilities exceed the Partnership's assets and insurance and the assets of the Managing Partner (which has agreed to indemnify the General Partners), the General Partners could be liable for such excess.

          o Investors in the Partnership must assume the risks of an illiquid investment. Investors may be unable to sell their Partnership interests because there will be no market for the Interests.

          o Distributions may only be made from Partnership funds realized from operations. Accordingly, there is no assurance that any distributions from the Partnership will be made to its Investor Partners.

          o The Partnership is subject to various conflicts of interest arising out of its relationship with the Managing Partner, including: the Managing Partner currently manages other oil and gas drilling programs; the Managing Partner decides which Prospects the Partnership will acquire; and an Affiliate of the Managing Partner will act as operator of the Partnership's properties. To the extent these conflict of interest exist, they may not in every instance be resolved to the maximum benefit of the Partnership.

          o The Managing Partner and its Affiliates will receive fees and compensation throughout the life of the Partnership. If and to the extent these fees and compensation create conflicts between the best interests of the investors and the best interests of the Managing Partner, the Managing Partner may have incentives to act in a manner not in the best interest of the Investor Partners.

          o The Partnership Agreement contains certain provisions which modify what would otherwise be the applicable Delaware law relating to the fiduciary standards of the Managing Partner to the Investor Partners. The fiduciary standards in the Partnership Agreement could be less advantageous to the

               Investor Partners and more advantageous to the Managing Partner than the corresponding fiduciary standards otherwise applicable under Delaware law, specifically:

               -- the Partnership may indemnify and hold harmless the Managing Partner and its Affiliates;
               -- the Managing Partner is required to devote only so much of its time as is necessary to manage the affairs of the Partnership;
               -- the Managing Partner and its Affiliates may conduct business with the Partnership in a capacity other than as a Sponsor;
               -- in certain circumstances, the Managing Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account; and
               -- the Managing Partner may manage multiple programs simultaneously.

          o It is possible that some or all of the insurance coverage which the Partnership has available may become unavailable or prohibitively expensive. In such event, the investors could be subject to greater risk of loss of their investment since less insurance would be available to protect from casualty losses.

          o To the extent that less subscription proceeds are raised with respect to the Partnership, the Partnership will be able to drill fewer wells, as a result of which there will be less diversification of the investors' investment and less ability of the Partnership to spread the risk of loss.

          o It is the current intention of the Managing Partner that the Managing Partner and/or an Affiliate thereof will purchase Interests in the Partnership, if necessary, to assure that the minimum aggregate subscription amount for the Partnership is reached. The number of Interests that may be purchased by the Managing Partner and/or Affiliates thereof is not subject to any specific maximum limitations but depends upon the number of subscriptions for Interests received and accepted from non-Affiliates. Subject to certain limitations, Interests owned by the Managing Partner or an Affiliate thereof will have voting rights under the Partnership Agreement, and therefore, has the effect of diluting the voting power of the Investor Partners in the Partnership.

         Risks Pertaining to Oil and Gas Investments:

          o Oil and gas drilling is a highly speculative activity. There is a possibility that Program Wells drilled may not produce oil or natural gas. Even Program Wells which are productive may not produce oil or natural gas in sufficient quantities (or such production may not be sold at sufficient prices) to return all or a significant portion of the investment.

          o Future oil and natural gas prices are unpredictable. If oil or natural gas prices go down, the Partnership's distributions, if any, to Investor Partners will be adversely affected.

          o Access to markets for oil and natural gas produced by Program Wells may be restricted as a result of many factors, including distances to existing pipelines, an oversupply of crude oil and natural gas, changing demand from weather conditions, and regulations set by federal and state governmental authorities, thus impeding or delaying revenues to the Partnership.

         Tax Risks:

          o Investment as a General Partner may be less advisable for a person whose current taxable income from sources other than passive trade or business activities (e.g. salary, portfolio or active business income) is not substantial or is not subject to high marginal Federal income tax rates.

          o Investment as a Limited Partner may be less advisable for a person who does not have substantial current taxable income from passive trade or business activities.

          o Federal income tax payable by an Investor Partner by reason of his distributive share of Partnership income for any year may exceed the cash distributed to such Investor Partner by the Partnership.

CONFLICTS OF INTEREST

         The Managing Partner is accountable to the Partnership as a fiduciary and, as such, will attempt to resolve conflicts of interest equitably to the extent possible. Conflicts of interest which will or may occur include the following:

         o The Managing Partner currently manages oil and natural gas drilling programs similar to the Partnership, and in the future the Managing Partner is expected to sponsor and manage additional oil and natural gas drilling programs similar to the Partnership. As a result, the Managing Partner could have a conflict of interest in allocating the time of its personnel among the various partnerships or in deciding which partnership will acquire a particular property.

         o The Managing Partner and its Affiliates may sell Leases and other property to the Partnership, and the Managing Partner would be subject to a conflict of interest in determining the price to be paid by the Partnership to the Managing Partner in such a transaction.

         o An Affiliate of the Managing Partner is expected to act as the operator for most, if not all, of the Partnership's wells, pursuant to the Operating Agreement, the terms of which have not been negotiated by non-Affiliated persons.

Although the conflicts of interest summarized above are the principal conflicts of interest anticipated, other conflicts of interest could also develop. See "Conflicts of Interest."

         The Partnership Agreement contains certain provisions which modify what would otherwise be the applicable Delaware law relating to the fiduciary standards of the Managing Partner to the Investor Partners. As a result of these provisions in the Partnership Agreement, the Investor Partners may find it more difficult to hold the Managing Partner responsible for not acting in the best interests of the Partnership and its Investor Partners than if the fiduciary standards of the otherwise applicable Delaware law governed the situation. See "Risk Factors -- Particular Risks Relating to the Interests -- Limitations on the Fiduciary Obligations of the Managing Partner and the Managing Partner's Responsibility to Determine the Application of the Limitations."

APPLICATION OF PROCEEDS

         Interests in the Partnership may be sold in an aggregate amount from $1,000,000 to $10,000,000. There is no deduction from the sales proceeds for Organization and Offering Expenses, Sales Commissions, and Due Diligence Fees and, therefore, all of such sales proceeds will be available to the Partnership for the Partnership's operations; provided, however, that the Partnership shall have a reimbursement obligation, which shall be without recourse to the Investor Partners, in respect of any amounts advanced by the Managing Partner, or any Affiliate thereof, in respect of Organization and Offering Expenses, Sales Commissions and Due Diligence Fees. For purposes of the Partnership's reimbursement obligation, the Organization and Offering Expenses for the Partnership shall be an amount equal to 1% of the Capital Contributions initially made by Investor Partners to the Partnership in exchange for their respective Interests. The Managing Partner believes that the actual Organization and Offering Expenses incurred in connection with the Partnership will exceed 1% of the maximum Capital Contributions that may be received by the Partnership. Any Organization and Offering Expenses in excess of such 1% shall be borne by the Managing Partner and shall not be reimbursed by the Partnership. See "Application of Proceeds" and "Participation in Costs and Revenues."

         MD estimates that of the total funds available to the Partnership for the acquisition of interests in Prospects and the drilling and completion of wells thereon, and of each individual $1,000 Interest, approximately 15% to 25% will be expended for Lease Acquisition Costs of Prospects and approximately 75% to 85% will be expended for drilling and well completion costs. These percentages are estimates only, and no assurance can be given that such percentages will be actually realized or that variations in the percentages will not be significant to the Partnership.

         The following table shows the calculation of the maximum and minimum amounts which will be available for Drilling Program operations:

                                                                              MAXIMUM              MINIMUM
                                                                              CAPITAL              CAPITAL
                                                                              -------              -------
             Capital Contributions of Investor Partners  . . .           $10,000,000           $1,000,000

             Managing Partner's Capital Contribution(1)  . . .               101,010               10,101

             Initial Partnership Capital and Total Partnership
             Funds Available for Drilling Program Operations .            10,101,010(2)         1,010,101(2)
             Plus:

             Contributions of MD as a Participant in the
             Drilling Program  . . . . . . . . . . . . . . . .               208,269(3)            20,827
             TOTAL FUNDS AVAILABLE FOR DRILLING PROGRAM
             OPERATIONS  . . . . . . . . . . . . . . . . . . .           $10,309,279           $1,030,928



(1) Represents the minimum contribution required of the Managing Partner under the terms of the Partnership Agreement. The Managing Partner will contribute to the capital of the Partnership upon the admission of its Investor Partners cash in an amount equal to 1.010101% of the Capital Contributions of the Investor Partners and subsequently will contribute such additional amounts in cash as may be necessary to pay the costs and expenses allocated to the Managing Partner under the terms of the Partnership Agreement to the extent revenues allocated to the Managing Partner are not available for the payment of such costs and expenses.

(2) The Managing Partner, or an Affiliate thereof, shall advance on behalf of the Partnership the amount of all Organization and Offering Expenses, Sales Commissions and Due Diligence Fees attributable to the Partnership. For purposes of the Partnership's reimbursement obligation, the Organization and Offering Expenses for the Partnership shall be an amount equal to 1% of the Capital Contributions initially made by Investor Partners to the Partnership in exchange for their respective Interests and such reimbursable Organization and Offering Expenses range from a low of $10,000 (in the case of the Partnership having the minimum capital of $1,000,000) to a high of $100,000 (in the case of the Partnership having the maximum capital of $10,000,000). The amount of reimbursable Sales Commissions and Due Diligence Fees for the Partnership range from a low of $85,000 (in the case of the Partnership having the minimum capital of $1,000,000) to a high of $850,000 (in the case of the Partnership having the maximum capital of $10,000,000). The Partnership shall reimburse the Managing Partner the amount of such advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees, plus interest on the unreimbursed amount at a per annum rate of interest equal to the Base Rate calculated commencing as of the date that the offering of Interests in the Partnership closes, only from funds which would otherwise be available for distribution to the Partners in the Partnership. Such reimbursement shall not be made from Capital Contributions of the Investor Partners. See "Participation in Costs and Revenues."

(3) Represents the amount of Lease Acquisition Costs and Drilling and Completion Costs allocated to MD as a Participant under the terms of a Program Agreement (not including any such costs which would be allocated to MD under the terms of the Partnership Agreement).

PARTICIPATION IN COSTS AND REVENUES

         The combination of the allocation provisions contained in the Partnership Agreement and the related Program Agreement results in aggregate allocations of revenues and costs, and income and gain relating thereto, to the Investor Partners in the Partnership and to MD on a consolidated basis as set forth in the table below:

                                                                                   INVESTOR
                                                                                 PARTNERS(1)         MD
                                                                                 -----------         --
 Participation in Revenues:
 -------------------------
 Revenues from operations(2) . . . . . . . . . . . . . . . . . . . . . . .            87%           13%

 Participation in Costs:
 ----------------------
 Reimbursement Obligation for Advanced Organization and Offering Expenses,
      excluding Sales Commissions and Due Diligence Fees(3)  . . . . . . .            99%            1%
 Reimbursement Obligation for Advanced Sales Commissions and Due Diligence
      Fees(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            99%            1%
 Management Fee(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . .            99%            1%
 Operating Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            87%           13%
 Administrative Costs(5) . . . . . . . . . . . . . . . . . . . . . . . . .            87%           13%
 Reporting and Legal Expenses  . . . . . . . . . . . . . . . . . . . . . .            87%           13%
 Lease Acquisition Costs . . . . . . . . . . . . . . . . . . . . . . . . .            97%            3%
 Drilling and Completion Costs . . . . . . . . . . . . . . . . . . . . . .            97%            3%

 All other Direct Costs(6) . . . . . . . . . . . . . . . . . . . . . . . .            87%           13%


(1) The allocations in the table result generally from the combined effect of the allocation provisions in the Partnership Agreement and the Program Agreement. For example, under the Program Agreement, Lease Acquisition Costs are allocated 97.979798% to the Partnership and 2.020202% to MD. The 97.979798% portion of these costs allocated to the Partnership, when passed through to the Partnership, is further allocated 99% to the Investor Partners and 1% to the Managing Partner. In this manner the Investor Partners are allocated 97% of such costs and MD is allocated 3% of such costs.

(2) The following revenues are allocated differently: Interest earned on Capital Contributions, proceeds from disposition of depreciable property and proceeds from disposition of depletable oil and gas properties. See "Participation in Costs and Revenues."

(3) The Managing Partner, or an Affiliate thereof, shall advance on behalf of the Partnership the amount of all Organization and Offering Expenses, Sales Commissions and Due Diligence Fees attributable to the Partnership. The Partnership shall reimburse the Managing Partner the amount of such advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees, plus interest on the unreimbursed amount at a per annum rate of interest equal to the Base Rate calculated commencing as of the date that the offering of Interests in the Partnership closes, only from funds which would otherwise be available for distribution to the Partners in the Partnership. For purposes of the Partnership's reimbursement obligation, the Organization and Offering Expenses, Sales Commissions and Due Diligence Fees for the Partnership shall not exceed an amount equal to 1%, 8% and .5% respectively, of the Capital Contributions initially made by Investor Partners to the Partnership in exchange for their respective interests. Such reimbursement shall not be made from Capital Contributions of the Investor Partners. The timing and amount of the reimbursement payments shall be determined in the discretion of the Managing Partner; provided that the total amount of all reimbursement payments made by the Partnership during a particular Partnership Year of the Partnership shall not exceed an amount sufficient to amortize the original principal amount of such advancement plus accrued interest on the outstanding principal amount thereof in five equal annual installment payments assuming that each such installment would be due on the anniversary date of the date that Investor Partners were first admitted to the Partnership; provided further that to the extent that the Partnership has insufficient distributable funds during a particular Partnership Year to fully amortize the reimbursement obligation payable during such Partnership

         Year, then the amount of such unpaid reimbursement obligation shall be carried forward and payable in the next succeeding Partnership Year. The advancement of Organization and Offering Expenses, Sales Commissions and Due Diligence Fees to the Partnership and such Partnership's reimbursement obligation shall be without recourse to the Investor Partners and shall solely be an obligation of the Partnership. Such reimbursement shall not be made from Capital Contributions of the Investor Partners and the Managing Partner or Affiliate thereof making the advance shall bear the risk that the Partnership will have sufficient funds to ultimately reimburse such advancement.

(4) In consideration for services to be rendered by the Managing Partner in managing the business of the Partnership, the Partnership during each of the initial five Partnership Years of the Partnership shall pay to the Managing Partner a Management Fee in an amount equal to 1.1% of all Capital Contributions to the Partnership initially made by the Investor Partners in exchange for their respective Interests in the Partnership as set forth in the Subscription Agreements. The Management Fee payable during a particular Partnership Year shall not be deducted from the Capital Contributions of the Investor Partners, but shall be paid by the Partnership in monthly or other periodic installments from funds which would otherwise be available for distribution to the Partners in the Partnership during such Partnership Year, and in such amounts as may be determined in the discretion of the Managing Partner. To the extent that the Partnership has insufficient distributable funds during a particular Partnership Year (after the payment of the reimbursement of advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees) to fully pay the amount of the Management Fee payable during such Partnership Year, then the amount of such unpaid Management Fee shall be carried forward and payable in the next succeeding Partnership Year.

(5) Administrative Costs incurred by MOC or an Affiliate thereof in managing and conducting the business and affairs of the Partnership and its Drilling Program will be allocated 87% to the Investor Partners and 13% to MD. The amount of Administrative Costs that are reimbursed by the Partnership shall be allocated to the Partnership and its Drilling Program on a basis conforming with generally accepted accounting principles and must be supported in writing as to the application thereof and as to the amount charged. Regardless of the actual amount of Administrative Costs incurred by the Managing Partner or the Program Manager in connection with the affairs of the Partnership, during any particular calendar year the total amount of Administrative Costs allocable to the Partnership shall not exceed the greater of (a) 3.5% of the Partnership's gross revenues from the sale of oil and natural gas production during such year (calculated without any deduction for Operating Costs or other costs and expenses) or (b) the sum of $50,000 plus .25% of the Capital Contributions of Investor Partners to the Partnership. The above limitation on Administrative Costs shall not be applicable to Administrative Costs otherwise allocable to the Partnership which are extraordinary and non-recurring or to the fixed overhead fee chargeable by an operator of Program Wells including the fixed overhead fee chargeable under the Operating Agreement by MOC with respect to the Program Wells operated by MOC.

(6) All other Direct Costs will be allocated 87% to the Investor Partners and 13% to MD.

         See "Participation in Costs and Revenues" for a description of the allocation of all costs and revenues among the Investor Partners and MD.

INVESTMENT AS A LIMITED PARTNER OR GENERAL PARTNER

         Investors have the option to invest in the Partnership as a Limited Partner or General Partner. Although the allocations of costs and revenues relating to the Partnership's drilling activities to an investor will be the same regardless of whether that investor elects to become a Limited Partner or a General Partner of the Partnership, an investor who elects to become a General Partner may experience economic and tax consequences different from those he would experience if he were to elect to become a Limited Partner due to differences in the legal obligations and tax treatment of General Partners and Limited Partners. See "-- Liability of Limited Partners" and "-- Liability of General Partners" immediately below. The tax treatment of income and deductions attributable to ownership of Interests by a Limited Partner will be more restrictive for many investors than the treatment afforded income and deductions attributable to ownership of Interests by a General Partner. MD generally will receive the same tax benefits and assume the same obligations as the General Partners.

         Liability of General Partners. By law, each General Partner is jointly and severally liable for the obligations of the Partnership. Furthermore, because the Partnership will own a Working Interest in Leases in which the Participants (and likely others) own Working Interests, the Partnership, and therefore its General Partners, could be liable for the obligations of all such joint Working Interest owners. However, MD will indemnify each General Partner from any liability in excess of such General Partner's share of the Partnership's undistributed assets. See "Risk Factors -- Particular Risks Relating to the Interests -- Liability of Joint Working Interest Owners." MD will also take, or cause its Affiliates to take, the following steps to reduce the risk that the obligation of a General Partner could exceed the amount of his Capital Contribution to the Partnership:

                 (a) MOC will maintain insurance coverage in an aggregate amount equal to approximately $50,000,000 which will be obtained against third party liabilities which may arise due to drilling activities and against losses of equipment owned by the Partnership or MOC and its other Affiliates. See "Proposed Activities -- Insurance" for a more detailed description of the insurance policies maintained by MOC.

                 (b) It is anticipated that drilling activities of the Partnership will be conducted in the medium depths (i.e. 3,000 to 13,000 feet) of the Northwest Channel and the shelf of the Delaware and Midland Basins geological sub-regions of the Permian Basin and the shelf of the Anadarko Basin where the probability of encountering severely over-pressured formations and other hazards associated with drilling activities is less likely. MOC and its Affiliates have drilled approximately 606 wells in the 32 years since 1965, and, except for one well drilled in 1982 as to which a downhole blowout occurred (resulting in claims of approximately $923,202 which were fully insured subject to the applicable deductible), MOC and its Affiliates have not experienced any material explosion, fire or similar hazard with respect to any of these wells.

                 (c) Mewbourne's staff has extensive experience in estimating drilling costs, which will minimize the possibility of cost overruns. See "Proposed Activities -- Cost Estimates." Furthermore, prior to commencing drilling activities for the Drilling Program, MOC intends to enter into drilling contracts with non- Affiliates fixing the footage drilling rates, and in certain circumstances the stimulation costs to be incurred by the Drilling Program. In addition, after approximately 90% of the Partnership's funds have been expended, drilling of Program Wells by the Partnership will be conducted on a sequential basis (i.e., not more than one drilling operation will be conducted contemporaneously), to further reduce the likelihood of aggregate cost overruns. In order to better control cost and assure the Drilling Program of the availability of services, it is possible that the Program Manager will enter into prepaid drilling contracts with non-Affiliates where it is feasible for the Drilling Program to do so.

                 (d) Following completion of substantially all of the Partnership's drilling activities (which MD anticipates will occur within approximately 8 to 12 months after the funding of the Partnership), MD intends to convert the General Partner Interests in the Partnership held by General Partners into Limited Partner Interests. While those General Partners will continue to have the liability of general partners for occurrences prior to the conversion, they generally will have the lesser liability of limited partners under Delaware law with respect to obligations and liabilities relative to activities after the conversion.

         Liability of Limited Partners. Assuming that a Limited Partner does not take part in the control of the business of the Partnership, his liability under the Delaware Act will be limited, subject to certain possible exceptions, generally to the amount of capital he has contributed to the Partnership. Under the laws of the states where MD anticipates the Partnership will conduct substantially all of its business, the liability of Limited Partners will be governed by the Delaware Act. See "Liability of Investor Partner--Limited Partners" and "Risk Factors -- Particular Risks Relating to the Interests -- Liability of Limited Partners."

         The Partnership Agreement does not authorize additional assessments, either mandatory or voluntary, of any Investor Partner.

See "Liability of Investor Partners -- General Partners" for a more detailed discussion of the liabilities assumed by General Partners and the risk-minimizing procedures to be implemented by MD.

TAX ASPECTS

         MD has received an opinion of counsel addressing the material federal income tax consequences of an investment in Interests. See "Tax Aspects -- Opinion of Counsel." Such opinion of counsel includes an opinion to the effect that the Partnership and Program will each be treated as a partnership for federal income tax purposes, and that the passive activity loss limitations of
Section 469 of the Code should not apply to General Partners (prior to any conversion of the General Partner Interests to Limited Partner Interests) to the extent that the Partnership drills or operates wells pursuant to Working Interests. As a result, each General Partner should be entitled to deduct currently his share of intangible drilling and development costs and other expenses allocable to the drilling or operation of wells without regard to the passive activity loss limitations (but subject to certain basis and "at risk" limitations); such deductions or losses can be used to offset salary, portfolio, or active business income. A Limited Partner in the Partnership, however, will be subject to the passive activity loss limitations and, consequently, will be entitled to deduct his share of Partnership deductions or losses only against his share of Partnership income or income from other "passive activities"; such deductions or losses cannot be used to offset salary, portfolio, or active business income until the Limited Partner disposes of his entire interest in the Partnership. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations" and "-- Basis and At Risk Limitations."

         MD expects that an amount equal to approximately 65% to 75% of an Investor Partner's Capital Contribution to the Partnership will be deductible for federal income tax purposes either in the tax year in which such Capital Contribution is made or in the subsequent tax year, subject to application of the passive activity loss limitations with respect to Limited Partners (and certain basis and "at risk" limitations). The percentage of Capital Contributions of a Limited Partner who is subject to the passive activity loss limitations that will be deductible in those years will depend largely upon that Limited Partner's tax situation independent of his investment in Interests, such as that Limited Partner's net income (if any) from other passive activities, and is thus impossible to estimate. THE ABOVE ESTIMATE IS BASED UPON CERTAIN ASSUMPTIONS CONCERNING THE ANTICIPATED OFFERING TERMINATION DATE FOR THE PARTNERSHIP, MD'S PREVIOUS EXPERIENCE CONCERNING THE COST OF DRILLING AND COMPLETING WELLS AND CURRENT FEDERAL INCOME TAX LAW. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ESTIMATED PERCENTAGES OF INVESTOR PARTNERS' CAPITAL CONTRIBUTIONS WILL ACTUALLY BE DEDUCTIBLE FOR FEDERAL INCOME TAX PURPOSES IN ANY YEAR. See "Tax Aspects -- Anticipated Federal Income Tax Deductions" for a complete discussion of the assumptions on which the above estimates are based.

COMPENSATION AND REIMBURSEMENT OF MANAGING PARTNER

         The terms of the Partnership Agreement were not negotiated at arm's length. Pursuant to the Partnership Agreement, MD will receive certain fees and reimbursement of expenses as the Managing Partner, and pursuant to the Program Agreement, MOC will receive certain fees and reimbursements of expenses as the Program Manager and as operator, which may be deemed to be compensation. None of the compensation to be received by MD, in its capacity as Managing Partner, or MOC, in its capacity as Program Manager or as operator, were derived as a result of arm's length negotiations.

         The following is a tabular presentation of the items of compensation and reimbursement which may be received by MD and its Affiliates from the
Partnership:

                    Form of Compensation/
                        Reimbursement                                                   Amount
                        -------------                                                   ------
 Compensation - Management Fee                                 Indeterminate - annual compensation during each of the
                                                               initial five Partnership Years of the Partnership and
                                                               based upon 1.1% of the Capital Contributions by Investor
                                                               Partners to the Partnership and which shall be paid in
                                                               periodic installments from funds which would otherwise
                                                               be available for distribution to the Partners of the
                                                               Partnership.
 Reimbursement - Organization and Offering Expense, Sales      The Partnership shall be obligated to reimburse the
 Commissions and Due Diligence Fees                            amount of Organization and Offering Expenses, Sales
                                                               Commissions and Due Diligence Fees advanced by MD or an
                                                               Affiliate of MD (9.5% of the Capital Contributions of
                                                               the Investor Partners to such Partnership) from funds
                                                               which would otherwise be available for distribution to
                                                               the Partners.  See "Participation in Costs and
                                                               Revenues."

 Compensation - Organization and Offering Expenses, Sales      In addition to the reimbursement of Organization and
 Commissions and Due Diligence Fees                            Offering Expenses, Sales Commissions and Due Diligence
                                                               Fees described above, MD or its Affiliate, as
                                                               applicable, shall earn interest on the unreimbursed
                                                               amount of Organization and Offering Expenses, Sales
                                                               Commissions and Due Diligence Fees at a per annum rate
                                                               of interest equal to the Base Rate from funds which
                                                               would otherwise be available for distribution to the
                                                               Partners.

 Reimbursement - Administrative Costs                          Indeterminate - reimbursement based upon allocation made
                                                               in accordance with generally accepted  accounting
                                                               principles - generally amount of reimbursement for a
                                                               particular calendar year may not exceed greater of (X)
                                                               3.5% of the Partnership's gross revenues or (Y) $50,000
                                                               plus .25% of Capital Contributions.

 Compensation - Operator                                       Compensation initially based upon participation share of
                                                               $780 per producing well per month charge and $7,420 per
                                                               drilling well per month charge.

 Compensation - Partnership Interest and Drilling Program      Indeterminate - based upon difference between MD's share
 Participation                                                 of Partnership and Drilling Program revenues and MD's
                                                               share of Partnership and Drilling Program costs.

 Compensation - Lending of funds to the Partnership            Indeterminate - compensation based upon the lesser of
                                                               lender's incurred interest cost or the rates chargeable
                                                               by banks on comparable loans.

 Compensation - Payment for equipment, supplies, and other     Indeterminate - based upon competitive prices.
 services

         Management Fee. In consideration for services to be rendered by the Managing Partner in managing the business of the Partnership, the Partnership during each of the initial five Partnership Years shall pay to the Managing

Partner a Management Fee in an amount equal to 1.1% of all Capital Contributions to the Partnership initially made by the Investor Partners in exchange for their respective Interests in the Partnership as set forth in the Subscription Agreements. The Management Fee payable during a particular Partnership Year shall not be deducted from the Capital Contributions of the Investor Partners, but shall be paid by the Partnership in monthly or other periodic installments from funds which would otherwise be available for distribution to the Partners in the Partnership during such Partnership Year, and in such amounts as may be determined in the discretion of the Managing Partner. To the extent that the Partnership has insufficient distributable funds during a particular Partnership Year (after the payment of the reimbursement of advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees) to fully pay the amount of the Management Fee payable during such Partnership Year, then the amount of such unpaid Management Fee shall be carried forward and payable in the next succeeding Partnership Year.

         Administrative Costs. MD, as Managing Partner of the Partnership, and MOC, as Program Manager of the Drilling Program, will be entitled to reimbursement of Administrative Costs and Reporting and Legal Expenses incurred by them in connection with managing and conducting the affairs relating to the Partnership's interest in the Drilling Program or of the Partnership, as applicable. The amount of Administrative Costs that are reimbursed by the Partnership shall be allocated to the Partnership on a basis conforming with generally accepted accounting principles and must be supported in writing as to the application thereof and as to the amount charged. Regardless of the actual amount of Administrative Costs incurred by the Managing Partner or the Program Manager in connection with the affairs of the Partnership, during any particular calendar year the total amount of Administrative Costs allocable to the Partnership shall not exceed the greater of (a) 3.5% of the Partnership's gross revenues from the sale of oil and natural gas production during such year (calculated without any deduction for Operating Costs or other costs and expenses) or (b) the sum of $50,000 plus .25% of the Capital Contributions of Investor Partners to the Partnership. The above limitation on Administrative Costs shall not be applicable to Administrative Costs otherwise allocable to the Partnership which are extraordinary and non-recurring or to the fixed overhead fee chargeable by an operator of Program Wells including the fixed overhead fee chargeable under the Operating Agreement by MOC with respect to the Program Wells operated by MOC.

         Administrative Costs incurred by MOC or an Affiliate thereof in managing and conducting the business and affairs of the Partnership and the Drilling Program will be allocated 87% to the Investor Partners and 13% to MD.

         MD anticipates that the amount of Administrative Costs for the Partnership for 1997 will range between $20,000 to $40,000. These expenses are only estimates and they may vary due to the amount of capital raised, the date the Partnership is funded, the costs actually incurred in the operation of the Partnership and the Program, and inflationary trends. Such amount includes Administrative Costs that MD or Affiliates thereof have incurred or which it is estimated they will incur on behalf of the Partnership (including those relating to the Partnership's interest in the Drilling Program) in the calendar year in which Investor Partners are first admitted to the Partnership, but before Investor Partners are admitted to the Partnership.

         Reporting and Legal Expenses will be allocated 87% to the Investor Partners in the Partnership and 13% to MD. Reporting and Legal Expenses are estimated to be $15,000 for the Partnership for the first year following the year in which Investor Partners are first admitted to the Partnership.

         Operator's and Other Compensation. MOC will act as operator with respect to certain Program Wells and will be entitled to receive compensation and reimbursement in its capacity as operator. MOC will be entitled to be reimbursed for such services in an amount equal to all charges (including certain overhead charges) that constitute direct and indirect charges under the Operating Agreement or other applicable operating agreement, including an initial fixed rate per-well per-month charge of $780 for each producing well and $7,420 for each drilling well. In addition, Mewbourne may receive interest on any funds loaned by it to the Partnership.

         Sales Commissions. Mewbourne Securities, an Affiliate of MD, is a broker-dealer which may act as a Soliciting Dealer for the Partnership. To the extent that Mewbourne Securities acts as a Soliciting Dealer it will be entitled to receive a Sales Commission and Due Diligence Fee with respect to each Interest sold by it equal to 8.5% of the sales price or $85.00 per Interest. It is anticipated that the number of Interests sold by Mewbourne Securities will not be material and that the amount of Sales Commission and Due Diligence Fee, if any, received by Mewbourne Securities will not be material.

         Partnership and Program Interest. MD's interests in Partnership and Drilling Program properties and the revenues therefrom may also be considered to be compensation to MD to the extent such interests exceed the percentage of total Partnership and Drilling Program costs paid by MD. See "Participation in Costs and Revenues" and "Compensation and Reimbursement."

RIGHTS AND POWERS OF INVESTOR PARTNERS

         The management and control of the Partnership is vested in the Managing Partner, and the Investor Partners will have no right to take part therein. However, pursuant to the terms of the Partnership Agreement, a Majority in Interest of the Investor Partners of the Partnership may (a) amend the Partnership Agreement (provided that no such amendment may, without the consent of each Partner adversely affected by such amendment, increase the duties or liabilities of any Partner or increase or decrease the interest of any Partner in the distributions or allocations of the Partnership or the required Capital Contributions to the Partnership or adversely affect the classification of the Partnership as a partnership for federal income tax purposes), (b) dissolve the Partnership, (c) remove the Managing Partner from the Partnership and elect a new Managing Partner, (d) elect a new Managing Partner and continue the Partnership upon the withdrawal from the Partnership of the Managing Partner, (e) approve or disapprove the sale of all or substantially all of the assets of the Partnership, and (f) cancel Partnership contracts for services with the Managing Partner or its Affiliates without penalty upon 60 days' notice.

         Although the Managing Partner has no current intention of causing the Partnership to engage in a Roll-Up transaction, the Partnership Agreement provides Investor Partners with certain rights in the event the Partnership does engage in such a transaction at some indeterminate time in the future. In the event of a Roll-Up transaction involving the Partnership, the Managing Partner is required to submit a proposal, which must include an appraisal of the Partnership's assets by an Independent Expert, to the Investor Partners. Any Investor Partner who votes "no" in connection with such proposal must be offered the choice of (a) accepting the securities of the Roll-Up Entity (that is, the entity resulting from the proposed Roll-Up transaction), or (b) either
(i) remaining an Investor Partner in the Partnership and preserving his or her interest therein on the same terms and conditions as existed previously or (ii) receiving cash in an amount equal to his or her pro-rata share of the appraised value of the net assets of the Partnership. Any Roll-Up transaction involving the Partnership requires the approval of a Super Majority in Interests of the Investor Partners. The term "Roll-Up transaction" does not include a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change on the voting rights, the term of existence of the Partnership, Sponsor compensation or the Partnership's investment objectives. See "Proposed Activities -- The Managing Partner's Policy Regarding Roll-Up Transactions."

PRIOR ACTIVITIES

         During the period 1977-1980, Affiliates of MD sponsored a series of five private limited partnerships. The structure and the activities of these limited partnerships are substantially different from those of an Investor Partner investing in the Partnership. In addition, MD sponsored a private partnership, Mewbourne Development Partners 1992 GP, which was formed and funded on December 31, 1992. The total amount of capital contributions to the 92 partnership was $1,160,000. In 1993, 1994, 1995 and 1996 MD sponsored eight public limited partnerships, the structure and activities of which are similar to those of the Partnership described herein. The aggregate amount of capital contributions to these eight public limited partnerships, Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P. Mewbourne Development Partners 94-B, L.P., Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P. and Mewbourne Energy Partners 96-A, L.P. was $13,417,000. In 1994, MD also sponsored one private limited partnership. The amount of capital contributions to the 1994 private partnership, Mewbourne Energy Partners 1994 Private L.P., was $1,470,000. Except for the 92 and 94 private partnerships and the eight public partnerships, neither MD nor any of its Affiliates have sponsored any private or public partnerships within the past ten years. See "Prior Activities."

TERMS OF OFFERING

         Subscription for Interests. The minimum subscription of Interests in the Partnership is five Interests or an aggregate purchase price of $5,000. Investors in the Partnership may subscribe for additional Interests in the Partnership in whole Interest ($1,000) increments. Investor Partners will not be admitted to the Partnership unless, at the end of the subscription period, subscriptions have been received and accepted for the Partnership in an amount aggregating at least $1,000,000 and certain other conditions have been satisfied. Upon the receipt and acceptance of subscriptions in an amount aggregating at least $1,000,000, and the satisfaction of all other conditions, Investor Partners will be admitted to the Partnership.

         The entire purchase price for Interests must be paid in cash at the time of subscription.

         Subscription funds will be deposited in an escrow account at NationsBank Texas, N.A., Tyler, Texas, or another federally insured institution designated by MD; provided that upon receipt and clearance of aggregate subscription funds of $1,000,000 or more from subscribers that MD deems suitable to be Investor Partners in the Partnership, MD may cause those subscription funds to be withdrawn from the escrow account and to be deposited in an account established for the Partnership and all subscribers whose subscriptions have been accepted shall be admitted as an Investor Partner in the Partnership within 15 days after such deposit. Thereafter, subscription funds will be deposited in the Partnership account with each subscriber whose subscription has been accepted being admitted as an Investor Partner in the Partnership no later than the last day of the calendar month in which such subscription was accepted. Until subscribers are admitted as Investor Partners in the Partnership, no expenses may be paid from the Partnership account. Each subscriber whose subscription has been accepted and who has been admitted as an Investor Partner will be provided confirmation of such acceptance and admission. A subscriber whose funds are deposited in the escrow or Partnership account no fewer than five business days prior to the termination of the subscription period for Interests in the Partnership will receive, within 60 days following the admission of such subscriber as an Investor Partner in the Partnership interest earned on those funds from the date those funds cleared the institution where that account is maintained and are invested to the date on which such subscriber was admitted to the Partnership as an Investor Partner. The Managing Partner, or an Affiliate thereof, shall advance on behalf of the Partnership the amount of all Organization and Offering Expenses, Sales Commissions and Due Diligence Fees attributable to the Partnership. The Partnership shall reimburse the Managing Partner the amount of such advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees, plus interest on the unreimbursed amount at a per annum rate of interest equal to the Base Rate calculated commencing as of the date that the offering of Interests in the Partnership closes, only from funds which would otherwise be available for distribution to the Partners in the Partnership. Such reimbursement shall not be made from Capital Contributions of the Investor Partners. See "Terms of the Offering -- Subscription Procedure." All subscription funds, together with any interest earned thereon, will be immediately returned to each subscriber that is not admitted as an Investor Partner to the Partnership.

         The Managing Partner and Affiliates thereof are eligible to subscribe for Interests, provided that any Interests so purchased must be purchased for investment purposes only and not for the purpose of resale or any further public distribution. It is the Managing Partner's current intention that the Managing Partner and/or an Affiliate thereof will subscribe for such number of Interests as may be necessary for the Partnership in which Interests are being offered to receive the minimum subscription amount of 1,000 Interests ($1,000,000). The number of Interests in the Partnership that may be purchased by the Managing Partner and/or Affiliates thereof is not subject to any specific maximum limitations but depends upon the number of subscriptions for Interests received and accepted from non-Affiliates. Subject to certain limitations, Interests purchased by the Managing Partner or its Affiliates will have voting rights under the Partnership Agreement. See "Risk Factors -- Particular Risks Relating to the Interests -- Ownership of Interests by Affiliates of MD."

         Suitability Standards. Investment in the Partnership involves a high degree of financial risk and is suitable only for persons of substantial means who have no need for liquidity in their investment and can afford to lose all or substantially all of their investment. In particular, investment as a General Partner is recommended only to those persons who are in a position to benefit from the treatment given such investment under current federal income tax laws. The following suitability requirements represent the minimum suitability requirements for investors in the Partnership, and the satisfaction of such requirements by a prospective investor does not necessarily mean that an investment in the Partnership is a suitable investment for that investor.

         Each subscriber for Interests must, at a minimum, represent in writing that he/she has (a) a minimum annual gross income of $60,000 and a minimum net worth of $60,000 (exclusive of home, home furnishings and automobiles; or (b) a minimum net worth of $225,000 (exclusive of home, home furnishings and automobiles). Investors who are residents of certain states are subject to higher and/or alternative suitability requirements. See "Terms of the Offering -- Suitability Standards" and the Subscription Agreement.

         It is anticipated that the Partnership will acquire interests in federal oil and gas leases, and thus, subscriptions for Interests will only be accepted from persons who are "Eligible Citizens." In general, an Eligible Citizen is any person who is a citizen of the United States or is otherwise eligible to be qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time. Each prospective investor must represent in writing that he/she is an Eligible Citizen.

         Additional representations and warranties required of Investor Partners are set forth in the Special Subscription Instructions and the Subscription Agreement attached as Exhibits C and D, respectively, to this Prospectus.

         Investors may include IRAs, Keogh Plans, qualified employee benefit plans, and other tax-exempt entities. These investors should, however, carefully review with their tax advisors the discussions under the caption "Tax Aspects -- General Tax Provisions -- Investment by Tax-Exempt Entities," which indicates, among other things, that substantially all of the income from the Partnership's operations will constitute "unrelated business taxable income" for tax purposes and may give rise to tax liability to that investor.

         How to Subscribe. An eligible investor may subscribe for Interests in the Partnership prior to the end of the subscription period for those Interests by properly completing, executing, and delivering to his Soliciting Dealer (a) a Subscription Agreement, and (b) a check payable to the order of "NationsBank, Escrow Agent for Mewbourne 97 Drilling Program" in an amount equal to the purchase price for the number of Interests to be purchased by that investor. The execution of a Subscription Agreement by a subscriber constitutes a binding offer to purchase Interests in the Partnership. Once an investor subscribes for Interests, that investor will not be able to revoke his subscription.

         Distribution. MD has engaged its Affiliate, Mewbourne Securities, to serve as the dealer manager for purposes of forming a soliciting dealer group comprised of members of the National Association of Securities Dealers, Inc. The Interests will be distributed by the Soliciting Dealers on a "best efforts" basis (that is, the Soliciting Dealers are not obligated to purchase any Interests not purchased by investors). The Soliciting Dealers will receive Sales Commissions and Due Diligence Fees in an aggregate amount of up to 8.5% of the sales price of Interests sold, except that no Sales Commission and Due Diligence Fees will be paid with respect to sales of Interests to (a) officers, directors or employees of MD or Affiliates thereof, (b) officers, directors, employees, or registered representatives of a Soliciting Dealer, or (c) Affiliates of the Managing Partner. The total commissions and fees paid to a particular Soliciting Dealer may be comprised of (i) a Sales Commission in an amount of up to 8% of the sales price of Interests in the Partnership sold by such Soliciting Dealer and (ii) a Due Diligence Fee in an amount of up to .5% of the sales price of Interests in the Partnership sold by such Soliciting Dealer; provided that the aggregate commissions and fees paid to a Soliciting Dealer under clauses (i) and (ii) above shall not exceed 8.5% of the sales price of Interests in the Partnership sold by such Soliciting Dealer. See "Plan of Distribution."

         THE FOREGOING IS A VERY BRIEF, INCOMPLETE SUMMARY OF CERTAIN MATTERS RELATING TO THE OFFERING OF INTERESTS. SUCH SUMMARY MUST BE CONSIDERED TOGETHER WITH INDEPENDENT ADVICE AND A CAREFUL READING AND EXAMINATION OF THIS ENTIRE PROSPECTUS AND THE ATTACHED EXHIBITS.

                                  RISK FACTORS

         Prospective investors should recognize that oil and gas drilling and exploration is a high risk venture. Investment in the Partnership is recommended only to persons who are prepared to assume the substantial risks discussed below and elsewhere in this Prospectus. The nature of such risks requires persons who purchase Interests to be in a position (a) to hold such investment for a substantial number of years and (b) to absorb the possible loss of such investment.

PARTICULAR RISKS RELATING TO THE INTERESTS

         Liability of Limited Partners. The Partnership will be governed by the Delaware Act under which, as a general rule, a Limited Partner's liability for the obligations of the Partnership is limited to such Limited Partner's Capital Contribution and such Limited Partner's share of the Partnership's assets. A Limited Partner of the Partnership will not otherwise be liable for the obligations of the Partnership unless, in addition to the exercise of his or her rights and powers as a Limited Partner, such Limited Partner participates in the control of the business of the Partnership. In such case the Limited Partner is liable only to Persons who transact business with the Partnership with actual knowledge of the Limited Partner's participation in control. Accordingly, if a Limited Partner were to take an action which was subsequently determined to constitute participating in the control of the business of the Partnership, such Limited Partner could become liable for Partnership debts and obligations. See "Liability of Investor Partners -- Limited Partners."

         Liability of General Partners. Under Delaware law, each General Partner in the Partnership will be jointly and severally liable for the liabilities and recourse obligations of the Partnership. Furthermore, because the Partnership will own a Working Interest in Leases in which the Participants in the Drilling Program (and likely others) own Working Interests, the Partnership, and therefore its General Partners, could be liable for the obligations of all of such joint Working Interest owners. Pursuant to the Partnership Agreement, MD shall indemnify each General Partner for any and all Partnership-related obligations and liabilities otherwise allocable to or paid by such General Partner which are in excess of such General Partner's share of the Partnership undistributed assets. However, a General Partner still could be subject to such liability if MD should become bankrupt or for any other reason is unable to meet its financial commitment to indemnify the General Partners. This liability could result in the necessity for a General Partner to make additional payments to the Partnership. The possible amount of such a liability cannot be predicted. See "Proposed Activities -- Insurance" and "Liability of Investor Partners -- General Partners."

         Liability of Joint Working Interest Owners. Pursuant to the Program Agreement, each Participant, including the Partnership, will hold its interest in Leases in its own name and will be a joint Working Interest owner with the other Participant and also with third parties. It has not been clearly established under the laws of certain of the jurisdictions where a portion of the Drilling Programs' properties will be located whether joint Working Interest owners have several liability or joint and several liability with respect to obligations relating to the Working Interest. The operating agreements relating to Drilling Program Leases will specify that the liabilities of joint Working Interest owners will be several, though it cannot be assured that such a provision would be enforceable against a third party. If the Participants and other Working Interest owners are determined to have joint and several liability, the General Partners could be responsible for the obligations relating to the entire Working Interest.

         Possibility of Reduction or Unavailability of Insurance. It is possible that some or all of the insurance coverage which the Partnership has available may become unavailable or prohibitively expensive. If MOC and its Affiliates cease to retain the coverage described for any reason for a period of more than 20 days during the subscription period for the Partnership, the offering of Interests in the Partnership shall cease, and subscribers for Interests in the Partnership in which Investor Partners have not been admitted shall receive a refund of their subscription funds. The Managing Partner will also promptly notify those Investor Partners of any material reduction in the insurance coverage of the Drilling Programs and the Partnership. Such notice shall be given as soon as possible after learning of such change and if possible at least 30 days in advance of the change in insurance coverage. In addition, if the Drilling Program or the Partnership (after the admission of Investor Partners) has its insurance coverage materially reduced for any reason, the Partnership will halt all drilling activity until such time as comparable replacement coverage is obtained. All Investor Partners could be subject to greater risk of loss of their investment since less insurance would be available to protect them from casualty losses. See "Proposed Activities-- Insurance."

         Sole Reliance on MD for Management. Under the Partnership Agreement, MD is designated as the Managing Partner of the Partnership and is given the exclusive authority to manage and operate the Partnership's business. Accordingly, Investor Partners must rely solely on the Managing Partner to make all decisions on behalf of the Partnership, as the Investor Partners will have no role in the management of the business of the Partnership. The Partnership's success will depend, in part, upon the management provided by the Managing Partner, the ability of the Managing Partner and the Program Manager to select and acquire Leases on which Program Wells capable of producing oil and natural gas in commercial quantities may be drilled, to find revenue-producing properties, and to market oil and natural gas produced from Program Wells. The Managing Partner is required to devote only such time as is reasonably needed to the operations of the Partnership.

         Prospects Not Yet Identified or Selected; No Opportunity to Evaluate Prospects. Although MD or its Affiliate maintain an inventory of leasehold acreage covering numerous Prospects, MD has not, as of the date of this Prospectus, selected or agreed to transfer from such owned inventory any particular Leases to the Participants. The Program Manager will select all Leases to be acquired or drilled by the Participants, and prospective investors will not have an opportunity to review those Leases before investing in the Partnership or to participate in the selection of Leases after an investment is made. However, MD may during the course of this offering select, and cause this Prospectus to be amended or supplemented to describe, certain Designated Prospects for acquisition by Participants in the Drilling Program. Investors subscribing for Interests prior to any such amendment or supplement will not be permitted to withdraw their subscriptions as a result of the selection of any Designated Prospect and may not receive notification of the selection of any Designated Prospect prior to funding of the Partnership in which they have invested. See "Proposed Activities -- Acquisition of Leases."

         Concentration of Investment Risks. The Partnership could be formed with as little as $1,000,000 in Capital Contributions from its Investor Partners. To the extent that the funds available to the Partnership are limited, its ability to spread risks over a large number of Program Wells and Prospects will be reduced. Even if the Drilling Program is formed with substantially more than the minimum required capital, the Investor Partners must rely on MD to diversify the drilling activities of the Participants. See "Terms of the Offering -- General" and "Proposed Activities -- Area of Geographic Concentration."

         Ownership of Interests by Affiliates of MD. The Managing Partner and its Affiliates are eligible to subscribe for Interests, provided that any Interests so purchased must be purchased for investment purposes only and not for the purpose of resale or any further public distribution. It is the Managing Partner's current intention that the Managing Partner and/or an Affiliate thereof will subscribe for such number of Interests as may be necessary for the Partnership in which Interests are being offered to receive the minimum subscription number of 1,000 Interests ($1,000,000). The number of Interests in the Partnership that may be purchased by the Managing Partner and/or Affiliates thereof is not subject to any specific maximum limitations but depends upon the number of subscriptions for Interests received and accepted from non-Affiliates. Thus, there are no limitations upon the number of Interests that may be purchased by the Managing Partner or its Affiliates. Interests owned by the MD or its Affiliates will have voting rights under the Partnership Agreement, provided that during the time period that MD or an Affiliate thereof is serving as the Managing Partner of the Partnership any Interests owned by the Managing Partner or its Affiliates which in the aggregate represent more than 20% of the total Interests held by Investor Partners in the Partnership shall not have any voting rights under the Partnership Agreement and shall not be counted for voting purposes or for purposes of determining a quorum. In addition, none of the Interests owned by the Managing Partner or its Affiliates shall be counted for voting purposes or for purposes of determining a quorum or have any voting rights under this Agreement concerning the removal of the Managing Partner or any transaction between the Partnership and the Managing Partner or its Affiliates. Notwithstanding the voting limitations imposed upon Interests owned by the Managing Partner or its Affiliates, to the extent that Interests in the Partnership are acquired by the Managing Partner or its Affiliates, such ownership of Interests has the effect of diluting the voting power of the other Investor Partners in the Partnership.

         Additional Financing. MD anticipates that the net proceeds from the sale of Interests in the Partnership will be sufficient to finance the Partnership's share of the Drilling Program's costs of acquiring interests in the Prospects, drilling and completing initial oil and gas wells, providing necessary production equipment and facilities to service such oil and gas wells and plugging and abandoning non-productive oil and gas wells. However, due to unforeseen circumstances, it could become necessary to finance the costs of additional Partnership operations (including the acquisition of additional Leases and the drilling, completing and equipping of additional wells to further develop Drilling Program Prospects) through Partnership borrowings, utilization of Partnership revenues obtained from production or other methods of financing. See "Additional Financing." The Partnership Agreement provides that outstanding Partnership borrowings may not at any time exceed 20% of the aggregate Capital Contributions of the Investor Partners. Furthermore, the Partnership may borrow funds only if the lender agrees that it will have no recourse against individual General Partners. If the above-described method of financing should prove insufficient to maintain the desired level of development operations for the Drilling Program, such operations could be continued through farmout arrangements with third parties (including Affiliated Programs); this could result in the Drilling Program giving up a substantial interest in any oil and gas revenues so developed. See "Proposed Activities -- Development Policy" and "-- Farmouts."

         Uncertainty of Cash Distributions. No distributions will be made from the Partnership to the Investor Partners of the Partnership until the Partnership has funds which the Managing Partner determines are not needed for the operation of the Partnership and the Drilling Program. Accordingly, there is no assurance that any distributions from the Partnership will be made to its Investor Partners. In addition, a portion of the Partnership's revenues otherwise distributable to its Investor Partners will be subject to the payment of the Management Fee by the Partnership to the Managing Partner and to the reimbursement of the Organization and Offering Expenses, Sales Commissions and Due Diligence Fees advanced by the Managing Partner. Distributions will depend primarily on the Partnership's net cash receipts from oil and gas operations. Moreover, distributions could be delayed to repay the principal and interest on Partnership borrowings, if any, or to fund Partnership costs. Partnership income will be taxable to the Investor Partners in the year earned, even if cash is not distributed. See "Tax Aspects -- Partnership Taxation -- General."

         Conflicts of Interest. The Investor Partners will not be involved in the day-to-day operations of the Partnership. Accordingly, the Investor Partners must rely on the Managing Partner's judgment in such matters. There will be occasions when, in the exercise of its judgment, the Managing Partner will be faced with conflicts of interest, including:

         o The participation of MD in the Drilling Program in its individual capacity, the effect of which is that an action taken by the Partnership may be more beneficial to MD than the Partnership.
         o The participation by MD and its Affiliates in oil and gas activities on behalf of other programs sponsored or to be sponsored by them or for their account, the effect of which is that the Managing Partner owes a duty of good faith to each of the partnerships which it manages and actions taken with regard to other partnerships may not be advantageous to the Partnership.
         o The provision by MD or Affiliates thereof of services to the Partnership, for which the Managing Partner or its Affiliates will be compensated (at rates competitive with the rates charged by unaffiliated persons for similar services).
         o The ownership of Interests in the Partnership by MD or its Affiliates may have the effect of diluting the voting power of the other Investor Partners in the Partnership.
         o The sale of Prospects by MOC to the Partnership the effect of which is that the Managing Partner could benefit by assigning or not assigning particular Prospects to the Partnership and by retaining some Prospects.
         o Certain of the Leases to be acquired by the Partnership may be adjacent to acreage or Leases which are held or will be held by MD or its Affiliates. While the Drilling Program will not drill any well for the purpose of proving or disproving the existence of oil or gas on any adjacent acreage, such drilling activities may incidentally develop information valuable to MD or its Affiliates in evaluating their nearby acreage at no cost to them. Accordingly, a conflict of interest will exist between the interest of the Partnership and the interest of MD or its Affiliates in selecting the location and type of operations which the Drilling Program will conduct on Drilling Program Leases.

MD and its Affiliates will attempt, in good faith, to resolve all conflicts of interest in a fair and equitable manner with respect to all persons affected by those conflicts of interest. However, prospective investors should be aware that MD and its Affiliates have not formally adopted any procedures or criteria to avoid or to resolve any conflicts of interest that may arise between MD and its Affiliates and the Partnership. Potential investors are urged to review the discussion under "Conflicts of Interest" for a more complete description of possible conflicts of interests.

         Compensation of Managing Partner and Affiliates. Pursuant to the Partnership Agreement, MD will receive certain fees and reimbursement of expenses as the Managing Partner, and pursuant to the Program Agreement, MOC will receive certain fees and reimbursement of expenses as the Program Manager and as operator, which may be deemed to be compensation. None of the compensation to be received by MD, in its capacity as Managing Partner, or MOC, in its capacity as Program Manager or as operator, were derived as a result of arm's length negotiations. See "Compensation and Reimbursement -- Management Fee," "Definitions -- Base Rate" and "Proposed Activities -- Operations."

         Inside Board of Directors and Other Family Relationships. Curtis W. Mewbourne serves as the President and Chairman of the Board of each of MD and MOC. Dorothy Cuenod, Ruth Buckley and Julie Greene, each a daughter of Curtis Mewbourne, each serve as both an officer and director of each of MD and MOC.
J. Roe Buckley, Ruth Buckley's husband, serves as an officer of each of MD and MOC. Michael F. Shepard, Secretary and General Counsel, is the only officer of MD not related to the other officers of MD. Joseph F. Odom, Vice President of Administration and Personnel, is the only officer of MOC not related to the other officers of MOC. Neither MD nor MOC has a director who is not either a full time employee or a family relationship of Mr. Mewbourne. Therefore, the activities of neither MD nor MOC should be considered as being subject to the review and scrutiny of an independent Board of Directors. See "Ownership Structure of Mewbourne Companies -- Officers, Directors and Key Employees of MD and MOC."

         Limitations on the Fiduciary Obligations of the Managing Partner and the Managing Partner's Responsibility to Determine the Application of the Limitations. The Partnership Agreement contains certain provisions which modify what would otherwise be the applicable Delaware law relating to the fiduciary standards of the Managing Partner to the Investor Partners. The fiduciary standards in the Partnership Agreement could be less advantageous to the Investor Partners and more advantageous to the Managing Partner than the corresponding fiduciary standards otherwise applicable under Delaware law, specifically:

         o the Partnership may indemnify and hold harmless the Managing Partner and its Affiliates;
         o the Managing Partner is required to devote only so much of its time as is necessary to manage the affairs of the Partnership;
         o the Managing Partner and its Affiliates may conduct business with the Partnership in a capacity other than as a Sponsor;
         o in certain circumstances, the Managing Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account if they have determined that such opportunity cannot be pursued by the Partnership either because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances; and
         o the Managing Partner may manage multiple programs simultaneously.

In addition, the Partnership Agreement limits the liability of the Managing Partner or its Affiliates to the Partnership or to Investor Partners for acts or omissions if the Managing Partner determines in good faith, as of the time of the conduct or omission, that the course of conduct or omission was in the best interest of the Partnership and that such conduct or omission did not constitute negligence or misconduct.

The purchase of Interests may be deemed as consent to the limitations upon the fiduciary standards set forth in the Partnership Agreement. As a result of these provisions in the Partnership Agreement, the Investor Partners may find it more difficult to hold the Managing Partner responsible for not acting in the best interests of the Partnership and its Investor Partners than if the fiduciary standards of the otherwise applicable Delaware law governed the situation. See "Conflicts of Interests -- Fiduciary Responsibility of the Managing Partner."

         Joint Activities With Others. It is anticipated that the Participants in the Drilling Program (including the Partnership) will not own the full Working Interest in most Prospects to be explored and developed pursuant to the Drilling Program Agreement. It is likely that a third party or parties (which parties could be either unrelated or Affiliates of MD, including Mr. Mewbourne) will own a partial Working Interest in a Prospect to be developed pursuant to the Program Agreement. While MOC, on behalf of the Drilling Program, would participate in decisions affecting the development of such Prospects, decisions with respect to development activities might be controlled or affected by the other owners of Working Interests in such Prospects. Furthermore, the Partnership could be held liable for the joint activity obligations of such other Working Interest owners, and this liability could in turn result in individual liability for the General Partners in the Partnership. See "-- Particular Risks Relating to the Interests -- Liability of Joint Working Interest Owners" and "Liability of Investor Partners -- General Partners."

         Lack of Liquidity. It is anticipated that there will not be any market for resale of the Interests offered hereby. Although the Partnership Agreement permits the assignment of Interests by Investor Partners, transfers of Interests are subject to certain restrictions (e.g., an assignee thereof may not become a substituted Investor Partner without the consent of the Managing Partner) and satisfaction of certain other conditions. See "Summary of Partnership Agreement and Program Agreement -- Assignability of Interests" for a description of these restrictions. Accordingly, purchasers of Interests should be prepared to bear the investment risks attendant upon their investment for an indefinite period of time. In addition, the transfer restrictions contained in the Partnership Agreement may have the effect of reducing interest in the Partnership as a potential acquisition target or encouraging persons considering an acquisition or takeover of the Partnership to negotiate with the Partnership's Managing Partner rather than pursue non-negotiated acquisition or takeover attempts, although no assurance can be given that they will have that effect.

         Investor Partners will not have the right to withdraw any capital from the Partnership or to receive the return of all or any portion of their Capital Contributions (except out of distributions of operating revenues or upon a sale or other disposition of the Partnership's property or the dissolution and liquidation of the Partnership). See "Summary of Partnership Agreement and Program Agreement -- Dissolution, Liquidation and Termination." Although Investor Partners may under certain circumstances require the Managing Partner, or an Affiliate thereof designated by the Managing Partner, to purchase their Interest or a portion thereof, this obligation is limited and does not assure the liquidity of an Investor Partner's investment. See "Terms of the Offering -- Right of Presentment."

         Indemnification of MD and Affiliates Thereof. The Partnership Agreement provides, subject to certain conditions, for indemnification of MD, Affiliates thereof and the officers and directors of such persons against claims arising from certain conduct on behalf of the Partnership or the Drilling Program. In addition, the Program Agreement provides, subject to certain conditions, for indemnification of MOC, Affiliates thereof, and the officers and directors of such persons against claims arising from certain conduct on behalf of the Drilling Program. In the event of any such indemnification for losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws, a court must approve the indemnification. In all other instances of indemnification, the Managing Partner will decide whether or not indemnification is appropriate under the Partnership Agreement or Program Agreement, and in such situations the Investor Partners must rely upon the integrity of the Managing Partner to cause the Partnership to indemnify the Managing Partner and its Affiliates only when such indemnification is justified under the Partnership Agreement or Program Agreement. Investor Partners should also bear in mind that in any situation involving indemnification, Partnership funds could be applied to an indemnification of the Managing Partner and its Affiliates rather than to make distributions to the Investor Partners. See "Summary of Partnership Agreement and Program Agreement -- Indemnification of MD and Affiliates Thereof."

         Limited Ability to Remove Managing Partner and Difficulty in Finding a Successor Management Partner. A Majority in Interest of the Investor Partners of the Partnership will have the right to remove MD from its position as the Managing Partner, and, the right to remove MOC from its position as the Program Manager. The Investor Partners in certain circumstances must, in order to continue the Partnership, elect a successor to the removed Managing Partner if the removal of the Managing Partner causes a dissolution of the Partnership. See "Summary of Partnership Agreement and Program Agreement -- Rights and Powers of Partners." In the event the Program Manager is removed, the Partnership must elect a successor to the removed Program Manager. There is a risk that the Investor Partners could not find a new Managing Partner or Program Manager if MD or MOC were to be removed from such positions.

         Withdrawal of Partners. Pursuant to the Partnership Agreement, each General Partner and the Managing Partner will agree that he will not voluntarily withdraw from the Partnership (but, in the case of the Managing Partner, only prior to the later to occur of (i) completion of the Partnership's primary drilling activities under the Drilling Program, and (ii) the fifth anniversary of the date that Investor Partners were admitted to the Partnership). In order to exercise its right of withdrawal, the Managing Partner must give the Investor Partners at least 120 days' advance written notice. A General Partner who withdraws in violation of this agreement will be obligated to reimburse the Partnership and the other Partners for any expenses associated with such withdrawal. It is expected that such expenses may be substantial and





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could exceed the amount of the withdrawing General Partner's original investment in the Partnership. Furthermore, a withdrawing General Partner will no longer be entitled to receive any distributions nor shall such General Partner have any rights as an Investor Partner under the Partnership Agreement. See "-- Reconstitution of the Partnership" below.

         Dissolution of the Partnership and Termination of the Drilling Program. The Partnership will be dissolved and terminated upon the occurrence of any of the events listed under "Summary of Partnership Agreement and Program Agreement -- Dissolution, Liquidation and Termination." These events include
(a) the expiration of the Partnership's term or (b) the vote or consent in writing at any time by a Majority in Interest of the Investor Partners. However, the Partnership could be dissolved and both it and the Drilling Program terminated as a result of events which do not include the passage of time or the consent of the Investor Partners, such as the bankruptcy, insolvency, dissolution, or withdrawal of the Managing Partner. The Investor Partners have certain rights to reconstitute the Partnership under such circumstances and thereby avoid termination of the Partnership, although there is no certainty that the Investor Partners could find a new Managing Partner to replace the Managing Partner in such circumstances. MD currently has no intention to withdraw as the Managing Partner of the Partnership. See "Summary of Partnership Agreement and Program Agreement -- Dissolution, Liquidation and Termination."

         Ability of the Managing Partner to Cause Dissolution of the Partnership and the Drilling Program. The Partnership Agreement and applicable law provide that the withdrawal of the Managing Partner from the Partnership (directly or as a result of bankruptcy, dissolution or similar event) will cause dissolution of the Partnership. MD has undertaken not to withdraw as the Managing Partner of the Partnership prior to the later to occur of (i) completion of the Partnership's primary drilling activities under the Drilling Program, and (ii) the fifth anniversary of the date that Investor Partners were admitted to the Partnership, but MD has the power under applicable law to withdraw from the Partnership in violation of the Partnership Agreement. However, MD currently does not intend to withdraw from the Partnership. The Partners of the Partnership are given the right under the Partnership Agreement to reconstitute the Partnership upon the withdrawal of the Managing Partner which causes a dissolution of the Partnership, but there is an additional risk in such event that the Partners of the Partnership could not find a successor Managing Partner.

         Unauthorized Acts of General Partners Could Be Binding Against the Partnership. Under Delaware law, the act of a general partner of a partnership apparently carrying on the business of the partnership binds the partnership, unless the general partner in fact has no authority to act for the partnership and the person with whom the partner is dealing has knowledge in good faith of the fact that such general partner has no such authority. While there is a risk that a General Partner might bind the Partnership by his acts, MD believes that the Managing Partner will have such exclusive control over the conduct of the business of the Partnership that it is unlikely that a third party, in the absence of bad faith, would deal with a General Partner in connection with the Partnership's business. The participation by a General Partner in the management and control of the Partnership's business is expressly prohibited by the Partnership Agreement, and a violation of such prohibition would give rise to a cause of action by the Partnership against such General Partner. Nevertheless, there is always the possibility that a General Partner could attempt to take unauthorized actions on behalf of the Partnership, and if a court were to hold that such actions were binding against the Partnership such unauthorized actions could be contrary to the best interests of the Partnership and could adversely impact the Partnership.

GENERAL RISKS RELATING TO OIL AND NATURAL GAS OPERATIONS

         Speculative Nature of Oil and Gas Activities. Development of oil and gas properties is not an exact science and involves a high degree of risk. Pursuant to the Program Agreement, the activities of the Partnership will focus upon the acquisition of Leases, the drilling of Development Wells, the development of Prospects, and the production and operation of the resulting properties. In addition to Development Wells, at the discretion of the Managing Partner, up to 20% of the Partnership's Capital Contributions may be expended in connection with activities relating to Exploratory Wells. All drilling activities involve a high degree of risk with Exploratory Wells presenting a higher degree of risk than Development Wells. There is no assurance that the objective formation(s) will be encountered or that any or sufficient oil or gas production will be obtained through Drilling Program activities (or if production is obtained, that such production will be sold at sufficient prices) to enable an investor to recoup his investment in the Partnership. During the drilling and completion of wells, the Drilling Program could encounter hazards such as unusual or unexpected formations, pressures or other conditions, blow-outs, fires, failure of equipment, downhole collapses, and other hazards (whether similar or dissimilar to those enumerated).
Although the Partnership will maintain the insurance coverage





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described under "Proposed Activities -- Insurance," the Drilling Program may
suffer losses due to hazards against which it cannot insure or against which it may elect not to insure. Such liabilities could result in personal liability for a General Partner. See "-- Particular Risks Relating to the Interests -- Liability of Partners" below and "Liability of Investor Partners."

         The Partnership and the General Partners Could be Liable for Environmental Hazards. There are numerous natural hazards involved in the drilling of wells, including unexpected or unusual formations, pressures, blowouts, and accidental leakage involving possible damage to property and third parties. Such hazards may cause substantial liabilities to third parties or governmental entities. Although it is anticipated that customary insurance will be obtained, the Partnership may be subject to liability for pollution and other damages due to hazards which cannot be insured against or will not be insured against due to prohibitive premium costs or for other reasons. Liabilities to third parties or governmental entities for pollution could reduce funds available for distributions and for drilling Development Wells, result in the loss of Partnership property, or result in the personal liability of the General Partners if the liability exceeded insurance proceeds, the Partnership's assets, and the Managing Partner's ability to indemnify such General Partners.

         Dependence on Future Prices, Supply and Demand for Oil and Gas. The revenues generated from the activities of the Partnership will be highly dependent upon the future prices and demand for oil and gas. Factors which may affect prices and demand include the world-wide supply of oil and gas, the price of foreign imports, the levels of consumer demand, price and availability of alternative fuels and changes in existing and proposed federal regulation and taxation.

         There is a current worldwide oversupply of oil, which has resulted in a significant downward pressure on oil prices. Early in 1986, Saudi Arabia and certain other members of the Organization of Petroleum Exporting Countries ("OPEC") dramatically increased their production of oil. This increase in production caused an immediate significant decline in the price of oil in the world market.

         The United States average daily production of oil declined from 9.0 million barrels in 1985 to approximately 6.5 million barrels in 1996. The reduced production level is in part the result of decreased drilling activity in the United States. Drilling activity is measured by the United States rig count which was 845 rigs as of the end of 1996. Another factor contributing to the reduction of United States oil production is the plugging and abandoning of wells which are uneconomical due to the significant decrease in the price of oil.

         The United States import levels for oil have increased significantly since 1985. In 1985, imports of foreign oil represented 27% of the United States' demand. During the year 1996, imports averaged approximately 52.5% of the United States' consumption.

         Natural Gas Market. The United States natural gas market has undergone several significant changes over the past few years. The majority of federal price ceilings were removed in 1985 and the remainder were lifted by the Natural Gas Wellhead Decontrol Act of 1989. Thus, for the first time in many years, the United States natural gas market is operating in a free market environment in which the contract between the seller and buyer determines the price of natural gas. Natural gas prices remain somewhat seasonal in nature and, for this reason, it is particularly difficult to estimate accurately future prices of gas, and any assumptions concerning future prices may prove to be incorrect.

         At the same time, the domestic natural gas industry has also seen a dramatic change in the manner in which gas is bought, sold and transported. Newly developed supplies of natural gas are, in most cases, no longer sold to a pipeline company. Instead, the pipeline company now serves the role of transporter primarily, and gas producers are free to sell their product to marketers, local distribution companies, end users or a combination thereof. This process, which began with the issuance of the Federal Energy Regulatory Commission ("FERC") open access transportation program (often known as Order No. 436) and culminated with the implementation of FERC Order No. 636 - the restructuring rule, has greatly enhanced a producer's ability to avoid shut-ins or curtailments because in the new gas environment, a producer now has a multitude of buyers to choose from. See "Competition, Markets, and Regulation.

         Loss of Partnership Property. In certain cases a portion of the interest to be acquired by the Drilling Program will consist of a contractual ownership interest arising under an operating agreement or a statutory pooling. Such contractual ownership interest is commonly referred to in the oil & gas industry as a "non-consent interest." In most





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
cases, such non-consent interest will revert back to the original owner upon the recoupment by the Drilling Program of a penalty amount from the production attributable to the non-consent interest. After such reversion, the Drilling Program will have no more ownership rights with respect to the reverted interest. The penalty amount is typically a multiple of the amount of costs and expenses reasonably incurred in developing and operating the non-consent interest and usually provides that the Drilling Program will be entitled to recoup at least 300% of such costs and expenses before such reversion.

         Competition. The Partnership will be competing with a number of other potential purchasers of Prospects, many of which have greater financial resources available to them. When drilling is completed on a Prospect, the Partnership may encounter substantial competition in selling its production. See "Dependence on Future Prices, Supply and Demand for Oil and Gas" above.

         Government Regulation. The oil and gas business is subject to extensive governmental regulation under which, among other things, rates of production from Program Wells may be regulated. Governmental regulation also may affect the market for the Partnership's production. Governmental regulations relating to environmental matters could also affect the Partnership's operations. The nature and extent of various regulations, the nature of other political developments and their overall effect upon the Partnership and the Drilling Program are not predictable. See "Competition, Markets and Regulation."

RISKS RELATING TO LIMITED PARTNERSHIPS GENERALLY

         The Partnership is structured as a limited partnership. While certain advantages of the limited partnership structure are described elsewhere in this Prospectus, there are also a number of ways in which the limited partnership form of organization can be disadvantageous to an investor when compared with a publicly-traded corporation form of organization. The following are the principal disadvantages of the limited partnership form of organization utilized by the Partnership.

         Lack of Liquidity. In order to avoid being treated as a corporation under Section 7704 of the Code, the Partnership must not be classified as a publicly traded partnership. See "Tax Aspects -- Partnership Taxation -- Partnership Classification." Under Section 708 of the Code, the Partnership will terminate for federal income tax purposes if partnership interests representing a 50% or more interest in the capital or profits of the Partnership are sold or exchanged within any consecutive 12-month period. In order to prevent such a termination and protect the interests of non-transferring Investor Partners, the Managing Partner has retained the right to disallow transfers of Interests. Accordingly, an investment in the Partnership has been structured as an illiquid investment. However, this lack of liquidity can be disadvantageous to an investor who may wish to dispose of his or her interest in the Partnership.

         Lack of Substantial Voting Rights. In order to preserve the limited liability of the Limited Partners of the Partnership, the Limited Partners may not take part in the control of the business of the Partnership. Although those investors who elect to invest as General Partners will not initially be Limited Partners of the Partnership, it is presumed that the vast majority, if not all, of the General Partner Interests will be converted into Limited Partner Interests upon completion of the Partnership's drilling activities. In order to preserve the limited liability of the Limited Partners, Limited Partners are not permitted to take actions which generally may be taken by stockholders of public corporations, such as annual votes to approve important matters. Because Limited Partners are not permitted to take part in the control of the Partnership, limited partnerships, such as the Partnership, do not generally hold annual meetings such as those at which stockholders may express their views and confront management directly. Because of the Investor Partners' lack of substantial voting rights, the control of business of the Partnership is vested exclusively in the Managing Partner, and the Investor Partners must rely on the Managing Partner to fulfill its fiduciary duties to the Investor Partners and to maximize the Partnership's economic performance.

         Lack of Appraisal Rights. Unlike most modern corporation laws and the solid body of judicial case law which provides most corporate stockholders with appraisal rights to have their shares of stock redeemed by the corporation in certain instances, limited partnership acts generally provide no such rights. Although the Partnership Agreement does provide Investor Partners with certain appraisal rights in the case of mergers and certain similar events (see "Proposed Activities -- The Managing Partner's Policy Regarding Roll-Up Transactions"), an Investor Partner may not have





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
appraisal rights in as many situations as would some corporate stockholders, and there is no extensive judicial case law interpreting and upholding the appraisal rights of limited partners.

TAX RISKS

         General. MD has not requested, and will not request, a ruling from the IRS regarding the tax consequences of investing in Interests. Based on certain representations, assumptions, and qualifications counsel to MD has rendered an opinion that the material federal income tax benefits of an investment in Interests, in the aggregate, more likely than not will be realized in substantial part by an Investor Partner who is a United States citizen and who acquires his Interests for profit; provided that an Investor Partner who acquires Limited Partner Interests either is not subject to the passive activity loss limitations of Section 469 of the Code or has sufficient passive income against which he can deduct his share of any Partnership deductions and losses. See "Tax Aspects -- Opinion of Counsel."

         Partnership Classification for Tax Purposes; No IRS Ruling Sought. In order for income and deductions to be passed through to the Investor Partners, the Partnership and the Drilling Program must be classified as partnerships for federal income tax purposes. If the Partnership or the Drilling Program were taxed as corporations for federal income tax purposes, the tax consequences resulting from the ownership of Interests would be adversely affected and any anticipated federal income tax benefits would be reduced or eliminated. Based on certain representations, assumptions, and qualifications, counsel to MD is of the opinion that, at the time of formation, each of the Partnership and the Drilling Program will be treated as a partnership for federal income tax purposes and that the Partnership will not be treated as a corporation pursuant to the "publicly traded partnership" rules of Section 7704 of the Code. There can be no assurance, however, that future legislative, judicial or administrative action will not affect the classification of the Partnership or the Drilling Program for federal income tax purposes. See "Tax Aspects -- Partnership Taxation -- Partnership Classification."

         Allocations. The Partnership Agreement and the Program Agreement contain provisions allocating federal income tax consequences of the Drilling Program's activities among the Investor Partners and MD. See "Participation in Costs and Revenues." If such allocation provisions were not recognized for federal income tax purposes, (a) a portion of the federal income tax deductions allocated to and claimed by the Investor Partners, including deductions for intangible drilling and development costs, could be reallocated to MD, notwithstanding the fact that such Investor Partners had been charged with the expenditures giving rise to such deductions, and (b) a portion of the taxable income allocated to MD could be taxed to the Investor Partners, notwithstanding the fact that the revenues giving rise to such taxable income had been credited to MD. Based on certain representations, assumptions and qualifications, counsel to MD is of the opinion that, except as noted below, the allocation of income, gains, losses, and deductions between the Investor Partners and MD under the Partnership Agreement and between the Partnership and MD under the Program Agreement will be recognized for federal income tax purposes. Such opinion is not binding on the IRS, however, and there can be no assurance that the IRS will not challenge such allocations. See "Tax Aspects -- Partnership Taxation -- Allocations."

         Passive Activity Limitations. A Limited Partner's interest in the Partnership will be treated as a "passive activity," and any tax losses derived by a Limited Partner from the Partnership will be allowable only to the extent of such Limited Partner's "passive income." Disallowed passive losses in any year can be carried forward indefinitely and used to offset future passive income or can be deducted in full when the Limited Partner disposes of his entire interest in the Partnership to an unrelated person in a fully taxable transaction.

         A taxpayer's interest in an oil or gas well drilled or operated pursuant to a Working Interest does not constitute a passive activity so long as the taxpayer owns the Working Interest directly or through an entity that does not limit the taxpayer's liability with respect to such drilling or operation. Based on certain representations, assumptions, and qualifications counsel to MD is of the opinion that the passive activity loss limitations of
Section 469 of the Code should not apply to General Partners in the Partnership (prior to any conversion of a General Partner Interest to a Limited Partner Interest) to the extent that the Partnership drills or operates wells pursuant to Working Interests. Consequently, each General Partner should be entitled to deduct currently his share of intangible drilling and development costs and other deductible expenses allocable to the drilling or operation of wells pursuant to Working Interests without regard to the passive activity loss limitations (but subject to certain basis and "at risk" limitations). The exception for Working

Interests would not be applicable to any operations of the Partnership other than the drilling and operation of wells pursuant to Working Interests. Therefore, if the Partnership acquires an interest or participates in other activities, such activities will be treated as passive activities to the General Partners and any losses derived by them with respect to such activities will be passive losses allowable only to the extent of their passive income.
In addition, the exception for Working Interests will not apply from and after a conversion of a General Partner Interest to a Limited Partner Interest. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations."

         The treatment of the Partnership as a "publicly traded partnership" for purposes of applying the passive activity loss limitations would even more severely restrict or eliminate a Limited Partners ability to use any Partnership losses to offset income from other sources. Based on certain representations, assumptions, and qualifications counsel to MD is of the opinion that the Partnership will not be treated as a publicly traded partnership for purposes of the application of the passive activity loss limitations of Section 469 of the Code. Such opinion is not binding on the IRS, however, and there is no assurance that the IRS will not assert that the Partnership is a publicly traded partnership for purposes of applying the passive activity loss limitations. See "Tax Aspects -- Special Features of Oil & Gas Taxation -- Passive Activity Loss Limitations."

         Certain Expenditures Not Deductible for Tax Purposes. A portion of the Partnership's revenues will be used for the payment of the Management Fee and other costs, such as Lease Acquisition Costs, which may not be currently deductible for federal income tax purposes in whole or in part. The Management Fee may be deducted only to the extent it constitutes an ordinary and necessary business expense which is reasonable in amount. Lease Acquisition Costs must be capitalized and may be deducted only through depletion deductions or upon abandonment of the Lease to which such costs relate. See "Tax Aspects -- Partnership Taxation -- Organization and Offering Expenses," "Tax Aspects -- Partnership Taxation -- Management Fee," "Tax Aspects -- Special Features of Oil and Gas Taxation -- Lease Acquisition Costs" and "Tax Aspects -- Special Features of Oil and Gas Taxation -- Geophysical Costs."

         Considerations for Tax-Exempt Investors. Certain entities otherwise generally exempt from federal income tax, such as IRAs, Keogh Plans, qualified employee benefit plans, and charitable organizations, are taxed on "unrelated business taxable income" ("UBTI") in excess of $1,000 in any particular year. Substantially all the income from the Partnership's operations will constitute UBTI and may give rise to tax liability to an otherwise tax-exempt investor. Such investor may be required to file a tax return even if the investor does not realize net taxable income from the Partnership or taxable income exceeding $1,000 in a year. Although the UBTI rules generally permit a tax-exempt investor to offset any loss from the Partnership against income from another unrelated trade or business and to use any unused losses in other years (subject to the general net operating loss carryback and carryforward rules), the IRS takes the position that tax-exempt entities are subject to the passive activity limitations. Thus, a tax-exempt investor who is a Limited Partner could use any loss from the Partnership to offset only passive income from the Partnership and passive income from other unrelated trades or businesses. Tax-exempt investors also should consider whether investment in the Partnership, especially as a General Partner, is consistent with their exempt status. See "Tax Aspects -- Special Features of Oil & Gas Taxation -- Passive Activity Loss Limitations" and "Tax Aspects -- General Tax Provisions -- Investment by Tax-Exempt Entities."

         Tax Shelter Registration. Although an investment in the Partnership may generate certain tax benefits, the Partnership should not be considered a "tax shelter" as that term is commonly understood. Nevertheless, because of the expansive definition of the term "tax shelter" under applicable Treasury Regulations, the Managing Partner will apply to the IRS for a "tax shelter" registration number with respect to the Partnership. The Managing Partner will furnish the registration number to each Investor Partner, who must include the registration number on his individual tax return and must furnish the number and certain other information to any transferee of his Interests. The Managing Partner also must maintain and make available to the IRS on request a list of the Investor Partners in the Partnership. See "Tax Aspects -- General Tax Provisions -- Tax Shelter Registration."

         Current Tax Deductions. The Managing Partner will use reasonable efforts to expend or contract for the expenditure of the Capital Contributions of the Partnership in the year such contributions are received. Some of the expenses may be incurred, however, prior to the actual drilling of the oil and gas wells. No assurance can be given that any expenses incurred in a year prior to the year of the actual drilling of the oil and gas wells will be deductible in the year incurred. In particular, the Partnership might not expend or contract for the expenditure of a substantial portion of its Capital Contribution in the year in which Investor Partners are admitted to the Partnership, in which event no substantial tax deductions would be available therefrom in that year. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Intangible Drilling and Development Costs" and "Tax Aspects -- Anticipated Federal Income Tax Deductions."

         Conversion of General Partner Interests. MD anticipates that the General Partner Interests in the Partnership will be converted to Limited Partner Interests following the completion of the Partnership's drilling activities (which MD anticipates will occur within approximately 8 to 12 months after the funding of the Partnership). The tax consequences of such a conversion will depend upon the law in existence at the time of conversion and upon the results of the Partnership's operations prior to that time. Such consequences may be adverse if the conversion is deemed a "constructive termination" of the Partnership for federal income tax purposes or may be adverse under the passive loss rules as a result of an Investor Partner's particular circumstances. If the Managing Partner determines that the conversion of the General Partner Interests in the Partnership to Limited Partner Interests will have an adverse effect on the General Partners or the Partnership, due to adverse tax consequences or other reasons, the Managing Partner may elect not to convert those Interests. Accordingly, there can be no assurance that any General Partner Interest will be converted to Limited Partner Interest or when any such conversion will occur. See "Terms of the Offering -- Conversion of General Partner Interest" and "Tax Aspects -- Partnership Taxation -- Conversion of General Partner Interests" and "Tax Aspects -- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations."

         Tax Liabilities in Excess of Cash Distributions. An Investor Partner must report and pay income tax on his share of Partnership income, regardless of whether such income is retained and used for debt service, working capital, or other reasons, any of which uses may not be deductible for federal income tax purposes. The receipt of cash distributions by the Investors Partners may be delayed due to certain factors, such as the use of revenues to finance permitted activities. To the extent that the Investor Partners are credited with net income from the Partnership, an income tax liability will be incurred even though the Investor Partners may not yet have received any cash distributions from the Partnership. The timing and amount of cash distributions will be determined by the Managing Partner in its complete discretion. Each Investor Partner will be required to report his or her share of any Partnership income on his or her federal, state and local tax returns and will be responsible for the payment of taxes attributable to such income. In any year, an Investor Partner's resulting tax liability may exceed the amount of cash distributed to him or her by the Partnership. See "Tax Aspects -- Partnership Taxation -- General."

         Risks of Borrowings. The Managing Partner or an Affiliate thereof shall advance on behalf of the Partnership the amount of all Organization and Offering Expenses, Sales Commission and Due Diligence Fees attributable to the Partnership. The maximum aggregate amount of such advance is an amount equal to 9.5% of the Capital Contributions of the Investor Partners to the Partnership. The Partnership shall be obligated to reimburse the amount of such advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees, plus interest on the unreimbursed amount at a per annum rate of interest equal to the Base Rate calculated commencing as of the date that the offering of Interests in the Partnership closes, only from funds which would otherwise be available for distribution to the Partners. See "Participation in Costs and Revenues." Other than the reimbursement obligation for such advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees, no additional borrowings by the Partnership are presently contemplated. However, the Managing Partner is authorized to cause the Partnership to obtain additional loans from banks or other financial sources, or from the Managing Partner or its Affiliates, provided that the total amount of such loans (including the reimbursement obligation for advanced Sales Commissions and Due Diligence Fees) may not in the aggregate exceed 20% of the Capital Contributions to the Partnership. An Investor Partner's share of revenue applied to the repayment of loans (including the reimbursement obligation for advance Organization and Offering Expenses, Sales Commissions and Due Diligence
Fees) will be included in his taxable income. Although such income may be offset in part by deductions for depletion, cost recovery and depreciation deductions and Intangible Drilling and Development Costs, such loans could cause an Investor Partner to become subject to an income tax liability in excess of the amount of cash distributions received by such Investor Partner from the Partnership.

         Percentage Depletion. Because depletion deductions must be computed separately by each Partner and not at the Partnership level, the availability of percentage depletion will depend in part upon a Partner's individual circumstances. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Depletion."

         Farmouts and Backin Interests. If the Partnership acquires interests in Leases pursuant to the terms of a farmout agreement, the value of such interests may have to be reported as taxable income. In addition, the Partnership may not be entitled to deduct all intangible drilling and development costs paid by it with respect to Leases burdened by a backin Working Interest (i.e., a right held by another party to become a Working Interest owner in the Lease on payout of the initial well on the Lease) unless certain requirements are met. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Farmouts and Backin Interests."

         Recapture. Certain deductions for intangible drilling and development costs, depletion, and depreciation must be recaptured as ordinary income on disposition of property by the Partnership or on disposition of Interests by an Investor Partner. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Intangible Drilling and Development Costs," "-- Depletion" and "-- Depreciation."

         Audits. An IRS audit of the tax returns of the Drilling Program or the Partnership may occur, in which case an audit of individual Investor Partners' tax returns also may result. If such audits occur, tax adjustments may be made, including adjustments to items on Investor Partners' returns unrelated to the Partnership. Furthermore, any settlement or judicial determination of the Partnership's or the Drilling Program's income may be binding on all Investor Partners, even though an individual Investor Partner may not have participated directly in the settlement proceedings or litigation. See "Tax Aspects -- Partnership Taxation -- Elections and Returns."

         Changes in Federal Income Tax Laws. Significant and fundamental changes in the nation's federal income tax laws have been made in recent years and additional changes are likely. Any such change may affect the Partnership and the Investor Partners. Moreover, judicial decisions, regulations or administrative pronouncements could unfavorably affect the tax consequences of an investment in the Partnership.

         Significance of Tax Aspects. The Interests are being offered to parties who may avail themselves of the benefits presently allowed oil and gas activities under federal income tax laws. There is no assurance that money invested in the Partnership will be recovered, that any Capital Contributions to the Partnership will be expended and result in any tax deductions in the year such contributions are received by the Partnership, that federal income tax laws or the present interpretation thereof will not be changed or that any position taken by the Partnership or the Drilling Program on its federal income tax returns will not be challenged by the IRS. In addition, certain federal income tax provisions may limit deductions, trigger or increase an Investor Partner's liability for the alternative minimum tax on certain tax preference items, increase tax liability on the disposition of Interests, or otherwise increase the federal income tax liability of an Investor Partner. Notwithstanding enactment of additional legislation or interpretations of legislation which might require different treatment from the discussion under "Tax Aspects," the Partnership is authorized to expend the proceeds from the sale of Interests and to conduct its business and operations as described herein, and each item of Partnership income, gain, loss, or deduction will be shared or borne financially in the manner specified in this Prospectus. It is suggested that any prospective investor obtain professional guidance from his tax advisor in evaluating the tax risks involved in investing in the Partnership.


                                  DEFINITIONS

         The following are definitions of certain terms used in this Prospectus. In order to fully understand the terms of this offering, a prospective investor should read these definitions carefully.

         "Administrative Costs" shall mean all customary and routine expenses incurred by the Managing Partner or its Affiliates for the conduct of the administration of the Partnership or the Drilling Program, including: legal, finance, accounting, secretarial, travel, office rent, telephone, data processing, and other items of a similar nature.

         "Affiliate" shall mean, with respect to another person, (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of or equity interests in such other person, (b) any person 10% or more of whose outstanding voting securities or equity interests are directly or indirectly owned, controlled, or held with power to vote by such other person, (c) any person directly or indirectly controlling, controlled by, or under common control with such other person, (d) any officer, director, or partner of such other person, and (e) any company for which any such officer, director, or partner acts in any such capacity. For purposes of this Prospectus, unless otherwise indicated, an Affiliate of MD shall include Affiliated Programs.

         "Affiliated Program" shall mean a drilling, producing property, income, royalty, or other program (whether in the form of a partnership, joint venture, or otherwise), including the Partnership, for or of which the Managing Partner or an Affiliate thereof serves as manager or managing partner or acts in a similar capacity.

         "Base Rate" shall mean an effective rate per annum equal to the lesser of the following rates of interest (a) the highest rate of interest publicly announced from time to time by NationsBank Texas, N.A., Dallas, Texas, as its prime rate for its largest and most credit worthy domestic corporate customers for 90 day unsecured loans, plus 1%, or (b) the "Maximum Legal Rate." The term "Maximum Legal Rate" means the maximum rate of interest from time to time permitted to be contracted for, charged, or collected by the specified recipient under any laws from time to time applicable to the indebtedness of the payor to the recipient with respect to the amounts subject to such Base Rate.

         "Capital Contribution" shall mean for any particular Partner the total dollar amount of the contribution to the capital of the Partnership made by such Partner.

         "Capital Contributions" shall mean the aggregate amount of the Capital Contribution paid by all Partners to the Partnership.

         "Capital Expenditures" shall mean those costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Code.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Delaware Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

         "Designated Prospect" shall mean one or more Prospects, if any, described in an amendment or supplement to this Prospectus, in which MD intends to purchase an interest on behalf of the Drilling Program.

         "Development Well" shall mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic Horizon known to be productive, including, without limitation, a well drilled as an additional well to the same reservoir as another producing well on a Lease, drilled to the same reservoir which previously contained a producing well, drilled on an offset Lease to the same reservoir or drilled on acreage reasonably certain, based on accepted geological, geophysical, and engineering studies and data, to be geologically contiguous with such reservoir.

         "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Drilling Program and generally attributable to the goods and services provided to the Drilling Program by parties other than the Managing Partner or its Affiliates. Direct costs shall not include any cost otherwise classified as Organization and Offering Expenses, Administrative Costs, Operating Costs, or Lease Acquisition Costs. Direct Costs include Reporting and Legal Expenses and may include the cost of services provided by the Managing Partner or its Affiliates if such services are provided pursuant to written contracts and in compliance with the terms set forth under "Conflicts of Interest -- Contracts with Mewbourne and Affiliates."

         "Drilling and Completion Costs" shall mean all actual or necessary costs directly incurred in drilling, testing, completing, and equipping a Program Well, including without limitation costs incurred for surveying, staking, surface damages, clearing, dredging, drilling, coring, logging, and evaluating such Program Well, costs of conductor, intermediate and protective casing and cement and cementing services, costs of connecting a Program Well to a pipeline, and costs for plugging and abandoning, if necessary, such Program Well prior to the commencement of production from such Program Well, the costs of reworking any completed Program Well to secure new production (but not costs incurred to conduct reworking operations on a Program Well at the Horizon to which it was completed in order to restore or increase production, including without limitation, costs of cleaning out such a Program Well, which costs shall be considered Operating Costs), the costs of deepening (other than to a minor depth below the present bottom of a Program Well to increase production, which costs shall be considered Operating Costs) or plugging back any completed Program Well, the costs of implementation of any enhanced recovery operations (i.e., the application of fluid injection or other improved recovery techniques) on any Program Well and the costs incurred for labor, fuel, transportation, supplies, utility charges, and compensation to well operators, consultants and others and insurance in connection with the foregoing. The term "Drilling and Completion Costs" shall include Capital Expenditures and Non-capital Expenditures, but such term shall not include any (a) Lease Acquisition Costs, (b) Operating Costs, or (c) Administrative Costs.

         "Drilling Program" shall mean the drilling program to be conducted by the Partnership, MOC, and MD pursuant to the Program Agreement and the rights, interests, and properties of the Participants under or subject to the Program Agreement.

         "Due Diligence Fees" shall mean fees to be paid to the Soliciting Dealers, which may be in an amount of up to .5% of the sales price of Interests sold to persons other than (a) officers, directors or employees of MD and Affiliates thereof, (b) officers, directors, employees, or registered representatives of a Soliciting Dealer, or (c) an Affiliate of the Managing Partner.

         "Eligible Citizen" shall mean any person who is eligible to be qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time. As of the date of this Prospectus, such definition includes a person who (a) is a citizen of the United States, (b) is not a minor (unless a legal guardian or trustee holds the interest on the minor's behalf), (c) is in compliance with federal acreage limitations, and (d) is not participating in any agreement, scheme, plan, or arrangement related to simultaneous oil and gas leasing that would otherwise be prohibited. Under current federal oil and gas leasing rules, (i) an association (including a partnership or a trust) is considered an Eligible Citizen if both such association and all of its members or partners, and all parties who own, hold, or control any of its instruments of ownership or control, satisfy requirements (a) through (d) above and (ii) a corporation is considered an Eligible Citizen if it is organized or existing under the laws of the United States, a state, the District of Columbia, or a United States territory and if it and all parties who own, hold, or control any of its instruments of ownership or control satisfy requirements (a) through (d) above, except that, for purposes of this clause (ii), aliens from countries that the federal government regards as not denying similar privileges to citizens or corporations of the United States may own, hold, or control stock in such a corporation. In addition, an Eligible Citizen may not hold, own, or control, directly or indirectly, interests in Federal oil and natural gas leases (including options for such leases or interests therein) on lands subject to the United States Mineral Lease Act of 1920, as amended, in excess of the limits established by the Leasing Act (i.e., (a) 246,080 acres, of which no more than 200,000 may be under option, in any one state other than Alaska and
(b) 300,000 acres, of which no more than 200,000 may be under option, in each of the northern and southern leasing districts of Alaska. There can be no assurance, however, that the federal government will continue any of the eligibility rules described herein.

         "Exploratory Well" shall mean a well drilled to find commercially productive hydrocarbons in an unproven area, to find a new commercially productive Horizon in a field previously found to be productive of hydrocarbons at another Horizon, or to significantly extend a known Prospect.

         A "farmout" shall mean an agreement whereby the owner of the Lease agrees to assign his interest in all or a portion of the Lease to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

         "General Partner" shall mean each person (other than the Managing Partner in its capacity as such) who elects, on his Subscription Agreement, to become a General Partner in the Partnership and who executes or adopts the Partnership Agreement or a counterpart thereof as a General Partner and is accepted by the Managing Partner as such and any person who becomes a substituted General Partner in accordance with the terms of the Partnership Agreement. General Partner shall not include the Managing Partner, except to the extent that the Managing Partner owns General Partner Interests.

         "General Partner Interest" shall mean a General Partner's unit of interest in the Partnership representing a $1,000 Capital Contribution.

         "Horizon" shall mean a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

         "Independent Expert" shall mean a person with no material relationship to the Managing Partner or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic, and engineering information available to the Managing Partner, and who, from time to time, may be specifically engaged for rendering such an evaluation.

         "Initial Partnership Capital" shall mean for the Partnership the sum of the Capital Contribution of all Investor Partners made by such Investor Partners in exchange for their Interests as set forth in the Subscription Agreements executed by the Investor Partners and the initial Capital Contribution to the Partnership of the Managing Partner required to be made pursuant to Section 3.2 of the Partnership Agreement.

         "Interest" shall mean an Investor Partner's unit of interest in the Partnership representing a $1,000 Capital Contribution.

         "IRS" shall mean the Internal Revenue Service.

         "Investor Partners" shall mean the General Partners and the Limited Partners and shall not include the Managing Partner, except to the extent that the Managing Partner owns Interests.

         "Lease" shall mean an oil and gas lease or an oil, gas and mineral lease, a Working Interest, an interest (including certain non-consent interest) arising under a pooling order or operating agreement, an interest acquired under a farmout, operating rights under governmental tracts, a mineral interest, royalty, or other interest in and to oil, gas, and related hydrocarbons (or a contractual right to acquire or earn such an interest), or an undivided interest therein or portion thereof (including those covering only certain Horizons or depths), together with all easements, permits, licenses, servitudes, and rights-of-way situated upon or used or held for future use in connection with the exploration, development, or operation of such interest.

         "Lease Acquisition Costs" shall mean, when used to describe the costs of any Lease, the sum of (a) all monetary consideration paid or given for such Lease to a non-Affiliate of the Managing Partner, including but not limited to lease bonuses and advance rentals paid to a non-Affiliate of the Managing Partner, (b) all costs of lease acquisition and title examination including but not limited to curing or defending title, title insurance or examination costs, brokerage commissions, the fees and wages of landmen and lease brokers and their expenses, filing fees, recording costs, transfer taxes, and like charges paid in connection with the acquisition of such Lease, (c) all delay rentals and other similar payments and ad valorem taxes paid by the seller with respect to such Lease, (d) such portion as may be allocated to such Lease in accordance with generally accepted accounting principles and industry standards of all reasonable, necessary, and actual costs and expenses of MD or its Affiliates for geological, geophysical, seismic, land, engineering, drafting, accounting, legal, and other like services together with related administrative and general overhead costs involved in lease acquisition and Prospect evaluation including such costs and expenses which could otherwise be classified hereunder as Administrative Costs, (e) such portion as may be allocated to such Lease in accordance with generally accepted accounting principles and industry standards of all costs and expenses incurred in the acquisition of farmouts, subleases, pooling orders, or other oil and gas interests, (f) interest and points actually incurred on funds borrowed to pay any of the costs and expenses described in clauses (a) through (e) above calculated from the date of their incurrence until the date of their reimbursement by the Drilling Program at the time a Lease is acquired by the Drilling Program, and (g) with respect to Leases held on the date hereof by or acquired thereafter by MD or an Affiliate thereof, an interest in which is transferred to the Participants pursuant to the Program Agreement, the costs of such transfer; provided that the expenses described in clauses (c), (d), (e), and (f) shall have been incurred by MOC or its Affiliates not more than 36 months prior to the acquisition by the Drilling Program of such Lease; and provided further, that such time limitation shall not be applicable to Leases having a primary term of five or more years. Lease Acquisition Costs of a Lease shall not include any costs or expenses otherwise allocable herein to such Lease and which represent costs or expenses incurred in connection with the past drilling of wells which are not producers of sufficient quantities of oil or natural gas to make commercially reasonable their continued operation.

         "Limited Partner" shall mean each person who executes or adopts the Partnership Agreement or a counterpart thereof as a Limited Partner and is accepted by the Managing Partner as such and any person who becomes a substituted Limited Partner in accordance with the terms of the Partnership Agreement. Limited Partner shall not include the Managing Partner, except to the extent that the Managing Partner owns Limited Partner Interests.

         "Limited Partner Interest" shall mean a Limited Partner's unit of interest in the Partnership representing a $1,000 Capital Contribution.

         "Majority in Interest" shall mean, with respect to any agreement or vote of the Investor Partners, Investor Partners whose combined Interests, at the time of the determination thereof, exceed 50% of the total Interests held by Investor Partners who are eligible to participate in such agreement or vote.

         "Management Fee" shall mean the fee to be paid by the Partnership to the Managing Partner in consideration of its services to be rendered in managing the business of the Partnership during each of the initial five Partnership Years of the Partnership in an amount equal to 1.1% of all Capital Contributions to the Partnership initially made by the Investor Partners in exchange for their respective Interests in the Partnership as set forth in the Subscription Agreements. The Management Fee shall not be deducted from the Capital Contributions of the Investor Partners, but shall be paid by the Partnership in monthly or other periodic installments from funds which would otherwise be available for distribution to the Partners in the Partnership, and in such amounts as may be determined in the discretion of the Managing Partner. To the extent that the Partnership has insufficient distributable funds during a particular Partnership Year (after the payment of the reimbursement of advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees) to fully pay the amount of the Management Fee payable during such Partnership Year, then the amount of such unpaid Management Fee shall be carried forward and payable in the next succeeding Partnership Year.

         "Managing Partner" shall mean Mewbourne Development Corporation, a Delaware corporation, and any person who becomes a substituted managing partner of the Partnership, in accordance with the terms of the Partnership Agreement.

         "Mewbourne" shall mean MD and MOC.

         "Mewbourne Holdings" shall mean Mewbourne Holdings, Inc., a Texas corporation.

         "Mewbourne Securities" shall mean Mewbourne Securities, Inc., a Texas corporation.

         "MD" shall mean Mewbourne Development Corporation, a Delaware corporation.

         "MOC" shall mean Mewbourne Oil Company, a Delaware corporation.

         "Mr. Mewbourne" shall mean Curtis W. Mewbourne.

         "Non-Capital Expenditures" shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.

         "OPEC" shall mean the Organization of Petroleum Exporting Countries.

         "Operating Agreement" shall mean a Model Form Operating Agreement based upon the American Association of Petroleum Landmen Form 610-1989 and, among the other attached exhibits thereto, an accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America, each of which containing modifications that are customary and usual for the geographic area in which the Partnership intends to conduct operations.

         "Operating Costs" shall mean all expenditures made and costs incurred in producing and marketing oil and gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges, and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

         "Organization and Offering Expenses" shall mean all costs and expenses incurred by MD and its Affiliates thereof in connection with the organization of the Partnership and the Drilling Program, the registration of the Interests for offer and sale under applicable federal and state securities laws, and the offer and sale of the Interests, including without limitation, fees paid to persons performing due diligence examinations or otherwise acting in relation to the Partnership or MD with respect to the offering and sale of the Interests and all expenses reasonable for MD and Affiliates thereof incurred in assisting with the distribution of the Interests or such due diligence, but such term shall not include any costs and expenses that might be categorized as any of the foregoing but that are included as Sales Commissions or Due Diligence Fees.

         "Organizational Partner" shall mean Mr. Mewbourne.

         "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified Lease or Lease, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all cost of development, operation, or maintenance.

         "Participants" shall mean MD and the Partnership, and a "Participant" shall mean such Participants individually.

         "Partners" shall mean the Investor Partners and the Managing Partner.

         "Partnership" shall mean Mewbourne Energy Partners 97-A, L.P. formed by MD and the Organizational Partner as provided in this Prospectus.

         "Partnership Agreement" shall mean the Agreement of Partnership by and among the Managing Partner and the Investor Partners of the Partnership, the form of which is attached hereto as Exhibit A, as amended from time to time.

         "Partnership Year" shall mean a period of one year with the first Partnership Year commencing as of the date that Investor Partners are first admitted to the Partnership and ending immediately prior to the anniversary of such date and with each succeeding Partnership Year commencing as of the anniversary of such date and ending immediately prior to the next succeeding anniversary date.

         A "person" shall mean any natural person, partnership, corporation, association, trust, or other legal entity.

         "Production Purchase or Income Program" shall mean any program whose investment objective is to directly acquire, hold, operate, and/or dispose of producing oil and gas properties. Such a program may acquire any type of ownership interest in a producing property, including but not limited to, Working Interests, royalties, or production payments. A program which spends at least 90% of Capital Contributions and borrowed funds (excluding Organization and Offering Expenses) in the above described activities is presumed to be a Production Purchase or Income Program.

         "Program Agreement" shall mean the Drilling Program Agreement by and among the Participants for the Drilling Program, the form of which is attached hereto as Exhibit B, as amended from time to time.

         "Program Manager" shall mean MOC and any person who becomes the successor Program Manager in accordance with the terms of the Program Agreement.

         "Program Well" shall mean any oil and gas well in which the Participants have an interest pursuant to the Program Agreement.

         "Prospect" shall mean an area covering lands which, in the opinion of the Program Manager, contains subsurface structural or stratigraphic conditions making it susceptible to the accumulation of oil or gas in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be designated by the Program Manager in writing prior to the date on which a well is spudded (i.e. boring is commenced) thereon and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated oil and gas reserves and to include all acreage encompassed therein. A "Prospect" with respect to a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a Horizon containing Proved Reserves.

         "Proved Reserves" shall mean those quantities of crude oil, natural gas, and natural gas liquids which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in future years from known oil and gas reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of oil and gas which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods. Depending upon their status or development, Proved Reserves will be subdivided into the following classifications and have the following definitions.

                 (a) "Proved Developed Reserves" shall mean Proved Reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification includes:

                          (i) "Proved Developed Producing Reserves," which are Proved Developed Reserves which are expected to be produced from existing completion intervals now open for production in existing wells; and

                          (ii) "Proved Developed Non-Producing Reserves," which are Proved Developed Reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making oil and gas available for production is relatively small compared to the cost of a new well.

                 Additional oil and gas expected to be obtained through the application of improved recovery techniques are included as Proved Developed Reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production that increased recovery will be achieved.

                 (b) "Proved Undeveloped Reserves" shall mean all reserves which are expected to be recovered from additional wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Such reserves on undrilled acreage are limited to those drilling units offsetting productive units which are reasonably certain of production when drilled. Proved Reserves for other undrilled units are claimed only where it can be demonstrated with reasonable certainty, based on accepted geological, geophysical, and engineering studies and data, that there is continuity of reservoir from an existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to any improved recovery technique contemplated for any acreage, unless the techniques to be employed have been proved effective by actual tests in the same areas and reservoir.

         "Reconstituted Partnership" shall mean the Partnership, as reconstituted by a Majority in Interest of the Investor Partners pursuant to
Section 9.3 of the Partnership Agreement.

         "Reporting and Legal Expenses" shall mean all third party accounting fees, costs, and expenses associated with obtaining audits of books and records, third party engineering fees, costs, and expenses associated with annual reserve reports, and third party attorney's fees and other legal fees, costs, and expenses associated with matters that are attributable to the Drilling Program's or the Partnership's business.

         "Right of Presentment" shall mean the right of Investor Partners to request the Managing Partner to purchase for cash any or all of that Investor Partner's Interests, subject to certain conditions.

         "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System or a transaction involving the conversion to corporate, trust, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

         (1)     voting rights;
         (2)     the term of existence of the Partnership;
         (3)     Sponsor compensation; or
         (4)     the Partnership's investment objectives.

         "Roll-Up Entity" shall mean a partnership, trust, corporation, or other entity that would be created or survive after the successful completion of a proposed Roll-Up transaction.

         "Sales Commissions" shall mean the sales commissions to be paid to the Soliciting Dealers, which may be in an amount of up to 8% of the sales price of Interests sold to persons other than (a) officers, directors or employees of MD and Affiliates thereof, (b) officers, directors, employees, or registered representatives of a Soliciting Dealer, or (c) an Affiliate of the Managing Partner.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Sharing Ratio" shall mean for any Investor Partner in the Partnership the proportion obtained by dividing (i) the amount of such Investor Partner's Capital Contribution to the Partnership by (ii) the sum of all Capital Contributions paid by Investor Partners to the Partnership; provided that in the event of an assignment (voluntarily, by operation of law or the Partnership Agreement or otherwise) by an Investor Partner of Interests in the Partnership (other than an assignment solely of an interest in distributions of Partnership revenues), the Sharing Ratio of such Investor Partner shall be proportionately reduced, based upon the number of Interests assigned compared to the total number of Interests owned by such Investor Partner, and the assignee of such Interests shall succeed to a proportionate share of the Sharing Ratio of his assignor that is attributable to the Interests transferred to such assignee.

         "Simulated Basis" shall have the meaning ascribed to such term in
Section 7.1(c) of the Partnership Agreement.

         "Simulated Depletion" shall have the meaning ascribed to such term in
Section 7.1(c) of the Partnership Agreement.

         "Simulated Gain" shall have the meaning ascribed to such term in
Section 7.1(c) of the Partnership Agreement.

         "Simulated Loss" shall have the meaning ascribed to such term in
Section 7.1(c) of the Partnership Agreement.

         "Soliciting Dealers" shall mean those persons who are authorized to act as registered representatives by the National Association of Securities Dealers, Inc. and have contracted with MD to offer and sell the Interests.

         "Special Subscription Instructions" shall mean, with respect to an Investor Partner, the special subscription instructions that contain representations, warranties, covenants, and agreements of such Investor Partner, the form of which is attached hereto as Exhibit C.

         "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or any person who will manage or is entitled to manage or participate in the management or control of the Partnership. Sponsor includes the Managing Partner and any other person who actually controls or selects any person who controls 25% or more of the exploratory, developmental, or producing activities of the Partnership or any segment thereof, even if that person has not entered into a contract at the time of the formation of the Partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Interests. Whenever the context requires, the term Sponsor shall be deemed to include its Affiliates.

         "Subscription Agreement" shall mean, with respect to an Investor Partner, the subscription agreement executed and delivered by such Investor Partner in connection with his subscription to purchase Interests in the Partnership to which he is admitted as an Investor Partner that contains certain representations, warranties, covenants, and agreements of such Investor Partner, the form of which is attached hereto as Exhibit D.

         "Subscription Documents" shall mean the Subscription Agreement and the related questionnaires, Special Subscription Instructions, applications, agreements, and other materials and documents furnished with this Prospectus.

         "Super Majority In Interest" shall mean, with respect to any agreement or vote of Investor Partners, Investor Partners whose combine Interests, at the time of the determination thereof, exceed 66% of the total Interests held by Investor Partners who are eligible to participate in such agreement or vote.

         "Valuation Date" shall mean December 31 of the year immediately preceding the year in which the Right of Presentment is being exercised.

         "Working Interest" shall mean an interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.


                             TERMS OF THE OFFERING

GENERAL

         MD is offering to qualified investors during 1997 an aggregate of up to 2,000 ($2,000,000) Limited Partner Interests and up to 8,000 ($8,000,000)
General Partner Interests in the Partnership. The minimum offering amount for the Partnership is 1,000 Interests ($1,000,000) with the maximum offering amount being 10,000 Interests ($10,000,000). As initially formed, the Partnership in addition to the Managing Partner, will have a single Organizational Partner who will make a capital contribution of $100, which will be refunded when the Organizational Partner withdraws from the Partnership at the time the Investor Partners are admitted to the Partnership. The Partnership will not commence operations prior to the termination of the subscription period for Interests. The Partnership will participate, together with MD and its Affiliates, in the Drilling Program. Pursuant to the Program Agreement, the activities of the Partnership will focus upon the acquisition of Leases, the drilling of Development Wells and development of Prospects and the production and operation of the resulting properties.

         The minimum subscription in the Partnership is five Interests ($5,000). The entire purchase price for each Interest must be paid in cash at the time of subscription.

         The execution of a Subscription Agreement by a subscriber or his authorized representative constitutes a binding offer to buy Interests in the Partnership and an agreement to hold the offer open until the subscription is accepted or rejected by the Managing Partner. Once an investor subscribes for Interests, he will not have any revocation rights. The Managing Partner may refuse to accept any subscription without liability to the subscriber. The Managing Partner may reject a subscription if, for example, the prospective investor does not satisfy the suitability standards or if the subscription is received after the offering period has terminated. The execution of a Subscription Agreement and its acceptance by the Managing Partner also constitute the execution of the Partnership Agreement and an agreement to be bound by the terms thereof as an Investor Partner, including the granting of a special power of attorney to the Managing Partner appointing it as the Investor Partner's lawful representative to make, execute, sign, swear to, and file certain documents and instruments. See "Summary of Partnership Agreement and Program Agreement -- Power of Attorney."

         The Managing Partners and Affiliates thereof are eligible to subscribe for Interests, provided that any Interests so purchased must be purchased for investment purposes only and not for the purpose of resale or any further public distribution. It is the Managing Partner's current intention that the Managing Partner and/or an Affiliate thereof will subscribe for such number of Interests as may be necessary for the Partnership to receive the minimum subscription amount of 1,000 Interests ($1,000,000). The number of Interests in the Partnership that may be purchased by the Managing Partner and/or Affiliates thereof is not subject to any specific maximum limitations but depends upon the number of subscriptions for Interests received and accepted from non-Affiliates. There are no limitations upon the number of Interests that may be purchased by the Managing Partner or its Affiliates and subject to certain limitations, Interests purchased by the Managing Partner or its Affiliates will have voting rights under the Partnership Agreement. See "Risk Factors -- Particular Risks Relating to the Interests -- Ownership of Interests by Affiliates of MD."

SUBSCRIPTION REFUNDS

         If, within 12 months after the admission of the Investor Partners to the Partnership, the Partnership has not expended or committed for expenditure an amount equal to the total Capital Contributions of the Partnership's Investor Partners, the Managing Partner shall distribute, as a return of capital, to the Investor Partners on a pro rata basis the amount of such unexpended and uncommitted Partnership funds, after deducting therefrom an amount that the Managing Partner reasonably determines will be equal to the operating capital to be required by the Partnership that will not be provided by anticipated revenues from Partnership operations. For a description of the tax consequences resulting from the distribution of such uncommitted amounts, see "Tax Aspects -- Special Features of Oil & Gas Taxation -- Basis and At Risk Rules."

SUBSCRIPTION PERIOD

         The subscription period for Interests in the Partnership will commence on the date of this Prospectus and terminate on October 31, 1997, unless MD in its sole discretion accelerates or delays the offering termination date, provided that MD's ability to delay the offering termination date is subject to its obligation to return the purchase price for any Interests not invested in the Partnership within any period required by state securities law and in no event will such termination be delayed beyond December 31, 1997.

         The Partnership shall not be funded with less than $1,000,000 in Capital Contributions from Investor Partners. If, at the end of the subscription period for Interests in the Partnership, subscription funds of less than $1,000,000 have been received by MD, such funds will be promptly returned to subscribers.

SUITABILITY STANDARDS

General.

         Investment in the Partnership involves a high degree of financial risk and is suitable only for persons of substantial means who have no need for liquidity in their investment and who can afford to lose all or substantially all of their investment. In particular, investment as a General Partner is recommended only to those persons who are in a position to benefit from the treatment given such investment under current federal income tax laws. The following suitability requirements represent the minimum suitability requirements for investors in the Partnership, and the satisfaction of such requirements by a prospective investor does not necessarily mean that an investment in the Partnership is a suitable investment for that investor.

         Based upon the information provided by each subscriber concerning his/her investment objectives, other investments, financial situation and needs, and any other pertinent information, each person offering and selling Interests is required to make every reasonable effort to assure that the purchase of Interests and an investment in the Partnership are an appropriate investment for an investor in light of the suitability standards set forth herein and that an investment in Interests is consistent with such investor's investment objectives and financial situation. In addition, such persons will make every reasonable effort to assure that (a) such subscriber is or will be in an appropriate financial position which will enable him/her to realize to a significant extent the benefits described in this Prospectus, including the tax benefits, (b) the subscriber has a fair market net worth sufficient to sustain the risks inherent in an investment in the Partnership, including loss of investment and lack of liquidity, (c) an investment in the Partnership is otherwise suitable for such subscriber, and (d) they have a reasonable basis to believe that the subscriber, along or with one or more representatives, advisors, or agents has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the offering. Such information will be maintained by the Managing Partner and the applicable Soliciting Dealer for at least 6 years.

Minimum Suitability Standards

         Each subscriber for Interests must represent in writing that he/she has (a) a minimum annual gross income of $60,000 and a minimum net worth of $60,000 (exclusive of home, home furnishings and automobiles; or (b) a minimum net worth of $225,000 (exclusive of home, home furnishings and automobiles).

         Investors who are residents of the states set forth below may be subject to higher and/or alternative suitability standards, which are described below. Additional representations and warranties required of Investor Partners are set forth in the Special Subscription Instructions and the Subscription Agreement attached as Exhibits C and D to this Prospectus.

Additional Suitability Standards.

         For ARIZONA, INDIANA, MICHIGAN, MISSOURI, NORTH CAROLINA, OHIO, PENNSYLVANIA, SOUTH CAROLINA, TENNESSEE, TEXAS, UTAH, VIRGINIA, AND WEST VIRGINIA, RESIDENTS. A resident of the States of ARIZONA, INDIANA, MICHIGAN, MISSOURI, NORTH CAROLINA, OHIO, PENNSYLVANIA, SOUTH CAROLINA, TENNESSEE, TEXAS, UTAH, VIRGINIA, AND WEST VIRGINIA, and who are subscribers for General Partner Interests must represent in writing that he/she has (a) minimum net worth of $225,000 without regard to the investment in the Partnership (exclusive of home, home furnishings and automobiles) and a minimum annual gross income of $100,000 for the current year and for the two previous years ($60,000 or more for the previous year and expects to have an annual gross income of $60,000 or more for the current year and for the succeeding year for Arizona and Missouri residents); or (b) a minimum net worth in excess of $1,000,000, inclusive of home, home furnishings, and automobiles; or (c) a minimum net worth of $500,000 (exclusive of home, home furnishings and automobiles) or (d) a minimum annual gross income of $200,000 in the current year and the two previous years.

         For ARIZONA Residents. A resident of the State of ARIZONA who subscribes for Limited Partner Interests must (a) have a net worth of not less than $225,000 (exclusive of home, home furnishings and automobiles) or (b) have an annual gross income of not less than $75,000 and a net worth of not less than $75,000 (exclusive of home, home furnishings, and automobiles). The subscriber must represent in writing that the investment in the Partnership does not represent more than ten percent of the subscriber's net worth, less the value of the subscriber's other investments in limited partnership interests.

         For CALIFORNIA Residents.   A resident of the State of CALIFORNIA who
subscribes for Limited Partner Interests must represent in writing that he/she has (a) a net worth of at least $250,000 or more (exclusive of home, home furnishings, and automobiles) and had during the last tax year or estimates that he/she will have during the current tax year, a gross annual income of $65,000 or more, or (b) a net worth of $500,000 or more (exclusive of home, home furnishings, and automobiles); and a resident of the State of CALIFORNIA who subscribes for General Partner Interests must represent in writing that he/she has (a) a net worth of at least $250,000 or more (exclusive of home, home furnishings, and automobiles) and had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $120,000 or more, or (b) a net worth of $500,000 or more (exclusive of home, home furnishings, and automobiles), or (c) a net worth of $1,000,000 or more (inclusive of home, home furnishings, and automobiles), or (d) had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $200,000 or more.

         For MICHIGAN and OHIO Residents. A resident of MICHIGAN OR OHIO must represent that the investment in the Partnership does not exceed ten percent of the subscriber's individual or joint net worth (exclusive of home, home furnishings, and automobiles).

         For TENNESSEE Residents. A resident of the State of TENNESSEE who subscribes for Interests must, at a minimum, represent in writing that he/she has (a) an individual net worth of at least $250,000 (exclusive of home, home furnishings, and automobiles) and had during the last tax year and estimates that he/she will have during the current tax year, a gross income of at least $65,000, or (b) a net worth of at least $500,000 (exclusive of home, home furnishings, and automobiles).

Additional Requirements.

         IN THE CASE OF SALES TO IRAS, KEOGH PLANS, AND CERTAIN EMPLOYEE BENEFIT PLANS, THE SUITABILITY STANDARDS MAY BE MET BY THE ACCOUNT OR BY EACH BENEFICIARY OF THE ACCOUNT, OR WHERE THE FIDUCIARY IS THE DONOR OF THE FUNDS FOR INVESTMENT IN THE PARTNERSHIP, THE SUITABILITY STANDARDS MAY BE MET BY THE FIDUCIARY. IN THE CASE OF SALES TO A FIDUCIARY ACCOUNT HAVING A RESIDENT OF THE STATE OF ARIZONA, THE SUITABILITY REQUIREMENTS SHALL BE MET BY THE BENEFICIARY, FIDUCIARY ACCOUNT, OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS FOR THE INVESTMENT IN INTERESTS IF THE DONOR OR GRANTOR IS THE FIDUCIARY, AND IN THE STATE OF NORTH CAROLINA, THE SUITABILITY REQUIREMENTS SHALL BE MET BY THE FIDUCIARY OR THE FIDUCIARY ACCOUNT OR BY THE DONOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS FOR THE INVESTMENT IN THE PARTNERSHIP. THESE SUBSCRIBERS SHOULD ALSO CAREFULLY REVIEW THE DISCUSSION UNDER "TAX ASPECTS -- GENERAL TAX PROVISIONS -- INVESTMENT BY TAX-EXEMPT ENTITIES," WHICH INDICATES, AMONG OTHER THINGS, THAT SUBSTANTIALLY ALL OF THE INCOME FROM THE PARTNERSHIP'S OPERATIONS WILL CONSTITUTE "UNRELATED BUSINESS TAXABLE INCOME" FOR TAX PURPOSES AND MAY GIVE RISE TO TAX LIABILITY TO THE INVESTOR.

         Transferees of Interests seeking to become substitute Investor Partners must also meet the suitability requirements discussed above, provided that the requirements with respect to net worth and taxable income may be waived at the Managing Partner's discretion under certain limited circumstances, including transfers of Interests by an Investor Partner to a dependent or to a trust for the benefit of a dependent or transfers by will, gift, or by the laws of descent and distribution.

         For CALIFORNIA Residents. Assignability or transfer of an Interest must be limited so that no assignee or assignor, transferee or transferor may hold less than $5,000 in Interests. See the Special Subscription Instructions for restrictions that limit the transferability of Interests.

         For NORTH CAROLINA Residents. The minimum subscription in the Partnership is five Interests ($5,000). Although the Managing Partner may accept joint ownership of Interests, the minimum initial cash investment by each person having such joint ownership may not be less than $5,000.

         It is anticipated that the Partnership will acquire interests in federal oil and gas leases, thus subscriptions for Interests will not be accepted from a person who is not an Eligible Citizen. In general, an Eligible Citizen is any person who is a citizen of the United States or is otherwise eligible to be qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time. Each prospective investor must represent in writing that he or she is an Eligible Citizen.

SUBSCRIPTION PROCEDURE

         An eligible subscriber may subscribe for Interests in the Partnership prior to the end of the subscription period for the Partnership by properly completing, executing, and delivering the following documents to his Soliciting
Dealer:

                 (a)      A Subscription Agreement; and

                 (b) A check payable to the order of "NationsBank, Escrow Agent for Mewbourne 97 Drilling Program" in an amount equal to the purchase price for the number of Interests to be purchased by that investor.

         The Managing Partner will not accept any Subscription Agreement that has been executed by someone other than the investor, except a Subscription Agreement on the part of a fiduciary account that has been executed by an individual having the legal power of attorney to so act. Unless a subscription is rejected by MD at any time prior to the admission of Investor Partners to the Partnership or MD elects not to admit Investor Partners to the Partnership, fully paid subscriptions in proper form will be deemed accepted, subject to reduction in accordance with the Subscription

Agreement. By its terms, the Subscription Agreement constitutes a binding agreement of the subscriber. Subject to the right of MD to reject subscriptions, each subscriber will become an Investor Partner in the Partnership at the time he is admitted to the Partnership. Investor Partners will be admitted to the Partnership contemporaneously with the release of the funds from the escrow account, and thereafter Investor Partners will be admitted to the Partnership not later than the last day of the calendar month in which their subscriptions were accepted by MD. Subscriptions will be accepted or rejected by MD within 30 days of their receipt or such other shorter time period as may be required by applicable laws of the state in which the subscriber resides. If a subscription is rejected, the subscription funds tendered in connection therewith will be immediately returned to the appropriate subscriber without interest or deduction for expenses. If Investor Partners are not admitted to the Partnership on or before the expiration of the subscription period for Interests in the Partnership, all subscription funds relating to the Partnership will be immediately returned in full, together with any interest thereon, to the appropriate subscribers.

         Subscription funds will be deposited in an escrow account at NationsBank Texas, N.A., Tyler, Texas, or another federally insured institution designated by MD; provided that upon receipt and clearance of aggregate subscription funds of $1,000,000 or more from subscribers that MD deems suitable to be Investor Partners in the Partnership, MD may, upon written request, cause those subscription funds to be withdrawn from the escrow account and to be deposited in an account established for the Partnership and all subscribers whose subscriptions have been accepted shall be admitted as an Investor Partner in the Partnership within 15 days after such deposit. Thereafter, subscription funds will be deposited in the Partnership account with each subscriber whose subscription has been accepted being admitted as an Investor Partner in the Partnership no later than the last day of the calendar month in which such subscription was accepted. Until subscribers are admitted as Investor Partners in the Partnership, no expenses may be paid from the Partnership account. Each subscriber whose subscription has been accepted and who has been admitted as an Investor Partner will be provided confirmation of such acceptance and admission. Funds deposited in the escrow account or Partnership account will be invested in time deposits, short-term bank certificates of deposit, short-term governmental obligations, U.S. treasury bills, or bank money market accounts and similar investments until those funds are expended for Partnership operations.

         A subscriber whose funds are deposited in the escrow or Partnership account no fewer than five business days prior to the termination of the subscription period for Interests in the Partnership will receive, within 60 days following the admission of such subscriber as an Investor Partner in the Partnership, interest earned on those funds from the date those funds cleared the institution where that account is maintained and are invested to the date on which such subscriber was admitted to the Partnership as an Investor Partner in the Partnership. Although subscription funds generally clear an institution within three to five business days following their deposit, no assurance can be given that those proceeds will be clear within that period of time. All subscription funds, together with any interest earned thereon, will be promptly returned to each subscriber that is not admitted as an Investor Partner to the Partnership.

         After the subscription period for the Partnership has expired, no additional Interests in the Partnership will be offered or sold. Notice of the admission of Investor Partners to the Partnership and the percentage of ownership of each Investor Partner therein will be furnished to each Investor Partner following their admission to the Partnership.

         No Organization and Offering Expenses, Sales Commissions or Due Diligence Fees will be paid from subscription funds of the Investor Partners. The Managing Partner, or an Affiliate thereof, shall advance on behalf of the Partnership the amount of all Organization and Offering Expenses, Sales Commissions and Due Diligence Fees attributable to the Partnership. Pursuant to the soliciting dealer agreements between MD and the Soliciting Dealers, the advancement of Sales Commissions and Due Diligence Fees may occur prior to the time that $1,000,000 or more of subscription funds have been received and cleared from subscribers that MD deems suitable to Investor Partners in the Partnership. The Partnership shall reimburse the Managing Partner the amount of such advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees, plus interest on the unreimbursed amount at a per annum rate of interest equal to the Base Rate calculated commencing as of the date that the offering of Interests in the Partnership closes, only from funds which would otherwise be available for distribution to the Partners in the Partnership. Such reimbursement shall not be made from Capital Contributions of the Investor Partners.

         Pending their use in Partnership activities, MD intends to invest the balance of the Capital Contributions in time deposits, short-term governmental obligations, U.S. treasury bills, money market accounts, commercial paper and similar investments. Any interest earned on Capital Contributions from Investor Partners will be allocated solely to the Investor Partners, and will be distributed to the Investor Partners periodically. See "Participation in Costs and Revenues." Funds of the Partnership will not for any purpose be commingled with funds of the Managing Partner or an Affiliate thereof or any other entity.

         NO SUBSCRIPTION AGREEMENT WILL BE ACCEPTED UNTIL AT LEAST 5 BUSINESS DAYS HAVE ELAPSED FROM THE DATE THAT THE SUBSCRIBER RECEIVED A COPY OF THIS PROSPECTUS.

CONVERSION OF GENERAL PARTNER INTERESTS

         MD anticipates that the General Partner Interest in the Partnership held by a General Partner (a "Converted Partner") will be converted to a Limited Partner Interest in the Partnership following the completion of the Partnership's drilling activities (which MD anticipates will occur within approximately 8 to 12 months after the funding of the Partnership). Generally, the discussion in this Prospectus relating to Limited Partners and Limited Partner Interests, other than the discussion of the federal income tax consequences of an initial investment as a Limited Partner, will apply to Converted Partners after the time of such conversion. However, Converted Partners will continue to have the rights and obligations of General Partners with respect to activities occurring prior to conversion, including liability for Partnership obligations. See "Liability of Investor Partners -- General Partners." Furthermore, the tax treatment of Converted Partners will in some respects be determined by their previous status as General Partners. See "Tax Aspects -- Partnership Taxation -- Conversion of General Partner Interests" and "Tax Aspects -- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations." If the Managing Partner determines that the conversion of the General Partner Interests in the Partnership to Limited Partner Interests will have an adverse effect on the General Partners or the Partnership, due to adverse tax consequences or other reasons, the Managing Partner may delay the conversion or may elect not to convert the Partnership; provided that if the Managing Partner determines that such conversion would not be in the best interests of the General Partners or the Partnership, the insurance coverage limits as set forth under "Proposed Activities -- Insurance" will not be reduced unless such coverage becomes unobtainable or is only available at premiums which are prohibitively more expensive than the premiums now being paid for such policies.

RIGHT OF PRESENTMENT

         Each Investor Partner in the Partnership may request that the Managing Partner purchase for cash any or all of that Investor Partner's Interests on the terms and subject to the limitations set forth below (the "Right of Presentment"). The Managing Partner may cause an Affiliate thereof to fulfill its obligation hereunder to purchase all or a portion of such Interests. Investor Partners in the Partnership may make such requests in each of the years 2001 through 2006. If the Interests are subsequently listed on a national securities exchange or are traded through the National Association of Securities Dealer's Automated Quotation System or in the over-the-counter market, the Right of Presentment may be terminated at the option of the Managing Partner. Any such listing could have an adverse effect on the tax consequences of an investment in Interests. See "Tax Aspects - Partnership Taxation." If the obligation of the Managing Partner or its purchaser designee to purchase Interests from Investor Partners is determined to violate any existing or future laws, such obligation will be eliminated or modified appropriately.

         The obligation of the Managing Partner to purchase Interests of the Partnership in any single calendar year is limited to no more than 5% of the total number of Interests of the Partnership outstanding at the beginning of such calendar year; provided, however, the total amount of funds that the Managing Partner directly and by means of a purchaser designee is required to expend in any single calendar year to purchase partnership interests from investors in all of the oil and gas drilling partnerships as to which Mewbourne or an Affiliate serves as Sponsor shall not exceed $500,000. Additionally, if subsequent to the Valuation Date, the price for either oil or gas received by the Partnership from its Program Wells decreases by 20% or more as compared to the price being received as of the Valuation Date, then the Managing Partner may in its sole and absolute discretion refuse to purchase any Interests in the Partnership.

         During the first calendar quarter of each of the years during which the Right of Presentment exists, each Investor Partner in the Partnership may request in writing that the Managing Partner purchase all or less than all of his Interests. Prior to May 1 of each such year, the Managing Partner will notify each requesting Investor Partner of the amount that the Managing Partner or its purchaser designee will pay to purchase each Interest and those Investor Partners shall have twenty (20) days from the receipt of such notice in which to elect whether to present their Interests for purchase. If a greater number of Interests are presented than the Managing Partner is required to purchase, the Interests to be purchased will be selected by lot or by such other method as the Managing Partner deems reasonable. Interests that are not purchased will not have any priority with respect to purchase in subsequent years.

         The purchase price paid to an Investor Partner upon repurchase of his Interests in the Partnership will be the pro rata share represented by his Interests of 99% of the sum of (a) 65% of the unescalated value of future net revenues attributable to Proved Developed Producing Reserves of the Partnership, and (b) 50% of the unescalated value of future net revenues attributable to Proved Developed Non-Producing Reserves of the Partnership, as such are determined by an Independent Expert selected by the Managing Partner and after such value has been discounted as described below, less the share of the Partnership's debts, expenses, and obligations of all kinds incurred and then allocable to those Interests. The purchase price will be determined as of December 31 of the year immediately preceding the year in which the right of presentation is being exercised (the "Valuation Date"). Any cash distributions to an Investor Partner after the Valuation Date and before the date of purchase attributable to the Interests being repurchased will be deducted from the purchase price for his Interests. The effective date of any such sale for purposes of determining such deduction will be deemed to be the day on which payment of the purchase price is tendered by the Managing Partner or its purchaser designee.

         In order to compute the price to be paid upon the purchase of Interests, the Partnership will cause an Independent Expert to estimate annually the future net revenues attributable to the Partners' interests in the Partnership's Proved Reserves on an unescalated basis based upon pricing for oil and gas being received by the Partnership as of the Valuation Date. Such future net revenues attributable to Proved Reserves (a) will first be adjusted by the Independent Expert to reflect the risks of production and development of such reserves and any other economic contingencies that normally would be considered by a purchaser of Proved Reserves and (b) will then be discounted to present value at a rate equal to the prime rate of interest on the Valuation Date charged by NationsBank Texas, N.A., Dallas, Texas, plus 2%. A selling Investor Partner will be entitled to no further Partnership distributions with respect to the Interests he has sold after the date on which payment of the purchase price is tendered by the Managing Partner or its purchaser designee.

         Although the Managing Partner anticipates that its financial resources, including its borrowing capabilities, will be sufficient to meet its purchase obligations under the Right of Presentment, no assurance can be given that contingencies will not arise which will require funding beyond the financial resources committed to it. Therefore, there can be no assurance that either the Managing Partner or its Affiliates will have sufficient funds available to meet the obligation to purchase Interests pursuant to the Right of Presentment. If the Managing General Partner assigns or transfers its interest in the Partnership, the assignee of such interest will be required to assume the withdrawing Managing Partner's obligations with respect to the Right of Presentment.

         An Investor Partner who sells an Interest pursuant to the Right of Presentment may receive more or less total consideration than would be received if the election to sell had not been made and, depending upon the success of the Partnership's activities and the timing of the sale, may realize a gain or loss on such sale. Appraisals of future net recoverable reserves of oil and gas and estimates of future net revenues to be received therefrom are based on variable and uncertain factors and assumptions (including the price at which production can be sold), and amounts of actual production and net revenues will vary from the estimates. Estimates made during the first few years of production from a property will be based on relatively little production history and generally are less reliable than estimates based on a longer production history. Accordingly, reserve estimates and estimates of future net revenues from production are likely to vary from year to year. For these and other reasons, the price paid for purchased Interests may be less than the fair market value or initial price of such Interests.

         The sale of Interests pursuant to the Right of Presentment will be a taxable event to the selling Investor Partner. See "Tax Aspects - Special Features of Oil and Gas Taxation - Sale of Interests."

                              ADDITIONAL FINANCING

         General. The actual costs of the proposed drilling activities of the Drilling Program may exceed the estimated costs of such activities and it is possible that additional funds in addition to the initial contributions from the Participants in the Drilling Program may be required to complete such drilling activities, to further develop Drilling Program Leases and to pay for certain other Drilling Program operations including the acquisition of additional Leases. The Partnership Agreement does not provide for any additional assessments, either mandatory or voluntary of any Investor Partners. Thus, it is anticipated that the Partnership's share of such additional expenditures will be financed by Partnership borrowings, Partnership revenues or the proceeds of sale of Partnership properties. There can be no assurance that such additional funds can be obtained, and if they cannot be obtained the Partnership might have to forego further drilling activities or development of Drilling Program Leases. Also, the terms of certain Leases may bind the Participants to a specified drilling schedule and the inability of the Partnership to fund on a timely basis its portion of the cost of such additional specified drilling could result in the forfeiture of the Partnership's interest in such Leases. Further, the inability to finance additional activities could result in the sale of undeveloped acreage or farmouts to independent parties or to Affiliates of MD including Affiliated Programs, under which circumstances the Partnership may not realize the full value of its properties.

         Limitation on Borrowings. The Partnership Agreement authorizes the Managing Partner to borrow money on behalf of the Partnership and to mortgage or pledge the Partnership's property (including production therefrom) as security therefor and to engage in any other method of financing customary in the oil and gas industry. The sum of outstanding borrowings by the Partnership (which includes the Partnership's reimbursement obligation for advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees) may not at any time exceed 20% of the aggregate Capital Contributions of the its Investor Partners. The Partnership Agreement permits borrowing to finance the acquisition of new Leases in new or existing Prospects and for other Partnership operations, including without limitation drilling and completion activities. The Partnership may borrow funds only if the lender agrees that it will have no recourse against the individual Investor Partners. Borrowings may be secured by the Partnership's assets or income and may be made with or without recourse to the Managing Partner. MD contemplates, however, that any borrowing by the Partnership will be incurred without recourse to the Managing Partner and will be secured by the Partnership's property. MD does not presently intend to guarantee nonrecourse loans by third parties to the Partnership. The Partnership's ability to borrow will depend in large part upon the success of its drilling activities. There is no assurance that the Managing Partner will be able to secure nonrecourse financing in an amount sufficient to conduct drilling operations if such financing is sought, that any such financing can be secured without the guarantee of the Managing Partner or an Affiliate thereof or that financing can be obtained at satisfactory interest rates or terms. Partnership borrowings will be repaid from Partnership revenues allocable to the Partners, thereby reducing the amounts available for distribution to them and creating the risk that an Investor Partner's share of the Partnership's taxable income may be greater than the amounts distributed to him. See "Tax Aspects -- Partnership Taxation -- General."

         The Partnership Agreement further authorizes the Managing Partner and Affiliates thereof to make loans to the Partnership for purposes permitted by the Partnership Agreement. Interest charged by the Managing Partner or any Affiliate thereof on advances made by the Managing Partner or such Affiliate to the Partnership will be at a rate not in excess of the lesser of the effective rate then being paid by the Managing Partner or such Affiliate for similar type borrowings or the highest lawful rate, and in no event at a rate in excess of the amount which would be charged to the Partnership by independent third parties for the same purpose. The Managing Partner or an Affiliate thereof may not receive points or other financing charges or fees on advances made by it to the Partnership. In addition, the Partnership may not make loans to the Managing Partner or any Affiliate thereof. The Managing Partner may pledge its interest in Partnership revenues but may not pledge Partnership assets for its own benefit. MD, however, may pledge its directly owned interest in Drilling Program properties at any time and may sell its interests in Drilling Program properties pursuant to the Program Agreement after the cessation of substantially all drilling activities of the Drilling Program.


                              PLAN OF DISTRIBUTION

         Subscription for Interests will be solicited on a "minimum/maximum best efforts" basis (that is the Soliciting Dealers are not obligated to purchase any Interests not purchased by investors) by Soliciting Dealers that are members of the National Association of Securities Dealers, Inc. Mewbourne Securities, an Affiliate of MD, is a broker-dealer which may act as a Soliciting Dealer for the Partnership. While there is no limitation on the number of Interests that may be sold by Mewbourne Securities, it is anticipated that the number of Interests, if any, sold by Mewbourne Securities will not be material.

         Each Soliciting Dealer will receive Sales Commissions and Due Diligence Fees in an aggregate amount of up to 8.5% of the sales price of Interests sold by that Soliciting Dealer. No Sales Commissions or Due Diligence Fees will be paid on sales of Interests to (a) officers, directors, or employees of MD or its Affiliates, (b) officers, directors, employees, or registered representatives of a Soliciting Dealer, or (c) an Affiliate of the Managing Partner. The total commission and fees paid to a particular Soliciting Dealer may be comprised of (i) a Sales Commission in an amount up to 8% of the sales price of Interests in the Partnership sold by such Soliciting Dealer, and (ii) a Due Diligence Fee in an amount of up to .5% of the sales price of Interests sold by such Soliciting Dealer; provided that the aggregate commission and fees paid to a Soliciting Dealer under clauses (i) and (ii) shall not exceed 8.5% of the sales price of Interests in the Partnership sold by such Soliciting Dealer. The Managing Partner, or an Affiliate thereof, shall advance on behalf of the Partnership the amount of all Sales Commissions and Due Diligence Fees attributable to the Partnership. The Partnership shall reimburse the Managing Partner the amount of such advanced Sales Commissions and Due Diligence Fees, plus interest on the unreimbursed amount at a per annum rate of interest equal to the Base Rate calculated commencing as of the date that the offering of Interests in the Partnership closes, from funds which would otherwise be available for distribution to the Partners in the Partnership. Such reimbursement shall not be made from Capital Contributions of the Investor Partners.

         MD has engaged its Affiliate, Mewbourne Securities, to serve as the dealer manager for purposes of forming a soliciting dealer group comprised of members of the National Association of Securities Dealers, Inc.

         Mewbourne Securities in its role as dealer manager and each Soliciting Dealer participating in the offering of the Interests may be deemed to be an underwriter within the meaning of the Securities Act. MD and the Partnership have agreed to indemnify the Soliciting Dealers including Mewbourne Securities, under certain circumstances, against certain civil liabilities, including liabilities arising under such Act.

         In offering the Interests, in addition to this Prospectus, MD has prepared and intends to provide Soliciting Dealers and investors with a brochure entitled "Mewbourne Energy Partners" concerning the offering of the Interests. Prior to the distribution, such sales materials must be filed with and reviewed by the Securities and Exchange Commission, certain state securities administrators and by state regulatory authorities. When utilized, such sales material must be accompanied or preceded by a Prospectus. No other sales material has been authorized by MD for use in connection with this offering.


                             INVESTMENT OBJECTIVES


         The Partnership will participate in the Drilling Program, to be managed by MOC in its capacity as Program Manager, consisting of the acquisition and development of Prospects. The primary investment objective of the Partnership is to conduct oil and gas drilling and development activities on Prospects in an attempt to establish long- life oil and gas reserves. In addition, the Drilling Program's structure is intended to result in certain tax benefits, consisting principally of deductions for intangible drilling costs, depletion, and depreciation. To the extent that the operations of the Partnership and the Drilling Program result in a net loss for a taxable period, General Partners will be able to claim their respective shares of the deductions giving rise to such loss in the current year, but Limited Partners will not be able to claim their shares of the deductions comprising such loss in the current year except to the extent they have net passive income from other sources. See "Proposed Activities" and "Tax Aspects."

                              PROPOSED ACTIVITIES

         Pursuant to the Program Agreement, the activities of the Partnership will focus upon the acquisition of Leases, the drilling of Development Wells, development of Prospects, and the production and operation of the resulting properties. In addition to Development Wells, at the discretion of the Managing Partner, up to 20% of the Partnership's Capital Contributions may be expended in connection with activities relating to Exploratory Wells. All drilling activities involve a high degree of risk with Exploratory Wells presenting a higher degree of risk than Development Wells. MD will act as the Managing Partner of the Partnership. See "Summary of Partnership Agreement and Program Agreement -- Rights and Powers of the Managing Partner." MOC will act, in its individual capacity, as the Program Manager of the Drilling Program and as operator under the Operating Agreement.

         Mewbourne intends to cause the Partnership to engage in drilling for oil and gas on a number of different Prospects, none of which is yet determined. For a number of reasons, it is impossible at this time to predict with certainty the drilling activities that will be conducted by the Partnership. Among these reasons are that the Partnership has yet to acquire Working Interests or other rights to any particular Leases and it will do so only after the prospective offering of Interests therein is completed.
Further, the amount of capital that will be raised by the Partnership as a result of this offering has not yet been determined. The result of the initial drilling activities conducted by the Partnership also may have a significant effect on the number and location of subsequent wells. Decisions as to the management, business, and affairs of the Partnership will be made by the Managing Partner based upon its judgment at the time as to the best interests of the Partnership. Set forth below is a summary of some of the basic policies and objectives that MD expects to follow in making such decisions.

DEVELOPMENT POLICY

         Pursuant to the Program Agreement, the activities of the Partnership will focus upon the acquisition of Leases, the drilling of Development Wells, development of Prospects, and the production and operation of the resulting properties. In addition to Development Wells, at the discretion of the Managing Partner, up to 20% of the Partnership's Capital Contributions may be expended in connection with activities relating to Exploratory Wells. All drilling activities involve a high degree of risk with Exploratory Wells presenting a higher degree of risk than Development Wells. The number and type of wells to be drilled by the Partnership will vary according to the amount of funds raised, the costs of each well and the size of the fractional Working Interests selected in each well.

         Decisions as to the number and location of the Prospects in which the Partnership will invest and as to the amounts spent on drilling will be made solely by the Managing Partner for the Partnership and by the Program Manager on behalf of the Drilling Program.

         MD will designate in writing the area comprising a Prospect in which the Partnership is to acquire an interest pursuant to the related Program Agreement at or prior to the date on which a well is spudded (i.e., boring is commenced) on such Prospect. The Prospect area may be enlarged or contracted from time to time by MD on the basis of subsequently acquired geological and engineering data to define or redefine the productive limits of the original area of the Prospect. Notwithstanding the foregoing, with respect to any large, continuous known stratigraphic trend which could be defined as a continuous reservoir, MD, acting in good faith, shall be permitted to limit or reduce the area of a Prospect to the extent permitted by the definition of the term "Prospect." See "Definitions."

         Mewbourne intends to cause the Partnership to acquire an interest in as many Prospects as practicable in order to best diversify the risks associated with drilling for oil and gas. The number of subscriptions received and accepted from investors will necessarily affect the number of Prospects in which the Partnership can participate.

AREA OF GEOGRAPHIC CONCENTRATION

         MD anticipates that all of the Partnership's funds available for drilling activities will be expended in the Permian Basin (located in West Texas and Southeastern New Mexico) and also the Anadarko Basin (located in Western Oklahoma and the Texas Panhandle). However, if MD determines that it is in the best interest of the Drilling Program to conduct additional drilling activities in other onshore geographic areas of the United States, the Drilling Program and the Partnership may expend available funds in such areas. At the present time, the Partnership is not committed to any specific drilling sites. No geological, engineering or other information about any geographic area, other than that contained in this Prospectus, will be furnished to any prospective investor and, for that reason, no person should invest in the Partnership on the basis of any expectation regarding the results of drilling on any particular drilling location.

         The Permian Basin encompasses a large area of approximately 75,000 square miles located in West Texas and Southeastern New Mexico. Since 1921, over 26 billion barrels of oil and 76 trillion cubic feet of natural gas have been produced from the Permian Basin.

         Two interior basins (the Midland Basin in West Texas and the Delaware Basin in West Texas and Southeastern New Mexico) subdivide the Permian Basin. Although drilling depths range from very shallow to more than 20,000 feet, MD and its Affiliates target multiple Pennsylvanian and Permian age sandstone and carbonate reservoirs along the shelf and shelf-slope areas within the interior subbasins, which lay at depths ranging from 3,000 to 13,000 feet.

         Over the past 32 years, MOC and its Affiliates have conducted operations throughout the Permian Basin. MOC currently operates approximately 133 wells in the Permian Basin and MOC and its Affiliates have drilled approximately 145 commercially productive oil and gas wells in the Permian Basin. These historical results are not indicative of the results that may be achieved by the Partnership and such results should not be used by potential investors in making an investment decision. In addition, a commercially productive well may not necessarily have sufficient production to recover both operating expenses and drilling and development costs. Most current operations are centered on the shelf and along shelf slope areas of the Delaware Basin located in Eddy, Chaves, and Lea County, New Mexico. It is anticipated that the Partnership will, through the Drilling Program, conduct a portion of its oil and gas drilling and development activities in this area of the Permian Basin. Predominantly, wells drilled by MOC in this region of the Permian Basin are classified as gas wells but produce both oil and gas. However, MOC and its Affiliates have drilled a number of wells in this area which have been classified as oil wells.

         The Anadarko Basin of Western Oklahoma, the Texas Panhandle and Southwestern Kansas encompasses an area of approximately 60,000 square miles. First production was established in 1917 and since that time over 6 billion barrels of oil and 80 trillion cubic feet of natural gas have been produced from this geological basin.

         Production in the Anadarko Basin ranges from several hundred feet to over 26,000 feet in depth. Over the past 20 years, MOC and its Affiliates have drilled approximately 325 commercially productive wells that have targeted Pennsylvanian, Mississippian, Devonian, and Silurian age sandstone and carbonate reservoirs along the shelf area of Western Oklahoma and the Texas Panhandle at depths of between 6,000 and 13,000 feet. MOC currently operates approximately 196 wells in the Anadarko Basin. It is anticipated that the Partnership will, through the Drilling Program, conduct a portion of its drilling and development activities along the shelf area of Western Oklahoma and the Texas Panhandle. A majority of the wells drilled by MOC over the past 20 years in this region of the Anadarko Basin have been classified as gas wells but produce both oil and gas. However, MOC and its Affiliates have drilled a number of wells in this area which have been classified as oil wells.

PROSPECT EVALUATION

         MOC currently employs 15 engineers, 4 geologists and 7 landmen which are available to assist in Prospect origination for each Drilling Program. It is anticipated that MOC will conduct substantially all Prospect origination for the Drilling Program. Prospect origination is the process of formulating a geological or geophysical concept and negotiating for the acquisition of a sufficient acreage interest in the area to warrant drilling and testing.
Before selecting a Prospect for the Partnership, MOC will review all available engineering and geological data, which may include, but is not limited to, logs, completion reports and plugging reports for wells located in the vicinity of the proposed Prospect.

COST ESTIMATES

         Prior to conducting drilling activities on behalf of the Partnership, MD will estimate the costs to be incurred by the Partnership in drilling the wells planned for the Partnership. Such estimates will be based upon MD's historic experience and contracts to be entered into by MD or its Affiliates and non-Affiliated drilling contractors fixing the footage drilling rates, and in certain circumstances stimulation costs to be incurred by the Partnership.

ACQUISITION OF LEASES

         The decision for the Partnership to acquire an interest in a Prospect, the size and nature of the interest acquired and the terms of each such acquisition will be based upon evaluations of the properties conducted by the Managing Partner after consultation with the Program Manager or independent geologists or engineers. To assist in conducting and interpreting such evaluations, MD or its Affiliates employ a staff of technical personnel. See "Management."

TRANSACTIONS WITH AFFILIATES

         Sale of Leases to the Partnership. All Leases to be acquired by the Partnership will be selected by the Managing Partner from a variety of Prospects, substantially all of which will be originated by MOC. The Partnership Agreement provides that neither the Managing Partner, nor any Affiliate thereof, including an Affiliated Program, is permitted to sell, transfer or convey any Lease to the Partnership, directly or indirectly, except pursuant to a transaction which is fair and reasonable to the Partnership and in accordance with the following restrictions:

                 (a) The Managing Partner and its Affiliates may only sell a Lease to the Partnership at a price equal to its Lease Acquisition Costs unless the transferor has reasonable grounds to believe that the Lease Acquisition Costs is materially more than the fair market value of such Lease, in which case such sale must be made at a price not in excess of its fair market value, provided, however, that if the sale is from an Affiliated Program that has held the Lease for more than two years and in which Affiliated Program the interest of the Managing Partner or its Affiliate is substantially similar to, or less than, its interest in the Partnership, the sale may be made at fair market value.

                 (b) If the Managing Partner or an Affiliate thereof sells any Lease within a Prospect to the Partnership, it must, at the same time, sell to the Partnership an equally proportionate interest in all other Leases that it owns in the same Prospect.

                 (c) If at any time within a period of five years from the Partnership's funding, the Managing Partner or an Affiliate thereof proposes to acquire an interest from a non-Affiliated person in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions will apply (i) if the Managing Partner or any Affiliate thereof does not currently own property in the Prospect separately from the Partnership, then neither the Managing Partner nor any Affiliate thereof will be permitted to purchase an interest in the Prospect; and (ii) if the Managing Partner or any Affiliate thereof currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired will be divided between the Partnership and the Managing Partner or an Affiliate thereof in the same proportion as is the other property in the Prospect; provided, however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing Partner, nor any Affiliate thereof may purchase any additional interest in the Prospect during such five year period.

                 (d) If the area constituting the Partnership's Prospect is subsequently enlarged to encompass any area wherein the Managing Partner or any Affiliate thereof owns a separate Lease, such separate Lease or a portion thereof must be sold, transferred, or conveyed to the Partnership, in accordance with the provisions described under this heading in the Prospectus, if the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves which are attributable to such Lease.

                 (e) A sale, transfer, or conveyance of less than all of the ownership of the Managing Partner or any Affiliate thereof in any Lease is prohibited unless the interest retained by the Managing Partner or such Affiliate is a proportionate Working Interest, the respective obligations of the Managing Partner or such Affiliate and the Partnership are substantially the same after the sale of the interest by the Managing Partner or such Affiliate, and its interest in revenues does not exceed the amount proportionate to its retained Working Interest. Neither the Managing Partner, nor any Affiliate thereof may retain any overriding royalty interest or other burden on an interest conveyed to the Partnership.

                 (f) For the purposes of the preceding four paragraphs, the term "Affiliate" does not include an Affiliated Drilling Program in which the interest of the Managing Partner or an Affiliate thereof is substantially similar to or less than its interest in the Partnership.

                 (g) If the Partnership acquires a Lease pursuant to a farmout or joint venture from an Affiliated Program, the Managing Partner's, and any Affiliate's thereof aggregate compensation associated with the property and any direct or indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the Managing Partner and such Affiliates could receive if the property were separately owned or retained by either the Partnership or such other Affiliated Program.

         A determination of fair market value must be supported by an appraisal from an Independent Expert. Such opinion and any associated supporting information must be maintained in the Drilling Program's records for at least six years.

         Purchase of Leases from the Partnership. Neither the Managing Partner nor any Affiliate thereof, including Affiliated Programs, may purchase or acquire any Lease from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership and then subject to the following conditions:

                 (a) A sale, transfer, or conveyance, including a farmout, of an undeveloped Lease (i.e. a Lease not having any Proved Developed Reserves attributable to it) from the Partnership to the Managing Partner or any Affiliate thereof, other than an Affiliated Program, must be made at the higher of the Lease Acquisition Costs or fair market value.

                 (b) A sale, transfer, or conveyance of a developed Lease (i.e. a Lease having Proved Developed Reserves attributable to it) from the Partnership to the Managing Partner or any Affiliate thereof, other than an Affiliated Program in which the interest of the Managing Partner or its Affiliate is substantially similar to or less than its interest in the Partnership, is not permitted except in connection with the liquidation of the Partnership and then only at fair market value.

                 (c) Except in connection with farmouts or joint ventures made in compliance with the restrictions described in paragraph (b) above under the heading "Sales of Leases to the Partnership," a transfer of an Undeveloped Lease from the Partnership to an Affiliated Program must be made at fair market value if the Lease has been held for more than two years; otherwise, if the Managing Partner deems it to be in the best interest of the Partnership, the transfer may be made at the Lease Acquisition Costs.

                 (d) Except in connection with farmouts or joint ventures made in compliance with the restrictions described in paragraph (b) above under the heading "Sales of Leases to the Partnership," a transfer of any Lease from the Partnership to an Affiliated Production Purchase or Income Program must be made at fair market value if the Lease has been held for more than six months or there have been significant expenditures made in connection with the Lease; otherwise, if the Managing Partner deems it to be in the best interest of the Partnership, the transfer may be made at the Lease Acquisition Costs as adjusted for intervening operations.

         A determination of fair market value must be supported by an appraisal from an Independent Expert. Such opinion and any associated supporting information must be maintained in the Drilling Program's records for at least six years.

         Participation by Mr. Mewbourne. Mr. Mewbourne has historically invested directly in the drilling and development activities of MOC and its Affiliates during the past 32 years. In addition he has been an investor in the joint ventures and drilling agreements through which other investors participated in various MOC managed programs. Mr. Mewbourne's annual participation varied considerably both in level of investment and form, but in general approximated 25% to 50% of the annual expenditures.

         Mr. Mewbourne intends to invest alongside the Partnership in the activities of the Drilling Program, however, there is no assurance that the amount of Mr. Mewbourne's participation will be in accordance with his historical custom. The amount of such investment will be subject to many variables, including the availability of interests in the Leases, the amount of capital available to the Partnership from subscriptions, the timing of the drilling activities, and other such matters.

FARMOUTS

         The Partnership will acquire only those Leases that are reasonably required for the stated purpose of the Partnership, and no Leases will be acquired for the purpose of subsequent sale or farmout, unless the acquisition of such Leases by the Partnership is made after a well has been drilled to a depth sufficient to indicate that such an acquisition is believed to be in the best interests of the Partnership.

         The necessity to enter into farmouts is most likely to occur when the Partnership has insufficient funds to bear development costs accompanying a Lease or where the development costs or attendant risks are substantial. The Mana ging Partner may arrange for the development or disposition of the Partnership's Leases by farmout arrangements with third parties or Affiliates (including an Affiliated Program) if the Managing Partner, in exercising the standard of a prudent operator, determines that (a) the Partnership lacks sufficient funds to drill on the Leases and cannot obtain suitable alternative financing for such drilling, (b) the Leases have been downgraded by events occurring subsequent to their acquisition by the Partnership so that the drilling of the Leases would no longer be desirable to the Partnership, (c) drilling on the Leases would result in an excessive concentration of the Partnership's funds in one location creating, in the opinion of the Managing Partner, undue risk to the Partnership, or (d) the best interests of the Partnership would be served by the farmout. The Partnership may also farmin Leases from third parties or its Affiliates (including Affiliated Programs) in partial or in full consideration for its agreement to drill one or more wells thereon. MD will not farmout a Lease for the primary purpose of avoiding payment of its costs related to drilling such Lease or Prospect.

         Any farmouts between the Partnership and MD or an Affiliate thereof will be on terms substantially consistent with, in the opinion of the Managing Partner, those available from non-Affiliated third parties in the same geographic area for similar arrangements. No farmout shall be entered into between the Partnership and MD or an Affiliate thereof unless the Managing Partner, exercising the standard of a prudent operator, shall determine that the farmout is in the best interests of the Partnership and the Investor Partners. The Partnership's authority to enter into farmouts with MD or an Affiliate thereof is subject to the same restrictions as its authority to purchase property from or sell property to MD or an Affiliate. See "-- Transactions with Affiliates" above. For a discussion of the prudent operator standard of conduct, see "Conflicts of Interest -- Fiduciary Responsibility of the Managing Partner."

         Any decision with respect to farmouts and farmins and the terms thereof to or from the Drilling Program will involve conflicts of interest, as MD may benefit from cost savings and reduction of risk, and in the event of a farmout or farmin to or from an Affiliated Program, MD will represent both programs involved in the transaction. See "Conflicts of Interest."

         For a discussion of certain federal income tax risks and considerations associated with farmouts, see "Tax Aspects -- Special Features of Oil and Gas Taxation -- Farmouts and Backin Interests."

OPERATIONS

         All administration of the Drilling Program will be conducted by MOC in its capacity as the Program Manager (including the origination of Prospects and the supervision of drilling and completion activities with respect to those operations for which it is acting as operator) and all management functions of the Partnership will be conducted by MD in its capacity as Managing Partner. MOC will perform all operating services relating to Program Wells, and MOC will be entitled to be reimbursed for such services in an amount equal to all charges (including certain overhead charges) which constitute direct and indirect charges under the Operating Agreement or other applicable operating agreements incurred by MOC in connection with drilling or operating a Program Well, including an initial fixed rate, per-month, overhead charge of $780 for each producing well and $7,420 for each drilling well. Mewbourne and Affiliates thereof currently employ approximately 85 persons on a full time basis, many of whom will be engaged in some aspect of the Drilling Program's activities. In addition to its own employees, Mewbourne may utilize the services of consultants for well drilling and completion activities, production accounting and other activities. MD currently employs 4 persons, all of whom are members of MOC's executive management group.

         Under the Program Agreement, MOC has agreed to act as operator with respect to drilling and production operations conducted on each Program Well, except in those instances in which (a) the Lease on which such Program Well is to be drilled is already subject to an existing operating agreement under which a third party has been designated as operator, (b) the requisite number of third parties being joint Working Interest owners in such well decline to approve MOC as operator, or (c) MOC determines in good faith that it is not in the best interests of the Participants and of MOC for it to act as operator. In any case in which MOC or an Affiliate thereof acts as operator for the Drilling Program's properties or provides other services or materials to the Drilling Program, it will do so only pursuant to a written agreement and only on terms and conditions comparable to those entered into by non-Affiliated parties in the same area. Any such operating agreement will precisely describe the services to be rendered and all compensation to be paid and will require the Partnership and its Partners to pay only that portion of the fees allocable to their Working Interest. Fees received by MOC or an Affiliate thereof under any such operating agreement may constitute additional compensation. See "Compensation and Reimbursement."

         With respect to each Program Well for which MOC is to serve as operator, all operations relating to such Program Well, including without limitation, all costs and expenditures of drilling, testing, completing, equipping, and operating such Program Well shall be conducted pursuant to an operating agreement between MOC as operator, and the Participants as non-operator, with such operating agreement to be substantially in the form and substance as the Operating Agreement attached hereto as Attachment B to the Program Agreement. In the event, at the time of acquisition of a Lease by the Participants, such Lease is subject to another operating agreement or if MOC enters into an operating agreement with third parties being joint working owners in such Program Well, nevertheless, the Operating Agreement between MOC and the Participants shall govern operations as between them. However, MOC and the Managing Partner shall have the right to amend the Operating Agreement between MOC and the Participants covering certain of the Leases to conform to such other operating agreement, except that the Operating Agreement may not be amended in any manner that the Managing Partner determines will adversely affect the Partnership or the Investor Partners in any material respect. MOC shall have the right to charge the Joint Account under the Operating Agreement between MOC and the Participants a share attributable to the Participants' interest of any costs or expenses incurred by MOC under such other operating agreement which are not otherwise provided for in the Program Agreement or in the Operating Agreement between MOC and the Participants.

TITLE TO PARTNERSHIP PROPERTIES

         Program Wells will be drilled on Leases having limited warranties of title, or none at all. As is customary in the oil and gas industry, the only investigation of title made at the time of acquisition of undeveloped properties is a preliminary review of local real estate records. Prior to drilling a Program Well on a Prospect, the Program Manager shall cause to be done or be satisfied that there has been done such title examination and other title curative work as the Program Manager in its sole discretion, shall determine to be necessary or appropriate in accordance with general industry standards. In addition, a drilling title opinion is generally secured before commencement of drilling operations. Title to the Partnership's properties will be held temporarily in the name of MOC in the capacity of nominee, with record title being transferred to the Partnership following commencement of production from a Program Well. In certain circumstances the Partnership will not receive record title. These circumstances include without limitation (a) where record title is held in the name of a third party (as in the case where pursuant to industry practice, record title is held by a third party, such as a pooled operating interest) or (b) in the case of a federal, state, or other Lease, where an approval to the transfer is required (in which event the Program Manager will take steps to obtain approval of appropriate authorities to the assignment to the Participants as promptly as possible).
All records of the Partnership, the Drilling Program, and MOC will indicate that any such Lease is so held.

INSURANCE

         MD expects to conduct the business of the Partnership and to cause MOC to conduct the business of the Drilling Program in a manner intended to limit, to the extent practicable, the exposure of the General Partners to liability in excess of their Capital Contributions to the Partnership. See "Liability of Investor Partners -- General Partners" for a discussion of the potential liability of General Partners. It is anticipated that drilling activities of the Partnership will be conducted in the medium depths (i.e. 3,000 to 13,000 feet) of the Northwest Shelf, and the shelf of the Delaware and Midland Basins, and Central Basin Platform geological sub-regions of the Permian Basin and the shelf and the shelf slope area of the Anadarko Basin where the probability of encountering severely over-pressured formations and other hazards associated with drilling activities is less likely. MOC and its Affiliates have drilled approximately 606 wells in the 32 years since 1965, and except for one well drilled in 1982 as to which a downhole blowout occurred (resulting in claims of approximately $923,202 which were fully insured subject to the applicable deductible), MOC and its Affiliates have not experienced any material explosion, fire, or similar hazard with respect to any of these wells. MOC and its Affiliates will maintain extensive insurance coverage to protect, to the extent practicable, the Partnership from losses that could arise in connection with program activities, including legal and contractual liability to third parties.

         MOC and its Affiliates expect to retain the insurance coverage described below, unless such coverage becomes unobtainable or is only available at premiums which are prohibitively more expensive than the premiums now being paid for such policies. However, MOC and its Affiliates will not be required to retain operator's extra expense and care, custody and control insurance coverage for any Participant after the Drilling Program has completed its drilling activities.

         A brief discussion of the insurance policies that MOC and its Affiliates have obtained on behalf of themselves and the Participants (collectively, the "Insured") is set forth below. Each of those policies is subject to certain terms, conditions, exclusions, and limitations that may preclude the Partnership from recovering damages, expenses, and liabilities suffered by the Partnership, including typically, damages and liabilities arising from or caused by (a) the violation of any federal, state, or local statute, ordinance, or regulation, (b) fines, penalties, and punitive and exemplary damages, (c) war and terrorist acts, (d) normal operation including wear and tear, (e) faulty design, and (f) infidelity of employees. Certain other exclusions that are customary in the insurance and oil and gas industries may also apply, including in certain cases exclusions relating to pollution and environmental damages. MOC believes that from time to time the terms, conditions, exclusions, and limitations described in this section of the Prospectus will prevent the Partnership from recovering the full amount of any damages, expenses, and liabilities suffered by the Partnership which arise in the event of an accident. In some cases the Partnership may not recover any portion of such damages, expenses, and liabilities.

         If MOC and its Affiliates cease to retain the coverage described below for any reason for a period of more than 20 days during the subscription period for the Partnership, the offering of Interests in the Partnership shall cease, and subscribers for Interests who have not been admitted as Investor Partners in the Partnership shall receive a refund of their subscription funds. The Managing Partner will notify Investor Partners of any material reduction in the insurance coverage of the Drilling Program and Partnership. Such notice shall be given thirty days in advance of the change in insurance coverage. In addition, if the Drilling Program or the Partnership has its insurance coverage materially reduced for any reason, the Partnership will halt all drilling activity until such time as comparable replacement coverage is obtained.

         MOC and its Affiliates maintain comprehensive general liability, employers liability, and commercial automobile insurance policies that generally protect the insured against the routine hazards encountered by MOC, its Affiliates and its employees and agents in the conduct of the business of MOC and its Affiliates. The coverage amount under each of these policies is limited to $1,000,000 per occurrence. In addition, MOC and its Affiliates maintain a comprehensive energy package (the "Package") and an excess liability policy that together provide an additional coverage amount of $50,000,000 per occurrence. The Package and excess liability policy are in effect and are renewed annually, but may be cancelled by the insurance underwriters upon a minimum of 60 days written notice.

         The physical damage section of the Package, which has a coverage limit of $5,000,000 per occurrence, generally protects the insured against all risks of direct physical loss or damage to all personal property (except drilling rigs and related equipment, vehicles, oil and gas, and certain other personal property) for which the insured has liability or is legally liable, subject to a maximum deductible of $5,000 per occurrence ($25,000 in the case of earthquake).

         The operators extra expense/seepage and pollution section of the Package, which has a coverage limit of $3,000,000 for land wells less than 10,000 feet in depth and a limit of $10,000,000 for wells greater than 10,000 feet in depth, generally protects the insured from (a) the costs to regain control of a well that goes out of control, costs to redrill or restore a well which has been lost or otherwise damaged as a result of an out of control well,
(c) third party claims for property damage relating to seepage, pollution, or contamination arising from a well out of control and the cost of cleaning up such substances, (d) loss, damage, or expense arising from the uncontrollable flow of oil, gas, or water from one subterranean stratum to another through the bore of a well, and (e) evacuation expense if ordered by a governmental agency.

         The excess umbrella liability policies, which have coverage limits of $50,000,000, generally protect the insured against all liabilities imposed upon an insured by law or assumed under contract or agreement by the insured for damages on account of personal injuries, property damage, or advertising liability (e.g. libel, slander, defamation, invasion of privacy) caused by or arising out of an occurrence happening anywhere in the world. Injury and damage arising from seepage, pollution, or contamination is covered only if caused by a sudden, unintended, and unexpected happening. Injury and damage arising from pollution is not covered for sites used in handling, processing, treatment, storage, or disposal of certain waste substances or the transportation of certain waste substances.

DUE DILIGENCE REVIEW

         Prior to entering into an agreement contemplating the sale of Interests, personnel or agents of the Soliciting Dealers may upon request review representative oil and gas properties which have been designated by or held in the inventory of MOC or Affiliates thereof. There can be no assurance that the oil and gas properties which are reviewed will be selected for inclusion in the Drilling Program. Accordingly, Soliciting Dealers will be required to sign an agreement not to discuss any of the oil and gas properties in connection with the sale of Interests or otherwise to indicate any facts concerning such properties except those discussed in this Prospectus or any supplement or amendment hereto. Except as stated in this Prospectus or any supplement or amendment hereto, no representations may be made in any oral or written communication characterizing any oil and gas properties now in inventory, nor should any decision to subscribe for Interests be made on the basis of any representations concerning such oil and gas properties.

THE MANAGING PARTNER'S POLICY REGARDING ROLL-UP TRANSACTIONS

         Although the Managing Partner has no intention of causing the Partnership to engage in a Roll-Up transaction, it is possible at some indeterminate time in the future that the Partnership will become so involved. A Roll-Up means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities by the "Roll-Up Entity." The term "Roll-Up" does not include a transaction involving the conversion to corporate, trust, or association form of only the Partnership if, as the consequence of the transaction, there will be no significant adverse change in any of the following (a) voting rights, (b) the term of existence of the entity (formerly the Partnership), (c) compensation to the Managing Partner and its Affiliates, or (d) the entity's investment objectives. For the purposes of the foregoing, a "Roll-Up Entity" means a partnership, trust, corporation, or other entity that would be created or survive after the successful completion of a proposed Roll-Up transaction. In the case of transactions excluded from the definition of a Roll-Up, the additional protections for Investor Partners described below would not be available to the Investor Partners. For the purposes of determining whether or not a transaction constituted a Roll-Up, the Managing Partner would make the determination as to whether or not there would be no "significant adverse change" in voting rights, the term of existence, compensation, or investment objectives. The Managing Partner realizes that to some extent the determination of whether or not such a change would be "significant" or "adverse" may vary from Investor Partner to Investor Partner. Accordingly, the Managing Partner intends to interpret the terms "significant" and "adverse" broadly if it is ever called upon to do so and will use its best efforts to interpret those terms as to their applicability to any reasonable Investor Partner, and not only as to what it perceives to be the circumstances of a majority of the Investor Partners.

         The Partnership Agreement provides various policies in the event that a Roll-Up should occur in the future. These policies include:

                 (a) An appraisal of all Partnership assets will be obtained from a competent independent expert, and a summary of the appraisal will be included in a report to the Investor Partners in connection with a proposed Roll-Up.

                 (b) Any Investor Partner who votes "no" on the Roll-Up proposal would be offered a choice of:

                          (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

                          (ii) either (A) remaining a Limited Partner or General Partner in the Partnership and preserving his or her interest in the Partnership on the same terms and conditions as existed previously, or (B) receiving cash in an amount equal to his or her pro-rata share of the appraised value of the net assets of the Partnership.

                 (c) The Partnership will not participate in a proposed Roll-Up (i) which would result in the diminishment of the Investor Partners' voting rights set forth in Sections 6.4 and 6.5 of the Partnership Agreement under the Roll-Up Entity's organizational documents, (ii) which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), (iii) which would limit the ability of an Investor Partner to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of Roll-Up Entity interests held by such Investor Partner, (iv) in which the Participants' rights of access to the records of the Roll-Up Entity would be less than those provided in
         Section 7.1(a) and (b) of the Partnership Agreement, or (v) in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up were not approved by the Investor Partners.

                 (d) Any Roll-Up transaction involving the Partnership requires the approval of a Super Majority in Interests.

         Depending upon the structure of any possible Roll-Up which may present itself, it is possible that remaining a Limited Partner or an General Partner in the Partnership on the same terms and conditions as existed prior to the Roll-Up may not be possible. In such a situation, the Managing Partner would be required to either (i) not consummate the proposed Roll-Up if any Investor Partner votes "no" or (ii) offer the Investor Partners option (b)(ii)(B) above, rather than option (b)(ii)(A) above, as to the particular proposed Roll-Up. (Note that the Managing Partner would be required to offer option (b)(i) and either option (b)(ii)(A) or option (b)(ii)(B), but not both option (b)(ii)(A) and option (b)(ii)(B)).

         Investor Partners should understand that the selection of a cash payment in an amount equal to an Investor Partner's pro-rata share of the appraised value of the net assets of the Partnership may not fully compensate such Investor Partner for the investment package selected by such Investor Partner when such Investor Partner acquired his Interests in the Partnership.

PARTNERSHIP DISTRIBUTIONS

         That portion of the Partnership's revenues, if any, which in the sole judgment of the Managing Partner are not required to meet the obligations of the Partnership, including but not limited to, the obligation of the Partnership to reimburse the Managing Partner and its Affiliates for certain Administrative Costs, will be distributed to the Investor Partners not less often than quarterly. Accordingly, there is no assurance that any distributions will be made to the Investor Partners. In addition, a portion of the Partnership's funds otherwise distributable to each Investor Partner will be subject to the reimbursement of advanced Sales Commissions and Due Diligence Fees and to the payment of the Management Fee by the Partnership to the Managing Partner. See "Compensation and Reimbursement." Such reimbursements and payments by the Partnership reduce the amounts otherwise available for distribution to the Investor Partners and create a risk that an Investor Partner's share of the Partnership's taxable income may be greater than the amounts distributed to him. See "Tax Aspects -- Partnership Taxation -- General." Interest earned on aggregate Capital

Contributions of the Investor Partners will be allocated solely to the Investor Partners and will be distributed to them periodically at such time or times as the Managing Partner shall determine.

                            APPLICATION OF PROCEEDS

         Interests in the Partnership may be sold in an aggregate amount from $1,000,000 to $10,000,000. Investor Partners will be admitted to the Partnership only if the Partnership receives aggregate Capital Contributions of at least $1,000,000. All of the Capital Contributions of the Partnership will be available for use in the acquisition of interests in Prospects and the drilling and completion of oil and gas wells thereon.

         As set forth above, the Partnership may receive Capital Contributions by the Investor Partners ranging from a minimum of $1,000,000 to a maximum of $10,000,000. Regardless of the amount of Capital Contributions received, the Partnership will have sufficient capital to engage in the proposed activities as set forth under "Proposed Activities." However, to the extent that the Partnership receives the minimum Capital Contributions, the ability of the Partnership to participate in a large number of Program Wells and Prospects will be reduced, and therefore, the Partnership may have a concentration of risk. See "Risk Factors -- Particular Risks Relating to the Interests -- Concentration of Investment Risks." It is not anticipated that the liquidity of the Partnership will depend upon the amount of Capital Contributions received, because as set forth below, all of the Capital Contributions are to be expended and none of such funds will be retained for liquidity purposes. The Partnership's liquidity is dependent upon the amount of revenues, if any, which are realized as a result of the Partnership activities. See "Proposed Activities -- Partnership Distributions."

         MD estimates that of the total funds available to the Partnership for the acquisition of interests in Prospects and the drilling and completion of wells thereon, and of each individual $1,000 Interest, approximately 15% to 25% will be expended for Lease Acquisition Costs of Prospects and approximately 75% to 85% will be expended for drilling and well completion costs. These percentages are estimates only, and no assurance can be given that such percentages will be actually realized or that variations in the percentages will not be significant to the Partnership.

         The following table shows the calculation of the maximum and minimum amounts which will be available for Drilling Program operations:

                                                                      MAXIMUM CAPITAL      MINIMUM CAPITAL
                                                                      ---------------      ---------------
             Capital Contributions of Investor Partners  . . . .        $10,000,000           $1,000,000

             Managing Partner's Capital Contribution(1)  . . . .            101,010               10,101

             Initial Partnership Capital and Total Partnership
             Funds Available for Drilling Program Operations . .         10,101,010(2)         1,010,101(2)
             Plus:

             Contributions of MD as a Participant in the
             Drilling Program(3) . . . . . . . . . . . . . . . .            208,269               20,827
             TOTAL FUNDS AVAILABLE FOR DRILLING PROGRAM
             OPERATIONS  . . . . . . . . . . . . . . . . . . . .        $10,309,279           $1,030,928

--------------------

(1) Represents the minimum contribution required of the Managing Partner under the terms of the Partnership Agreement. The Managing Partner will contribute to the capital of the Partnership upon the admission of its Investor Partners cash in an amount equal to 1.010101% of the Capital Contributions of the Investor Partners and subsequently will contribute such additional amounts in cash as may be necessary to pay the costs and expenses allocated to the Managing Partner under the terms of the applicable Partnership Agreement to the extent revenues allocated to the Managing Partner are not available for the payment of such costs and expenses.

(2) The Managing Partner, or an Affiliate thereof, shall advance on behalf of the Partnership the amount of all Organization and Offering Expenses, Sales Commissions and Due Diligence Fees attributable to the Partnership. For purposes of the Partnership's reimbursement obligation, the Organization and Offering Expenses for the Partnership shall be an amount equal to 1% of the Capital Contributions initially made by Investor Partners to the Partnership in exchange for their respective Interests and such reimbursable Organization and Offering Expenses range from a low of $10,000 (in the case of the Partnership having the minimum capital of $1,00,000) to a high of $100,000 (in the case of the Partnership having the maximum capital of $10,000,000).
        The amount of reimbursable Sales Commissions and Due Diligence Fees for the Partnership range from a low of $85,000 (in the case of the Partnership having the minimum Capital of $1,000,000) to a high of $850,000 (in the case of the Partnership having the maximum capital of $10,000,000). The Partnership shall reimburse the Managing Partner the amount of such advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees, plus interest on the unreimbursed amount at a per annum rate of interest equal to the Base Rate calculated commencing as of the date that the offering of Interests in the Partnership closes, only from funds which would otherwise be available for distribution to the Partners in the Partnership. Such reimbursement shall not be made from Capital Contributions of the Investor Partners. See "Participation in Costs and Revenues."

(3) Represents the amount of Lease Acquisition Costs and Drilling and Completion Costs allocated to MD as a Participant under the terms of the Program Agreement (not including any such costs which will be allocated to MD under the terms of the Partnership Agreement).


                      PARTICIPATION IN COSTS AND REVENUES

COSTS AND REVENUES

        The combination of the allocation provisions contained in the Partnership Agreement and the related Program Agreement results in aggregate allocations of revenues and costs, and income and gain relating thereto, to the Investor Partners in the Partnership and to MD on a consolidated basis as set forth in the table below:

                                                                                    INVESTOR
                                                                                  PARTNERS(1)         MD
                                                                                  -----------         --
 Participation in Revenues:
 -------------------------
 Interest earned on Capital Contributions of  Investor Partners(2) . . . . .           100%           --
 Proceeds from disposition of depreciable property and depletable oil
      and gas property(3)  . . . . . . . . . . . . . . . . . . . . . . . . .            87%            13%
 All other revenues  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            87%            13%
 Participation in Costs:
 ----------------------
 Reimbursement Obligation for Advanced Organization and Offering Expenses,
      excluding Sales Commissions and Due Diligence Fees(4)  . . . . . . . .            99%             1%
 Reimbursement Obligation for Advanced Sales Commissions and Due Diligence
      Fees(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            99%             1%
 Management Fee(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            99%             1%
 Operating Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            87%            13%
 Administrative Costs(6) . . . . . . . . . . . . . . . . . . . . . . . . . .            87%            13%
 Reporting and Legal Expenses  . . . . . . . . . . . . . . . . . . . . . . .            87%            13%
 Lease Acquisition Costs . . . . . . . . . . . . . . . . . . . . . . . . . .            97%             3%

 Drilling and Completion Costs . . . . . . . . . . . . . . . . . . . . . . .            97%             3%
 All other Direct Costs(7) . . . . . . . . . . . . . . . . . . . . . . . . .            87%            13%

------------------

(1) The allocations in the table result generally from the combined effect of the allocation provisions in the Partnership Agreement and the Program Agreements. For example, under the Program Agreement, Lease Acquisition Costs are allocated 97.979798% to the Partnership and 2.020202% to MD. The 97.979798% portion of these costs allocated to the Partnership, when passed through to the Partnership, is further allocated 99% to the Investor Partners and 1% to the Managing Partner. In this manner the Investor Partners are allocated 97% of such costs and MD is allocated 3% of such costs.

(2) Interest earned on the Managing Partner's required Capital Contribution to the Partnership will be allocated 100% to the Managing Partner.

(3) Proceeds from the sale of an oil and gas property (or depreciable property) to the extent of the Drilling Program's Simulated Basis (or adjusted tax basis) in the property will be allocated in accordance with the manner in which costs attributable to such property's purchase were allocated up to an amount equal to the Drilling Program's Simulated Basis (or adjusted tax basis) in such property at the time of sale. Any remaining sale proceeds will be allocated to the Investor Partners in a manner which will cause the total proceeds from such sale and all prior sales to be allocated (to the extent possible) as if all such proceeds had been allocated in the percentages indicated.

(4) The Managing Partner, or an Affiliate thereof, shall advance on behalf of the Partnership the amount of all Organization and Offering Expenses, Sales Commissions and Due Diligence Fees attributable to such Partnership. The Partnership shall reimburse the Managing Partner the amount of such advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees, plus interest on the unreimbursed amount at a per annum rate of interest equal to the Base Rate calculated commencing as of the date that the offering of Interests in the Partnership closes, only from funds which would otherwise be available for distribution to the Partners in the Partnership. For purposes of the Partnership's reimbursement obligation, the Organization and Offering Expenses, Sales Commissions and Due Diligence Fees for the Partnership shall not exceed an amount equal to 1%, 8% and .5% respectively, of the Capital Contributions initially made by Investor Partners to the Partnership in exchange for their respective Interests. Such reimbursement shall not be made from Capital Contributions of the Investor Partners. The timing and amount of the reimbursement payments shall be determined in the discretion of the Managing Partner; provided that the total amount of all reimbursement payments made by the Partnership during a particular Partnership Year shall not exceed an amount sufficient to amortize the original principal amount of such advancement plus accrued interest on the outstanding principal amount thereof in five equal annual installment payments assuming that each such installment would be due on the anniversary date of the date that Investor Partners were first admitted to the Partnership; provided further that to the extent that the Partnership has insufficient distributable funds during a particular Partnership Year to fully amortize the reimbursement obligation payable during such Partnership Year, then the amount of such unpaid reimbursement obligation shall be carried forward and payable in the next succeeding Partnership Year. The advancement of Organization and Offering Expenses, Sales Commissions and Due Diligence Fees to the Partnership and such Partnership's reimbursement obligation shall be without recourse to the Investor Partners and shall solely be an obligation of the Partnership. Such reimbursement shall not be made from Capital Contributions of the Investor Partners and the Managing Partner or Affiliate thereof making the advance shall bear the risk that the Partnership will have sufficient funds to ultimately reimburse such advancement.

(5) In consideration for services to be rendered by the Managing Partner in managing the business of the Partnership, the Partnership during each of the initial five Partnership Years of the Partnership shall pay to the Managing Partner a Management Fee in an amount equal to 1.1% of all Capital Contributions to the Partnership initially made by the Investor Partners in exchange for their respective Interests in the Partnership as set forth in the Subscription Agreements. The Management Fee payable during the Partnership Year shall not be deducted from the Capital Contributions of the Investor Partners, but shall be paid by the Partnership in monthly or other periodic installments from funds which would otherwise be available for distribution to the Partners in the Partnership during the Partnership Year, and in such amounts as may be determined in the discretion of the Managing Partner. To the extent that the Partnership has insufficient distributable funds during a particular Partnership Year (after the payment of the reimbursement of advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees) to fully pay the amount of the Management Fee payable during such Partnership Year, then the amount of such unpaid Management Fee shall be carried forward and payable in the next succeeding Partnership Year.

(6) Administrative Costs incurred by MOC or an Affiliate thereof in managing and conducting the business and affairs of the Partnership and its Drilling Program will be allocated 87% to the Investor Partners and 13% to MD. The amount of Administrative Costs that are reimbursed by the Partnership shall be allocated to the Partnership and the Drilling Program on a basis conforming with generally accepted accounting principles and must be supported in writing as to the application thereof and as to the amount charged. Regardless of the actual amount of Administrative Costs incurred by the Managing Partner or the Program Manager in connection with the affairs of the Partnership, during any particular calendar year the total amount of Administrative Costs allocable to the Partnership shall not exceed the greater of (a) 3.5% of the Partnership's gross revenues from the sale of oil and natural gas production during such year (calculated without any deduction for Operating Costs or other costs and expenses) or (b) the sum of $50,000 plus .25% of the Capital Contributions of Investor Partners to the Partnership. The above limitation on Administrative Costs shall not be applicable to Administrative Costs otherwise allocable to the Partnership which are extraordinary and non-recurring or to the fixed overhead fee chargeable by an operator of Program Wells including the fixed overhead fee chargeable under the Operating Agreement by MOC with respect to the Program Wells operated by MOC.

(7) All other Direct Costs will be allocated 87% to the Investor Partners and 13% to MD.

DISTRIBUTIONS

        That portion of the Partnership's revenues, if any, which in the sole judgment of the Managing Partner are not required to meet the obligations of the Partnership including, but not limited to, the obligations of the Partnership to reimburse the Managing Partner and its Affiliates for certain Administrative Costs and advances in respect of Sales Commissions and Due Diligence Fees, will be distributed to the Investor Partners not less often than quarterly. Accordingly, there is no assurance that any distributions will be made to the Investor Partners. In addition, a portion of the Partnership's funds otherwise distributable to each Investor Partner will be subject to the payment of the Management Fee by the Partnership to the Managing Partner. See "Compensation and Reimbursement." Such reimbursements and payments by the Partnership reduce the amounts otherwise available for distribution to the Investor Partners and create a risk that an Investor Partner's share of the Partnership's taxable income may be greater than the amounts distributed to him. See "Tax Aspects -- Partnership Taxation -- General." Interest earned on aggregate Capital Contributions of the Investor Partners will be allocated solely to the Investor Partners and will be distributed to them periodically at such time or times as the Managing Partner shall determine.

CAPITAL ACCOUNTS

        A capital account will be maintained by the Partnership for each Partner and by the Drilling Program for each Participant in the manner described in "Tax Aspects -- Partnership Taxation -- Allocations."

ALLOCATIONS OF FEDERAL INCOME TAX ITEMS

        Except as discussed above, all items of income, gain, loss, deduction and credit of the Partnership will be allocated for federal income tax purposes and charged or credited under the Partnership Agreement 1% to the Managing Partner and 99% to the Investor Partners. All recapture of federal income tax deductions and credits resulting from the sale or other disposition of Partnership assets will be allocated to the Investor Partners in the same proportions as the deductions or credits giving rise to such recapture were allocated. Items of income, gain, loss, deduction and credit are allocated for federal income tax purposes under the Program Agreement in accordance with the allocation of costs, revenues, and expenses described above.

        Notwithstanding the foregoing, the Partnership Agreement provides that if during any fiscal year of the Partnership, the allocation of any loss or deduction (net of any income or gain) to a Partner (the "Deficit Partner") would cause his capital account balance (as adjusted in accordance with applicable Treasury Regulations for certain distributions and deductions reasonably expected in subsequent years) to be less than zero as of the end of such fiscal year (or would increase the amount by which such adjusted balance was less than zero at the beginning of such taxable year), only the amount of such loss or deduction that reduces the balance to zero shall be allocated to such Deficit Partner and the remaining loss or deduction shall be allocated to the Partners having positive capital account balances, as so adjusted. After any such allocation, the Partnership income or gain (or amount realized in excess of Simulated Basis) that otherwise would be allocated to the Deficit Partner which is in excess of the cash distributions to the Deficit Partner for such fiscal year shall be allocated instead to the Partners having positive capital account balances until the amount so allocated equals the amount of loss or deduction previously allocated to the Partners having positive capital account balances rather than to the Deficit Partner under this provision. In addition, notwithstanding the foregoing allocations, if at the end of any fiscal year of the Partnership the capital account balance (as adjusted in accordance with applicable Treasury Regulations for certain distributions and deductions reasonably expected in subsequent years) of any Partner is less than zero (the "Negative Partner"), taking into account the allocations described immediately above, Partnership income or gain (or amount realized in excess of Simulated Basis) otherwise allocable for such fiscal year to the Partners having positive capital account balances (or if there is none, Partnership income, gain, or amount realized in the succeeding fiscal year or years) shall be allocated to the Negative Partner in an amount necessary to cause such capital account balance to equal zero. After any such allocation, the Partnership gain (or amount realized in excess of Simulated Basis) resulting from the sale or other disposition of Partnership property that would otherwise be allocated to the Negative Partner for any fiscal year shall be allocated instead to the Partners having positive capital account balances until the amount of such gain or amount realized so allocated equals the amount of income, gain or amount realized previously allocated to such Negative Partner. See "Tax Aspects -- Partnership Taxation -- Allocations."

PROPORTIONATE INTERESTS OF PARTNERS

        Distributions of cash and allocations of tax items among Investor Partners in the Partnership will be made in accordance with the proportion that the Sharing Ratio of each Investor Partner in the Partnership bears to the aggregate Sharing Ratios of all Investor Partners in the Partnership. An Investor Partner's Sharing Ratio is equal to the amount determined by dividing that Investor Partner's Capital Contribution in the Partnership by the aggregate Capital Contributions of all Investor Partners in the Partnership.

        In the event of a transfer or surrender of Interests by an Investor Partner, items of income, gain, loss, deduction, and credit will be allocated between the transferring Investor Partner and the transferee based on the number of days during the taxable year in which such transfer was made on which each person owned such Interests. For purposes of such allocations and for purposes of the next following distribution of cash (except for cash attributable to a sale of a depletable property), transfers of Interests will be recognized, in accordance with the Partnership Agreement, effective as of a date determined by the Managing Partner, which is expected to be the first day of the month following the recordation of the transfer in the books and records of the Partnership.

                         COMPENSATION AND REIMBURSEMENT

        Mewbourne and Affiliates thereof will receive certain benefits, both directly and indirectly, from MD's position as Managing Partner of the Partnership and MOC's position as Program Manager of the Drilling Program, which benefits may be considered to be compensation to Mewbourne and Affiliates thereof. Such benefits consist of the following:

                   Form of Compensation/
                       Reimbursement                                                   Amount
                       -------------                                                   ------
 Compensation - Management Fee                               Indeterminate - annual compensation  during each of the
                                                             initial five years of the Partnership and based upon 1.1%
                                                             of the Capital Contribution by Investor Partners to the
                                                             Partnership and which shall be paid in periodic
                                                             installments from funds which would otherwise be available for distribution to the Partners of the Partnership.

                   Form of Compensation/
                       Reimbursement                                                   Amount
                       -------------                                                   ------
 Reimbursement - Organization and Offering Expenses,         The Partnership shall be obligated to reimburse the amount
 Sales Commissions and Due Diligence Fees                    of Organization and Offering Expenses, Sales Commissions
                                                             and Due Diligence Fees advanced by MD or an Affiliate of
                                                             MD (9.5% of the Capital Contributions of the Investor
                                                             Partners to such Partnership) from funds which would
                                                             otherwise be available for distribution to the Partners.
                                                             See "Participation in Costs and Revenues."

 Compensation - Organization and Offering Expenses, Sales    In addition to the reimbursement of Organization and
 Commissions and Due Diligence Fees                          Offering Expenses, Sales Commissions and Due Diligence
                                                             Fees described above, MD or its Affiliate, as applicable,
                                                             shall earn interest on the unreimbursed amount of
                                                             Organization and Offering Expenses, Sales Commissions and
                                                             Due Diligence Fees at a per annum rate of interest equal
                                                             to the Base Rate from funds which would otherwise be
                                                             available for distribution to the Partners.

 Reimbursement - Administrative Costs                        Indeterminate - reimbursement based upon allocation made
                                                             in accordance with generally accepted accounting
                                                             principles - generally amount of reimbursement for a
                                                             particular calendar year may not exceed greater of (X)
                                                             3.5% of the Partnership's gross revenues or (Y) $50,000
                                                             plus .25% of Capital Contributions.

 Compensation - Operator                                     Compensation initially based upon participation share of
                                                             $780 per producing well per month charge and $7,420 per
                                                             drilling well per month charge.

 Compensation - Partnership Interest and Drilling Program    Indeterminate - based upon difference between MD's share
 Participation                                               of Partnership and Drilling Program revenues and MD's
                                                             share of Partnership and Drilling Program costs.

 Compensation - Lending of funds to the Partnership          Indeterminate - compensation based upon the lesser of
                                                             lender's incurred interest cost or the rates chargeable by banks on comparable loans.

 Compensation - Payment for equipment, supplies and other    Indeterminate - based upon competitive prices.
 services

MANAGEMENT FEE

        In consideration for services to be rendered by the Managing Partner in managing the business of the Partnership, the Partnership during each of the initial five Partnership Years of the Partnership shall pay to the Managing Partner a Management Fee in an amount equal to 1.1% of all Capital Contributions to the Partnership initially made by the Investor Partners in exchange for their respective Interests in the Partnership as set forth in the Subscription Agreements. The Management Fee payable during a particular Partnership Year shall not be deducted from the Capital Contributions of the Investor Partners, but shall be paid by the Partnership in monthly or other periodic installments from funds which would otherwise be available for distribution to the Partners in the Partnership during such Partnership Year, and in such amounts as may be determined in the discretion of the Managing Partner. To the extent that the Partnership has insufficient distributable funds during a particular Partnership Year (after the payment of the reimbursement of advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees) to fully pay the amount of the Management Fee payable during such Partnership Year, then the amount of such unpaid Management Fee shall be carried forward and payable in the next succeeding Partnership Year.

PARTNERSHIP AND PROGRAM INTEREST

        Under the terms of the Program Agreement and the Partnership Agreement, MD will be allocated percentages of the Lease Acquisition Costs and Drilling and Completion Costs with respect to Prospects which are lower than the percentages of revenues to be received by MD. Such costs shall be allocated 97% to the Investor Partners and 3% to MD, and all revenues from Drilling Program operations (other than from disposition of depletable or depreciable property) generally shall be allocated 87% to the Investor Partners and 13% to MD.

LEASE AND EQUIPMENT PURCHASES FROM MEWBOURNE

        As provided in the Program Agreement, the Partnership may acquire from MOC or Affiliates thereof an interest in certain Prospects. The price to be paid to MOC or Affiliates thereof by the Partnership for a Lease will be based on the amount of Lease Acquisition Costs incurred by MOC or Affiliates thereof with respect to such Lease (or, in certain cases, the fair market value of such Lease) prior to its assignment to the Partnership. In addition, the Partnership may buy or lease supplies and equipment from MOC or Affiliates thereof for compensation, prices or rentals that are no less favorable to the Partnership than are generally available from unrelated third parties in the area engaged in the business of selling or leasing comparable supplies or equipment. See "Proposed Activities -- Transactions with Affiliates."

ADMINISTRATIVE COSTS

        MD, as Managing Partner of the Partnership, and MOC, as Program Manager of the Drilling Program, will be entitled to reimbursement of Administrative Costs and Reporting and Legal Expenses incurred by them in connection with managing and conducting the affairs relating to the Partnership's interest in the Drilling Program or of the Partnership, as applicable. The amount of Administrative Costs that are reimbursed by the Partnership shall be allocated to the Partnership and the Drilling Program on a basis conforming with generally accepted accounting principles and must be supported in writing as to the application thereof and as to the amount charged. Regardless of the actual amount of Administrative Costs incurred by the Managing Partner or Program Manager in connection with the affairs of the Partnership, during any particular calendar year the total amount of Administrative Costs allocable to the Partnership shall not exceed the greater of (a) 3.5% of the Partnership's gross revenues from the sale of oil and natural gas production during such year (calculated without any deduction for Operating Costs or other costs and expenses) or (b) the sum of $50,000 plus .25% of the Capital Contributions of Investor Partners to such Partnership. The above limitation on Administrative Costs shall not be applicable to Administrative Costs otherwise allocable to the Partnership which are extraordinary and non-recurring or to the fixed overhead fee chargeable by an operator of Program Wells including the fixed overhead fee chargeable under the Operating Agreement by MOC with respect to the Program Wells operated by MOC.

        Administrative Costs incurred by MOC or an Affiliate thereof in managing and conducting the business and affairs of the Partnership and the Drilling Program will be allocated 87% to the Investor Partners and 13% to MD. MD anticipates that the amount of Administrative Costs allocated to the Partnership in 1997 will range between $20,000 to $40,000. These expenses are only estimates and they may vary due to the amount of capital raised, the date the Partnership is funded, the costs actually incurred in the operation of the Partnership and the Program, and inflationary trends. Such amount includes Administrative Costs that MD or Affiliates thereof have incurred or which it is estimated they will incur on behalf of the Partnership (including those relating to the Partnership's interest in the Drilling Program) in the calendar year in which Investor Partners are first admitted to the Partnership, but before Investor Partners are admitted to the Partnership.

        Reporting and Legal Expenses will be allocated 87% to the Investor Partners in the Partnership and 13% to MD. Reporting and Legal Expenses are estimated to be $15,000 for the Partnership for the first year following the year in which Investor Partners are first admitted to the Partnership.

                      ESTIMATED DRILLING PROGRAM EXPENSES

        MD estimates that certain Direct Costs which are in the nature of Reporting and Legal Expenses and Administrative Costs allocable to the Partnership for the first twelve months of operation will be approximately $66,000. MD estimates that the components of such allocable amounts will be as follows:

Administrative Costs:
      Legal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 1,000
      Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12,000
      Geological  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,000
      Secretarial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12,000
      Travel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,000
      Office Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5,000
      Telephone . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,000
      Data Processing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5,000
      Other   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6,000

Certain Direct Costs:
      External Legal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 5,000
      Audit Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7,000
      Independent Engineering Reports(1)  . . . . . . . . . . . . . . . . . . .       5,000
           TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $66,000

(1) Depending upon the timing of the funding and operation of the Partnership the engineering costs may not be incurred in the first twelve months.

The expenses shown above are estimates only and may vary due to the amount of capital raised, the date the Partnership is funded, the costs actually incurred in the operation of the Partnership and the Drilling Program, and inflationary trends.

PRIOR PARTNERSHIPS

        In the past 5 years, MD has sponsored 10 partnerships. The total amount of Administrative Costs incurred by those partnerships through December 31, 1996, and the percentage of subscriptions raised in each respective partnership reflected thereby as compared to other costs incurred by each such partnership, is presented in the following table.

                                                             Other Costs(1)           Administrative Costs
                                                       -------------------------   --------------------------
                                                                   Percentage of              Percentage of
                      Partnership                       Amount     Subscription    Amount     Subscriptions
 ---------------------------------------------------   ----------  -------------  ----------   -------------
 Mewbourne Development Partners 92 GP                 $1,141,491       98.40%      $32,886          2.84%
 Mewbourne Development Partners 93-A LP                1,303,793       94.34%       21,708          1.57%
 Mewbourne Development Partners 93-B LP                1,260,781       97.06%       25,520          1.90%
 Mewbourne Development Partners 94-A LP                1,147,044       96.07%       22,413          1.88%
 Mewbourne Development Partners 94-B LP                1,062,502      105.20%       24,435          2.42%
 Mewbourne Development Partners 94-C LP                1,065,917      103.47%       23,064          2.24%
 Mewbourne Energy Partners 1994 Private LP             1,511,158      102.80%          981         (2)
 Mewbourne Energy Partners 95-A, L.P.                  1,613,350       99.65%       30,898          1.91%
 Mewbourne Energy Partners 95-B, L.P.                  1,907,407       94.85%        5,239          0.26%
 Mewbourne Energy Partners 96-A, L.P.                  2,060,768       53.22%            0          0

----------------------

(1) Includes Leasehold Acquisition Costs, Drilling and Completion Costs, and Direct Costs.
(2)      Represents less than .01%.

CONTRACTS WITH MEWBOURNE AND AFFILIATES THEREOF

         Mewbourne does not own any drilling rigs or service companies, and except for the providing of gas compressors from an Affiliate of MD, MD currently does not anticipate that it or its Affiliates will enter into contracts with the Partnership for the rendering of services or the sale or lease of supplies and equipment other than the Operating Agreement discussed below. Nevertheless, MD and Affiliates thereof are permitted under the terms of the Partnership Agreement to enter into contracts with the Partnership for such purposes and for the lending of money to the Partnership under the limitations established in the Partnership Agreement. The Partnership Agreement, however, provides limitations on the circumstances under which such services may be rendered and such sales may occur and the prices and rates that can be charged therefor and for loans of money by MD or Affiliates thereof as discussed in "Conflicts of Interest -- Contracts with Mewbourne and Affiliates."

COMPENSATION AS OPERATOR

         Except for certain instances described in the Program Agreement, MOC has agreed to act as operator with respect to drilling and production operations to be conducted on Program Wells. MOC will be entitled to be reimbursed for such services in an amount equal to all charges (including certain overhead charges) which constitute direct and indirect charges under an Operating Agreement or other applicable operating agreement, including, for each Program Well, an initial fixed rate overhead charge for each producing well of $780 per month and a fixed rate overhead charge for each drilling well of $7,420 per month. However, any charges by MOC or Affiliates thereof to the Partnership under an Operating Agreement or other applicable operating agreement for the use of MOC's or such Affiliate's personnel, properties, and equipment, as well as the pricing of materials purchased by the Partnership from MOC or such Affiliates or by MOC or such Affiliates from the Partnership, will be subject to certain limitations imposed in the Partnership Agreement. MOC's fees for services as an operator are calculated in accordance with the guidelines set by the Council of Petroleum Accountants Societies of North America. "Proposed Activities -- Operations" and "Conflicts of Interest." In no event shall the consideration received for operator services duplicate any other consideration or reimbursements received pursuant to the Program Agreement.

PAST COMPENSATION

         In connection with a series of five private limited partnerships sponsored by an Affiliate of MD during 1977- 1980 and two private limited partnerships and a series of eight public limited partnerships sponsored by MD since December 1992, such partnerships have made the following payments to MD and its Affiliates.

                       PAYMENTS MADE TO MD AND AFFILIATES
                               December 31, 1995

                                                  Nonrecurring
                                                   Management
                                                       and                                                 Administrative
                                                  Organization     Lease                      Operating          Cost
             Partnership                               Fee      Acquisition(1)   Equipment       Fees      Reimbursement
========================================================================================================================
 Mewbourne Oil, Ltd. 1977(2) . . . . . . . . . .    $35,000       $300,689    $   795,925    $1,226,840    $   753,129
 Mewbourne Oil, Ltd. 1978A . . . . . . . . . . .     54,450        639,122      2,241,711     3,772,909      1,834,852
 Mewbourne Oil, Ltd. 1978B(3)  . . . . . . . . .     47,216        332,025      1,584,709     2,608,629      1,250,786
 Mewbourne Oil, Ltd. 1979(2) . . . . . . . . . .     52,230        490,024      1,357,496     2,169,170      1,194,485
 Mewbourne Oil, Ltd. 1980(2) . . . . . . . . . .     26,628        301,720        472,053       307,664        491,564
 Mewbourne Development Partners 92 GP  . . . . .     13,663        264,229        204,849        50,930         32,886
 Mewbourne Development Partners 93-A, L.P. . . .     13,682        106,510        283,410        98,435         21,708
 Mewbourne Development Partners 93-B, L.P. . . .     12,860        159,862        258,377        92,015         25,520
 Mewbourne Development Partners  94-A, L.P . . .     11,820        211,002        204,278        67,294         22,413
 Mewbourne Development Partners  94-B, L.P . . .      9,999         85,524        214,804        72,634         24,435
 Mewbourne Development Partners  94-C, L.P . . .     10,300         95,054        210,644        66,803         23,064
 Mewbourne Energy Partners 1994  Private L.P . .          0        221,296        185,088        53,854            981
 Mewbourne Energy Partners 95-A,  L.P.   . . . .          0        375,541        287,517        68,127         30,898
 Mewbourne Energy Partners 95-B,  L.P.   . . . .          0        512,952        182,904        52,897          5,239
 Mewbourne Energy Partners 96-A,  L.P.   . . . .          0        629,944         82,324        28,604              0

_______________________________

(1) Interests in oil and gas properties were acquired at cost from Mewbourne Oil Company.
(2)      This partnership was terminated on November
         30, 1994.
(3)      This partnership was terminated on September 1, 1996.


                                   MANAGEMENT

         Mewbourne Development Corporation was originally incorporated in 1982 as Caliche Pipeline Company in the state of Texas. The company was formed to facilitate the gathering, transporting and marketing of natural gas. In 1990, Caliche Pipeline Company was merged into a newly incorporated Caliche Pipeline Company, a Delaware corporation. In 1992, Caliche Pipeline Company sold all its remaining interest in gas gathering and marketing activities to an Affiliated company, and changed its name to Mewbourne Development Corporation. MD will serve as the Managing Partner of the Partnership and in such capacity will have the sole power and authority to act on behalf of the Partnership with respect to the management, control, and administration of the properties, business, and affairs of the Partnership. MD was organized for the purpose, among other things, of engaging in any and all phases of the oil and gas business, including sponsoring and forming limited or general partnerships for the purpose of acquiring and owning interests in oil and gas properties and offering limited or general partner interests therein to investors.

         Mewbourne Oil Company, a Delaware corporation, was incorporated in 1967 and is a wholly owned indirect subsidiary of Mewbourne Holdings, Inc. MOC provides management and technical services and serves as operator for ventures of Mewbourne Holdings, Inc., MD and Mr. Mewbourne. In this connection, MOC develops oil and gas prospects, acquires leasehold interests, and serves as the operator in the drilling, completion, and production of oil and gas wells. MOC will also serve as the Program Manager and conduct the administration of the business, and affairs of the Drilling Program. MOC maintains offices in Tyler, Perryton and Midland, Texas; Hobbs, New Mexico; and Oklahoma City and Woodward, Oklahoma. The general offices are located at 3901 South Broadway, Tyler, Texas 75701. MOC employs approximately 85 persons including 15 engineers, 4 geologists, 7 landmen, 9 accountants, and 10 other degreed administrative professionals.

         Mewbourne Holdings, Inc., a Texas corporation, was founded by Mr. Mewbourne in 1965. Mewbourne Holdings is a privately owned corporation which serves as the parent company for both MD, MOC, and their Affiliates.

                   OWNERSHIP STRUCTURE OF MEWBOURNE COMPANIES
                               Corporate Structure

                         Mewbourne Holdings, Inc.----------------
                                   |                             |
                                Mewbourne                        |
                                Financial                        |
                               Corporation                   Mewbourne
                                   |                        Development
                                   |                        Corporation,
                                   |                      Managing General
                              Mewbourne Oil                   Partner
                                 Company,                        |
                                                                 |
                           Operator/Program Mgr.             Mewbourne
                                   |                          Energy     ------ INVESTORS
                                   |                       Partners 97-A
                                   |                             |
        Curtis W.                  |                             |
        Mewbourne  -------         |                             |
     or Affiliates        |        |                             |
                          |--Program Wells ----------------------
        Mewbourne         |
     Operated Joint       |
        Ventures   -------
    or Partnerships

         Both MD and MOC are directly or indirectly wholly owned subsidiaries of Mewbourne Holdings. The following table provides information as to the beneficial ownership of Mewbourne Holdings, as of December 31, 1996, by each person who, to their knowledge, beneficially owned 5% or more of their respective outstanding capital stock.

                                                                          Number and
                                                      Class of            percent of           Percent of
                     Owner                            Security              Share             Voting Rights
                     -----                            --------              -----             -------------
 Curtis W. Mewbourne                             Preferred stock       24,000 shares                 92%
                                                 $.10 par value        100%

 Ruth Anne Mewbourne and Julie Mewbourne         Common stock          700 shares                  2.6666%
 Trustees of the Dorothy Elizabeth Mewbourne     $.10 par value        33.33%
 Trust No. 1

 Dorothy Elizabeth Mewbourne and Julie           Common stock          700 shares                  2.6666%
 Mewbourne, Trustees of the Ruth Anne            $.10 par value        33.33%
 Mewbourne Trust No. 1

 Dorothy Elizabeth Mewbourne and Ruth Anne       Common Stock          700 shares                  2.6666%
 Mewbourne, Trustees of the Julie Mewbourne      $.10 par value        33.33%
 Trust No. 1

OFFICERS, DIRECTORS AND KEY EMPLOYEES OF MD AND MOC

  Set forth below are the names, ages and positions of the officers, directors and key employees of MD and MOC. Directors are elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified, and officers serve at the discretion of the Board of Directors.


                         Officers and Directors of MD

       Name                                                                  Position
Curtis W. Mewbourne                                                  President and Director
J. Roe Buckley                                                       Treasurer, Chief Financial Officer and Secretary
Michael F. Shepard                                                   Secretary and General Counsel
Dorothy M. Cuenod                                                    Assistant Secretary and Director
Ruth M. Buckley                                                      Assistant Secretary and Director
Julie M. Greene                                                      Assistant Secretary and Director

                         Officers and Directors of MOC

       Name                                                                  Position

Curtis W. Mewbourne                                                  President and Director
Joseph F. Odom                                                       Vice President of Administration and Personnel
J. Roe Buckley                                                       Treasurer, Chief Financial Officer and Secretary
Dorothy M. Cuenod                                                    Assistant Secretary and Director
Ruth M. Buckley                                                      Assistant Secretary and Director
Julie M. Greene                                                      Assistant Secretary and Director


        Curtis W. Mewbourne, age 61, formed Mewbourne Holdings in 1965 and serves as Chairman of the Board and President of Mewbourne Holdings, MOC and MD. He has operated as an independent oil and gas producer for the past 32 years. Mr. Mewbourne received a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma in 1957. Mr. Mewbourne is the father of Dorothy M. Cuenod, Ruth M. Buckley, and Julie M. Greene and the father-in-law of J. Roe Buckley.

        Joseph F. Odom, age 58, joined MOC as Manager, Administration and Personnel of MOC in November, 1981, and was elected Vice President of Administration and Personnel in March, 1993. Prior to joining MOC, Mr. Odom was employed in personnel management positions with Delta Drilling Company from 1980 to 1981, with Great Lakes Chemicals from 1978 to 1980 and with Air Products and Chemicals from 1963 to 1978. Mr. Odom received a Bachelor of Science in Management from the University of West Florida.

        J. Roe Buckley, age 35, joined Mewbourne Holdings in July, 1990 and serves as Treasurer and Chief Financial Officer of both MD and MOC. Mr. Buckley was employed by Mbank Dallas from 1985-1990 where he served as a commercial loan officer. He received a Bachelor of Arts in Economics from Sewanee in 1984. Mr. Buckley is the son-in-law of Curtis W. Mewbourne and is married to Ruth M. Buckley. He is also the brother-in-law of Dorothy M. Cuenod and Julie M. Greene.

        Michael F. Shepard, age 51, joined MOC in 1986 and serves as Secretary and General Counsel of MD. He has practiced law exclusively in the oil and gas industry since 1979 and formerly was counsel with Parker Drilling Company and its Perry Gas subsidiary for seven years. Mr. Shepard holds the Juris Doctor degree from the University of Tulsa where he received the National Energy Law and Policy Institute award as the outstanding graduate in the Energy Law curriculum. He received the B.A. degree, magna cum laude, from the University of Massachusetts in 1976. Mr. Shepard is a member of the bar in Texas and Oklahoma.

        Dorothy Mewbourne Cuenod, age 37, received a B.A. Degree in Art History from the University of Texas and a Masters of Business Administration Degree from Southern Methodist University. Since 1984 she has served as a Director and Assistant Secretary of both MD and MOC. Ms. Cuenod is the daughter of Curtis W. Mewbourne and is the sister of Ruth M. Buckley and Julie M. Greene. She is also the sister-in-law of J. Roe Buckley.

        Ruth Mewbourne Buckley, age 35, received a Bachelor of Science Degrees in both Engineering and Geology from Vanderbilt University. Since 1987 she has served as a Director and Assistant Secretary of both MD and MOC. Ms. Buckley is the daughter of Curtis W. Mewbourne and is the sister of Dorothy M. Cuenod and Julie M. Greene. She is also the wife of J. Roe Buckley.

        Julie Mewbourne Greene, age 33, received a B.A. in Business Administration from the University of Oklahoma. Since 1988 she has served as a Director and Assistant Secretary of both MD and MOC. Prior to that time she was employed by Rauscher, Pierce, Refsnes, Inc. Ms. Greene is the daughter of Curtis W. Mewbourne and is the sister of Dorothy M. Cuenod and Ruth M. Buckley. She is also the sister-in-law of J. Roe Buckley.

Key Employees

        J. Allen Brinson - Mr. Brinson, age 46, Administrative Land Manager and Assistant Secretary, has been with MOC since January, 1979. Previously, he was employed for two years by Gulf Oil Corporation in its Land Department. Mr. Brinson received a Bachelor of Business Administration from Angelo State University in 1973 and a Master of Business Administration from the University of Texas-Permian Basin in 1977.

        B. Alan Clark - Mr. Clark, age 44, Controller and Drilling Program Administrator, joined MOC May, 1979. Prior to joining MOC, Mr. Clark was employed by Texas Oil and Gas Corporation as Assistant Supervisor of Joint Interest Accounting from 1976 to 1979. Mr. Clark has served in several accounting/financial positions with MOC prior to his current position. Mr. Clark received a Bachelor of Business Administration in Accounting from the University of Texas at Arlington.

        W. Ronald Howell - Mr. Howell, age 44, District Superintendent-Woodward, Oklahoma District, joined MOC in July, 1979. Previously, he was employed by Amoco Production Company in production assignments. Mr. Howell received a Bachelor of Science in Engineering from Texas Tech University in 1975.

        A. Wayne Jones - Mr. Jones, age 41, Manager-Oil and Gas Marketing, joined MOC in April, 1984. He was previously employed by Crystal Oil Company as Manager of Natural Gas Sales Administration. Mr. Jones received a Bachelor of Business Administration in 1978 and a Master of Business Administration in Marketing in 1980 from Louisiana Tech University.

        Bryan M. Montgomery - Mr. Montgomery, age 37, Manager-Economics and Evaluation, joined MOC upon his graduation from the University of Oklahoma in August, 1984, where he received a Bachelor of Science in Petroleum Engineering. Mr. Montgomery has previously served in operations and reservoir engineering positions.

        Tony D. Phillips - Mr. Phillips, age 39, District Exploration Manager, joined MOC in August, 1980 upon his graduation from the University of Oklahoma where he received a Bachelor of Science in Petroleum Land Management. Previously, Mr. Phillips has served as Landman and District Landman. Mr. Phillips manages exploration efforts in the Anadarko Basin in Western Oklahoma.

        Erik L.Hoover - Mr. Hoover, age 31, District Superintendent-Hobbs, New Mexico District, joined MOC in January, 1989 following his graduation from Texas A&M University where he received a Bachelor of Science in Petroleum Engineering. Mr. Hoover served in various engineering roles throughout MOC prior to his current position.

        Brent R. Thurman - Mr. Thurman, age 37, District
Superintendent-Perryton , Texas District, joined MOC in January 1983. Prior to his present assignment, he served in various supervisory positions in production and completions at both Hobbs, New Mexico and Perryton, Texas. Mr. Thurman received a Bachelor of Science in Petroleum Engineering from Texas Tech University in 1982.

        Kenneth S. Waits - Mr. Waits, age 36, Manager of Exploration, has been with MOC since February, 1984. He joined the company following his graduation from the University of Oklahoma where he received a Bachelor of Science in Petroleum Engineering in December, 1983. He currently manages exploration efforts in New Mexico, West Texas, Western Oklahoma and the Texas Panhandle.
He has also served as Exploration Manager for Western Oklahoma. Previously, he held positions in Operations and in Reservoir/Evaluations.

        Monty L. Whetstone - Mr. Whetstone, age 36, Manager of Production, joined MOC in June, 1985 after graduating from Texas Tech University with a Bachelor of Science in Petroleum Engineering. Mr. Whetstone served as a District Superintendent - Woodard, Oklahoma, Unit Engineer and as the Drilling/Production Engineering Supervisor prior to assuming his present position.

        E. Joseph Wright - Mr. Wright, age 37, Manager of Investor Services, has been with MOC since August, 1982, when he completed his studies at Texas A&M University where he received a Bachelor of Science in Petroleum Engineering. Prior to his current position, Mr. Wright served in operations and reservoir/evaluation engineering positions.

        Ralph P. Moore - Mr. Moore, age 46, District Exploration Manager, joined MOC in August, 1993 as a prospect geologist. After graduating from Stephen F. Austin State University in 1972 with a Bachelor of Science in Geology, Mr. Moore served in various positions in the oil and gas industry. Prior to joining MOC, Mr. Moore served as Regional Exploration Manager for Pacific Enterprises Oil Company.

COMPENSATION

        None of the officers or directors of MD or MOC will receive remuneration directly from the Partnership or the Drilling Program, but will continue to be compensated by their present employers. The Partnership and the Drilling Program will reimburse MD, MOC, and Affiliates thereof for certain costs of overhead falling within the definition of Administrative Costs, including without limitation, salaries of the officers and employees of MD and MOC; provided that no portion of the salaries of the directors or of the executive officer of MOC or MD may be reimbursed as Administrative Costs.

EXECUTIVE OFFICER

        Mr. Mewbourne directly controls and directs all key policy decisions of the management group of MOC and MD and is the only executive officer of both MOC and MD.

        Cash Compensation to Executive Officer. The cash compensation paid by MD and MOC for services rendered during the year ended December 31, 1996 to Mr. Mewbourne was $110,400. As of the date of this Prospectus, members of the respective boards of directors of MD and MOC do not receive any special compensation for serving as director.

        Executive Officer Compensation Pursuant to Plans. MOC maintains the Employees' Pension Plan and Trust ("Plan") as a qualified defined benefits Plan for all full time employees with five years of service. The Plan provides for maximum retirement benefits of 50% of an employee's average monthly base pay (calculated on the highest five consecutive years) for persons with 30 or more years of service. Employees with less than 30 years of service will have their retirement benefits proportionally reduced.

The following table sets forth the Plan benefits at various years of service and salary levels.


                    ===============================================================================================
                                                             PENSION TABLE
                                                          Years of Service (1)
                    -----------------------------------------------------------------------------------------------
                               SALARY          10            15           20           25            30
                    -----------------------------------------------------------------------------------------------
                              120,000        20,000       30,000       40,000        50,000       60,000
                    -----------------------------------------------------------------------------------------------
                              100,000        16,666       25,000       33,333        41,666       50,000
                    -----------------------------------------------------------------------------------------------
                               75,000        12,500       18,750       25,000        31,250       37,500
                    -----------------------------------------------------------------------------------------------
                               50,000         8,333       12,500       16,666        20,833       25,000
                    ===============================================================================================

(1)     Assumes a Lifetime Only Benefit (benefits cease upon employees death).

Under the Plan, Mr. Mewbourne would have a lifetime benefit of $4,600 per month based on his current base salary of $110,400 and assuming he works until age 65 at which time he would have 36 years of employment.

        Mewbourne Holdings maintains an incentive compensation plan for key personnel, which is funded by overriding royalty interests burdening Prospects developed by Mewbourne Holdings and its Affiliates. Payments to employees are discretionary and are made net of expenses. Gross royalties to the plan were approximately $662,033 for the fiscal year ended June 30, 1996. The interests in Leases to be acquired by the Partnership will not be burdened by plan royalties and the Partnership will not bear any costs or expenses attributable to the plan.

        Non-Cash Compensation of Executive Officer. Mr. Mewbourne, as the sole executive officer of MD and MOC, was provided club memberships for use in performing his assigned duties and from time to time used such memberships for personal purposes. To the extent any club membership was used for non-reimbursed, non-job related purposes, a proportionate part of the cost of providing such use would have constituted remuneration to the user. MD and MOC are unable without unreasonable effort to determine the extent of such non-reimbursed, non-job related use, but believes that during the year ended December 31, 1996 the amounts of such benefits received by such officer did not exceed 10% of such officer's cash compensation for the year.

CERTAIN TRANSACTIONS

        Participation in Drilling Program Activities. Mr. Mewbourne has historically invested directly in the exploration and development activities of MOC during the past 32 years. In addition he has been an investor in the joint ventures and drilling agreements through which other investors participated in various MOC managed programs. Mr. Mewbourne's annual participation varied considerably both in level of investment and form, but in general approximated 25% to 50% of the annual expenditures.

        Mr. Mewbourne intends to invest directly and indirectly alongside the Partnership in the activities of the Drilling Program, however, there is no assurance that the amount of Mr. Mewbourne's participation will be in accordance with his historical custom. The amount of such investment will be subject to many variables, including the availability of interests in the Leases, the amount of capital available to the Partnership from subscriptions, the timing of the drilling activities, and other such matters.

                             CONFLICTS OF INTEREST

o The Managing Partner currently manages and in the future will sponsor and manage oil and natural gas drilling programs similar to the Partnership.

o The Managing Partner will decide which Prospects the Partnership will acquire.

o The Program Manager will act as the operator for Program Wells, pursuant to the Operating Agreement, the terms of which have not been negotiated by non-Affiliated Persons.

o The Managing Partner and its Affiliates will sell Leases and other property to the Partnership.

o The Managing Partner is a general partner of numerous other partnerships, and owes duties of good faith and fair dealing to such other partnerships.

o The Managing Partner and its Affiliates engage in significant drilling, operating, and producing activities for other partnerships.

o Affiliates of the Managing Partner are eligible to purchase Interests, and subject to certain limitations, Interests purchased by an Affiliate will have voting rights under the Partnership Agreement.

FIDUCIARY RESPONSIBILITY OF THE MANAGING PARTNER

        The contemplated activities of the Partnership will involve decisions by MD, on behalf of the Partnership, and MOC, on behalf of the Drilling Program and transactions between the Partnership, the Drilling Program, MD, or Affiliates thereof. Because of the common control of the Partnership, the Drilling Program, MD, MOC, and certain Affiliates thereof, any such decisions or transactions will lack the benefits of arm's-length bargaining and will necessarily involve conflicts of interest. MD is accountable to the Partnership as a fiduciary and is required to act in good faith in the best interests of the Partnership at all times. Mewbourne will attempt, in good faith, to resolve all conflicts of interest in a fair and equitable manner with respect to all persons affected by those conflicts of interest. Nevertheless, the actions of the Managing Partner may not be the most advantageous to the Partnership and could fall short of the full exercise of such fiduciary duty. No provision has been made for an independent review of conflicts of interest.

        The Partnership is organized under Delaware law, and under Delaware law the general partner of a partnership owes a fiduciary duty to the partnership and to its partners. Under Delaware law, the Managing Partner will owe the Investor Partners a duty of good faith, fairness, and loyalty. In this regard, the Managing Partner is required to supervise and direct the activities of the Partnership prudently and with that degree of care, including acting on an informed basis, which an ordinarily prudent person in a like position would use under similar circumstances. Moreover, the Managing Partner must act at all times in the best interests of the Partnership and the Investor Partners.
Since the law in this area is rapidly developing and changing, investors who have questions concerning the responsibilities of the Managing Partner should consult their own counsel.

        Limitations on the Fiduciary Obligations of the Managing Partner and the Managing Partner's Responsibility to Determine the Application of the Limitations. The Partnership Agreement contains certain provisions which modify what would otherwise be the applicable Delaware law relating to the fiduciary standards of the Managing Partner to the Investor Partners. The fiduciary standards in the Partnership Agreement could be less advantageous to the Investor Partners and more advantageous to the Managing Partner than the corresponding fiduciary standards otherwise applicable under Delaware law, specifically:

        o the Partnership may indemnify and hold harmless the Managing Partner and its Affiliates;
        o the Managing Partner is required to devote only so much of its time as is necessary to manage the affairs of the Partnership;
        o the Managing Partner and its Affiliates may conduct business with the Partnership in a capacity other than as a Sponsor;
        o in certain circumstances, the Managing Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account; and
        o     the Managing Partner may manage multiple programs simultaneously.

        As summarized above the Partnership Agreement contains provisions which are intended to limit the liability of the Managing Partner or any Affiliate thereof for any act or omission within the scope of authority conferred upon them under the Partnership Agreement or Program Agreement if the Managing Partner has determined in good faith, as of the time of the conduct or omission, that such conduct or omission was in the best interest of the Partnership and that it did not constitute negligence or misconduct. The Managing Partner would be subject to a conflict of interest in making any such determination. The limitation upon the fiduciary standards in the Partnership Agreement could be less advantageous to the Investor Partners and more advantageous to the Managing Partner than the corresponding fiduciary standards otherwise applicable under Delaware law. The purchase of Interests may be deemed as consent to the fiduciary standards set forth in the Partnership Agreement. As a result of these provisions in the Partnership Agreement, the Investor Partners may find it more difficult to hold the Managing Partner responsible for acting in the best interests of the Partnership and its Investor Partners than if the fiduciary standards of the otherwise applicable Delaware law governed the situation.

        The Partnership Agreement and Program Agreement provide for indemnification of MD and Affiliates thereof and their respective officers and directors against claims arising from certain conduct or omission on behalf of the Partnership or the Drilling Program. Such indemnification will be available if the Managing Partner determines in good faith, as of the time of the conduct or omission, that the conduct or omission was in the best interest of the Partnership and that it did not constitute negligence or misconduct. The Managing Partner would be subject to a conflict of interest in making any such determination as to whether the Managing Partner or its Affiliates should be indemnified, and the Investor Partners must rely upon the integrity of the Managing Partner in making such determination.

        Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of his fiduciary duty, or on behalf of the partnership (a partnership derivative action) to recover damages from third parties. In addition, limited partners may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under the federal securities laws. Further, limited partners who have suffered losses in connection with the purchase or sale of their interests in a partnership may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the antifraud provisions of the federal securities laws. The burden of proving such a breach, and all or a portion of the expense of such lawsuit, would have to be borne by the limited partner bringing such action. In the event of a lawsuit for a breach of its fiduciary duty to the Partnership and/or the Investor Partners, the Managing Partner, depending upon the particular circumstances involved, might be able to avail itself under Delaware law of various defenses to the lawsuit, including statute of limitations, estoppel, laches, and doctrines such as the "clean hands" doctrine.

        In certain instances, MD and MOC will be held to a prudent operator standard pursuant to the Partnership Agreement and the Program Agreement. In general, under the prudent operator standard, a person is required to act in the same manner as an ordinary prudent operator would act under the same or similar circumstances. The prudent operator standard will be significantly less restrictive than a fiduciary duty standard, a standard that would otherwise be imposed upon MD as a fiduciary. Conduct under the prudent operator standard may not necessarily be the most advantageous to the Partnership and under such standard it would be more difficult to hold MD responsible for acts or omissions than if the fiduciary duty standard were otherwise applicable.

FARMOUTS

        Any farmout or similar agreement pertaining to the Partnership's Leases must comply with the rules, restrictions, and guidelines described in this Prospectus and Section 5.10 of the Partnership Agreement, and will be subject to the following conditions (a) the Managing partner, exercising the standard of a prudent operator, must determine that the farmout or similar agreement is in the best interests of the Partnership, (b) the terms of the farmout or similar agreement must be consistent with, and in any case no less favorable to the Partnership than, those utilized in the same geographic area for similar arrangements, and (c) if the assignee under the farmout is the Managing Partner or an Affiliate thereof then the farmout is subject to the same restrictions as applicable to a purchase of undeveloped property from the Partnership. See "Proposed Activities -- Transactions with Affiliates -- Purchase of Leases from the Partnership." The decision of the Managing Partner with respect to making a farmout and the terms of a farmout to an Affiliate may involve conflicts of interest, as the Managing Partner or such Affiliate may benefit from cost savings and reduction of risk, and in the event of a farmout to an Affiliate, the Managing Partner or an Affiliate thereof will represent both the Partnership and the Affiliate. For a discussion of the prudent operator standard of conduct, see "Conflicts of Interest -- Fiduciary Responsibility of the Managing Partner."

        None of the Partnership's Leases will be farmed out unless the Managing Partner, exercising the standard of a prudent operator, determines that (a) the Partnership lacks sufficient funds to drill on such Lease and cannot obtain suitable alternative financing for such drilling, (b) the value of such Lease has been reduced by events occurring or information disclosed to such Managing Partner after assignment of such Lease to the Partnership so that drilling would no longer be desirable for the Partnership, (c) drilling on the Lease would result in an excessive concentration of the Partnership's funds creating, in the Managing Partner's opinion, undue risk to the Partnership, or (d) the best interests of the Partnership would be served by the farmout. The Partnership will acquire only those Leases that are reasonably required for the stated purpose of the Partnership, and no Leases will be acquired for the purpose of subsequent sale or farmout, unless the acquisition of such Leases by the Partnership is made after a well has been drilled to a depth sufficient to indicate that such an acquisition is believed to be in the best interest of the Partnership. The Managing Partner is not permitted to farmout a property for the primary purpose of avoiding payment of the costs relating to drilling on the property that would otherwise be allocable to the Managing Partner. See "Proposed Activities -- Farmouts," and "Conflicts of Interest -- Sale of Leases to the Partnership" and "Purchase of Leases from the Partnership."

PURCHASE OF LEASES FROM THE PARTNERSHIP

        Neither the Managing Partner nor any Affiliate thereof, including an Affiliated Program, may purchase or acquire any Lease from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership and then subject to the following conditions (a) a sale, transfer or conveyance, including a farmout, of an undeveloped Lease (i.e. a Lease not having any Proved Developed Reserves attributable to it) from the Partnership to the Managing Partner, or Affiliate thereof, other than an Affiliated Program, must be made at the higher of the Lease Acquisition Costs or fair market value, (b) a sale, transfer or conveyance of a developed Lease (i.e. a Lease having Proved Developed Reserves attributable to it) from the Partnership to the Managing Partner or Affiliate thereof, other than an Affiliated Program in which the interest of the Managing Partner or its Affiliate is substantially similar to or less than its interest in the Partnership, is not permitted except in connection with the liquidation of the Partnership and then only at fair market value, (c) except in connection with farmouts or joint ventures made in compliance with Section 5.11 of the Partnership Agreement (which is summarized in the final paragraph of the subsection entitled "Sale of Lease to the Partnership" below), a transfer of an undeveloped Lease from the Partnership to an Affiliated Program must be made at fair market value if the Lease has been held for more than two years; otherwise, if the Managing Partner deems it to be in the best interest of the Partnership, the transfer may be made at the Lease Acquisition Costs, and (d) except in connection with farmouts made in compliance with the restrictions described in Section 5.11 of the Partnership Agreement, a transfer of any Lease from the Partnership to an Affiliated Production Purchase or Income Program must be made at fair market value if the Lease has been held for more than six months or there have been significant expenditures made in connection with the Lease; otherwise, if the Managing Partner deems it to be in the best interest of the Partnership, the transfer may be made at the Lease Acquisition Costs as adjusted for intervening operations. A determination of fair market value as required by this paragraph must be supported by an appraisal from an Independent Expert. Such opinion and any associated supporting information must be maintained in the Drilling Program's records for at least six years.

SALE OF LEASES TO THE PARTNERSHIP

        MD has discretion in selecting Leases to be acquired by the Partnership from MOC, Affiliates thereof, or third parties and the location and type of operations that the Partnership will conduct on such Leases. Certain of such Leases may be part of MOC's existing inventory. The Managing Partner or any Affiliate thereof is authorized to transfer Leases and other property to the Partnership if the restrictions set forth below are met. If such restrictions are met, the Managing Partner or any Affiliate thereof may sell, transfer, or convey Leases to the Partnership from its then-existing inventory. In determining which oil and natural gas Leases the Partnership should acquire, if the Managing Partner has such Lease in its own inventory at the time, the Managing Partner would be subject to a conflict of interest in selecting properties for the Partnership out of its own inventory or from third party sellers. In addition to the substantial restrictions imposed upon the price which may be changed in such a transaction (See "Proposed Activities -- Transactions with Affiliates -- Sales of Leases to the Partnership"), Section
5.11 of the Partnership Agreement requires a determination of "fair market value" by an Independent Expert. The Partnership Agreement provides that the Managing Partner or any Affiliate thereof, including, an Affiliated Program, is not permitted to sell, transfer, or convey Leases to the Partnership, directly or indirectly, except pursuant to transactions which are fair and reasonable to the Partnership and then subject to the restrictions which are described in this Prospectus under the heading "Proposed Activities -- Transactions with Affiliates -- Sale of Leases to the Partnership."

ADJACENT ACREAGE

        It is anticipated that MOC will sell to or otherwise acquire on behalf of the Partnership certain Leases owned by MOC or an Affiliate thereof. The ownership by MOC or its Affiliates of interests in Leases covering a particular Prospect is subject to the restrictions set forth in "Proposed Activities -- Transactions with Affiliates." Subject to such restrictions, certain of such Leases may nevertheless be adjacent to acreage which is held or will be held by MOC or Affiliates thereof. The Drilling Program will not drill any well for the purpose of proving or disproving the existence of oil or gas on any such adjacent acreage. Nevertheless, such drilling activities may incidentally develop information valuable to MOC or Affiliates thereof in evaluating their nearby acreage at no cost to them. MOC or Affiliates thereof also may retain an ownership interest in a Lease sold by MOC or Affiliates thereof to the Drilling Program and the use of Drilling Program funds to drill a well on such Lease will reduce the cost and risk to MOC or Affiliates thereof of drilling on such Lease. Accordingly, a conflict of interest will exist between the interest of the Partnership and the interest of MOC in selecting the location and type of operations which the Drilling Program will conduct on Drilling Program Leases where MOC or Affiliates thereof own Leases in the vicinity of the Drilling Program Leases or retain an ownership interest in the Drilling Program Leases. In addition, the liability of the Managing Partner and its Affiliates to the Partnership is limited as set forth under "-- Fiduciary Responsibility of the Managing Partner" and such limitations significantly increase the potential conflicts that may arise with regard to the acquisition and operation of adjacent acreage.

OTHER ACTIVITIES

        As summarized in "Risk Factors -- Particular Risks Relating to the Interests -- Limitations on the Fiduciary Obligations of the Managing Partner and the Managing Partner's Responsibility to Determine the Application of the Limitations," the Partnership Agreement modifies the fiduciary duties owed by the Managing Partner or its Affiliates to the Partnership and the Investor Partners by specifically modifying the duties otherwise owed under Delaware law. The Partnership Agreement specifically permits MD and Affiliates thereof to engage in and possess interests in other business ventures of any and every type and description, independently or with others, including without limitation the acquisition, ownership, exploration, development, operation, and management of oil and gas properties for themselves and other persons, and the organization and management of other partnerships and joint ventures similar to the Partnership; provided, however, except as otherwise set forth in Section
5.11 of the Partnership Agreement and as described in "Proposed Activities -- Transactions with Affiliates," the Managing Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances. MD and its Affiliates currently act as the managing general partner of several other oil and gas drilling partnerships. See "Prior Activities." The business of these partnerships may be considered competitive with the business of the Partnership in areas such as markets for production, use of equipment, and access to the time and financial resources of management, as well as in other areas. In addition, MD or its Affiliates may sponsor additional drilling partnerships and other oil and gas partnerships in the future. Therefore, MD will be acting on behalf of the Partnership as Managing Partner, on behalf of existing partnerships, and on behalf of other partnerships and joint ventures which MD or its Affiliates may sponsor in the future. As a result of these activities of MD and Affiliates thereof, circumstances may arise where the interest of MD or of such Affiliates in such independent ventures will conflict with those of the Investor Partners with respect to the acquisition of Prospects, the utilization of available drilling services and similar matters. A conflict of interest may arise, for example, when the Partnership, MD and other prior or future oil and gas partnerships in which MD or an Affiliate thereof has an interest will have an opportunity to acquire the same Leases. In such situations, it may be expedient for MD to favor one partnership or venture over another. It is possible that MD or Affiliates thereof will be in the process of acquiring Leases for inclusion in other drilling partnerships at the same time that they are acquiring Leases for inclusion in the Drilling Program.

CONTRACTS WITH MEWBOURNE AND AFFILIATES

        MD and its Affiliates do not own any drilling rigs or service companies, and except for the providing of gas compressors from an Affiliate of MD and for the Operating Agreement, MD currently does not anticipate that it will enter into contracts and agreements with the Partnership for the rendering of services or the sale and lease of supplies and equipment. However, the Partnership Agreement specifically permits the Partnership and MD to enter into agreements for such purposes and for the lending of money to the Partnership. Neither MD nor any Affiliate of MD will enter into any agreement with the Partnership to provide services, supplies and equipment unless (a) MD or such Affiliate is engaged independently of the Partnership as an ordinary and ongoing business in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other persons in the oil and gas industry in addition to partnerships or programs in which MD or such Affiliate has an interest, (b) the compensation, price, or rental therefor is competitive (determined as of the time that the contract is entered into) with the compensation, price, or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership, and (c) if MD or such Affiliate is not engaged in a business within the meaning of clause (a) above, then such compensation, price, or rental is the lesser of the cost of such services, equipment, or supplies to MD or such Affiliate or the competitive rate which could be obtained in the area. Any loan of money to the Partnership by MD or an Affiliate thereof may not bear interest in excess of the lesser of the rate MD or such Affiliate is required to pay on similar borrowings or the highest lawful rate, or in any event at a rate in excess of the amount which would be charged to the Partnership by independent third parties for the same purpose. See "Additional Financing." All contracts between the Partnership and MD or any Affiliate thereof may be terminated upon the vote or written consent of a Majority in Interest of the Investor Partners without penalty on 60 days' advance written notice. Notwithstanding any provision to the contrary, the Managing Partner and its Affiliates may not profit by drilling in contravention of their fiduciary obligations to the Investor Partners. In addition, no rebates or give-ups may be received by the Managing Partner or any Affiliate nor may the Managing Partner or any Affiliate participate in any reciprocal business arrangements.

MOC AS OPERATOR

        Under the terms of each Program Agreement, MOC has agreed to serve as operator of Program Wells. Each Program Agreement specifically provides that any operating agreement pertaining to MOC's acting as an operator of Program Wells will be subject to the limitations set forth in the related Partnership Agreement with respect to contracts for the rendering of services and the sale and lease of supplies and equipment, which limitations are described in the preceding paragraph. In the event that non-Affiliated parties do not participate, or have a small interest, in the Drilling Program's Prospects there will be no independent oversight with respect to the competitiveness of the operating agreements entered into with MOC. See "Proposed Activities -- Operations" and "Compensation and Reimbursement -- Compensation as Operator."

OWNERSHIP OF INTERESTS BY MD OR ANY AFFILIATES

        The Managing Partner and its Affiliates are eligible to subscribe for Interests, provided that any Interests so purchased must be purchased for investment purposes only and not for the purpose of resale or any further public distribution. It is the Managing Partner's current intention that the Managing Partner and/or an Affiliate thereof will subscribe for such number of Interests as may be necessary for the Partnership in which Interests are being offered to receive the minimum subscription amount of 1,000 Interests ($1,000,000). The number of Interests in the Partnership that may be purchased by the Managing Partner and/or Affiliates thereof is not subject to any specific maximum limitations but depends upon the number of subscriptions for Interests received and accepted from non-Affiliates. There are no limitations upon the number of Interests that may be purchased by an Affiliate and any Interests purchased by the Managing Partner or its Affiliates will have voting rights under the Partnership Agreement, provided that during the time period that MD or an Affiliate thereof is serving as the Managing Partner of the Partnership any Interests owned by the Managing Partner or its Affiliates which in the aggregate represent more than 20% of the total Interests held by Investor Partners in the Partnership shall not have any voting rights under the Partnership Agreement and shall not be counted for voting purposes. In addition, during the time period that MD or an Affiliate thereof is serving as the Managing Partner of the Partnership, none of the Interests owned by the Managing Partner or its Affiliates shall be counted for voting purposes or for purposes of determining a quorum or have any voting rights under this Agreement concerning the removal of the Managing Partner or any transaction between the Partnership and the Managing Partner or its Affiliates. Notwithstanding the voting limitation imposed upon Interests owned by the Managing Partner or its Affiliates, to the extent that Interests in the Partnership are acquired by the Managing Partner or its Affiliates, such ownership Interests has the effect of diluting the voting power of the other Investor Partners in the Partnership. The exercise of the voting rights of any Interests owned by the Managing Partner or its Affiliates could give rise to a conflict of interest between MD and non-Affiliated Investor Partners.


                                PRIOR ACTIVITIES

PRIOR PARTNERSHIPS

        MOC has historically originated and managed drilling and development activities through which a limited number of qualified participants, including other oil and gas companies, acquired individual interests in Leases by means of joint ventures and drilling agreements. The structure of such transactions, including the manner in which costs and revenues are shared varied considerably and in each case are substantially different from those of an Investor Partner investing in the Partnership.

        During the period 1977-1980, Affiliates of MD sponsored a series of five private limited partnerships. MD has also sponsored eight public partnerships, Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P., Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P. and two private partnerships, Mewbourne Development Partners 1992 GP and Mewbourne Energy Partners 1994 Private L.P. Except for the above described partnerships, neither MD nor any of its Affiliates have sponsored any private or public partnerships within the past ten years. The financial disclosure provided below is presented on a tax basis of accounting.

        The following table is presented to indicate certain sale distribution characteristics concerning certain of the partnerships described above.

                          EXPERIENCE IN RAISING FUNDS

                                                                      Date of First                        Contributions
                                                                         Revenue       Number of Price Per      From
                    Partnership                      Funding Date     Distribution    Units Sold    Unit    Investors(4)
========================================================================================================================
Mewbourne Oil, Ltd. 1977(1) . . . . . . . . . . . .    08/25/77         06/27/78(2)(3)   193.0  $10,000     $2,891,000
Mewbourne Oil, Ltd. 1978A . . . . . . . . . . . . .    05/04/78         02/24/84(2)(3)   288.0   10,000      3,456,000
Mewbourne Oil, Ltd. 1978B (8) . . . . . . . . . . .    12/06/78         12/31/80(2)(3)   286.5   10,000      3,581,250
Mewbourne Oil, Ltd. 1979(1) . . . . . . . . . . . .    07/10/79         12/08/80(2)(3)   312.5   10,000      3,906,250
Mewbourne Oil, Ltd. 1980(5)(1)  . . . . . . . . . .    05/22/80             --  (2)(3)   147.0   10,000      1,837,500

Mewbourne Development Partners 92 GP  . . . . . . .    12/31/92         05/18/93(3)      116.0   10,000      1,160,000
Mewbourne Development Partners 93-A, L.P. . . . . .    10/11/93         02/21/94         1,382    1,000(6)   1,382,000
Mewbourne Development Partners 93-B, L.P. . . . . .    12/31/93         04/25/94         1,299    1,000(6)   1,299,000
Mewbourne Development Partners 94-A, L.P. . . . . .    06/30/94         10/24/94         1,194    1,000(6)   1,194,000
Mewbourne Development Partners 94-B, L.P. . . . . .    11/04/94         03/21/95         1,100    1,000(6)   1,010,000
Mewbourne Development Partners 94-C, L.P. . . . . .    12/30/94         04/28/95         1,030    1,000(6)   1,030,000
Mewbourne Energy Partners 1994 Private L.P. . . . .    12/30/94         04/28/95          73.5   20,000      1,470,000
Mewbourne Energy Partners 95-A, L.P.  . . . . . . .    10/11/95         02/19/96         1,619    1,000(6)   1,619,000
Mewbourne Energy Partners 95-B, L.P.  . . . . . . .    12/29/95              N/A         2,011    1,000(6)
Mewbourne Energy Partners 96-A, L.P.(7) . . . . . .    11/07/96              N/A         3,872    1,000(6)   3,872,000


(1)      This partnership was terminated on November 30, 1994.

(2) Cash Distributions reflect the policy to retain initial revenues to reinvest in additional wells. Retention of such revenues delayed the commencement of distributions to the participants.
(3) The 1977 partnership retained $553,549 of distributable operating cash flow to reinvest in additional drilling. The 1978A partnership retained $1,836,329 of distributable operating cash flow to reinvest in additional drilling and $5,391,821 of distributable operating cash flow was used to repay certain borrowings of the partnership. The 1978B partnership retained $3,580,177 of distributable operating cash flow to reinvest in additional drilling and $30,072 of distributable operating cash flow was used to repay certain borrowings of the partnership. The 1979 partnership retained $2,326,134 of distributable operating cash flow to reinvest in additional drilling and $125,133 of distributable operating cash flow was used to repay certain borrowings of the partnership. The 1980 partnership retained $223,343 of distributable operating cash flow to reinvest in additional drilling and $732,939 of distributable operating cash flow was used to repay certain borrowings of the partnership. The 92 GP partnership retained $44,166 of distributable operating cash flow to complete drilling operations.
(4) Includes initial subscriptions plus additional assessments, if any, under the provisions of each offering. Also includes contributions by MD and its Affiliates in each of public programs previously sponsored by MD. Such contributions were in the amounts of $480,000, $400,000, $366,000, $437,500 and $660,000 in each of Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P., Mewbourne Development Partners 94-C, L.P., respectively.
(5) The activities of this partnership consisted solely of exploratory drilling.
(6) Each partnership required a minimum investment of five units or $5,000.
(7) This partnership was funded on November 7, 1996, and is currently engaged in drilling and completion activities.
(8)      This partnership was terminated September 1, 1996.

PREVIOUS DRILLING ACTIVITIES

         The following table reflects the previous drilling activity of the partnerships described above.

                                DRILLING RESULTS
                      Inception Through December 31, 1996

                                                        Gross(1)                               Net(2)
                                           --------------------------          -------------------------------------
                                                                                                            Percent
                Partnership                    Completed          Dry          Completed       Dry         Completed
====================================================================================================================
 Mewbourne Oil Ltd., 1977A(3)  . . . . .         15              4                8.00           2.33       77%
 Mewbourne Oil Ltd., 1978A . . . . . . .         35             11               20.68           6.58       76%
 Mewbourne Oil Ltd., 1978B (6) . . . . .         31              8               15.66           4.10       79%

 Mewbourne Oil Ltd., 1979(3) . . . . . .         27             12               13.60           5.62       71%
 Mewbourne Oil Ltd., 1980(3)(4)  . . . .         34             11                3.31           0.96       78%
                                                ---
     Total   . . . . . . . . . . . . . .        142             46               61.25          19.59       76%
                                                ===


 Mewbourne Development Partners 92 GP  .          6              4                0.73           0.56       56%
 Mewbourne Development Partners 93-A,
 L.P.  . . . . . . . . . . . . . . . . .          9              0                2.59              0      100%

 Mewbourne Development Partners 93-B,
 L.P.  . . . . . . . . . . . . . . . . .         13              0                2.00              0      100%
 Mewbourne Development Partners 94-A,
 L.P.  . . . . . . . . . . . . . . . . .          7              1                1.05           0.14       88%
 Mewbourne Development Partners 94-B,
 L.P.  . . . . . . . . . . . . . . . . .          5              0                1.28              0      100%
 Mewbourne Development Partners 94-C,
 L.P.  . . . . . . . . . . . . . . . . .          4              0                1.30              0      100%

 Mewbourne Energy Partners 1994 Private
 L.P.  . . . . . . . . . . . . . . . . .          5              1                3.03           0.33       90%
 Mewbourne Energy Partners 95-A, L.P.  .          7              0                2.91              0      100%
 Mewbourne Energy Partners 95-B, L.P.  .          9              3                2.03            .74       73%

 Mewbourne Energy Partners 96-A, L.P.(5)          7              0                2.57              0      100%
                                                ---             --                ----           ---       ---
     Total   . . . . . . . . . . . . . .         72              9               19.49           1.77       91%
                                                ===             ==               =====           ====      ====


--------------------
(1)      Gross wells include all wells in which investors owned a Working
         Interest.
(2) Net wells is the total percentage of Working Interest owned by the partnership in the wells.
(3)      This partnership was terminated on November 30, 1994.
(4) The activities of this partnership consisted solely of exploratory drilling.
(5) This partnership was funded on November 7, 1996, and as of the specified date was engaged in drilling and completion activities.
(6)      This partnership was terminated September 1, 1996.

PAYOUT AND NET CASH TABLES

         The following tables provide information concerning the operating results of the partnerships described above.

                            INVESTORS' PAYOUT TABLE
                               December 31, 1996

                                                                       Total Expenditures         Revenues Before
                                                  Investors' Funds     Including Operating      Deducting Operating
                 Partnership                        Invested (1)          Costs (2)                Costs (3)
===================================================================================================================
 Mewbourne Oil, Ltd. 1977(4)(5)  . . . . .        $2,643,700            $6,269,489               $6,527,236
 Mewbourne Oil, Ltd. 1978A(4)  . . . . . .         3,121,150            18,771,502               20,651,626
 Mewbourne Oil, Ltd. 1978B(4) (8)  . . . .         3,247,534            12,719,565               13,452,048
 Mewbourne Oil, Ltd. 1979(4)(5)  . . . . .         3,541,520            11,371,906               17,853,374
 Mewbourne Oil, Ltd. 1980(4)(5)(6) . . . .         1,637,969             3,464,815                1,555,414
 Mewbourne Development Partners 92 GP  . .         1,049,800             1,507,591                  916,248
 Mewbourne Development Partners 93-A, L.P.         1,250,848             1,654,382                  624,710
 Mewbourne Development Partners 93-B, L.P.         1,175,725             1,627,919                  723,601
 Mewbourne Development Partners 94-A, L.P.         1,080,690             1,484,625                  685,472
 Mewbourne Development Partners 94-B, L.P.           914,151             1,401,744                  754,562
 Mewbourne Development Partners 94-C, L.P.           932,253             1,391,972                  701,337
 Mewbourne Energy Partners 1994 Private
 L.P.  . . . . . . . . . . . . . . . . . .         1,470,000             1,585,483                  383,620
 Mewbourne Energy Partners 95-A, L.P.  . .         1,619,000             1,807,433                  936,667
 Mewbourne Energy Partners 95-B, L.P.  . .         2,011,000             1,969,057                  162,704
 Mewbourne Energy Partners 96-A, L.P. (7)          3,872,000             2,060,753                        0

--------------------

(1)      Total subscriptions less organization, promotion, and management fees.
(2) Includes total of all subscriptions, organization, promotion, and management fees, drilling and completion costs, and operating costs. Assumes all investors paid cash for their interests.
(3) Represents all oil and gas revenues credited to the investors net of royalties and other burdens. Does not include interest or other income.
(4) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the Managing Partner and the Investor Partners in the Partnership.
(5)      This partnership was terminated on November 30, 1994.
(6) The activities of this partnership consisted solely of exploratory drilling.
(7) This partnership was funded on November 7, 1996, and as of the specified date was engaged in drilling and completion activities.
(8)      This partnership was terminated on September 1, 1996.

                           INVESTORS' NET CASH TABLE
                               December 31, 1996

                                                                      Total           Total Revenues
                                                                 Expenditures Net    After Deducting
                                              Investors' Funds     of Operating         Operating             Cash
                 Partnership                    Invested (1)        Costs (2)           Costs (3)       Distributions(4)
 =======================================================================================================================
 Mewbourne Oil, Ltd. 1977(5)(6)  . . . . .    $2,643,700        $3,716,418          $3,974,165          $3,223,641(7)
 Mewbourne Oil, Ltd. 1978A(5)  . . . . . .     3,121,150        11,539,988          13,420,112           6,401,320(7)
 Mewbourne Oil, Ltd. 1978B(5)(10)  . . . .     3,247,534         7,687,559           8,420,042           4,968,626(7)
 Mewbourne Oil, Ltd. 1979(5)(6)  . . . . .     3,541,520         7,172,702          13,654,170          11,874,362(7)
 Mewbourne Oil, Ltd. 1980(5)(6)(8) . . . .     1,637,969         2,895,049             985,648                   0(7)
 Mewbourne Development Partners 92 GP  . .     1,049,800         1,346,124             754,781             573,210
 Mewbourne Development Partners 93-A, L.P.     1,250,848         1,504,539             474,867             368,280
 Mewbourne Development Partners 93-B, L.P.     1,175,715         1,454,586             550,268             412,830
 Mewbourne Development Partners 94-A, L.P.     1,080,690         1,324,140             524,987             412,830
 Mewbourne Development Partners 94-B, L.P.       914,151         1,217,783             570,601             360,360

                                                                      Total           Total Revenues
                                                                 Expenditures Net    After Deducting
                                              Investors' Funds     of Operating         Operating             Cash
                 Partnership                    Invested (1)        Costs (2)           Costs (3)       Distributions(4)
 ======================================================================================================================
 Mewbourne Development Partners 94-C, L.P.      932,253         1,222,418           531,783             336,600
 Mewbourne Energy Partners 1994
 PrivateL.P. . . . . . . . . . . . . . . .    1,470,000         1,512,139           310,276             269,280
 Mewbourne Energy Partners 95-A, L.P.  . .    1,619,000         1,666,523           795,755             704,880
 Mewbourne Energy Partners 95-B, L.P.  . .    2,011,000         1,912,646           106,293              92,070

 Mewbourne Energy Partners 96-A, L.P.(9) .    3,872,000         2,060,753                 0                   0


(1)      Total subscriptions less organization, promotion, and management fees.
(2) Includes total of all subscription, organization, promotion, and management fees, and drilling and completion costs.
(3) Represents all oil and gas revenues credited to the investors net of royalties, other burdens and operating costs. Does not include interest or other income.
(4)      Net cash distributed to investors.
(5) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the Managing Partner and the Investor Partners in the Partnership.
(6)      This partnership was terminated on November 30, 1994.
(7) The 1977 partnership retained $553,549 of distributable operating cash flow to reinvest in additional drilling. The 1978A partnership retained $1,836,329 of distributable operating cash flow to reinvest in additional drilling and $5,391,821 of distributable operating cash flow was used to repay certain borrowings of the partnership. The 1978B partnership retained $3,580,177 of distributable operating cash flow to reinvest in additional drilling and $30,072 of distributable operating cash flow was used to repay certain borrowings of the partnership. The 1979 partnership retained $2,326,134 of distributable operating cash flow to reinvest in additional drilling and $125,133 of distributable operating cash flow was used to repay certain borrowings of the partnership. The 1980 partnership retained $223,343 of distributable operating cash flow to reinvest in additional drilling and $732,939 of distributable operating cash flow was used to repay certain borrowings of the partnership. The 92 GP partnership retained $44,166 of distributable operating cash flow to complete drilling operations.
(8) The activities of this partnership consisted solely of exploratory drilling.
(9) This partnership was funded on November 7, 1996, and as of the specified date was engaged in drilling and completion activities.
(10)     This partnership was funded terminated on September 1, 1996.


                        MANAGING PARTNER'S PAYOUT TABLE
                               December 31, 1996

                                                                       Total Expenditures           Revenues Before
                                                                       Including Operating        Deducting Operating
                            Partnership                                     Costs (1)                  Costs (2)
 ====================================================================================================================
 Mewbourne Oil, Ltd. 1977(3)(4)  . . . . . . . . . . . . . . . .        $1,658,587                 $2,293,090
 Mewbourne Oil, Ltd. 1978A(3)  . . . . . . . . . . . . . . . . .         5,655,004                  7,206,284
 Mewbourne Oil, Ltd. 1978B(3)(7) . . . . . . . . . . . . . . . .         3,732,499                  4,975,412
 Mewbourne Oil, Ltd. 1979(3)(4)  . . . . . . . . . . . . . . . .         3,024,062                  6,603,302

 Mewbourne Oil, Ltd. 1980(3)(4)(5) . . . . . . . . . . . . . . .           704,328                    575,287
 Mewbourne Development Partners 92 GP  . . . . . . . . . . . . .           178,725                    229,062
 Mewbourne Development Partners 93-A, L.P. . . . . . . . . . . .           203,008                    156,177

 Mewbourne Development Partners 93-B, L.P. . . . . . . . . . . .           204,801                    180,900
 Mewbourne Development Partners 94-A, L.P. . . . . . . . . . . .           186,214                    171,368
 Mewbourne Development Partners 94-B, L.P. . . . . . . . . . . .           181,511                    188,641

 Mewbourne Development Partners 94-C, L.P. . . . . . . . . . . .           178,193                    175,334
 Mewbourne Energy Partners 1994 Private L.P  . . . . . . . . . .            38,026                     95,905
 Mewbourne Energy Partners 95-A, L.P.  . . . . . . . . . . . . .            79,809                    234,167
 Mewbourne Energy Partners 95-B, L.P.  . . . . . . . . . . . . .            69,275                     40,676

 Mewbourne Energy Partners 96-A, L.P.(6) . . . . . . . . . . . .            63,912                          0


(1)      Includes managing partner's share of drilling and completion costs.
(2) Represents all oil and gas revenues credited to the managing partner net of royalties and other burdens. Does not include interest or other income.
(3) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the Managing Partner and the Investor Partners in the Partnership.
(4)      This partnership was terminated on November 30, 1994.
(5) The activities of this partnership consisted solely of exploratory drilling.

(6) This partnership was funded on November 7,1996, and as of the specified date was engaged in drilling and completion activities.
(7)      This partnership was terminated on September 1, 1996.


                       MANAGING PARTNER'S NET CASH TABLE
                                December 31 1996

                                                 Total Expenditures     Total Revenues After
                                                  Net of Operating       Deducting Operating
                  Partnership                        Costs (1)                Costs (2)           Cash Distributions(3)
 =====================================================================================================================
 Mewbourne Oil, Ltd. 1977(4)(5)  . . . . . .         $ 762,173             $1,396,676               $1,137,362
 Mewbourne Oil, Ltd. 1978A(4)  . . . . . . .         3,120,858              4,672,138                2,887,544
 Mewbourne Oil, Ltd. 1978B(4)(8) . . . . . .         1,871,615              3,114,528                1,890,870
 Mewbourne Oil, Ltd. 1979(4)(5)  . . . . . .         1,470,929              5,050,169                4,499,400
 Mewbourne Oil, Ltd. 1980(4)(5)(6) . . . . .           493,595                364,554                        0
 Mewbourne Development Partners 92 GP  . . .           138,761                189,098                  143,302
 Mewbourne Development Partners 93-A, L.P. .           165,548                118,717                   92,070
 Mewbourne Development Partners 93-B, L.P. .           161,471                137,570                  103,207
 Mewbourne Development Partners 94-A, L.P. .           146,085                131,239                  103,207
 Mewbourne Development Partners 94-B, L.P. .           135,519                142,649                   90,090
 Mewbourne Development Partners 94-C, L.P. .           135,809                132,944                   84,150
 Mewbourne Energy Partners 1994 Private L.P.            19,690                 77,569                   67,320
 Mewbourne Energy Partners 95-A, L.P.  . . .            58,752                213,110                  105,327
 Mewbourne Energy Partners 95-B, L.P.  . . .            60,842                 32,243                   13,758
 Mewbourne Energy Partners 96-A, L.P.(7) . .            63,912                      0                        0

------------------------

(1) Includes managing partner's share of drilling and completion costs, exclusive of operating costs.
(2) Represents all oil and gas revenues credited to the managing partner net of royalties, other burdens and operating costs. Does not include interest or other income.
(3) Net cash distributed to managing partner. May include return of capital.
(4) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the Managing Partner and the Investor Partners in the Partnership.
(5)      This partnership was terminated on November 30, 1994.
(6) The activities of this partnership consisted solely of exploratory drilling.
(7) This partnership was funded on November 7, 1996, and as of the specified date was engaged in drilling and completion activities.
(8)      This partnership was terminated on September 1, 1996.


TAX DEDUCTIONS AND TAX CREDITS

         The following tables reflect the investors' share of the above described partnership's available tax deductions that were reported in the partnerships' tax returns and such share of tax deductions as a percentage of their subscriptions. The following percentages do not reflect the effect of the revenues from the partnership's operations and are subject to audit adjustments by the IRS. The following tables are based on past experience and should not be considered as necessarily indicative of the results that may be expected from the Partnership. It is suggested that prospective subscribers consult with their tax advisors concerning their specific tax circumstances and the tax benefits available to them individually, which may materially vary in various circumstances.

                      CUMULATIVE TAX BENEFITS TO INVESTORS
                             PER $10,000 INVESTMENT
                               December 31, 1996

                                                  First Year      Aggregate     First Year
                                                      Tax        Deductions         Tax       Cumulative Tax Benefits
                                                  Deductions    Thereafter (1)   Benefits       Through December 31,
                    Partnership                       (1)                           (2)               1993 (2)
   ==================================================================================================================
   Mewbourne Oil, Ltd. 1977(3) . . . . . . . .        $ 2,902        $3,326         $2,031              $4,336
   Mewbourne Oil, Ltd. 1978A . . . . . . . . .          5,709        14,213          3,996              11,918
   Mewbourne Oil, Ltd. 1978B(6)  . . . . . . .          2,896         9,445          2,027               8,293
   Mewbourne Oil, Ltd. 1979(3) . . . . . . . .          4,999         5,348          3,500               6,753
   Mewbourne Oil, Ltd. 1980(3)(4)  . . . . . .          2,926         6,284          2,048               5,885
   Mewbourne Development Partners 92 GP  . . .          1,964         5,269            609               2,696
   Mewbourne Development Partners 93-A, L.P. .          4,228         2,214          1,674               2,551
   Mewbourne Development Partners 93-B, L.P. .          2,321         4,324            919               2,632
   Mewbourne Development Partners 94-A, L.P. .          6,065           967          2,402               2,785
   Mewbourne Development Partners 94-B, L.P. .          5,523         1,838          2,187               2,915
   Mewbourne Development Partners 94-C, L.P. .          4,955         2,241          1,962               2,849
   Mewbourne Energy Partners 1994 Private L.P.          5,057         2,817          2,003               3,118
   Mewbourne Energy Partners 95-A, L.P.  . . .          5,239           583          2,075               2,306
   Mewbourne Energy Partners 95-B, L.P.  . . .          3,716         3,391          1,472               2,815
   Mewbourne Energy Partners 96-A, L.P.(5) . .          3,479             0          1,378               1,378


(1)      Tax deductions include Non-Capital Expenditures.
(2) Tax benefits are tax deductions multiplied by the respective year's maximum tax rate.
(3)      This partnership was terminated on November 30, 1994.
(4) The activities of this partnership consisted solely of exploratory drilling.
(5) This partnership was funded on November 7, 1996, and as of the specified date was engaged in drilling and completion activities.
(6)      This partnership was terminated on September 1, 1996.


                      CASH DISTRIBUTIONS AND TAX BENEFITS
                      AS A PERCENT OF TOTAL SUBSCRIPTIONS
                               December 31, 1996
                            (Investors' share only)

                                                      Cash
                  Partnership                   Distributions (1)       Tax Benefits (2)           Total Return (3)
 ==================================================================================================================
 Mewbourne Oil, Ltd. 1977(4)(5)  . . . . . .          111.5%(6)             43.3%                     154.9%
 Mewbourne Oil, Ltd. 1978A(4)  . . . . . . .          185.2%(6)            119.4%                     305.0%
 Mewbourne Oil, Ltd. 1978B(4)  . . . . . . .          135.8%(6)             82.9%                     218.7%
 Mewbourne Oil, Ltd. 1979(4)(5)  . . . . . .            304%(6)             67.5%                     371.5%
 Mewbourne Oil, Ltd. 1980(4)(5)(7) . . . . .            0.0%(6)             58.9%                      58.9%
 Mewbourne Development Partners 92 GP  . . .           49.4%                27.0%                      76.4%
 Mewbourne Development Partners 93-A, L.P. .           26.7%                25.5%                      52.2%
 Mewbourne Development Partners 93-B, L.P. .           31.8%                26.3%                      58.1%
 Mewbourne Development Partners 94-A, L.P. .           34.6%                27.9%                      62.4%
 Mewbourne Partners 94-B, L.P. . . . . . . .           35.7%                29.2%                      64.8%
 Mewbourne Development Partners 94-C, L.P. .           32.7%                28.5%                      61.2%
 Mewbourne Energy Partners 1994 Private L.P.           18.3%                31.2%                      49.5%
 Mewbourne Energy Partners 95-A, L.P.(8) . .           43.5%                23.1%                      61.6%
 Mewbourne Energy Partners 95-B, L.P.(9) . .            4.6%                28.2%                      32.7%
 Mewbourne Energy Partners 96-A, L.P.  . . .           0.0%                 13.8%                      13.8%

-----------------
(1)      Total cash distributions divided by total subscriptions.
(2) Total tax benefits divided by total subscriptions. This table assumes investors were able to fully utilize all tax benefits at the maximum marginal federal rate.
(3)      Sum of (1) and (2).
(4) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the Managing Partner and the Investor Partners in the Partnership.
(5)      This partnership was terminated on November 30, 1994.
(6) The 1977 partnership retained $553,549 of distributable operating cash flow to reinvest in additional drilling. The 1978A partnership retained $1,836,329 of distributable operating cash flow to reinvest in additional drilling and $5,391,821 of distributable operating cash flow was used to repay certain borrowings of the partnership. The 1978B partnership retained $3,580,177 of distributable operating cash flow to reinvest in additional drilling and $30,072 of distributable operating cash flow was used to repay certain borrowings of the partnership. The 1979 partnership retained $2,326,134 of distributable operating cash flow to reinvest in additional drilling and $125,133 of distributable operating cash flow was used to repay certain borrowings of the partnership. The 1980 partnership retained $223,343 of distributable operating cash flow to reinvest in additional drilling and $732,939 of distributable operating cash flow was used to repay certain borrowings of the partnership. The 92 GP partnership retained $44,166 of distributable operating cash flow to complete drilling operations.
(7) The activities of this partnership consisted solely of exploratory drilling.
(8) This partnership was funded on November 7, 1996, and as of the specified date was engaged in drilling and completion activities.
(9)      This partnership was terminated on September 1, 1996.


         FOR PURPOSES OF MAKING AN INVESTMENT DECISION, THE STRUCTURE AND ACTIVITIES OF THE FIVE PRIVATE LIMITED PARTNERSHIPS SPONSORED DURING THE YEARS 1977 THROUGH 1980 ARE NOT COMPARABLE TO THE PARTNERSHIP. IN PARTICULAR, THE FIVE PRIVATE LIMITED PARTNERSHIPS WERE STRUCTURED TO INCLUDE ONE OR MORE OF THE FOLLOWING ATTRIBUTES (A) ADDITIONAL ASSESSMENTS WERE REQUIRED FROM THE INVESTORS AS CONTRASTED TO THE CURRENT OFFERING WHICH DOES NOT ALLOW FOR ANY ADDITIONAL ASSESSMENTS, (B) SIGNIFICANT INDEBTEDNESS WAS INCURRED AS CONTRASTED TO THE CURRENT OFFERING WHICH CONTEMPLATES ONLY LIMITED BORROWINGS AND IN LIMITED CIRCUMSTANCES, (C) EXCESS INCOME WAS REINVESTED INTO ADDITIONAL DRILLING ACTIVITIES AS CONTRASTED TO THE PROPOSED OFFERING WHICH DOES NOT CONTEMPLATE SIGNIFICANT REINVESTMENT OF EXCESS INCOME, (D) ACTIVITIES WERE ENGAGED IN THAT ARE NOT COMPARABLE TO THE ACTIVITIES PROPOSED TO BE ENGAGED IN BY THE CURRENT OFFERING, INCLUDING DRILLING EXPLORATORY WELLS, AS CONTRASTED TO THE CURRENT OFFERING WHICH CONTEMPLATES THE DRILLING OF ONLY DEVELOPMENT WELLS, OR (E) THE SHARING OF PARTNERSHIP'S REVENUES AND COSTS BETWEEN THE MANAGING PARTNER AND THE INVESTORS WAS MADE IN A SIGNIFICANTLY DIFFERENT METHOD AS CONTRASTED TO THE CURRENT OFFERING. DUE TO THESE SIGNIFICANT DIFFERENCES, THE DISCLOSURE REGARDING THE PRIOR ACTIVITIES OF THE FIVE PRIVATE LIMITED PARTNERSHIPS MAY NOT BE RELEVANT TO A PROSPECTIVE SUBSCRIBER MAKING AN INVESTMENT DECISION WITH RESPECT TO THE PARTNERSHIP AND ARE NOT INDICATIVE OF THE RESULTS THAT MAY BE ACHIEVED BY THE PARTNERSHIP.

RESERVES AND FUTURE NET REVENUES OF PRIOR PROGRAMS

         The following table summarizes as of December 31, 1996, the estimates of the Proved Developed Producing and Proved Developed Non-Producing Reserves of Mewbourne Development Partners 92 GP, Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P., Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 95-A, L.P. Mewbourne Energy Partners 95-B, L.P. and Mewbourne Energy Partners 94 Private, the future net revenues attributable to such reserves, and the present value of such future net revenues based on a constant unescalated price of oil and gas and discounted at 10% per annum. Such information was prepared, as of December 31, 1996, by Forrest A. Garb & Associates, Inc., the partnerships' Independent Expert. Current reserve information is not maintained by MD or its Affiliates for the five private limited partnerships sponsored during the years 1977 through 1980 and therefore the reserves of such partnerships is not included in the following table. Likewise, insufficient reserve information currently exists for Mewbourne Energy Partners 96-A, L.P. (which is currently engaged in drilling and completion activities) for the reserves of such partnership to be included in the following table.

         THE RESULTS OF PRIOR OPERATIONS SHOULD NOT BE CONSTRUED AS BEING INDICATIVE OF THE RESULTS TO BE EXPECTED FROM AN INVESTMENT IN THE PARTNERSHIP OR QUANTITIES OF OIL AND GAS WHICH MAY BE DERIVED FROM WELLS TO BE DRILLED BY THE PARTNERSHIP, BUT MERELY SERVE AS ESTIMATES OF PROVED RESERVES FOR A PRIOR PROGRAM, THE ESTIMATED FUTURE NET REVENUES OF SUCH PROGRAM BASED ON SUCH RESERVES AND THE PRESENT VALUE OF THE ESTIMATED DISCOUNTED FUTURE NET REVENUES OF SUCH PROGRAM.

                    Proved Reserves and Future Net Revenues
                            as of December 31, 1996

-----------------------------------------------------------------------------------------------------------------------
                                                                                                               Present
                                                                                                Estimated       Value
                                                                        Net Oil      Net Gas      Future     Discounted
                                                       Category of      Reserves    Reserves       Net       at 10% Per
                    Partnership                      Proved Reserves     (BBLS)       (MCF)      Revenues       Annum
                    -----------                      ---------------    --------    ---------    --------    ----------
                                                    Proved
 MDP 92 GP (1) . . . . . . . . . . . . . . . . .    Developed          1,484       160,646        527,025     418,449

                                                    Proved
 MDP 93-A (1)  . . . . . . . . . . . . . . . . .    Developed          4,827       573,203      1,195,057     765,316

                                                    Proved
 MDP 93-B (1)  . . . . . . . . . . . . . . . . .    Developed         15,859       574,529      1,722,091   1,106,774

                                                    Proved
 MDP 94-A (1)  . . . . . . . . . . . . . . . . .    Developed         27,383       488,278      2,061,403   1,329,227

                                                    Proved
 MDP 94-B (1)  . . . . . . . . . . . . . . . . .    Developed         48,793       531,514      2,215,178   1,476,747

                                                    Proved
 MDP 94-C (1)  . . . . . . . . . . . . . . . . .    Developed         46,916       605,698      2,400,713   1,572,250

                                                    Proved
 MEP 94 Private (1)  . . . . . . . . . . . . . .    Developed          9,426       863,852      1,939,607   1,271,655

                                                    Proved
 MEP 95-A (2)  . . . . . . . . . . . . . . . . .    Developed         33,178     1,237,808      4,294,229   3,155,267

                                                    Proved
 MEP 95-B (2)  . . . . . . . . . . . . . . . . .    Developed         12,904       742,809      2,426,130   1,473,204

                                                    Proved
 MEP 95-B (2)  . . . . . . . . . . . . . . . . .    UnDeveloped (3)    2,196       371,985      1,151,688     670,980

                                                    Total Proved
 MEP95-B (2) . . . . . . . . . . . . . . . . . .    (4)               15,100     1,114,794      3,577,818   2,144,184

----------------------
(1) Includes the partnership's 80.808081% ownership interest and MD's 19.191919% ownership interest arising under Drilling Program Agreement between MD and such partnership.

(2) Includes the partnership's 87.878788% ownership interest and MD's 12.121212% ownership interest arising under the Drilling Program Agreement between MD and such partnership.

(3) Includes the reserve estimates for the #1 Virginia which was drilled after January 1, 1997. The well is currently producing oil and natural gas.

(4) Total Proved Reserves is the sum of Proved Developed Reserves and Proved Undeveloped Reserves.

         Reserve estimates and future net cash flow attributable thereto were prepared using an unescalated price for oil and gas. The price used was the price being received as of December 31, 1996 which on a weighted average basis was $24.52 per barrel of oil and $3.96 per mcf of gas. In arriving at estimated future net revenues, lease operating (including overhead charges under operating agreements), transportation costs, costs of producing, severance taxes, ad valorem taxes and estimated future capital expenditures were deducted from revenue anticipated to be received and were not increased to reflect the anticipated effects of inflation. No deduction was made for partnership or program overhead expenses, federal income taxes, depletion, depreciation or amortization or other indirect costs. The above estimates of reserves and future net revenues do not include any estimate for Proved Undeveloped Reserves.

         There are numerous uncertainties inherent in estimating quantities of Proved Reserves and in projecting the future rates of production and the timing of development expenditures. The reserve data represents estimates only. Estimates of economically recoverable oil and gas reserves and of the future net revenues from such reserves are based on a number of factors and assumptions, such as historical production of the properties as compared with similar producing properties, the assumed effects of regulation by governmental agencies, taxes, development costs and workover and remedial costs, all of which may vary considerably from actual results.

         FOR THE FOREGOING REASONS, ESTIMATES OF THE ECONOMICALLY RECOVERABLE RESERVES OF OIL AND GAS ATTRIBUTABLE TO ANY PARTICULAR GROUP OF PROPERTIES, THE CLASSIFICATION OF SUCH RESERVES AND ESTIMATES OF THE FUTURE NET REVENUES EXPECTED THEREFROM, PREPARED AT DIFFERENT TIMES OR PREPARED BY DIFFERENT ENGINEERS, MAY VARY CONSIDERABLY. THE FUTURE NET REVENUES SHOWN ON THE TABLE

SET FORTH ABOVE SHOULD NOT BE TAKEN AS THE FAIR MARKET VALUE OF THE ESTIMATED OIL AND GAS RESERVES.

                                  TAX ASPECTS

         The following discussion is a general summary only of the United States federal income and certain other tax aspects of partnerships engaged in oil and gas operations and the tax effects on their partners. It is impractical to comment on all of the tax consequences of an investment in the Partnership or of the contemplated operations of the Partnership and the Drilling Program. Such consequences may vary depending on an Investor Partner's particular circumstances. The discussion is directed primarily to individuals who are citizens of the United States. Persons who are not U.S. citizens, such as partnerships, corporations, trusts, estates, or tax-exempt entities (including a pension, profit-sharing, or stock bonus plan, Keogh plan, IRA, or other qualified employee benefit plan, or ERISA plan) may have federal income tax consequences substantially different from those discussed below. A particular investor may be subject to certain facts and circumstances that are applicable only to him and that may give rise to additional considerations. The following discussion generally does not address any of those additional considerations. In addition, an investment in Interests may have state and local tax consequences to a particular investor that are not discussed below. Accordingly, each potential investor is urged to consult his tax advisor prior to purchasing Interests, with specific reference to the effect of his particular facts and circumstances on the matters discussed herein. See "-- General Tax Provisions" and "Terms of the Offering -- Suitability Standards."

         The tax considerations and opinions of counsel discussed herein are based on existing provisions of the Code, existing Treasury Regulations, published interpretations of the Code and such regulations by the IRS and existing court decisions, any of which could be changed at any time. Any new legislation, judicial decisions, regulations, or other pronouncements may apply retroactively to transactions prior to the date of such changes and could significantly modify the statements made and tax considerations discussed in this Prospectus.

         A portion of the discussion focuses on the characterization of income or losses under various rules as ordinary income or loss or capital gain or loss. At the present time, the marginal rate of federal income tax applicable to long-term capital gains may be significantly more favorable for an individual taxpayer, depending upon income level, than the rate on ordinary income. Corporations, on the other hand, are taxable at the same rate on ordinary income and capital gains.

OPINION OF COUNSEL

         Vinson & Elkins L.L.P., counsel to MD, has rendered an opinion that addresses the material federal income tax consequences of an investment in Interests from the perspective of an individual investor who is a U.S. citizen. The opinion of counsel states the following conclusions:

                 (a) At the time of its formation, the Partnership and the Drilling Program will be classified as a partnership for federal income tax purposes.

                 (b) The Partnership will not be classified as a corporation pursuant to the "publicly traded partnership" rules of
         Section 7704 of the Code.

                 (c) Except as noted below, the allocation of income, gains, losses, and deductions between the General and Limited Partners and MD under the Partnership Agreement, and between the Partnership and MD as Participants and MOC as Program Manager under the Program Agreement, will be respected for federal income tax purposes.

                 (d) The passive activity loss limitations of Section 469 of the Code will not apply to a General Partner in the Partnership (prior to any conversion of his General Partner Interest in the Partnership to a Limited Partner Interest) to the extent that the Partnership drills or operates wells pursuant to Working Interests.

                 (e) The Partnership will not be treated as a "publicly traded partnership" for purposes of the application of the passive activity loss limitations of Section 469 of the Code.

                 (f) The conversion of a General Partner Interest to a Limited Partner Interest will be nontaxable, provided, however, that any reduction in a Partner's share of Partnership debt resulting from such conversion will be treated as a cash distribution which could result in recognition of income to the extent that such reduction exceeds the adjusted tax basis of such Partner's Interest.

         For the reasons hereinafter described, counsel is unable to render an opinion with respect to the following specific federal income tax issues: (a) the validity of any special allocation of an item that is dependent on a Partner's or Participant's basis in an oil and gas property (see "-- Partnership Taxation -- Allocations"), (b) the amount, if any, of the Organization and Offering Expenses that will be deductible or amortizable (see "-- Partnership Taxation -- Organization and Offering Expenses Sales Commissions and Due Diligence Fees"), (c) the amount, if any, of the Management Fee and initial Administrative Costs that will be deductible or amortizable (see "-- Partnership Taxation -- Management Fee," "--Partnership Taxation -- Administrative Costs"), (d) the deductibility in a given year of any intangible drilling and development costs incurred in a year prior to the drilling of the wells to which such costs relate (see "-- Special Features of Oil and Gas Taxation -- Intangible Drilling and Development Costs"), (e) the availability or extent of percentage depletion deductions to the Partners (see "-- Special Features of Oil and Gas Taxation -- Depletion"), (f) compliance of the allocations under the Partnership Agreement and the Program Agreement with
Section 704(c) of the Code in the event that property is contributed or deemed contributed to the Partnership or the Drilling Program (see "-- Partnership Taxation -- Allocations"), and (g) whether Interests will be considered "publicly offered securities" for purposes of ERISA (see "-- General Tax Provisions -- Investment by Tax-Exempt Entities").

         Although counsel is unable to render an opinion as to the issues described above, the discussion of federal income tax consequences set forth in this Prospectus under the headings "Risk Factors -- Tax Risks" and "Tax Aspects" has been reviewed by counsel and, to the extent such discussion involves matters of law, counsel is of the opinion that such discussion is accurate in all material respects under the Code, the Treasury Regulations promulgated thereunder and existing interpretations thereof and addresses fairly the principal aspects of each material federal income tax issue relating to an investment in Interests by an individual citizen of the United States. Finally, in light of the various opinions and assumptions described above, but subject to the qualifications and limitations placed thereon, counsel is of the opinion that the material federal income tax benefits of an investment in Interests, in the aggregate, more likely than not will be realized in substantial part by an Investor Partner who acquires his Interests for profit, provided that an Investor Partner who acquires Limited Partner Interests either is not subject to the passive activity loss limitations of Section 469 of the Code or has sufficient passive income against which he can deduct his share of any Partnership deductions and losses. For a discussion of the timing of the realization of such tax benefits, see "-- Special Features of Oil and Gas Taxation -- Basis and At Risk Limitations."

         The opinion of counsel is based on the facts described in this Prospectus and on certain representations made by MD, which representations are described in the following discussion. Any alterations of the facts or representations may adversely affect the opinion rendered. An opinion of counsel is not binding on the IRS. No rulings will be requested from the IRS with respect to the tax consequences of ownership of Interests in the Partnership, and no assurance can be given that the opinions expressed by counsel would, if challenged, be sustained by a court, or that legislation, judicial decision or administrative interpretation may not significantly modify the conclusions expressed in such opinions.

         Counsel has expressed no opinion with respect to the amount of allowable deductions or losses that may be generated by the Partnership or the actual amount of an Investor Partner's share of allowable deductions or losses from the activities of the Partnership.

         EACH PROSPECTIVE INVESTOR PARTNER IS ADVISED TO CONSULT HIS TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL AND STATE INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PARTNERSHIP.

         EXCEPT AS EXPRESSLY PROVIDED OTHERWISE, THE FOLLOWING DISCUSSION RELATES TO THE PARTNERSHIP AND THE DRILLING PROGRAM SEPARATELY.

PARTNERSHIP TAXATION

         General. A partnership is not a taxable entity under federal income tax laws. Instead, each partner reports on his federal income tax return for the taxable year in which the partnership's taxable year ends his distributive share of the income, gains, losses, deductions, and credits of the partnership, irrespective of any actual cash distributions made to such partner during his taxable year. For example, a Partner will be required to report his share of Partnership income under the Partnership's method of accounting, notwithstanding that the revenues resulting in such income are retained in whole or in part by the Partnership for payment of any Partnership expenses or debt service or for working capital. A Partner's share of any Partnership losses in a taxable year may be applied against his income from other sources only to the extent of the tax basis of his interest in the Partnership and to the extent permitted under the "passive activity" and "at risk" limitations. See "-- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations" and "-- Special Features of Oil and Gas Taxation -- Basis and At Risk Limitations."

         Partnership Classification. The Partnership will invest in the Drilling Program which will be a joint operation of the Partnership, MD, and MOC. Each Drilling Program is intended to constitute a partnership for tax purposes only; it is not intended to be a partnership under state law and will not be subject to state law provisions comparable to the Delaware Act. Certain expected tax consequences resulting from an investment in Interests are dependent upon the classification of the Partnership and the Drilling Programs as partnerships for federal income tax purposes. The expenditures made and income received by the Drilling Program will, if the Drilling Program is a partnership for tax purposes, flow through to the related Partnership and, if the Partnership is a partnership for tax purposes, ultimately to the Partners in amounts equal to their respective distributive shares of income, gain, loss, deduction and credit. In order for the anticipated tax consequences of an investment in Interests to materialize, the Partnership and the Drilling Program must be classified as partnerships for federal income tax purposes and not as associations or "publicly traded partnerships" taxable as corporations. Any references in the following discussion to partnerships relate only to organizations treated as partnerships for federal income tax purposes and do not imply that the Drilling Program is a partnership for any other purpose.

         On December 17, 1996 final Treasury Regulations were issued under
Section 7701 of the Code which provide that a business entity other than a "corporation" may elect whether to be treated as a partnership or an association for federal income tax purposes. Treasury Regulation Section 301.7701-2 defines "corporations" to include corporations denominated as such under applicable law, associations, joint stock companies, insurance companies and other entities distinguishable from the Partnership and the Drilling Program. Under the default rule in the Treasury Regulations, a partnership formed under a state statute, such as the Partnership, and a joint venture, such as the Drilling Program, are treated as partnerships for federal income tax purposes, unless such entities affirmatively elect to be treated as associations taxable as corporations. The Partnership and the Drilling Program will not elect to be treated as associations taxable as corporations for federal income tax purposes.

         Counsel to MD is of the opinion that, at the time of formation, each of the Partnership and the Drilling Program will be treated as a partnership for federal income tax purposes. Such opinion is based on the following representations made by MD:

                 (a) The Partnership will be organized and operated in accordance with all applicable state statutes and the Partnership Agreement and the Drilling Program will be organized and operated in accordance with the Program Agreement.
                 (b) No Participant in the Drilling Program will elect to be excluded from the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code.

                 (c) The Partnership and the Drilling Program will not elect to be treated as corporations under the Section 7701 Treasury Regulations.

         No assurance can be given that the Partnership or the Drilling Program will not lose partnership status as a result of future changes in the law, or other facts upon which the opinion of counsel is based.

         The classification of the Partnership or the Drilling Program as an association taxable as a corporation for federal income tax purposes would have a material adverse effect on the Investor Partners. If the Drilling Program were determined to be taxable as a corporation, its income, deductions, and credits would be reported by the Drilling Program and not its Participants (including the Partnership) and the Drilling Program would be taxed directly on its taxable income. Distributions by the Drilling Program to the Partnership would be treated as taxable dividends to the extent of current and accumulated earnings and profits of the Drilling Program. If the Partnership were determined to be taxable as a corporation, its income, deductions, and credits would be reported by the Partnership and not by its Investor Partners, the Partnership would be taxed directly on any net income and distributions to its Investor Partners would be treated as taxable dividends to the extent of current and accumulated earnings and profits of the Partnership. Thus, any tax benefits anticipated from investment in the Partnership would be adversely affected or eliminated if either the Partnership or the Drilling Program were treated as a corporation.

         Section 7704 of the Code treats certain "publicly traded partnerships" as corporations for federal income tax purposes. Section 7704 defines a publicly traded partnership as a partnership in which the interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent of a secondary market. The rule taxing publicly traded partnerships as corporations, however, is specifically inapplicable to a partnership for any year if at least 90% of the partnership gross income for such year and all preceding years consists of, among other things, interest or income from the exploration, development, production, processing, refining, transportation, or marketing of oil and gas and gains from the sale of assets used to generate that income. Counsel to MD is of the opinion that the Partnership will not be taxable as a corporation pursuant to the "publicly traded partnership" rules of Section 7704 of the Code. Such opinion is based on the following representations made by MD:

                 (a) At least 90% of the gross income of the Partnership in each taxable year will consist of interest or income from the exploration, development, production, processing, refining, transportation, or marketing of oil and gas or gains from the sale of assets used to generate that income.

                 (b) MD does not plan to list Interests with or trade Interests on an established securities exchange or to itself make a secondary market in Interests.

                 (c) The sum of the percentage interests in the capital or profits of the Partnership sold or otherwise disposed of (including redemptions or repurchases) during any taxable year will not exceed 2% of the total interests in the Partnership's capital or profits.

                 (d) MD is not aware of any current public or secondary market (or substantial equivalent thereof) for Interests and does not anticipate that any such market will develop.

                 (e) MD will enforce the restriction on transfers in the Partnership Agreement to prevent the Partnership from qualifying as a "publicly traded partnership."

Such opinion is not binding on the IRS, and there can be no assurance that the IRS will not assert that the Partnership is a "publicly traded partnership" subject to treatment as a corporation pursuant to Section 7704 of the Code.

         THE FOLLOWING DISCUSSION IS PREDICATED ON THE ASSUMPTION THAT THE PARTNERSHIP AND THE DRILLING PROGRAM WILL BE CLASSIFIED AS PARTNERSHIPS FOR FEDERAL INCOME TAX PURPOSES AND WILL NOT BE CLASSIFIED AS "PUBLICLY TRADED PARTNERSHIPS."

         Taxation of Partners. For each taxable year, each Investor Partner will be required to report on his individual federal income tax return his share of Partnership income, gain, loss, deduction, and credit for such taxable year. Each Investor Partner is required to take his share into account in computing his federal income tax liability regardless of whether he has received or will receive any cash distributions from the Partnership. Therefore, he may be required to report and pay tax on income that the Partnership has earned but that has not been distributed to him. This may occur, for example, when the Partnership uses revenues to repay Partnership borrowings or to pay nondeductible expenditures.





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         A distribution of cash to an Investor Partner generally is not taxable to such Investor Partner unless the amount of the distribution exceeds the Investor Partner's basis in his Interests. Any such excess should be taxable as capital gain, assuming those Interests are held as a capital asset. If, however, any portion of the distribution is considered to be in exchange for the Investor Partner's interest in ordinary income items (including potential recapture of intangible drilling and development cost, depletion, and depreciation deductions), that portion will be taxed as ordinary income even if the amount of the distribution did not exceed the Investor Partner's tax basis in his Interests. In addition, an Investor Partner could recognize income if cash distributions made to him cause his at risk amount to be reduced below zero. See "Tax Aspects -- Special Features of Oil & Gas Taxation -- Basis and At Risk Limitations."

         The Partnership and the Drilling Program will use the calendar year and the accrual method of accounting for federal income tax purposes. The IRS, however, could require the Partnership or the Drilling Program to treat particular items of income, gain, loss, or deduction under a different method of accounting if it determines that the use of the accrual method with respect to that item does not clearly reflect income. A change in the method of accounting could defer deductions or accelerate income.

         Allocations. The manner in which the Partnership Agreement allocates among the Partners items of cost and revenue and items of income, gain, loss, deduction, and credit is discussed under "Participation in Costs and Revenues." As there reflected, all items of income, gain, loss, deduction, and credit are allocated 99% to the Investor Partners and 1% to the Managing Partner, with the exception of (a) any amortization deductions for organization expenses will be allocated 100% to the Managing Partner, (b) interest income earned on the Capital Contributions of the Investor Partners, which will be allocated 100% to the Investor Partners, (c) interest income earned on the Capital Contribution of the Managing Partner, which will be allocated 100% to the Managing Partner, and (d) costs incurred by the Partnership in connection with the performance of any special services requested by an Investor Partner and any tax deductions relating thereto, which will be allocated 100% to the Investor Partner requesting such services.

         The Partnership and the Drilling Program will maintain a capital account for each Partner or Participant which will be credited (increased) by his or its contributions to the Partnership or Drilling Program and all items of income and gain allocated to such Partner or Participant. Such capital account will be debited (reduced) by all distributions and all deductions and losses allocated to such Partner or Participant. On dissolution and liquidation of the Partnership or Drilling Program, each Partner or Participant will be entitled, after payment or provision for debts and liabilities and adjustment of the Partners' or Participants' capital accounts for any unrealized gain or loss in properties to be distributed in kind, to receive assets equal to his or its respective positive capital account balance (if any), as so adjusted.

         Partners are not obligated to restore deficit capital account balances following the liquidation of their respective interests in the Partnership. As discussed under "Participation in Costs and Revenues," the Partnership Agreement provides for certain modifications in the allocations described above if necessary to prevent or eliminate any deficit capital account balance for any Partner (taking into account certain reasonably expected deductions and distributions in subsequent years).

         The manner in which the Program Agreement allocates among the Participants thereto items of cost and revenue and items of income, gain, loss, deduction, and credit for income tax purposes is discussed under "Participation in Costs and Revenues." The Program Agreement requires any Participant with a deficit capital account balance following the distribution of liquidation proceeds to restore such deficit to the Drilling Program.

         Partnership allocations of income, gain, loss, deduction, and credit among partners are governed generally by Section 704(b) of the Code. Section 704(b) provides that partnership allocations will be recognized for federal income tax purposes if such allocations either have "substantial economic effect" or are made (or deemed made) in accordance with the partners' respective interests in the partnership, determined by taking into account all relevant facts and circumstances. If an allocation of an item does not have substantial economic effect, such item will be reallocated among the partners in accordance with their interests in the partnership.

         Treasury Regulations section 1.704-1(b) indicates that allocations will have economic effect if, throughout the term of the partnership (a) they are reflected in the partners' capital accounts, (b) such capital accounts are respected upon liquidation of the partnership, and (c) a partner with a deficit in his capital account following the distribution of





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liquidation proceeds is required to restore the amount of such deficit to the partnership. If requirements (a) and (b) are satisfied, but requirement (c) is not, an allocation may nevertheless be considered to have economic effect if the allocation does not cause or increase a deficit in the recipient partner's capital account balance (determined after taking into account certain reasonably anticipated deductions and distributions) and the partnership agreement contains a "qualified income offset" which provides that a partner who unexpectedly receives an adjustment, allocation or distribution which causes or increases a deficit balance will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. Since (a) the allocations of items of income, gain, loss, and deduction under the Partnership Agreement and the Program Agreement are reflected in the Partners' and Participants' capital accounts, (b) those capital accounts will be recognized upon liquidation of the Partnership, (c) the Program Agreement requires a Participant with a deficit capital account balance after the distribution of liquidation proceeds to restore the amount of such deficit to the Drilling Program, and (d) the Partnership Agreement contains a "qualified income offset" provision, such allocations should have economic effect under Section 704(b).

         The economic effect of an allocation will be "substantial" if there is a reasonable possibility that the allocation will substantially affect the dollar amounts to be received by the partners from the partnership, independent of tax consequences.

         Although the determination of whether economic effect is "substantial" is a question of fact which may depend in part on the timing of income and deductions and on consideration of the Partners' and Participants' nonpartnership tax attributes, under present facts and circumstances, and except as noted below, the economic effect of the allocations under the Partnership Agreement and the Program Agreement should be considered to be substantial under Section 704(b) and regulations promulgated thereunder.

         Counsel to MD is of the opinion that, except as discussed in the previous paragraph and below, the allocation of income, gains, losses, and deductions between the Investor Partners and MD under the Partnership Agreement and between the Partnership and MD under the Program Agreement will be recognized for federal income tax purposes.

         Under Section 704(c), income, gain, loss, and deduction with respect to property contributed to a partnership by a partner must be shared among its partners in a manner that takes into account the variation between the partnership's adjusted tax basis in such property and the fair market value of the property at the time of contribution. It is not expected that property will be contributed to the Partnership by a Partner or to the Drilling Program by a Participant. Accordingly, counsel to MD has expressed no opinion as to whether the allocation provisions of the Partnership Agreement and the Program Agreement will be in compliance with Section 704(c) in the event that property is contributed or deemed contributed to the Partnership or the Drilling Program.

         The basis of oil and gas properties owned by a partnership must be allocated to the partners in accordance with their interests in the capital or income of the partnership. Such basis must be allocated in accordance with the partners' interests in the capital of the partnership if their interests in partnership income vary over the life of the partnership for any reason other than the admission of a new partner, as they do in the Drilling Program. The terms "capital" and "income" are not defined in the statute or in the regulations. The regulations under Section 704 indicate that if all partnership allocations of income, gain, loss, and deduction (or items thereof) have substantial economic effect, an allocation of the adjusted basis of an oil or gas property among the partners which is not otherwise governed by principles concerning valuations or revaluations of partnership property will be deemed made in accordance with the partners' interests in partnership capital or income and will accordingly be recognized, provided such allocation does not give rise to depletion adjustments to capital accounts which do not have substantial economic effect. Under the Partnership Agreement, the Partnership's adjusted basis in each depletable property will be allocated 1% to the Managing Partner and 99% to the Investor Partners. Under the Program Agreement, basis in oil and gas properties acquired with capital contributions of the Participants will be allocated in accordance with each Participant's contribution to the adjusted basis of such properties. Such allocations appear reasonable and in compliance with the regulations under Section 704. In view of the absence of judicial authority interpreting the statutory requirements, however, counsel to MD is unable to express an opinion as to the validity of any special allocation of an item which is dependent upon a Partner's or Participant's basis in an oil and gas property.





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         Elections and Returns.  The Partnership and the Drilling Program will be subject to the partnership provisions of the Code and to similar provisions of any applicable state income tax laws. The Partnership and the Drilling Program will adopt the accrual method of accounting and calendar years as their taxable years for income tax purposes. By March 15 of each year or as soon thereafter as reasonably possible, each Investor Partner will receive a report showing his distributive share of items of income, gain, loss, deduction, and credit for the preceding year.

         While no federal income tax is required to be paid by an organization classified as a partnership for federal income tax purposes, a partnership must file federal income tax information returns which are subject to audit by the IRS. Any such audit may lead to adjustments, in which event the Investor Partners may be required to file amended personal federal income tax returns. Any such audit also may lead to an audit of an Investor Partner's individual tax return and adjustments to items unrelated to an investment in Interests.

         Determinations of Partnership Items at Partnership Level. For purposes of reporting, audit, and assessment of additional federal income tax, the tax treatment of "partnership items" is determined at the partnership level. Each partner must report such items on his individual tax return in a manner consistent with the partnership determination. The IRS generally cannot initiate deficiency proceedings against an individual partner with respect to partnership items without first conducting an administrative proceeding at the partnership level as to the correctness of the partnership's treatment of the item. An individual partner may not file suit for a credit or a refund arising out of a partnership item without first filing a request for an administrative proceeding by the IRS at the partnership level. Individual partners are entitled to notice of such administrative proceedings and decisions therein, except in the case of partners with less than a 1% profits interest in a partnership having more than 100 partners. If a group of partners having an aggregate profits interest of 5% or more in such a partnership so requests, however, the IRS also must mail notices to a partner appointed by that group to receive notice. All Investor Partners, whether or not entitled to notice, are entitled to participate in the administrative proceedings at the partnership level, although the Partnership Agreement provides for waiver of certain of these rights by the Investor Partners. All Investor Partners in the Partnership, including those not entitled to notice, may be bound by a settlement reached by the Partnership's "tax matters partner," which will be MD. If a proposed tax deficiency is contested in any court by any Investor Partner of the Partnership or by the Managing Partner, all Investor Partners of the Partnership may be deemed parties to such litigation and bound by the result reached therein.

         Organization and Offering Expenses, Sales Commissions and Due Diligence Fees. Amounts advanced by the Managing Partner on behalf of the Partnership for the payment of Organization and Offering Expenses, Sales Commissions and Due Diligence Fees should be treated as a loan to the Partnership for federal income tax purposes. Because the Managing Partner bears the economic risk of loss with respect to the loan, any basis associated with such loan will be allocated to the Managing Partner under Treasury Regulation Section 1.752-2. The repayment of such loan from Partnership revenues will cause the Investors to recognize taxable income without a corresponding cash distribution. The Organization and Offering Expenses, Sales Commissions and Due Diligence Fees incurred in connection with the syndication and organization of the Partnership must be capitalized by the Partnership. Syndication costs are not amortizable or otherwise deductible; however, the cost of organizing the Partnership may, at the election of the Partnership, be amortized for a period of not less than 60 months. The Partnership intends to elect to amortize their organization expenses over a 60 month period. The Treasury Regulations under Section 709 provide that non-amortizable syndication costs include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus for securities law purposes, printing costs, and other items. It is possible that the IRS may attempt to recharacterize any costs treated as organization costs as non-amortizable syndication costs. Due to the factual nature of this issue, counsel has not rendered an opinion with respect to the classification of such amounts.

         Management Fee. Payments to a partner for services determined without regard to the income of the partnership such as management fees are deductible by the partnership only if they constitute ordinary and necessary business expenses which are reasonable in amount. The Partnership will be unable to deduct such expenses until "economic performance" has occurred with respect thereto (generally, when the services are performed). In consideration for services to be rendered by the Managing Partner in managing the business of the Partnership during each of the initial five years, the Partnership shall pay to the Managing Partner a Management Fee in an aggregate amount equal to 1.1% of all Capital Contributions to the Partnership initially made by the Investor Partners in exchange for their respective Interests in the Partnership as set forth in the Subscription Agreements, which Management Fee will be paid from





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Partnership revenues.  To the extent the Management Fee payable by the
Partnership is determined to be a reimbursement for any nondeductible organizational expenses or syndication fees, then such portion of the Management Fee will not be currently deductible and may be deducted, if at all, only upon liquidation of the Partnership. The allocation of the Management Fee between deductible expenses and other costs which must be capitalized or amortized is inherently factual. It cannot be known at present what portion of the Management Fee will qualify as an ordinary and necessary business expense which is reasonable in amount or over what period of time it will be deductible. Therefore, counsel to MD is unable to render any opinion as to the amount, if any, of the Management Fee that will be deductible or amortizable. There can be no assurance that the IRS will not take the position that the Management Fee is nondeductible, in whole or in part, or that any such position will not be sustained in litigation.

         Administrative Costs. MD intends to take the position that Administrative Costs reimbursed to MD or MOC by the Partnership are deductible in the year of payment. To the extent that Administrative Costs are determined to constitute an organization or syndication cost or some other nondeductible cost, such amount will not give rise to any deduction in the year of payment but, rather, will be deductible (if at all) only over some period of time. The determination of the portion (if any) of the Administrative Cost that is deductible and the timing of any such deduction are factual issues. Therefore, counsel to MD is unable to render any opinion as to the amount, if any, of the Administrative Cost reimbursement that will be deductible or amortizable.

         Transferor -- Transferee Prorations. In the event of an assignment by an Investor Partner of his Interest in the Partnership, allocations for the year of the assignment between the assignor and assignee of deductions, credits and income of the Partnership will be based on the number of days of the year during which each such Investor Partner owned such interest.

         Conversion of General Partner Interests. As discussed under "Terms of the Offering -- Conversion of General Partner Interests," the General Partner Interests in the Partnership may be converted to Limited Partner Interests following the completion of the Partnership's drilling activities. Such conversion will not constitute a sale or exchange. Accordingly, a Participant will not recognize any gain or loss because of a conversion of a General Partner Interest in the Partnership into a Limited Partner Interest in the Partnership, unless the General Partner's relative share of any Partnership liabilities is reduced as a result of such conversion. Such a reduction would be treated as a constructive distribution of cash to that General Partner, which would reduce the basis of his Interests and would be taxable to the extent it exceeds his basis or at risk amount. See "Tax Aspects -- Special Features of Partnership Taxation -- Basis and At Risk Limitations."

         A partnership will constructively terminate for federal income tax purposes if 50% or more of the interests in profits and capital of the partnership are sold or exchanged in any consecutive 12-month period. The IRS has ruled that a conversion of a general partner interest to a limited partner interest does not result in a deemed sale or exchange of the converted interests and therefore does not constitute a constructive termination. Assuming this ruling is not revoked or modified, constructive termination of the Partnership or the Drilling Program is unlikely by reason of the conversion of the Interests held by General Partners to Limited Partner Interests.

         If a constructive termination of the Partnership or the Drilling Program occurred, the Partnership's or the Drilling Program's assets would be deemed distributed to the Partners or the Participants in proportion to their interests in the Partnership or the Drilling Program and, immediately thereafter, contributed by the Partners or the Participants to a new partnership. Such a constructive termination could have adverse federal income tax consequences, such as the bunching of taxable income within one taxable period with respect to any Investor Partner whose taxable year differs from the Partnership's, the reallocation of basis in depreciable assets to nondepreciable assets, the recognition of taxable income by any Investor Partner who is deemed to receive a constructive distribution of cash in excess of his basis in Interests or his "at risk" amount at the time of the constructive termination, or the loss of elections made by the Partnership.
For additional discussion of the tax consequences of the conversion, see "-- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations."





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SPECIAL FEATURES OF OIL AND GAS TAXATION

         Following is a summary of some of the principal features of United States federal income taxation of oil and gas operations which may apply to the Partnership and the Drilling Program.

         Lease Acquisition Costs. The cost of acquiring oil and gas leasehold or similar property interests is a capital expenditure which must be recovered through depletion deductions if the lease is productive. See "-- Special Features of Oil and Gas Taxation -- Depletion" below. If a lease is proved worthless and abandoned, the cost of acquisition less any depletion claimed may be deducted as an ordinary loss in the year the lease becomes worthless. See "-- Special Features of Oil and Gas Taxation -- Depreciation" below.

         Geophysical Costs. The cost of geophysical exploration must be capitalized as a Lease Acquisition Cost if a property is acquired or retained on the basis of data from such exploration. Otherwise, such costs may be deducted as ordinary expenses.

         Operating and Administrative Costs. Amounts paid for operating a producing well are deductible as ordinary business expenses, as are Administrative Costs.

         Intangible Drilling and Development Costs. Owners of Working Interests in oil and gas properties may elect to deduct intangible drilling and development costs they incur, such as expenditures for drilling, labor, wages, hauling, fuel, supplies, and other costs incident to and necessary for the drilling and preparation of wells for production. The Partnership and the Drilling Program will elect to deduct all intangible drilling and development costs. Assuming proper elections, each Investor Partner will be entitled to deduct his distributive share of the intangible drilling and development costs incurred by or allocable to the Partnership, subject to the basis, at risk and passive activity loss limitations discussed below. See "-- Special Features of Oil and Gas Taxation -- Basis and At Risk Limitations" and "-- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations." Any intangible drilling and development costs allocable to the Partnership which are incurred prior to the formation of the Partnership are not deductible by the Partners even if paid by the Partnership. Such costs must be capitalized as Lease Acquisition Costs. See "-- Special Features of Oil and Gas Taxation -- Lease Acquisition Costs."

         Some Capital Contributions to the Partnership may be expended through the Drilling Program in one year as required under drilling contracts for services to be performed in the following year. The Partnership may deduct such expenses in the year incurred only if "economic performance" with respect thereto occurs in such year or, subject to certain limitations, within 90 days after the close of such year, and all other requirements for deductions by accrual basis taxpayers are met. In the case of the drilling of an oil and gas well by entities such as the Partnership, "economic performance" is generally deemed to occur when the well is spudded (i.e., boring is commenced). Even if all of these requirements are met, Investor Partners will be entitled to deduct their share of any such prepayments only to the extent of the "cash basis" of their Interests, determined without regard to any liability of the Partnership and any amount borrowed by an Investor Partner with respect to the Partnership. If any of these requirements are not satisfied in the year the expense is incurred, any deductions attributable to such expense would be deferred to the subsequent year in which the contract to which such expense relates is performed and subject to tax law in effect at such time. The deductibility of any intangible drilling costs by the Partnership in the year incurred is an inherently factual determination predicated largely on future events. Accordingly, Counsel to MD is unable to express any opinion as to the deductibility in a given year of any intangible drilling and development costs incurred in a year prior to the drilling of the wells to which such costs relate. If Investor Partners are admitted to the Partnership late in a calendar year and the Partnership expends a substantial portion of its capital or contracts for required prepayments in such year which do not meet the requirements discussed above, a significant portion of any material tax benefits associated with an investment in the Partnership that would otherwise be realized in year of admission would be deferred to a subsequent year or years and subject to the tax law in effect at such time.

         Subject to the limitations discussed above, an Investor Partner who qualifies as an "independent producer" (see -- Special Features of Oil and Gas Taxation -- Depletion) will be entitled to deduct his full share of domestic intangible drilling and development costs for federal income tax purposes. An Investor Partner who does not qualify as an "independent producer" may currently deduct 70% of the intangible drilling and development costs and may amortize





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the remaining 30% of such costs over a period of 60 months, except that all costs of dry holes may be deducted in the year the drilling is completed.

         Previously deducted intangible drilling costs will be recaptured as ordinary income upon the disposition by the Partnership of property to which such deductions relate (to the extent of the gain recognized) or upon the disposition by an Investor Partner of Interests. See "-- Special Features of Oil and Gas Taxation -- Sale of Gas Property" and "-- Special Features of Oil and Gas Taxation -- Sale of Interests."

         Depreciation. The cost of equipment such as casing, tubing, tanks, pumping units, and other similar property may not be deducted currently. Such costs must be capitalized and recovered through depreciation. The depreciation deduction for most equipment used in domestic oil and gas exploration and production is calculated using an accelerated recovery method and a seven-year recovery period. Each Investor Partner will be entitled to his distributive share of the Partnership's depreciation deductions, subject to the general restrictions discussed herein.

         Depletion. Except as discussed below, an Investor Partner may deduct a depletion allowance for the greater of cost or percentage depletion with respect to each oil and gas property of the Partnership. Investor Partners must compute their own depletion allowance and maintain records of the adjusted basis of property for depletion and other purposes. While the Partnership will furnish its Investor Partners with information relating to this computation, these requirements may impose an administrative burden on an Investor Partner.

         Cost depletion is calculated by dividing the adjusted basis of a property by the total number of units of oil or gas expected to be recoverable therefrom and then multiplying the quotient by the number of units of oil or gas recovered from such property and sold during the year. Cost depletion, in the aggregate, cannot exceed the adjusted basis of the property. For a discussion of the determination of a General Partner's share of depletable basis, see "-- Partnership Taxation -- Allocations" above.

         Under percentage depletion, the owner of an economic interest in an oil or gas property, or a partner in a partnership (such as the Partnership and the Drilling Program) which holds such an economic interest, may deduct an amount equal to 15% (and in the case of marginal production an additional 1%, subject to a maximum increase of 10%, for each whole dollar by which $20 exceeds the average domestic wellhead price for crude oil for the immediately preceding fiscal year) of his gross income from the depletable property for the taxable year. The percentage depletion deduction is limited, however, to 100% of the taxable income of the owner (or partner) from the property for each taxable year, computed without the depletion allowance. See "-- General Tax Provisions -- Alternative Minimum Tax."

         Percentage depletion is generally available only with respect to domestic oil and gas production of certain "independent producers," which, in general, are persons not directly or indirectly involved in the retail sale of oil, natural gas, or derivative products or the operation of a major refinery.

         An independent producer may deduct percentage depletion only to the extent his average daily production of domestic crude oil does not exceed 1,000 barrels. This depletable amount may be allocated between crude oil and natural gas production, with 6,000 cubic feet of domestic natural gas production regarded as equivalent to one barrel of crude oil. The 1,000 barrel limitation must be allocated among the independent producer and certain controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

         The percentage depletion deduction available to independent producers is limited to 65% of the taxpayer's total taxable income for the year. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the taxpayer's total taxable income for that year. The carryover period resulting from the 65% net income limitation is indefinite.

         All or a portion of any gain recognized on the disposition of a depletable property or of Interests may be taxed as ordinary income to the extent of recapture of depletion deductions (except for percentage depletion deductions in





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excess of the basis of the property).  See "-- Special Features of Oil and Gas
Taxation -- Sale of Property" and "-- Special Features of Oil and Gas Taxation -- Sale of Interests."

         Because depletion will be computed separately by each Investor Partner and not at the Partnership level, no assurance can be given, and counsel to MD is unable to express any opinion as to the availability or extent of percentage depletion deductions to the Investor Partners. Each prospective Investor Partner should consult his personal tax advisor to determine whether percentage depletion would be available to him.

         Passive Activity Loss Limitations. Generally, a taxpayer can deduct losses from "passive activities" only against income from passive activities and can utilize passive activity credits only to offset the tax attributable to passive activity income. The taxpayer cannot use passive activity losses to offset personal earnings, active business income, or investment or portfolio income (such as interest, dividends, royalties, or gains from the sale of assets that generate investment or portfolio income) and cannot reduce his tax liability attributable to those items with passive activity credits.

         A passive activity is generally defined as any activity that involves the conduct of a trade or business in which the taxpayer does not materially participate. Ownership of Limited Partner Interests will be a passive activity and a Limited Partner will be subject to the passive activity loss limitations with respect to his share of Partnership losses and deductions. Consequently, a Limited Partner's share of Partnership losses and deductions may be deducted only to the extent of his share of Partnership income and any income from other passive activities. Passive activity losses that may not be utilized because of the passive activity loss limitations may be carried forward to offset passive activity income in subsequent years.

         Interest income (including interest from any production payment treated as loans for federal income tax purposes and interest from the investment of the Partnership's working capital or other funds) and royalty income are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. The Treasury Department also has the authority to prescribe Regulations "requiring net income or gain from a limited partnership or other passive activity to be treated as not from a passive activity." No such Regulations have been issued to date, and the Treasury Department has indicated that any subsequent Regulations on this subject would be prospective only. No assurance can be given, however, that subsequent Regulations will not retroactively characterize certain items of Partnership income as non-passive.

         When a limited partnership disposes of an activity, the limited partners can deduct their suspended passive activity losses attributable to that activity. Although unclear, each oil or gas property may constitute a separate activity for purposes of the passive activity rules. Assuming that each oil or gas property is a separate activity, whenever the Partnership sells an oil or gas property to an unrelated party or abandons it, each Limited Partner in the Partnership will then be able to deduct any suspended passive activity losses attributable to that property. If the Partnership disposes of only part of its interest in a property, however, Limited Partners will only be able to offset their suspended passive activity losses attributable to that property against the gain on the disposition. Any remaining suspended passive activity losses will remain suspended. Notwithstanding whether an oil and gas property is a separate activity, when a Limited Partner sells all his Interests (and has no further interest in the Partnership), he will be able to deduct all his suspended passive activity losses attributable to the Partnership.

         A taxpayer's interest in an oil or gas well drilled or operated pursuant to a Working Interest does not constitute a passive activity so long as the taxpayer owns the Working Interest directly or through an entity that does not limit the taxpayer's liability with respect to such drilling or operation. In general, an entity will be considered to limit the liability of the taxpayer with respect to the drilling or operation of a well only if, under applicable state law, the taxpayer's potential liability is limited to a determinable fixed amount. Indemnification agreements, insurance, stop loss arrangements, or other similar arrangements are not taken into account in determining whether a taxpayer holds a Working Interest through an entity that limits the taxpayer's liability. Counsel to MD is of the opinion that the passive activity loss limitations will not apply to General Partners in the Partnership (prior to any conversion of their General Partner Interests to Limited Partner Interests) to the extent that the Partnership drills or operates wells pursuant to Working Interests. Consequently, each General Partner should be entitled to deduct currently his share of intangible drilling and development costs and other deductible expenses allocable to the drilling or operation of wells pursuant to Working Interests without regard to the passive activity loss limitations (but subject to the basis and at risk limitations





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discussed above).  A General Partner's share of Partnership income will be non-passive income, however, that may not be offset by losses from any passive activities. This rule also applies to income attributable to a General Partner's Interests that have been converted. The exception for Working Interests would not be applicable to any operations of the Partnership other than the drilling and operation of wells pursuant to Working Interests. Therefore, if the Partnership acquires an interest or participates in other activities, such activities will be treated as passive activities to the General Partners of the Partnership and any losses derived by those General Partners with respect to such activities will be passive activity losses allowable only to the extent discussed above.

         It should be noted that if a General Partner is an S corporation, a limited partnership, a limited liability company, or a trust, the Working Interest exception will not apply to the shareholders, limited partners, or beneficiaries thereof because that form of ownership limits the liability of the ultimate owners.

         As discussed under "Terms of the Offering -- Conversion of General Partner Interests," the General Partner Interests in the Partnership may be converted to Limited Partner Interests following the completion of the Partnership's drilling activities. So long as such conversion does not occur until that time, the Interests of the General Partners will not be treated as a passive activity during the drilling activities. If, however, a General Partner claims any loss that is treated as an active loss under the Working Interest exception, any net income in succeeding taxable years attributable to the Working Interest (and any other properties the value of which is enhanced by drilling, logging, seismic testing, or other activities any part of the costs of which were borne by the taxpayer as a result of owning such Working Interest) will be treated as active income. Thus, if the Partnership incurs net losses during its initial taxable years, any subsequent net income from the Partnership will generally be treated as active income to an Investor Partner who acquires General Partner Interests even after those Interests have been converted to Limited Partner Interests.

         If the general partners of a partnership deduct losses under the Working Interest exception and their interests are then converted to limited partner interests during a taxable year, deductions with respect to net loss wells that are incurred in the year of conversion but after the conversion are considered passive activity deductions, even if the converted partners have net income for the taxable year. If the General Partner Interests in the Partnership are converted to Limited Partner Interests during a taxable year, this rule may increase both the active income and the passive loss allocable for such year to the Investor Partners holding those Interests. If the conversion occurs at the beginning of a taxable year, any net losses of the converted partners will be passive.

         The passive activity rules do not apply to corporations, other than S corporations, personal service corporations, and closely held C corporations.
A closely held C corporation is a corporation in which not more than five individuals own, directly or indirectly, more than 50% of the value of the outstanding stock during the last half of the year. An additional exception from the passive activity rules applies to closely held C corporations that are not personal service corporations. Such closely held C corporations may deduct passive activity losses against all of their income except portfolio income.

         A special provision of the passive activity rules applies to publicly traded partnerships. If this special provision were to apply to the Partnership, certain additional limitations would apply, the most significant of which is that a Limited Partner could only deduct his share of Partnership losses and deductions against his share of passive activity income from the Partnership. The definition of "publicly traded partnership" for purposes of this special provision is the same as the definition of "publicly traded partnership" in section 7704 of the Code, except that this special provision does not include the 90% gross income exception. See "Tax Aspects -- Partnership Taxation -- Partnership Classification." Based on representations of MD concerning the anticipated lack of public trading or public markets for the Interests, counsel to MD is of the opinion that the Partnership will not be treated as "publicly traded partnership" for purposes of the application of the passive activity loss limitations.

         Limitations on Interest Deductions. Generally, a taxpayer may deduct "investment interest" only to the extent of his "net investment income." The taxpayer may carry forward any unused investment interest to later years when he has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that





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interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

         Consequently, if a General Partner borrows money to purchase Interests, the investment interest limitation may apply to the interest on the debt. In addition, a General Partner's share of Partnership income and losses will be considered investment income and losses for purposes of the investment interest limitation, and his share of Partnership losses will therefore reduce his net investment income and may affect the deductibility of his other investment interest, whether or not he borrows to purchase Interests.

         Interest expense on debt used by a taxpayer to purchase or carry an interest in a passive activity will be taken into account in computing the taxpayer's income or loss from the passive activity. There are detailed tracing and allocation rules with respect to the allocation of interest expense to a specific expenditure. As a result, the deductibility of interest expense by a Limited Partner will depend upon such Limited Partner's personal tax situation. Potential investors who contemplate using borrowed funds to purchase Limited Partner Interests are urged to consult with their tax advisors with respect to the application and interaction of the investment interest and passive activity limitations.

         It is unclear at present whether, after any conversion of the General Partner Interests in the Partnership to Limited Partner Interests, interest on debt incurred by a General Partner to purchase his Interests will be treated as investment interest or will be taken into account in computing such Partner's income or loss as a Limited Partner.

         Interest on indebtedness incurred or continued to purchase or carry tax-exempt securities is not deductible. Investors who currently own or anticipate acquiring tax-exempt securities and contemplate purchasing Interests with borrowed funds are urged to consult their tax advisors.

         Because the deductibility of any interest expense by an Investor Partner will depend on such Investor Partner's personal tax situation, counsel to MD is unable to express any opinion regarding the federal income tax treatment of interest expense on indebtedness incurred by an Investor Partner to acquire his Interests.

         For Profit Limitation. In addition to the passive activity limitations discussed above, an individual who engages in an activity without the intent to make an economic profit therefrom aside from federal income tax benefits may not take deductions attributable to such activity in excess of the gross income he derives from the activity (except for deductions allowable without regard to profit motive). Thus, in any taxable year in which the deductions of the Partnership exceed its gross income, any Investor Partner who invested in the Partnership without the requisite economic profit motive may be unable to deduct substantially all of his distributive share of such excess.

         Basis and At Risk Limitations. A partner may not deduct in any year any amount attributable to his share of partnership losses, if any, which is in excess of his adjusted tax basis in his interest in the partnership at the end of the partnership tax year. An Investor Partner's initial adjusted tax basis in his interest in the Partnership will equal his cash contributions to the Partnership. It will be increased by any additional cash contributions when made, by his distributive share of Partnership income and gain and by his share of certain borrowings of the Partnership. It will be decreased (but not below zero) by distributions from the Partnership, his distributive share of Partnership losses, depletion deductions on his share of Partnership oil and gas income and any decrease in his share of borrowings of the Partnership. Decreases in an Investor Partner's share of liabilities that have given rise to a basis increase will be treated as distributions of cash and, thus, will reduce basis.

         In addition to the limitation of losses to an Investor Partner's adjusted tax basis, losses allocable to such Investor Partner in excess of allocable income during a taxable year may be deducted only to the extent of the amount with respect to which such Investor Partner is "at risk" at the close of the taxable year. An Investor Partner will be at risk as to the amount of money contributed, assuming such Investor Partner uses his personal funds to make such contribution or borrows the funds on a recourse basis from a lender unrelated to the Partnership, and amounts borrowed for use in the Partnership for which the Investor Partner is personally liable. The at risk amount will be increased by such Investor Partner's share of Partnership income and gains and the amount by which such Investor Partner's percentage depletion deductions with respect to Partnership property exceed such Investor Partner's share of the basis of such property. An Investor Partner will not be at risk with respect to amounts protected against loss through nonrecourse financings,





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guarantees, stop loss agreements, or "other similar arrangements" (which would include the Managing Partner's indemnification obligation to General Partners for liabilities in excess of their Capital Contributions) or with respect to amounts borrowed from other parties having an interest in the Partnership, family members or certain other related parties. The at risk amount is reduced by the amount of the allowable losses for the taxable year, the amount of distributions made to the Investor Partner and such Investor Partner's depletion deductions, and the reduced amount determines the extent to which losses sustained in future years will be deductible. Any loss disallowed as a result of the application of the at risk provisions may be deducted in future years to the extent the taxpayer increases his amount at risk. Losses deducted in a year are subject to recapture in a later year at ordinary income rates in the event, and to the extent, a taxpayer's adjusted amount at risk falls below zero.

         The at risk limitation applies on an activity-by-activity basis, and in the case of oil and gas properties, each property is treated as a separate activity. Thus, an investor's interest in each oil or gas property is treated separately so that a loss from any one property is limited to the at risk amount for that property and not the at risk amount for all the investor's oil and gas properties. It is uncertain how this rule is implemented in the case of multiple oil and gas properties owned by a single partnership. However, for taxable years ending in 1988 (and any subsequent taxable year ending on or before the date on which further guidance is published), the IRS will permit aggregation of properties owned by a partnership in computing a partner's at risk limitation with respect to such partnership. If an Investor Partner must compute his at risk amount separately with respect to each property owned by the Partnership, he may not be allowed to utilize his share of losses or deductions attributable to a particular property even though he has a positive at risk amount with respect to the Partnership as a whole.

         Sale of Property. When the Partnership sells property, it will recognize gain to the extent that the amount realized on the sale exceeds its basis in the property and will recognize loss to the extent that its basis exceeds the amount realized. In the case of a sale of an oil or gas property, each Investor Partner will compute his gain or loss individually based on his share of the amount realized (as allocated to him pursuant to the Partnership Agreement and the Program Agreement) and his share of the basis in such property. The amount realized will include the amount of money received and the fair market value of any other property received. If the purchaser assumed a liability in connection with the sale or takes the property subject to a liability, the amount realized will include the amount of such liability.

         If gain is recognized on such sale, the portion of the gain that is treated as recapture of intangible drilling and development cost, depletion, or depreciation deductions will be treated as ordinary income and the remainder generally will constitute "Section 1231 gain." If loss is recognized on such sale, such loss generally will constitute "Section 1231 loss."

         Each Investor Partner will be required to report his share of the portion of the gain that constitutes recapture as ordinary income and must also take into account his share of the Section 1231 gains and losses along with his
Section 1231 gains and losses from other sources. The characterization of the Investor Partner's share of the Section 1231 gains and Section 1231 losses attributable to Partnership properties as either ordinary or capital will depend on the total amount of the Investor Partner's Section 1231 gains and the total amount of his Section 1231 losses from all sources for the year. Generally, if the total amount of the gains exceeds the total amount of the losses, all such gains and losses will be treated as capital gains and losses, and if the total amount of the losses exceeds the total amount of the gains, all such gains and losses will be treated as ordinary income and losses. An Investor Partner's net Section 1231 gains, however, will be treated as ordinary income to the extent of the Investor Partner's net Section 1231 losses during the immediately preceding five years, reduced by the Section 1231 losses previously recaptured under this rule.

         Termination of the Partnership. When the Partnership is terminated, each Investor Partner in the Partnership will be taxable, in the taxable year in which the termination occurs, on his share of Partnership income, gain, loss, and deduction arising prior to the date of termination. Investor Partners must also take into account their shares of gains or losses resulting from the sale or other disposition of Partnership assets in liquidation of the Partnership.

         Upon the termination of the Partnership, each Investor Partner in the Partnership will be required to recognize gain to the extent that the amount of money distributed to him exceeds the basis of his Interests or his amount at risk with respect to the Partnership. See "Tax Aspects -- Special Features of Oil & Gas Taxation -- Basis and At Risk Limitations." An Investor Partner will recognize no loss unless he received only money, unrealized receivables, and





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inventory.  In such a case, the Investor Partner could recognize loss to the extent that the basis of his Interests exceeded the aggregate of the money and the Partnership basis of the property received. If, however, an Investor Partner receives more or less than his share of certain ordinary income items (including potential recapture of intangible drilling and development cost, depletion, and depreciation deductions), the Investor Partner will be required to recognize ordinary income or loss to that extent.

         An Investor Partner's basis in any distributed property will be equal to the basis of his Interests, reduced by any money received. The Investor Partner's basis will first be allocated to ordinary income assets in an amount equal to the Partnership basis in such assets (which generally will be zero). Any remaining basis will be allocated to the other assets in proportion to the basis of those assets in the Partnership's hands. The holding period of the property generally will include the period during which the Partnership held the property.

         Sale of Interests. When an Investor Partner sells an Interest (including pursuant to the Right of Presentment), he will recognize gain or loss measured by the difference between the amount realized on the sale and his basis in the Interest sold. The Investor Partner's amount realized will be the selling price plus his share of any liabilities that increased his basis in such Interest. For a discussion of the computation of the tax basis in Interests, see "Tax Aspects -- Special Features of Oil & Gas Taxation -- Basis and At Risk Limitations."

         To the extent that the portion of the amount realized attributable to certain ordinary income items (including potential recapture of intangible drilling and development cost, depletion, and depreciation deductions) exceeds the portion of the basis allocable to such items (which generally will be zero), the gain will be ordinary income. Therefore, a substantial portion of any gain realized upon the sale of Interests may constitute ordinary income. So long as the Investor Partner holds his Interests as a capital asset (generally, an asset held as an investment), the remainder of the gain will be capital gain and any loss will be capital loss. The Investor Partner will be required to recognize the full amount of the ordinary income portion even if it exceeds the overall gain on the sale (in which event the Investor Partner will also recognize capital loss to the extent the ordinary income exceeds the overall gain) or there is an overall loss on the sale (in which event the Investor Partner will recognize an offsetting capital loss equal to the ordinary income portion and an additional capital loss equal to the overall loss on the sale). Gain or loss realized by a General Partner upon the sale of Interests will constitute active income or loss, while gain or loss realized by a Limited Partner upon such a sale will constitute passive income or loss (which passive loss may be used to offset active income only upon a complete disposition of Interests). See "Tax Aspects -- Special Features of Oil & Gas Taxation -- Passive Activity Loss Limitations."

         Generally, the sale of an interest in a partnership has no effect on the partnership's basis in its assets. If, however, the partnership has made an election under Section 754 of the Code, the partnership's basis in its assets is adjusted generally to reflect the gain or loss realized by a partner upon the sale of an interest in the partnership. As a result of the tax accounting complexities inherent in, and the substantial expense attendant to, the election to adjust the tax basis of Partnership property upon sales of Interests, MD does not currently intend to make this election on behalf of the Partnership. Under the Partnership Agreement, such election may be made only with the consent of the Managing Partner. The absence of any such election and of the power to compel the making of such an election may reduce the value of Interests to a potential transferee and may be an additional impediment to the transferability of Interests.

         An Investor Partner who sells Interests must notify the Partnership of the transaction and must attach a statement to his federal income tax return reciting certain facts regarding the sale. Such notice must be given in writing within 30 days of the sale (or, if earlier, by January 15 of the year following the year in which the sale occurs) and must include the names and addresses of the buyer and seller, the taxpayer identification numbers of the buyer and seller (if known), and the date of the sale. An Investor Partner who fails to furnish the relevant information to the Partnership may be penalized $50 for each such failure, unless it is shown that such failure was due to reasonable cause and not willful neglect. In addition, the Partnership will be required to notify the IRS of any sale of an Interest of which it has notice or knowledge and to report the names, addresses, and taxpayer identification numbers of the buyer and seller, along with other required information. The Partnership is also required to provide copies of the information it provides to the IRS to the buyer and seller.





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         Section 1060 of the Code may also require both the buyer and seller of an Interest to file statements with their federal income tax returns stating their agreement, if any, concerning the allocation of the purchase price among assets.

         Farmouts and Backin Interests. A manner in which the Partnership (through the Drilling Program) may acquire oil and gas leaseholds is discussed above under "Proposed Activities -- Farmouts." Some farmouts may be characterized for tax purposes as partnerships entered into by the Drilling Program and the other party to the farmout. The manner in which the parties to these farmouts agree to allocate income, gain, loss, deduction, and credit (or any item thereof) may be disallowed under Section 704 of the Code. See "-- Partnership Taxation -- Allocations." If the farmout creates a co-ownership arrangement, the Drilling Program may be required to capitalize a portion of the intangible drilling and development costs paid in excess of its fractional share of the Working Interest acquired pursuant to the agreement. If the farmout creates an arrangement that is classified as an association taxable as a corporation for federal income tax purposes, the tax benefits of investing in the Partnership would be adversely affect, or eliminated See -- "Partnership Taxation -- Partnership Classification." One type of farmout in which the Drilling Program might be involved is a transaction in which, in exchange for the drilling of a well on a particular drill site, a third party becomes entitled to an assignment of 100% of the leasehold interest in the drill site acreage (until such time as his or its drilling, completion and production costs are recovered out of production therefrom, with a lesser percentage thereafter) and a lesser fractional interest in the portion of the tract exclusive of the drill site acreage. The IRS has ruled, in Revenue Ruling 77-176, 1977-1 C.B. 77, that any transfer of rights in property other than the drill site acreage in this type of transaction would be deemed a sale of such other property by the party transferring the property on which gain or loss is realized. The IRS further ruled that, while the party receiving the acreage and incurring the cost of drilling the well on the drill site may elect to deduct such costs as intangible drilling and development costs, such party would realize ordinary income equal to the value of the acreage earned exclusive of the drill site acreage.

         MD will attempt to structure any Farmout or similar transaction in a way which either eliminates or minimizes to the fullest extent possible the tax consequences set forth in this ruling and the other adverse tax consequences described above. Nonetheless, the ruling may have adverse tax implications for the Drilling Program and the Partnership if and when the Drilling Program enters into such Farmouts, since the Drilling Program may recognize gain or loss upon the transfer of an interest in the property.

GENERAL TAX PROVISIONS

Following is a brief summary of some additional federal income tax laws which may impact upon an Investor Partner.

OTHER TAX CONSEQUENCES

         Alternative Minimum Tax. The individual alternative minimum tax is imposed at graduated rates of 26% and 28% on "alternative minimum taxable income" in excess of certain exemption amounts. The tax thus computed is reduced by the taxpayer's regular tax liability.

         Alternative minimum taxable income is computed by increasing regular taxable income by certain tax preference items and recomputing certain items. For an individual taxpayer, adjustments include such items as the difference between accelerated depreciation deductions and depreciation deductions under the alternative system of Section 168(g) of the Code using the 150 percent declining balance method with respect to tangible personal property and the straight-line method with respect to real property.

         The passive activity limitations also apply for purposes of computing alternative minimum taxable income, although tax preference items taken into account for purposes of the passive activity rules are not taken into account in computing alternative minimum taxable income.

         Corporations are subject to an alternative minimum tax of 20% of alternative minimum taxable income to the extent that such amount exceeds the greater of (a) the corporation's federal income tax liability or (b) certain exemption amounts. Corporate items of tax preference include items similar to those described above for individuals, and a number of additional items.





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         Because an Investor Partner's liability for the alternative minimum tax is computed by taking into account his regular income tax liability, the extent to which any tax preference items directly or indirectly resulting from an investment in Interests would be subject to the alternative minimum tax will depend on the facts of his particular situation. For a taxpayer with substantial tax preference items, the alternative minimum tax could reduce the after-tax economic benefit of his investment in Interests. Each potential investor should consult his tax advisor concerning the impact of the alternative minimum tax on his investment in Interests.

         Tax Shelter Registration. An organizer of a "tax shelter" must register the tax shelter with the Secretary of the Treasury and obtain an identification number which must be included on the tax returns of investors in the shelter. Any person who organizes any "potentially abusive tax shelter" must maintain lists of investors therein and make such information available to the Secretary of the Treasury upon request.

         In view of the expansive definition of the term "tax shelter" under temporary regulations, the tax shelter registration provisions could be interpreted to apply to the Partnership. The Managing Partner will apply for and obtain a tax shelter registration number with respect to the Partnership. The registration number of the Partnership will be furnished to its Investor Partners, who must include the number on their tax returns for any year in which any deduction, loss, credit, other tax benefit or any income attributable to the Partnership is claimed or reported, and must furnish the number to any transferee of their Interests (together with certain other information). The Managing Partner also must maintain lists of investors in the Partnership and make such lists available to the IRS on request.

         ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

         Compliance Provisions. Taxpayers are subject to several penalties and other provisions which encourage compliance with the federal income tax laws, including an addition to tax of 20% of a "substantial understatement" of federal income tax. This addition is imposed if an understatement of tax exceeds the greater of (a) 10% of the tax required to be shown on the return or
(b) $5,000 ($10,000 for a corporation other than an S corporation or a personal holding company).

         Except in the case of understatements attributable to "tax shelter" items, an item of understatement will not give rise to the penalty if (a) there is or was "substantial authority" for the taxpayer's treatment of the item or
(b) all facts relevant to the tax treatment of the item are disclosed on the return or on a statement attached to the return. In the case of partnerships, the disclosure is to be made on the return of the partnership. However, an individual partner may make adequate disclosure with respect to partnership items if certain conditions are met.

         In the case of understatements attributable to "tax shelter" items, the substantial understatement penalty may be avoided only if the taxpayer establishes that, in addition to having substantial authority for his position, he reasonably believed the treatment claimed was more likely than not the proper treatment of the item. A "tax shelter" item is one that arises from a partnership (or other form of investment) the principal purpose of which is the avoidance or evasion of federal income tax. An entity will not be considered to have a principal purpose of avoidance or evasion of federal income tax merely because it affords itself of percentage depletion allowances, intangible drilling and development cost deductions, or certain other deductions. MD does not believe that tax avoidance is the principal purpose of the Partnership and does not anticipate that these provisions would apply to any understatement attributable to the disallowance of the Partnership item. Investors are cautioned, however, to consult their tax advisors with respect to the possible application of the substantial understatement penalty.

         Consistency Requirements. Investor Partners must generally treat Partnership items on their federal income tax returns consistently with the treatment of such items on the Partnership information return, unless an Investor Partner files a statement with the IRS identifying the inconsistency or otherwise satisfies the requirements for waiver of the consistency requirement. Failure to satisfy this requirement will result in an adjustment to conform the Investor Partner's treatment of the item with the treatment of the item on the Partnership return. Intentional or negligent disregard of the consistency requirement may subject an Investor Partner to substantial penalties.





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         Nominees.  A person who holds a partnership interest as a nominee for another person must furnish to the partnership the name and address of the beneficial owner, along with any other information prescribed by form or regulations. A notice issued by the IRS requires the nominee to furnish to the partnership the nominee's name, address, and taxpayer identification number, the taxpayer identification number of the beneficial owner and information concerning the partnership interests held, acquired, and disposed of by the nominee on behalf of others during the partnership taxable year. The nominee also must provide certain information to the beneficial owner of the interest, and the partnership must furnish certain information to the nominee. Regulations to be issued may impose additional requirements. Any prospective investor who is acting as a nominee for another person should consult his tax advisor regarding these requirements.

         Social Security Benefits; Self-Employment Tax. A General Partner's share of any income or loss attributable to Interests will constitute "net earnings from self-employment" for both social security and self-employment tax purposes, while a Limited Partner's share of such items will not constitute net earnings from self-employment. Thus, no quarters of coverage or increased benefits under the Social Security Act will be earned by Limited Partners. If a General Partner is receiving Social Security benefits, his taxable income attributable to his investment in Interests may be taken into account in determining any reduction in benefits because of "excess earnings."

         Investment by Tax-Exempt Entities. Net income derived from the conduct of a trade or business regularly carried on by many tax-exempt entities, including charitable or other exempt organizations, pension, profit-sharing or stock bonus plans, Keogh plans, IRAs, and certain other employee benefit plans, may constitute unrelated business taxable income ("UBTI") on which federal income tax is imposed. UBTI in excess of $1,000 of a tax-exempt entity which is a corporation is generally taxed at marginal corporate rates. Where the tax-exempt entity is a trust, UBTI in excess of $1,000 is taxed at marginal trust rates. Ownership of a working or operating interest in oil or gas properties has been held to constitute income derived from the conduct of a trade or business, even where an unrelated third party is hired to operate the property and ownership is in the form of a partnership.
To the extent the Partnership borrows funds to acquire or improve a property or a tax-exempt entity borrows funds to acquire Interests, a portion of the income from such "debt financed property" may be UBTI even if otherwise excludable. For these reasons, substantially all the income of the Partnership will constitute UBTI.

         An otherwise tax-exempt Investor Partner may be required to file a tax return even if such investor does not realize net taxable income from the Partnership exceeding $1,000. Although the UBTI rules generally permit a tax-exempt investor to offset any loss from the Partnership against income from another unrelated trade or business and to use any unused losses in other years subject to the general net operating loss carryback and carryforward rules, the IRS takes the position that tax-exempt entities are subject to the passive activity limitations. Thus, a tax-exempt investor who becomes a Limited Partner could offset any loss from the Partnership only against passive income from other unrelated trades or businesses. Tax-exempt investors also should consider whether investment in the Partnership, especially as a General Partner, is consistent with their exempt status. See "-- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations."

         Fiduciaries of pension, profit sharing or stock bonus plans, Keogh plans, IRAs, other qualified employee benefit plans, and other plans or arrangements subject to ERISA, or to Section 4975 of the Code, must determine whether an investment in Interests will satisfy certain standards, including, among other things, (a) the exclusive purpose rule of Section 404(a)(1)(A) of ERISA, (b) the prudence requirements of Section 404(a)(1)(B) of ERISA, (c) the diversification requirements of Section 404(a)(1)(C) of ERISA, and (d) the requirement of Section 404(a)(1)(D) of ERISA that the investment be in accordance with the governing instrument of the plan or arrangement.

         A fiduciary of an employee benefit plan or other arrangement is prohibited from engaging in certain transactions involving "plan assets" with parties which are "parties in interest" under ERISA or "disqualified persons" under the Code. The United States Department of Labor has issued final regulations defining "plan assets" for these purposes. Under certain circumstances, the final regulations treat a portion of the underlying assets of an entity in which such a plan or arrangement invests as assets of the plan or arrangement. These regulations could apply to the Partnership, unless the Partnership satisfies one of the exceptions set forth therein. It is anticipated that the Partnership will qualify for the "publicly offered security" exception and that the underlying assets of the Partnership should not be considered "plan assets" for purposes of these regulations. Such issue involves questions of fact, however, and counsel to MD is thus





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unable to render any opinion as to whether Interests will be considered
"publicly offered securities" for purposes of ERISA. Each prospective investor which is or may be subject to ERISA or to Section 4975 of the Code should consult with its advisors concerning the effect of its ownership or Interests under these rules.

         Investors and fiduciaries of IRAs also should note that an investment in the Partnership will not alone create an IRA for any individual.

         State Law Tax Aspects. The Partnership, through the Drilling Program, will operate in states and localities which impose taxes on the Partnership's assets or income or on each Investor Partner based upon his share of any income derived from Partnership activities in such jurisdictions. Depending upon the location of the Partnership's properties and applicable state and local laws, deductions or credits available to an Investor Partner for federal income tax purposes may not be available for state or local income tax purposes.

         It is anticipated that a significant portion of the Partnership's activities will be in Texas, which imposes a franchise tax on corporations "doing business" in that state. Corporate General Partners not otherwise considered to be doing business in Texas which invest through the Partnership may be deemed to be doing business in Texas for purposes of this tax.

         To the extent the Partnership operates in certain jurisdictions, estate or inheritance taxes may be payable therein upon the death of an Investor Partner. Therefore, an Investor Partner may be subject to income taxes, estate or inheritance taxes or both in states or localities in which the Partnership does business as well as in his own state and domicile.

ANTICIPATED FEDERAL INCOME TAX DEDUCTIONS

         MD expects that approximately 65% to 75% of an Investor Partner's Capital Contribution to the Partnership will be deductible or eligible for deduction for federal tax purposes either in the tax year in which such Capital Contribution is made or in the subsequent tax year. Due to the application of the passive activity loss limitations, the percentages of Capital Contributions of Limited Partners that will be deductible will depend largely upon each such Limited Partner's tax situation independent of his investment in Interests, and are thus impossible to estimate. These estimates are based upon MD's assumptions concerning the offering termination dates for the Partnership and MD's previous experience concerning the deductibility of the costs of drilling and completing wells and current federal income tax law. Further, the estimates are based upon a number of factual assumptions, including an assumption that contracts calling for the expenditure of a substantial portion of the capital of the Partnership will be entered into in such year and that such expenditures will meet applicable statutory and judicial requirements for deductibility in that year. See "Risk Factors -- Tax Risks -- Current Tax Deductions." ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THESE ESTIMATED PERCENTAGES OF CAPITAL CONTRIBUTIONS WILL BE DEDUCTIBLE OR ELIGIBLE FOR DEDUCTIBILITY IN THE YEAR IN WHICH THE CAPITAL CONTRIBUTION IS MADE.

INDIVIDUAL TAX ADVICE SHOULD BE SOUGHT

         The tax considerations attendant to an investment in the Partnership are complex and vary with individual circumstances. Each prospective Investor Partner should review such tax consequences with his tax advisor.





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                      COMPETITION, MARKETS AND REGULATION

COMPETITION

         There are a large number of companies and individuals engaged in exploration for oil and gas and development of oil and gas properties. Accordingly, the Drilling Program will encounter strong competition from independent operators and major oil companies in acquiring Leases suitable for development by the Drilling Program. Many of the companies so engaged have financial resources and staffs considerably larger than those available to the Drilling Program. There are likewise numerous companies and individuals engaged in the organization and conduct of drilling programs, and there is a high degree of competition among such companies in the offering of their programs.

MARKETS FOR SALE OF PRODUCTION

         The ability of the Partnership to market oil and natural gas found and produced, if any, will depend on numerous factors beyond the control of the Partnership, the effect of which factors cannot be accurately predicted or anticipated. Some of these factors include, without limitation the availability of other domestic and foreign production, the marketing of competitive fuels, the proximity and capacity of pipelines, fluctuations in supply and demand, the availability of a ready market, the effect of United States federal and state regulation of production, refining, transportation and sales and general national and worldwide economic conditions. At the present time worldwide oil production capacity and gas production capacity in certain areas of the United States exceed demand. This has resulted in a substantial decline in the price of oil and natural gas in the United States. Although future levels of production by members of OPEC or the degree to which oil prices will be affected thereby cannot be predicted, it is possible that prices for any oil and gas produced from a Program Well will be lower than those currently available. There is no assurance that the Partnership will be able to market any oil or natural gas produced by it, or, if such oil or natural gas is marketed, that favorable prices can be obtained by the Partnership. See "Risk Factors -- General Risks Relating to Oil and Natural Gas -- Dependence on Future Prices, Supply and Demand for Oil and Gas."

         The United States natural gas market has undergone several significant changes over the past few years. The majority of federal price ceilings were removed in 1985 and the remainder were lifted by the Natural Gas Wellhead Decontrol Act of 1989. Thus for the first time in many years, the United States natural gas market is operating in a free market environment in which the contracts between the seller and buyer determine the price of gas.

         At the same time, the domestic natural gas industry has also seen a dramatic change in the manner in which gas is bought, sold, and transported. Newly developed supplies of natural gas are, in most cases, no longer sold to a pipeline company. Instead, the pipeline company now serves the role of transporter primarily, and gas producers are free to sell their product to marketers, local distribution companies, end users, or a combination thereof. This process, which began with the issuance of the Federal Energy Regulatory Commission ("FERC") open access transportation program (often known as Order No. 436), and culminated with the implementation of FERC Order No. 636 - the restructuring rule, has greatly enhanced a producer's ability to avoid shut-ins or curtailments because in the new gas environment, a producer now has a multitude of buyers to choose from.

         Recent trends indicate substantial improvement in the price received for natural gas. Many analysts believe that the industry is finally experiencing the combined effects of declining deliverability, reduced reserve replacement and increased demand for natural gas as a fuel of choice. While this trend is expected to continue, natural gas prices will still probably remain somewhat seasonal in nature and, for this reason, it is particularly difficult to estimate accurately future prices of gas, and any assumptions concerning future prices may prove incorrect. See "Competition, Markets and Regulation".

         The United States average daily production of oil declined from 9.0 million barrels in 1985 to approximately 6.5 million barrels in 1996. The reduced production level is in part the result of decreased drilling activity in the United States. Drilling activity is measured by the United States rig count. The United States rig count hit an historical high in 1981 of over 4,500 rigs and was 845 rigs as of the end of 1995. Another factor contributing to the reduction of United States oil production is the plugging and abandoning of wells which are uneconomical due to the significant decrease in the price of oil.





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         The United States import levels for oil have increased significantly since 1985. In 1985, imports of foreign oil represented 27% of the United States' demand. During the year 1996 imports averaged approximately 52.5% of the United States' consumption.

         In view of the many uncertainties affecting the supply and demand for oil, gas, and refined petroleum products, MD is unable to predict future oil and gas prices or the overall effect, if any, that the decline in demand for and the oversupply of such products will have on the Partnership.

REGULATION OF PRODUCTION

         The production of oil and gas found by the Drilling Program, if any, will be subject to United States federal and state laws and regulations (and orders of regulatory bodies pursuant thereto) governing a wide variety of matters, including the drilling and spacing of wells on producing acreage, allowable rates of production, marketing, prevention of waste and pollution, and protection of the environment. Such laws, regulations, and orders may restrict the rate of oil and gas production below the rate which would otherwise exist in the absence of such laws, regulations, and orders, and may restrict the number of wells which may be drilled on a particular Lease.

NATURAL GAS PRICES

         The Natural Gas Wellhead Decontrol Act of 1989 was enacted on July 26, 1989, and provides that all gas prices are decontrolled at the wellhead effective January 1, 1993. Accordingly, sales of natural gas by the Partnership generally will not be subject to the maximum lawful price ceilings set by the Natural Gas Policy Act of 1978, as amended. Thus, market conditions will determine the prices that the Partnership receives from the sale of natural gas produced from Program Wells.

OIL AND LIQUID HYDROCARBON PRICE CONTROLS

         There are currently no federal price controls on oil production, and sales of oil, condensate, and natural gas liquids by the Partnership can be made at uncontrolled market prices. However, there can be no assurance that Congress will not enact controls at any time.

         State statutory provisions relating to oil and gas generally require permits for the drilling of wells and also cover the spacing of wells, the prevention of waste, the rate of production, the prevention and clean-up of pollution, and other matters. For example, the Railroad Commission of Texas determines the amount of gas producers can produce and purchasers can take.

POSSIBLE LEGISLATION

         Currently there are many legislative proposals pertaining to regulation of the oil and gas industry, which proposals may directly or indirectly affect the activities of the Partnership. No prediction can be made as to what additional energy legislation may be proposed, if any, nor which bills may be enacted nor when any such bills, if enacted, would become effective.

REGULATION OF THE ENVIRONMENT

         The exploration, development, and production of oil and gas is subject to various federal and state laws and regulations to protect the environment. Various states and governmental agencies are considering, and some have adopted, other laws and regulations regarding environmental control which could adversely affect the business of the Partnership. Compliance with such legislation and regulations, together with any penalties resulting from noncompliance therewith, will increase the cost of oil and gas development and production. Certain of these costs may ultimately be borne by the Partnership.

         The preceding discussion of regulation of the oil and gas industry is necessarily brief, and is not intended to constitute a complete discussion of the various statutes, rules, regulations, or governmental orders to which the Partnership's and the Drilling Program's operations may be subject.





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                         LIABILITY OF INVESTOR PARTNERS

GENERAL PARTNERS

         By law, each General Partner in the Partnership is jointly and severally liable for the liabilities and recourse obligations of the Partnership. Accordingly, a single General Partner legally could be held responsible for the liabilities and obligations of the entire Partnership. Furthermore, under certain circumstances, joint Working Interest owners may be jointly and severally liable for obligations arising in connection with the development and operation of the Lease in which they jointly own an interest. See "Risk Factors -- Particular Risks Relating to the Interests -- Liability of Joint Working Interest Owners." Because the Partnership will own a Working Interest in Leases in which the Participants (and likely others) own Working Interests, the Partnership, and therefore the General Partners of the Partnership, could be liable for obligations of all such joint Working Interest owners.

         Pursuant to the terms of the Partnership Agreement, the General Partners and the Managing Partner of the Partnership will agree that, as among themselves, each General Partner and the Managing Partner will be responsible only to pay his pro rata share of the Partnership's liabilities and obligations, and will be entitled to contribution from other General Partners and the Managing Partner of the Partnership if he incurs liability in excess of his pro rata share. Furthermore, MD will indemnify each General Partner of the Partnership. MD will undertake to indemnify each General Partner for any and all Partnership-related obligations and liabilities otherwise allocable to or paid by such General Partner which are in excess of such General Partner's share of the Partnership's undistributed assets. However, such contribution rights and indemnity do not legally negate a General Partner's liability for the Partnership's obligations, and a General Partner still could be subject to liability in excess of the amount of his Capital Contribution if MD should become bankrupt or for any other reason are unable to meet the financial commitments of the indemnity. This liability could result in the necessity for a General Partner to make additional payments to the Partnership. Due to the uncertain nature of any such liability, it is not possible to determine the amount of any such liability.

         MD will conduct the operations of the Partnership in a manner designed to reduce the risk that a General Partner could be required to make such additional payments. The actions to be taken by MD and Affiliates thereof include:

                 (a) Insurance. MOC will maintain insurance coverage obtained in an amount equal to approximately $50,000,000 against third-party liabilities which may arise due to drilling activities and against losses of equipment owned by the Partnership, MD, and Affiliates thereof. See "Proposed Activities -- Insurance" for a detailed description of the insurance policies maintained by MOC.

                 (b) Drilling Activities. It is anticipated that the drilling activities of the Partnership will be conducted primarily in the shelf and the slope areas of the Permian Basin (located in West Texas and Southeastern New Mexico and the Anadarko Basin (located in Western Oklahoma and the Texas Panhandle) where the probability of encountering severely over-pressured formations and other hazards associated with drilling activities is relatively less likely. MOC and its Affiliates have drilled over 606 wells in the 32 years since 1965, and except for one well drilled in 1982 as to which a downhole blowout occurred (resulting in claims of approximately $923,202 which were fully insured subject to the applicable deductible), MOC and its Affiliates have not experienced any material explosion, fire or similar hazard with respect to any of these wells.

                 (c) Prevention of Cost Overruns. MOC has extensive experience in estimating drilling costs to minimize the possibility that cost overruns will occur while the Partnership is engaged in drilling activities. In addition, after approximately 90% of the Partnership's funds available for drilling activities have been expended, Mewbourne will cause additional wells to be drilled on a sequential basis (i.e., not more than one drilling operation will be conducted contemporaneously), to further reduce the likelihood of a cost overrun.

                 (d) Conversion of Interest. MD anticipates that each General Partner in the Partnership will be converted to a Limited Partner in the Partnership following completion of the Partnership's drilling activities (which MD anticipates will occur within 8 to 12 months after the funding of the Partnership). The Partnership Agreement provides that such conversion may be delayed if the Managing Partner determines that conversion





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         at that time would not be in the best interests of the General
         Partners; provided that if the Managing Partner determines that such conversion would not be in the best interests of the General Partners, the insurance coverage limits as set forth under "Proposed Activities -- Insurance" will not be reduced unless such coverage becomes unobtainable or is only available at premiums which are prohibitively more expensive than the premiums now being paid for such policies. Once conversion has taken place, the Converted Partners of the Partnership will continue to have the responsibilities of General Partners of the Partnership with respect to liabilities and obligations incurred prior to the effective date of the conversion. However, Converted Partners generally will have the lesser liability of limited partners under Delaware law with respect to obligations and liabilities arising after the conversion. The greatest possibility that a General Partner might become liable for obligations in excess of his Capital Contribution to the Partnership will occur during the time when the Partnership is engaged in drilling activities. It is anticipated that all such drilling activities will be conducted and completed prior to conversion of the General Partners to Limited Partners.

                 (e) Non-Recourse Debt. Pursuant to the Partnership Agreement, the Partnership will be permitted to incur debt only if the lender agrees that it will not have recourse against the individual General Partners of the Partnership. Accordingly, no General Partner could be required to contribute funds to the Partnership in the case of a default under such loan arrangement. A lender under such arrangement, however, would most likely have the right to foreclose against the properties of the Partnership, so that the General Partners in the Partnership could lose the value of their investment in the Partnership. Furthermore, such restrictions will not protect a General Partner from liability for trade debt, contractual obligations other than loans or third-party liabilities.

LIMITED PARTNERS

         Under the Delaware Act, a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner or, in addition to the exercise of his rights and powers as a limited partner, he participates in the control of the partnership's business, and then only to persons who transact business with the limited partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner. The Delaware Act provides that certain acts, including the exercise of the right to vote on matters specified in the partnership agreement, do not constitute participation by a limited partner in the control of a limited partnership's business. Assuming that a Limited Partner does not take part in the control of the Partnership's business and that he otherwise acts in conformity with the provisions of the Partnership Agreement, his liability under the Delaware Act will be limited, subject to certain possible exceptions, generally to the amount of capital he has contributed to the Partnership. Under the Delaware Act (i) a Limited Partner is obligated to the Partnership to perform any promise to contribute cash or property or perform services, even if he is unable to perform because of death, disability, or other reason, and such obligation may be enforced in certain circumstances by a third party creditor of the Partnership and (ii) a Limited Partner may be liable to the extent of prohibited distributions (as described below) made to the Limited Partner, if he knew, at the time of the distribution, that it was prohibited. A Limited Partner's liability for the return of any distribution terminates, however, after the expiration of three years from the date of the distribution. Under the Delaware Act, a Limited Partner may not receive a distribution from the Partnership to the extent that at the time of and after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Limited Partners on account of their Interests, exceed the fair value of the Partnership's assets. Under the Delaware Act, an assignee who becomes a substituted Limited Partner of the Partnership is liable for the obligation of his assignor to make capital contributions, except that the assignee is not obligated for liabilities unknown to him at the time he became a Limited Partner and that could not be ascertained from the Partnership Agreement.

         It is currently anticipated that the Partnership will conduct substantially all of its business in the states of Texas, Oklahoma, and New Mexico, where the Partnership will register to do business as a foreign limited partnership. The Partnership may also be deemed to be conducting business in various states, other than Texas, Oklahoma, and New Mexico, in which the Partnership acquires and operates properties. The applicability of state laws to limited partners of a limited partnership such as the Partnership in such a situation and limitations of the liability of limited partners for the obligations of the limited partnership have not been clearly established in many jurisdictions. If it were determined that the right or exercise of the right by the Limited Partners as a group to remove or replace the Managing Partner, to make certain amendments to the Partnership Agreement, or to take other action pursuant to the Partnership Agreement,





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constitute "control" of the Partnership's business for the purposes of the statutes of any relevant jurisdiction, a Limited Partner might be held personally liable for the Partnership's obligations under the laws of such jurisdiction. Further, under the laws of certain jurisdictions, a Limited Partner might be liable for other amounts, such as the amount of any undistributed profits to which such Limited Partner is entitled, with interest, or interest on the amount of capital contributions rightfully returned to him. Maintenance of limited liability will require compliance with legal requirements in such jurisdictions. The Partnership and the Drilling Program will operate in such a manner as its Managing Partner deems reasonable, necessary and appropriate to preserve the limited liability of Limited Partners.

             SUMMARY OF PARTNERSHIP AGREEMENT AND PROGRAM AGREEMENT

         The following is a summary of certain provisions of the Partnership Agreement and the Program Agreement. This summary is qualified in all respects by reference to the full text of the form of Partnership Agreement, which appears as Exhibit A to this Prospectus; and the form of Program Agreement, which appears as Exhibit B to this Prospectus. Each prospective purchaser is urged to review, and be advised with respect to the effect of, the provisions of the Partnership Agreement and the Program Agreement.

TERM

         The Partnership is organized under the Delaware Act. The Drilling Program will be a partnership for income tax purposes only and, for all other purposes, is intended to be an agreement among MOC, as Program Manager, and MD and the Partnership as joint owners or tenants-in-common of undivided interests in the Drilling Program's oil and gas properties. The Partnership and the Drilling Program will continue until terminated as provided for in the Partnership Agreement and the Program Agreement. See "-- Dissolution, Liquidation and Termination" below.

RIGHTS AND POWERS OF PARTNERS

         Investor Partners. Pursuant to the terms of the Partnership Agreement, Investor Partners will have the following rights and powers with respect to the Partnership:

                 (a) to share all charges, credits, and distributions in accordance with the Partnership Agreement and share all charges, credits, and distributions of the Drilling Program through the Partnership as discussed under "Participation in Costs and Revenues";

                 (b) to inspect at their expense books and records relating to the activities of the Partnership (through the Drilling Program) upon adequate notice and at all reasonable times (other than geophysical, geological and other similar data and information and studies, maps, evaluations, and reports derived therefrom which for a reasonable period of time may be kept confidential because the Managing Partner has agreed to keep such matters confidential or has determined in good faith that such matters should be kept confidential considering the interests of the Partnership and each of its Partners) and upon written request at their expense to have a copy of a list of names and addresses of all Partners mailed to them;

                 (c) to have on demand true and full information of all activities of the Partnership (through the Drilling Program), and a formal account of affairs whenever circumstances render it just and reasonable;

                 (d) to have dissolution and winding up of the Partnership by decree of court as provided in the Delaware Act;

                 (e) to reconstitute the Partnership with a new Managing Partner upon the withdrawal or retirement of the Managing Partner from the Partnership (directly or as a result of a bankruptcy, dissolution, or similar event that would dissolve the Partnership) which causes the dissolution of the Partnership upon the election of a Majority in Interest of the Investor Partners;

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                 (f)      to terminate any contract between the Partnership and
         MD or any Affiliate thereof (by a vote or written consent of a Majority in Interest of the Investor Partners) without penalty upon 60 days' written notice;

                 (g) to approve the sale of all or substantially all of the assets of the Partnership (except upon liquidation of the Partnership) by the affirmative vote of a Majority in Interest of the Investor Partners (except in connection with a Roll-Up transaction which requires the affirmative vote of a Super Majority in Interest of the Investor Partners);

                 (h) to dissolve the Partnership at any time upon the election of a Majority in Interest of the Investor Partners;

                 (i) to permit the assignment by the Partnership or MD of their obligations under the Program Agreement (if such permission is required under the Program Agreement) by the affirmative vote of a Majority in Interest of the Investor Partners;

                 (j) to agree to the termination or amendment (except for certain conformatory amendments and amendments necessary to conform to the Code or that do not adversely affect the Investor Partners) of the Program Agreement or the waiver of any rights of the Partnership under the Program Agreement by the affirmative vote of a Majority in Interest of the Investor Partners;

                 (k) to remove the Managing Partner and substitute a new Managing Partner to operate and carry on the business of the Partnership or, to remove the Program Manager and substitute a successor to act in such capacity by the affirmative vote of a Majority in Interest of the Investor Partners; and

                 (l) to propose and vote on certain matters affecting the Partnership as provided in the Partnership Agreement.

         Limited Partners.  Limited Partners of the Partnership will take no part in the control of the business or affairs of the Partnership or the Drilling Program and will have no voice in the management or operations of the Partnership or Drilling Program. This lack of management and control is necessary to insulate the Limited Partners from liability in excess of their investment in the Partnership and their share of undistributed profits from the Partnership. See "Risk Factors -- Particular Risks Relating to the Interests -- Liability of Limited Partners" and "Liability of Investor Partners -- Limited Partners." Notwithstanding the foregoing, Limited Partners shall:

                 (a)      have the rights described in paragraphs (a) through
         (l) under the caption "Investor Partners" above; and

                 (b) have their liability for operations of the Partnership and the Drilling Program limited to the amount of their Capital Contributions and to their shares of Partnership capital and undistributed net revenues of the Partnership, if any; provided, however, that under the Delaware Act the Limited Partners may under certain circumstances be required to repay the Partnership amounts previously distributed to them by the Partnership if the Partnership does not have sufficient other assets to satisfy the claims of creditors.

         General Partners.   The General Partners will delegate to the Managing
Partner the responsibility for the day-to-day operations of the Partnership.
In addition, the General Partners will covenant not to exercise the following rights granted to them under the Delaware Act:

                 (a)      the right to withdraw from the Partnership;

                 (b) the right to act as agent of the Partnership or to execute documents on behalf of the Partnership; and

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                 (c)      the right to act (other than together with other
         General Partners constituting a Majority in Interest of the Investor Partners) to cause the Managing Partner on behalf of the Partnership to convey Partnership property or take any other action binding on the Partnership.

A General Partner who violates such covenants is obligated to indemnify the Partnership and the other Partners for any loss or liability caused by such violation. Furthermore, in the event of a dissolution caused by a withdrawing General Partner, upon reconstitution of the Partnership, the withdrawing General Partner shall remain subject as a general partner to any liabilities or obligations of the Partnership arising prior to such withdrawal. Upon withdrawal from the Partnership, a General Partner is entitled to continue to receive any distributions to which he is otherwise entitled under this Agreement for the period prior to his withdrawal; however, such General Partner shall not be entitled to receive the fair value of his interest in the Partnership as of the date of such withdrawal based upon his right to share in distributions from the Partnership, and neither the Partnership nor the Managing Partner has any obligation to repurchase any interest in the Partnership from the withdrawing General Partner. The withdrawing General Partner will no longer be entitled to receive any distributions nor shall such General Partner have any rights as an Investor Partner under the Partnership Agreement. The Sharing Ratios will be recalculated among the Investor Partners without regard to the withdrawing General Partner's Capital Contribution. See "-- Reconstitution of the Partnership" below.

RIGHTS AND POWERS OF THE MANAGING PARTNER

         The Managing Partner has full and exclusive power (except as limited by the Partnership Agreement and applicable law) to manage, control, administer, and operate the properties, business, and affairs of the Partnership. The Managing Partner has the authority to enter into a Program Agreement on behalf of the Partnership. Under the Program Agreement, MOC as Program Manager will have the power and authority to act on behalf of the Partnership with respect to the management, control, and administration of the business and affairs of the Drilling Program and the properties subject to the Program Agreement.

         Under the Partnership Agreement, the Managing Partner is required to devote only such time and effort to the business of the Partnership as may be necessary to promote adequately the interests of the Partnership and the mutual interests of the Partners. The Managing Partner is permitted to engage in any other business ventures, including the ownership and management of oil and gas properties and the organization and management of other drilling programs. See "Conflicts of Interest."

INDEMNIFICATION OF MD AND AFFILIATES THEREOF

         Generally, the Managing Partner must act in good faith and for the benefit of the Partnership in handling Partnership affairs. See, however, "Conflicts of Interest." The Partnership Agreements provide, however, that neither the Managing Partner nor any of its Affiliates shall be liable to the Partnership or the Investor Partners for any loss suffered by the Partnership which arises out of any action or inaction performed or omitted by the Managing Partner or such Affiliate, if the Managing Partner in good faith has determined, as of the time of the conduct or omission, that the course of conduct or omission was in the best interest of the Partnership, the Managing Partner or such Affiliate was acting on behalf of or performing services for the Partnership, and that such conduct or omission did not constitute negligence or misconduct. Investors who have questions concerning the duties and liabilities of the Managing Partner should consult their own counsel. The Program Manager and its Affiliates, under the Program Agreement, have similar liability.

         The Partnership Agreement also provides that the Managing Partner and Affiliates thereof shall be indemnified by the Partnership (only from the tangible net assets of the Partnership and not from other assets of the Partners) from and against all losses, judgments, liabilities, expenses, and settlements sustained by them in connection with acts performed or omitted by the Managing Partner or Affiliates acting on behalf of or performing services for the Partnership or the Drilling Program; provided that, unless otherwise ordered by a court, the Managing Partner has determined in good faith, as of time of the conduct or omission, that the course of conduct or omission was in the best interests of the Partnership and that the conduct or omission did not constitute negligence or misconduct. The Partnership is authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons in connection with the Partnership's activities, provided that the Partnership will not bear the cost of that portion of any insurance (other than insurance customary for the Partnership's business) which insures the Managing Partner for any liability for which the Managing Partner may not be indemnified as discussed above. The Program Manager has similar rights with respect to insurance, and the Program Manager and its Affiliates are entitled to similar indemnification under the Program Agreement.

         The Partnership Agreement further limits indemnification of the Managing Partner by providing that the Managing Partner, its Affiliates and any Person acting as a broker-dealer will not be indemnified for any losses, liabilities or expenses arising from or out of a violation of federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (c) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Insofar as indemnification for liabilities under the Securities Act may be permitted to the Managing Partner by the Partnership Agreement, the Partnership has been advised that in the opinion of the Securities and Exchange Commission and certain state securities authorities such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

RIGHT OF PRESENTMENT

         Each Investor Partner in the Partnership may request that the Managing Partner purchase for cash any or all of that Investor Partner's Interests subject to certain limitations. The Managing Partner may cause an Affiliate thereof to fulfill its obligation hereunder to purchase all or a portion of such Interests. Investor Partners in the Partnership may make such requests in each of the years 2001 through 2006. If the Interests are subsequently listed on a national securities exchange or are traded through the National Association of Securities Dealer's Automated Quotation System or in the over-the-counter market, the Right of Presentment may be terminated at the option of the Managing Partner. Any such listing could have an adverse effect on the tax consequences of an investment in Interests. See "Tax Aspects - Classification of the Partnership for Tax Purposes" and "Tax Aspects - General Features of Partnership Taxation - Passive Activity Loss Limitations." If the obligation of the Managing Partner or its purchaser designee to purchase Interests from Investor Partners is determined to violate any existing or future laws, such obligation will be eliminated or modified appropriately. See "Terms of the Offering -- Right of Presentment."

ASSIGNABILITY OF INTERESTS

         Assignability of Interests is limited. Except by gift or operation of law or when consented to by the Managing Partner, an Investor Partner in the Partnership may assign only whole Interests unless the Investor Partner owns less than a whole Interest and transfers all his Interests to one person or unless such assignment is to the Partnership, the Managing Partner, an Affiliate thereof, or a third person specified by the Managing Partner, and an Investor Partner must retain at least a whole Interest in the event fewer than all of his Interests are assigned to any person other than the Partnership, the Managing Partner, an Affiliate thereof, or a third person specified by the Managing Partner. In addition, Investor Partners who are residents of either the State of California, Iowa, or Minnesota are subject to additional restrictions concerning the amount of their Interests that may be transferred. See "Terms of the Offering - Additional Requirements." Interests may only be assigned to a person otherwise qualified to become a substituted General Partner or a Limited Partner, as the case may be. In no event may any assignment be made which, in the opinion of counsel to the Partnership, would result in the Partnership being considered to have been terminated for purposes of Section 708 of the Code or might result in a change in the status of the Partnership to a "publicly traded partnership" within the meaning of Section 7704 of the Code, unless the Managing Partner consents to such an assignment, or which, in the opinion of counsel to the Partnership, may not be effected without registration under the Securities Act or would result in the violation of any applicable state securities laws. The Partnership will not be required to recognize any assignment until the instrument of assignment has been delivered to the Managing Partner. In the case of a mere assignee of Interests, the transferring General Partner or Limited Partner retains all rights other than the right to receive distributions as a General Partner or Limited Partner. However, an assignee of Interests may become a substituted General Partner or Limited Partner, as the case may be, and thus be entitled to all of the rights of a General Partner or Limited Partner, only upon meeting certain conditions, including (a) obtaining the consent of the assignor and the Managing Partner to such substitution, (b) paying all costs and expenses incurred in connection with such substitution, (c) making certain representations to the Managing Partner, and (d) executing appropriate documents to evidence its agreement to be bound by all of the terms and provisions of the applicable Partnership Agreement.
The Partnership will amend its records at least once each calendar quarter to effect the substitution of substituted partners. In the case of assignments, where the assignee does not become a substituted partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation. The restrictions on transfer contained in the Partnership Agreement of the Partnership may have the effect of reducing interest in the Partnership as a potential acquisition target or encouraging persons considering an acquisition or takeover of the Partnership to negotiate with the Partnership's Managing Partner rather than pursue non-negotiated acquisition or takeover attempts, although no assurance can be given that they will have that effect.

         The interest of the Managing Partner in the Partnership may not be assigned except in certain limited circumstances set forth in the Partnership Agreement, including without limitation assignments to Affiliates of the Managing Partner that agree to assume a proportionate share of the obligations of the assigning Managing Partner, dispositions arising out of the merger, consolidation, reorganization, or similar transaction of the Managing Partner, and any pledge by the Managing Partner. The rights and obligations of MD and its Affiliates with respect to the Drilling Program under the Program Agreement may be assigned to Affiliates and successors in interest by reason of merger, consolidation, reorganization, or similar transaction, without the consent of a Majority in Interest of the Investor Partners of the Partnership, subject to certain limitations set forth in the Program Agreement, and MD and its Affiliates will have the right at any time to mortgage or pledge its interest in properties of the Drilling Program.

REMOVAL OR WITHDRAWAL

         A Majority in Interest of the Investor Partners shall have the right to remove the Managing Partner and to elect and substitute a new Managing Partner. In such event, the removed Managing Partner shall be required to offer to sell a minimum of 20% of, and shall have the right to offer to sell the remaining 80% of such Managing Partner's interest in the Partnership to the new Managing Partner at a price and method of payment mutually agreeable to the removed Managing Partner and the new Managing Partner. If the new Managing Partner and the removed Managing Partner are unable to agree within 10 days on the purchase price of such interest, the new Managing Partner and the removed Managing Partner shall select a mutually agreeable Independent Expert to determine such purchase price. In addition, a Majority in Interest of the Investor Partners shall have the right to remove MOC as the Program Manager.
In such event, MOC and its Affiliates shall have the right to offer to sell up to 100% of their collective ownership interests in Leases subject to the Program Agreement to the new Program Manager. The method of payment for the removed Managing Partner's and MOC's interest must be fair and must protect the solvency and liquidity of the Partnership.

         In the event the Managing Partner withdraws or retires from the Partnership and such withdrawal or retirement causes dissolution of the Partnership, a Majority in Interest of the Investor Partners shall be entitled to reconstitute the Partnership and elect and substitute a new Managing Partner. Such new Managing Partner shall be entitled to acquire the Partnership interest of the retiring Managing Partner on the same basis and in the same manner as set forth above. The Managing Partner may not voluntarily withdraw from the Partnership prior to the later to occur of (i) the completion of the Partnership's primary drilling activities under the Drilling Program, and (ii) the fifth anniversary of the date that Investor Partners were admitted to the Partnership. In order to exercise its right of withdrawal, the Managing Partner must give the Investor Partners at least 120 days' advance written notice.

DISSOLUTION, LIQUIDATION AND TERMINATION

         The Partnership shall be dissolved upon:

                 (a)      the occurrence of December 31, 2047;

                 (b) the vote or consent in writing of a Majority in Interest of the Investor Partners at any time;

                 (c) the sale, disposition, or termination of all or substantially all of the Leases then owned by the Partnership;

                 (d) the withdrawal, bankruptcy, insolvency, or dissolution in certain circumstances of the Managing Partner, the occurrence of any other event which would permit a trustee or receiver to acquire control of the property or affairs of the Managing Partner or any other event of withdrawal from the Partnership by the Managing Partner as provided for by law; provided that neither the dissolution of the Managing Partner as a consequence of merger, consolidation, recapitalization, or other corporate reorganization effected under
         Section 8.2(b) of the Partnership Agreement shall cause dissolution of the Partnership;

                 (e) the adjudication of insolvency or bankruptcy of the Partnership, or an assignment by the Partnership for the benefit of creditors;

                 (f)      the withdrawal or retirement of the Managing Partner;
         or

                 (g) the occurrence of any other event which, under applicable law, causes the dissolution of the Partnership.

         If dissolution of the Partnership occurs due to the withdrawal or bankruptcy of a General Partner, the Partnership shall not be terminated but shall automatically be reconstituted. Upon dissolution of the Partnership for any reason other than bankruptcy or withdrawal of a General Partner (unless it is reconstituted as provided under "-- Rights and Powers of Partners" above), the Managing Partner or a liquidator appointed by the Managing Partner shall wind up the affairs of the Partnership and make final distribution of its assets. In the event the Managing Partner is unable to serve as liquidator, the liquidator shall be appointed by a Majority in Interest of the Investor Partners.

         After making a proper accounting and paying or making provision for the payment of existing and contingent liabilities, the liquidator of the Partnership shall sell all remaining assets of the Partnership for cash at the best price available therefor and distribute the proceeds of such sales to the Partners. In the case of a sale in liquidation, the liquidator shall adjust the capital accounts of the Partners pursuant to the Partnership Agreement to account for all gain and loss on such sales and shall distribute the proceeds of such sales to the Partners in accordance with their respective capital account balances, as so adjusted. Partners in the Partnership will not be obligated to restore any negative balance in their capital accounts after the liquidation of their interests in the Partnership. The distribution of cash or properties to the Partners will constitute a complete distribution to the Partners of their respective interests in the Partnership and its property.

         In the event of a dissolution and liquidation of the Partnership pursuant to an exchange or tender offer, the liquidator may assume the sale of all remaining assets of the Partnership for cash at the respective fair market values of such assets and then debit or credit each Partner's capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such capital account would be debited or credited on the actual sales of such assets. If such exchange or tender offer is conducted pursuant to a sale of all or substantially all of the assets of the Partnership or is otherwise binding on the Partners, the liquidator shall distribute all securities or other assets received from the sale of the Partnership assets to the Partners proportionately based on the Partners' positive capital account balances, as so adjusted. In the event of an exchange offer that is not binding upon all Partners, the liquidator shall then exchange for securities offered in the exchange or tender offer partnership oil and gas properties having a fair market value equal to the sum of the positive balances in the capital accounts, as so adjusted, of the Partners who elect to accept the exchange or tender offer. The liquidator shall distribute such securities to such accepting Partners on a basis reflecting the Partners' respective positive capital account balances, adjusted as provided above. The Managing Partner shall have, with respect to its general partnership interest and its Interests in the Partnership, the right to elect to receive a distribution in kind of partnership oil and gas properties having a fair market value equal to the positive balance in its capital account, adjusted as provided above. The liquidator shall then sell the remaining property and distribute to the Partners who elect not to accept the exchange or tender offer all remaining cash in amounts proportionate to any positive balances in such Partners' capital accounts, as so adjusted.

         Upon dissolution of the Partnership, the Drilling Program will terminate and will be liquidated as provided in the tax partnership provisions attached as Attachment A to the Program Agreement.

RECONSTITUTION OF THE PARTNERSHIP

         In the event the Managing Partner of the Partnership withdraws or retires from the Partnership (directly or as a result of a bankruptcy, dissolution, or similar event that would dissolve the Partnership), a Majority in Interest of Investor Partners, acting at a meeting to be held within 90 days following receipt of written notice of such event from the Managing Partner, shall be entitled to reconstitute the Partnership and elect and substitute a new Managing Partner, which may be the retiring Managing Partner.

         In the event a Majority in Interest but less than all of the Investor Partners in the Partnership elect to reconstitute the Partnership, the Partners' capital accounts shall be adjusted by assuming the sale of all assets of the Partnership for cash at the respective fair market values of such assets as of the date of dissolution of the Partnership and debiting or crediting each Partner's capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such capital account would be debited or credited on the actual sales of such assets.

         The new Managing Partner shall then sell for cash Partnership oil and gas properties having a fair market value equal to the fair market value of all Partnership oil and gas properties times the ratio of the aggregate of the positive balances in the capital accounts, as so adjusted, of the Investor Partners that have not elected to reconstitute the Partnership and the retiring Managing Partner (to the extent the retiring Managing Partner's aggregate partnership interest was not purchased by the new Managing Partner) to the positive balances of all Partners. The new Managing Partner shall then distribute such cash to the Investor Partners that have elected not to reconstitute the Partnership and to the Managing Partner (to such extent) in proportion to the positive balances of their respective capital accounts.

         The new Managing Partner, on behalf of the Partners that have elected not to form the reconstituted Partnership, shall retain for the benefit of the reconstituted Partnership an undivided interest in all oil and gas properties of the Partnership remaining after the distributions provided for above.

         The retiring Managing Partner shall have the right to elect to receive a distribution in kind of an undivided interest in Partnership oil and gas properties having a fair market value equal to the fair market value of all Partnership oil and gas properties times the ratio of the positive balance in the retiring Managing Partner's capital account to the positive balances of all Partners.

         Each General Partner of the Partnership will covenant not to cause a dissolution of the Partnership by voluntary withdrawal or other voluntary act. In the event of such a dissolution, however, upon reconstitution of the Partnership, the withdrawing General Partner shall remain subject as a general partner with respect to any liabilities or obligations of the Partnership arising prior to such withdrawal. Upon withdrawal from the Partnership, a General Partner is entitled to continue to receive any distributions to which he is otherwise entitled under the Partnership Agreement for the period prior to his withdrawal; however, such General Partner shall not be entitled to receive the fair value of his interest in the Partnership as of the date of such withdrawal based upon his right to share in distributions from the Partnership, and neither the Partnership nor the Managing Partner has any obligation to repurchase any interest in the Partnership from the withdrawing General Partner. The withdrawing General Partner will not be entitled to receive any distributions for the period subsequent to his withdrawal nor shall such General Partner have any rights as an Investor Partner under the Partnership Agreement. The Sharing Ratios will be recalculated among the Investor Partners without regard to the withdrawing General Partner's Capital Contribution. If the Partnership is reconstituted due to the bankruptcy of a General Partner, the trustee, receiver, or other successor in interest of the bankrupt General Partner shall become liable for all of the debts and obligations of the bankrupt General Partner.

AMENDMENTS

         A Majority in Interest of the Investor Partners of the Partnership may require the amendment of the Partnership Agreement without the consent of the Managing Partner, except that any amendment which would increase the liability or duties of any Partner, change the contributions required of a Partner, provide for the reallocation of profits, losses, or deductions to the detriment of a Partner, establish any new priority in one or more Partners as to the return of Capital Contributions or as to profits, losses, deductions, or distributions to the detriment of a Partner or cause the Partnership to be taxed as a corporation, must be approved by such Partner before it will be binding upon him. Certain minor and conformatory amendments and amendments that do not adversely affect the Investor Partners in any material respect may be made by the Managing Partner without the consent of the Investor Partners.

REPORTS TO PARTNERS

         The Managing Partner will furnish to the Investor Partners of the Partnership certain semi-annual and annual reports which will contain financial statements (including a balance sheet and statements of income, Partners' equity and cash flows, all of which shall be prepared in accordance with generally accepted accounting principles), which statements at fiscal year end will be audited by an independent certified public accountant. Financial statements furnished in the Partnership's semi-annual reports will not be audited. Semi-annually, all Investor Partners will also receive a summary itemization of the transactions between the Managing Partner or any Affiliate thereof and the Partnership showing all items of compensation received by the Managing Partner and its Affiliates, including without limitation the average price paid by any Affiliate of the Managing Partner during the two most recent calendar quarters for oil and gas produced by Program Wells purchased by such Affiliate and the highest average price paid by any other substantial purchaser of comparable oil or gas produced in the field where such Program Wells are located. Annually beginning with the fiscal year ending December 31, 1998, oil and gas reserve estimates prepared by an independent petroleum engineer will also be furnished to the Investor Partners. Annual reports will be provided to the Investor Partners within 120 days after the close of the Partnership fiscal year, and semi-annual reports will be provided within 75 days after the close of the first six months of the Partnership fiscal year. In addition, the Investor Partners in the Partnership shall receive on a monthly basis while the Partnership is participating in the drilling and completion activities of a Program, reports containing a description of the Partnership's acquisition of interests in Prospects, including farmins and farmouts, and the drilling, completion and abandonment of wells thereon. All Investor Partners will receive a report containing information necessary for the preparation of their federal income tax returns and any required state income tax returns by March 15 of each calendar year or as soon as practicable thereafter. The Managing Partner will furnish to the Investor Partners information regarding differences between tax basis of accounting and the basis of generally accepted accounting principles in accordance with generally accepted accounting principles. In addition, the information specified by Form 10-Q (if such report is required to be filed with the Securities and Exchange Commission) will be furnished to the Investor Partners within 45 days after the close of each quarterly fiscal period. Investor Partners in the Partnership will also receive in such monthly reports a summary of the status of wells drilled by the Partnership. The Managing Partner may provide such other reports and financial statements as it deems necessary or desirable.

ACCESS TO LIST OF INVESTOR PARTNERS

         An alphabetical list of the names, addresses and business telephone numbers of the Investor Partners in the Partnership identified as General Partners or Limited Partners along with the number of Interests held by each of them (the "Investor List") will be maintained as a part of the books and records of the Partnership and will be available for inspection by any Investor Partners or his or her designated agent at the principal office of the Partnership upon the request of an Investor Partner. The Investor List will be updated at least quarterly to reflect changes in the information contained therein. A copy of the Investor List for the Partnership will be mailed to any Investor Partner in the Partnership requesting the Investor List within ten
(10) days of the request. The copy of the Investor List will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which an Investor Partner may request a copy of the Investor List include, without limitation, matters relating to Investor Partners' voting rights under the Partnership Agreement and the exercise of Investor Partners' rights under Federal proxy laws. If the Managing Partner neglects or refuses to exhibit, produce, or mail a copy of the Investor List as requested, the Managing Partner will be liable to any Investor Partner requesting the list for the costs, including attorneys fees, incurred by that Investor Partner for compelling the production of the Investor List, and for actual damages suffered by any Investor Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Investor List is to secure the list of Investor Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as an Investor Partner relative to the affairs of the Partnership. The Managing Partner may require the Investor Partner requesting the Investor List to represent that the list is not requested for a commercial purpose unrelated to the Investor Partner's interest in the Partnership. The above remedies in favor of an Investor Partner requesting copies of the Investor List are in addition to, and shall not in any way limit, other remedies available to Investor Partners under Federal law, or the laws of any state.

POWER OF ATTORNEY

         In signing the Subscription Documents, each investor adopts the terms and provisions of the Partnership Agreement for the Partnership to which such investor is admitted, including certain representations and warranties contained therein, and makes the power of attorney set forth in Section 10.3 of the Partnership Agreement. Pursuant to the Partnership Agreement, each Investor Partner of the Partnership will appoint the Managing Partner as his attorney-in-fact, on his behalf and in his name, to execute, swear to and file all documents or instruments necessary or desirable (a) to comply with the laws of any state in which the Partnership does business, (b) to amend the Partnership Agreement to admit a new or substituted General Partner or Limited Partner or make changes required by amendments thereto adopted by the Investor Partners, (c) to amend the Partnership Agreement to effect the conversion of the General Partners to Limited Partners, (d) to conduct the business and affairs of the Partnership, (e) to reflect the agreement of all of the Investor Partners if the required Majority in Interest of the Investor Partners has approved any action under the Partnership Agreement and amendments to the Partnership Agreement to implement such action, and (f) to perform other ministerial acts in connection with the Partnership and its operations, all subject to compliance with the Partnership Agreement. Such appointment shall constitute a power coupled with an interest, shall not be revocable and shall be effectuated pursuant to Section 10.3 of the Partnership Agreement by an Investor Partner's execution of the Subscription Agreement.

                                 LEGAL OPINIONS

         The validity of the Interests offered hereby and certain federal income tax matters as discussed under "Tax Aspects" in this Prospectus has been passed upon by Vinson & Elkins L.L.P., 3700 Trammel Crow Center, 2001 Ross Avenue, Dallas, Texas 75201-2975.

                                    EXPERTS

         The balance sheet of Mewbourne Development Corporation as of June 30, 1996 and the balance sheet of Mewbourne Energy Partners 97-A, L.P. as of February 18, 1997 included in this Registration Statement on Form S-1, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         A Registration Statement with respect to the Interests offered hereby has been filed on behalf of the Partnership with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to such Registration Statement and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604. Copies of any materials filed as a part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C., 20549 by payment of the requisite fees therefor. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.

                         INDEX TO FINANCIAL STATEMENTS


Financial Statement of Mewbourne Development Corporation:
   Report of Independent Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . .       F1-1
   Balance Sheet as of June 30, 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . .       F1-2
   Notes to Financial Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       F1-3

Unaudited Financial Statement of Mewbourne Development Corporation:
   Unaudited Balance Sheet as of December 31, 1996  . . . . . . . . . . . . . . . . . . . .       F2-1
   Notes to unaudited Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . .       F2-2

Financial Statement of Mewbourne Energy Partners 97-A, L.P.:
   Report of Independent Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       F3-1
   Balance Sheet as of February 18, 1997  . . . . . . . . . . . . . . . . . . . . . . . . .       F3-2
   Notes to Financial Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       F3-3




         THE FOLLOWING FINANCIAL STATEMENTS INCLUDE THOSE OF THE MANAGING PARTNER, MEWBOURNE DEVELOPMENT CORPORATION, IN WHICH THE INVESTOR PARTNERS WILL ACQUIRE NO INTEREST.

                       MEWBOURNE DEVELOPMENT CORPORATION

                                 BALANCE SHEET

                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

                              AS OF JUNE 30, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Mewbourne Development Corporation:

We have audited the accompanying balance sheet of Mewbourne Development Corporation as of June 30, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Mewbourne Development Corporation as of June 30, 1996 in conformity with generally accepted accounting principles.





Dallas, Texas
September 15, 1996





                                      F1-1

                       MEWBOURNE DEVELOPMENT CORPORATION

                                 BALANCE SHEET
                                 JUNE 30, 1996


                                                    ASSETS

 Current assets:
    Cash and cash equivalents  . . . . . . . . . . . . . . . . . . . . . . . .                     $2,409,759
    Accounts receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . .                        152,182
                                                                                                   ----------
         Total current assets  . . . . . . . . . . . . . . . . . . . . . . . .                      2,561,941

 Marketable securities available for sale  . . . . . . . . . . . . . . . . . .                        945,363
 Investments in partnerships . . . . . . . . . . . . . . . . . . . . . . . . .                         77,034
 Oil and gas properties--full-cost method, net . . . . . . . . . . . . . . . .                      2,112,097
 Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        110,949
                                                                                                   ----------
         Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     $5,807,384
                                                                                                   ==========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
    Accounts payable, related party  . . . . . . . . . . . . . . . . . . . . .                     $   75,484
    Accrued liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .                         45,000
                                                                                                   ----------
         Total current liabilities . . . . . . . . . . . . . . . . . . . . . .                        120,484
                                                                                                   ----------

 Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        650,101
                                                                                                   ----------

 Stockholder's equity:
    Common Stock, $1.00 par value, 1,000 shares authorized,
         issued and outstanding  . . . . . . . . . . . . . . . . . . . . . . .                          1,000
    Paid-in capital in excess of par value of common stock . . . . . . . . . .                      1,190,262
    Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      3,741,284
    Net unrealized gain on marketable securities available for sale  . . . . .                        104,253
                                                                                                   ----------

         Total stockholder's equity  . . . . . . . . . . . . . . . . . . . . .                      5,036,799
                                                                                                   ----------

             Total liabilities and stockholder's equity  . . . . . . . . . . .                     $5,807,384
                                                                                                   ==========



         The accompanying notes are an integral part of this statement.





                                      F1-2

                       MEWBOURNE DEVELOPMENT CORPORATION

                             NOTES TO BALANCE SHEET


1.       SIGNIFICANT ACCOUNTING POLICIES:

         FINANCIAL STATEMENT PRESENTATION

         Mewbourne Development Corporation (the "Company") is a wholly-owned subsidiary of Mewbourne Holdings, Inc. (the "Stockholder"). The Company is principally involved in the exploration and production of oil and gas in Texas, Oklahoma and New Mexico.

         The Company follows the full-cost method of accounting for its oil and gas activities, all of which are located in the Continental United States. Under the full-cost method, all productive and nonproductive costs incurred in the acquisition, exploration and development of oil and gas properties are capitalized. Depreciation, depletion and amortization of oil and gas properties is computed on the units-of-production method, using the proved reserves underlying the oil and gas properties. Capitalized costs in unproved properties are not amortized until proved reserves associated with the property can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs of the proved properties to be amortized.

         Capitalized costs are subject to a ceiling test that limits such costs to the aggregate of the present value of future net revenues of proved reserves discounted at 10%, based on current economic and operating conditions, and the lower of cost or fair value of unproved properties.

         MANAGEMENT ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments, those with original maturities of three months or less at the date of acquisition, to be cash equivalents.

         A substantial portion of the Company's cash and cash equivalents is maintained in one financial institution.





                                      F1-3

                       MEWBOURNE DEVELOPMENT CORPORATION

         INVESTMENTS IN PARTNERSHIPS

         The Company is managing partner of several oil and gas partnerships and owns a 1% interest in all revenues and expenses of each partnership. The Company accounts for its investment in partnerships using the equity method of accounting.

2.       MARKETABLE SECURITIES:

         The Company utilizes Statement and Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, to account for its marketable securities. All securities are classified as available for sale as of June 30, 1996. Realized gains and losses on sales of securities are determined utilizing the specific identification method. Reconciliation of cost to market value as of June 30, 1996 is as follows:

                                                            Gross Unrealized
                                                         ----------------------      Market
                                              Cost           Gains       Losses      Value
                                          ------------   ------------   -------   -----------
 U.S. Treasury Bonds                          $766,784       $160,951     $  --      $927,735
 Equity securities                              10,429          7,246        47        17,628
                                              --------       --------     -----      --------
                                              $777,213       $168,197     $  47      $945,363
                                              ========       ========     =====      ========

         As of June 30, 1996, the cost of U.S. Treasury Bonds includes $359,784 of accrued interest income. Included in the Company's securities portfolio as of June 30, 1996 are debt securities with a market value of $927,735 with scheduled maturities as follows:

                 6-10 years                                     $     550,620
                 More than 10 years                                   377,115
                                                                -------------
                                                                $     927,735
                                                                =============

3.       OIL AND GAS PROPERTIES:

      Oil and gas properties consist of the following as of June 30, 1996:

                 Proved oil and gas properties                                         $ 4,358,643
                 Accumulated depreciation, depletion and amortization                   (2,246,546)
                                                                                       ------------

                 Net proved oil and gas properties                                     $ 2,112,097
                                                                                       ===========

4.       INCOME TAXES:

         Federal income tax expense calculated on a current basis at the Stockholder (consolidated) level is allocated to its subsidiaries based on their respective taxable income or loss, and a





                                      F1-4

                       MEWBOURNE DEVELOPMENT CORPORATION
         payable or receivable is established with the Stockholder. As of June 30, 1996, federal income tax payable to the Stockholder was $0.

         In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company calculates its deferred tax liability as if it were a separate tax paying entity.

         Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at the balance sheet date based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         As of June 30, 1996, the deferred tax liability is comprised of the following temporary differences:

                 Oil and gas properties                                                $     586,204
                 Unrealized gain on marketable securities                                     63,897
                                                                                       -------------

                                                                                       $     650,101
                                                                                       =============

5.       RELATED PARTY TRANSACTIONS:

         Under the terms of an operating agreement, substantially all services and charges relating to the oil and gas properties in which the Company invests are billed by and paid to a wholly-owned subsidiary of the Stockholder as operator of the oil and gas properties.

         The Company, on behalf of the partnerships for which it serves as managing partner (see Note 1), incurs organization and offering costs in connection with the formation of these partnerships. Organization and offering costs totaling $125,295 which are not reimbursable have been capitalized in other assets and are being amortized in a manner similar to that for the related partnership's proved oil and gas properties.

6.       FAIR VALUE OF FINANCIAL INSTRUMENTS:

         The carrying amounts of cash, accounts receivable and accounts payable, related party approximate fair value at June 30, 1996.





                                      F1-5

                       MEWBOURNE DEVELOPMENT CORPORATION

7.       SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED):

         The estimates of proved oil and gas reserves utilized in the preparation of these financial statements were estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Company's reserves are located onshore in the Continental United States.

         As of June 30, 1996, the Company had proved oil reserves of 86,600 barrels and proved gas reserves of 1,870,800 thousand cubic feet
         (mcf). Future net revenues and the present value of these reserves as of June 30, 1996 are as follows:

                 Future cash inflows                                                   $    5,857,434
                 Future production costs                                                   (2,447,547)
                 Future development costs                                                        (921)
                 Future income tax expense                                                   (487,016)
                                                                                       --------------
                                                                                            2,921,950

                 Discount at 10%                                                             (919,830)
                                                                                       --------------
                 Standard measure of discounted future net cash flows
                    from estimated production of proved oil and gas
                    reserves after income taxes                                        $    2,002,120
                                                                                       ==============





                                      F1-6

                       MEWBOURNE DEVELOPMENT CORPORATION





                           BALANCE SHEET (UNAUDITED)





                            AS OF DECEMBER 31, 1996

                       MEWBOURNE DEVELOPMENT CORPORATION
                                 BALANCE SHEET
                                  (Unaudited)
                               December 31, 1996

                                       ASSETS

 Current assets:
     Cash and cash equivalents                                                         $  2,488,105
     Accounts receivable:
       Related party                                                                        245,892
                                                                                       ------------

           Total current assets                                                           2,733,997

 Marketable securities available for sale                                                 1,016,078
 Investments in partnerships                                                                103,906
 Other Assets                                                                               104,902
 Oil and gas properties--full-cost method, net                                            2,024,614
                                                                                       ------------

           Total assets                                                                $  5,983,497
                                                                                       ============

                        LIABILITIES AND STOCKHOLDER'S EQUITY

 Accounts payable:
     Related party                                                                     $     87,829
                                                                                       ------------

           Total current liabilities                                                         87,829

 Deferred income taxes                                                                      601,950

 Stockholder's equity:
     Common stock, $1.00 par value, $1,000 shares authorized,
       issued and outstanding                                                                 1,000
     Paid-in capital in excess of par value                                               1,190,262
     Retained earnings                                                                    3,978,159
     Net unrealized gain on marketable securities
       available for sale                                                                   124,297
                                                                                       ------------

       Total stockholder's equity                                                         5,293,718
                                                                                       ------------

           Total liabilities and stockholder's equity                                  $  5,983,497
                                                                                       ============

                     The accompanying notes are an integral
                            part of this statement.





                                      F2-1

                       MEWBOURNE DEVELOPMENT CORPORATION

                        NOTES TO UNAUDITED BALANCE SHEET

                       ---------------------------------


1.       Significant Accounting Policies:

         Financial Statement Presentation

         Mewbourne Development Corporation (the "Company"), is a wholly-owned subsidiary of Mewbourne Holdings, Inc. (the "Stockholder"). The Company is principally involved in the exploration and production of oil and gas in Texas, Oklahoma and New Mexico.

         The Company follows the full-cost method of accounting for its oil and gas activities, all of which are located in the Continental United States. Under the full-cost method, all productive and nonproductive costs incurred in the acquisition, exploration and development of oil and gas properties are capitalized. Depreciation, depletion and amortization of oil and gas properties is computed on the units-of-production method, using the proved reserves underlying the oil and gas properties. Capitalized costs in unproved properties are not amortized until proved reserves associated with the property can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs of the proved properties to be amortized.

         Capitalized costs are subject to a ceiling test that limits such costs to the aggregate of the present value of future net revenues of proved reserves discounted at 10% based on current economic and operating conditions and the lower of cost or fair value of unproved properties.

         Management Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         The Company considers all highly liquid investments, those with original maturities of three months or less to be cash equivalents. A substantial portion of the Company's cash and cash equivalents is maintained in one financial institution.





                                      F2-2

                       MEWBOURNE DEVELOPMENT CORPORATION

                        NOTES TO UNAUDITED BALANCE SHEET

                       ---------------------------------


         Investments in Partnerships

         The Company is Managing Partner of several oil and gas partnerships and owns a 1% interest in all revenues and expenses of each partnership. The Company accounts for its investment in the partnerships using the equity method of accounting.

2.       Marketable Securities:

         The Company utilizes Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, to account for its marketable securities. All securities are classified as available for sale as of December 31, 1996. Realized gains and losses on sales of securities are determined utilizing the specific identification method. Reconciliation of cost to market value as of December 31, 1996 is as follows:

                                                                 Gross Unrealized
                                                        ----------------------------------       Market
                                           Cost              Gains              Losses            Value
                                      -----------      --------------      -----------       -------------
         U.S. Treasury Bonds          $    800,709      $     196,441      $        --       $     997,150
         Equity securities                  14,889              4,086               47              18,928
                                      ------------      -------------      -----------       -------------
                                      $    815,598      $     200,527      $        47       $   1,016,078
                                      ============      =============      ===========       =============

         The cost of U.S. Treasury Bonds includes $393,709 of accrued interest income. All U.S. Treasury Bonds have maturity dates between ten to twenty years.

3.       Oil and Gas Properties:

         Oil and gas properties consist of the following as of December 31, 1996:

                 Unproved oil and gas properties                    $          57,031
                 Proved oil and gas properties                              4,492,006
                 Accumulated depreciation, depletion
                          and amortization                                 (2,524,423)
                                                                    -----------------

                 Net oil and gas properties                         $       2,024,614
                                                                    =================





                                      F2-3

                       MEWBOURNE DEVELOPMENT CORPORATION

                        NOTES TO UNAUDITED BALANCE SHEET

                       ---------------------------------


4.       Income Taxes:

         Federal income tax expense calculated on a current basis at the Stockholder (consolidated) level is allocated to its subsidiaries based on their respective taxable income. As of December 31, 1996, $87,829 was allocated to the Company.

         In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company calculates its deferred tax liability as if it were a separate tax paying entity.

         Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at the balance sheet date based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         As of December 31, 1996, the Company's deferred tax liability is comprised of the following temporary differences:

         Oil and gas properties                    $         525,767
         Unrealized gain on marketable securities             76,183
                                                   -----------------
                                                   $         601,950
                                                    ================

5.       Related Party Transactions:

         Under the terms of an operating agreement, certain services and charges are billed by and paid to a wholly-owned subsidiary of the Stockholder as operator of the oil and gas properties in which the Company invests.

         The Company, on behalf of the partnerships for which it serves as Managing Partner (see Note 1), incurs organization and offering costs in connection with the formulation of these partnerships. Prior to the year ended June 30, 1995, 100% of these costs were reimbursable from the partnerships in accordance with respective partnership agreements. Costs incurred during the year ended June 30, 1995 totaling $125,295 which are not reimbursable have been capitalized and are being amortized in a manner similar to that for the related partnership's proved oil and gas properties.





                                      F2-4

                       MEWBOURNE DEVELOPMENT CORPORATION

                        NOTES TO UNAUDITED BALANCE SHEET

                       ---------------------------------

6.       Supplemental Oil and Gas Information:

         The estimates of proved oil and gas reserves utilized in the preparation of the balance sheet were estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Company's reserves are located onshore in the continental United States.

         As of December 31, 1996, the Company had proved oil reserves of 103,000 barrels and proved gas reserves of 2,034,000 thousand cubic feet. Future net revenues and the present value of these reserves as of December 31, 1996 are as follows:

                 Future cash inflows                                         $     10,625,810

                 Future production costs                                           (4,148,060)

                 Future development costs                                             (10,233)
                 Future income tax expense                                         (1,688,303)
                                                                             ----------------
                                                                                    4,779,213

                 Discount at 10%                                                   (1,902,605)
                                                                             ----------------

                 Standard measure of discounted future net
                 cash flows from estimated production of proved
                 oil and gas reserves after income taxes                     $      2,876,608
                                                                             ================





                                      F2-5

                      MEWBOURNE ENERGY PARTNERS 97-A, L.P.

                                 BALANCE SHEET

                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

                  AS OF FEBRUARY 18, 1997 (DATE OF INCEPTION)

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Mewbourne Development Corporation:

We have audited the accompanying balance sheet of Mewbourne Energy Partners 97-A, L.P. as of February 18, 1997 (date of inception). This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Mewbourne Energy Partners 97-A, L.P. as of February 18, 1997 (date of inception), in conformity with generally accepted accounting principles.





Dallas, Texas
February 18, 1997





                                      F3-1

                      MEWBOURNE ENERGY PARTNERS 97-A, L.P.

                                 BALANCE SHEET
                     FEBRUARY 18, 1997 (DATE OF INCEPTION)


                                   ASSETS

 Cash                                                                 $100
                                                                      ----

 Total assets                                                         $100
                                                                      ====


                              PARTNERS' CAPITAL

 Partners' capital                                                    $100
                                                                      ----

 Total partners' capital                                              $100
                                                                      ====


          The accompanying note is an integral part of this statement.





                                      F3-2

                      MEWBOURNE ENERGY PARTNERS 97-A, L.P.

                             NOTE TO BALANCE SHEET


1.       ORGANIZATION:

         Mewbourne Energy Partners 97-A, L.P. (the "Partnership") was formed on February 18, 1997. The Partnership was organized to offer partnership interests and to participate in a program consisting of the acquisition, drilling and development of oil and gas prospects. The offering of limited and general partner interests has not begun; as such, the Partnership's operations have not commenced. Mewbourne Development Corporation ("MDC") serves as managing partner.

         In general, revenues and expenses attributable to the Partnership will be allocated between the investor partners and managing partner, 99% and 1%, respectively.

         An amount equal to 9.5% of capital contributions to the Partnership initially made by investor partners shall be paid to the managing partner to reimburse sales commissions and organization and offering expenses advanced by the managing partner on behalf of the Partnership. In addition, the Partnership shall reimburse the managing partner for interest on the unpaid balance of these sales commissions and organization and offering expenses. In general, during any particular calendar year the total amount of administrative expenses allocated to the Partnership shall not exceed the greater of
         (a) 3.5% of the Partnership's gross revenue from the sale of oil and natural gas production during such year (calculated without any deduction for operating costs or other costs and expenses) or (b) the sum of $50,000 plus .25% of the capital contributions of investor partners. Furthermore, management fees in an amount equal to 1.1% of the investor partners' capital contributions are to be paid to MDC during each of the first five years of the Partnership's operations. The fees payable in any year are, however, limited to the amount available for distribution by the Partnership in that year. Any unpaid fees are carried forward and become payable in the succeeding year, subject to the foregoing limitation.

         Concurrently with the admission of the investor partners to the Partnership, the managing partner shall contribute to the Partnership cash in an amount equal to 1.010101% of the capital contributions of the investor partners.





                                      F3-3

                                   EXHIBIT A


                            AGREEMENT OF PARTNERSHIP

                     ______________________________________

                      MEWBOURNE ENERGY PARTNERS 97-A, L.P.

                     ______________________________________


                               February 18, 1997

                            AGREEMENT OF PARTNERSHIP
                      MEWBOURNE ENERGY PARTNERS 97-A, L.P.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                            FORMATION OF PARTNERSHIP

       SECTION 1.1  Formation   . . . . . . . . . . . . . . . . . . . . . . .  1
       SECTION 1.2  Name  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       SECTION 1.3  Business  . . . . . . . . . . . . . . . . . . . . . . . .  1
       SECTION 1.4  Principal Office.   . . . . . . . . . . . . . . . . . . .  1
       SECTION 1.5  Names and Addresses of Partners   . . . . . . . . . . . .  1
       SECTION 1.6  Term  . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       SECTION 1.7  Filings   . . . . . . . . . . . . . . . . . . . . . . . .  2
       SECTION 1.8  Title to Partnership Property   . . . . . . . . . . . . .  2
       SECTION 1.9  Conversion of General Partner Interests into Limited
                    Partner Interests   . . . . . . . . . . . . . . . . . . .  2

                                   ARTICLE II
                           DEFINITIONS AND REFERENCES

       SECTION 2.1  Defined Terms   . . . . . . . . . . . . . . . . . . . . .  2
       SECTION 2.2  References and Titles   . . . . . . . . . . . . . . . . .  9

                                   ARTICLE III
                                 CAPITALIZATION

       SECTION 3.1  Capital Contributions of Investor Partners  . . . . . . .  9
       SECTION 3.2  Contributions of Managing Partner   . . . . . . . . . . .  9
       SECTION 3.3  Return of Contributions   . . . . . . . . . . . . . . . .  9
       SECTION 3.4  Additional Contributions  . . . . . . . . . . . . . . . .  9

                                   ARTICLE IV
                          ALLOCATIONS AND DISTRIBUTIONS

       SECTION 4.1  Allocation Among Partners   . . . . . . . . . . . . . . . 10
       SECTION 4.2  Allocations   . . . . . . . . . . . . . . . . . . . . . . 10
       SECTION 4.3  Distributions   . . . . . . . . . . . . . . . . . . . . . 11
       SECTION 4.4  Allocations on Transfers  . . . . . . . . . . . . . . . . 12
       SECTION 4.5  Minimum Allocation to Managing Partner  . . . . . . . . . 12

                                    ARTICLE V
                                   MANAGEMENT

       SECTION 5.1  Power and Authority of Managing Partner   . . . . . . . . 12
       SECTION 5.2  Certain Restrictions on Managing Partner's Power and
                    Authority   . . . . . . . . . . . . . . . . . . . . . . . 14
       SECTION 5.3  Services of Managing Partner  . . . . . . . . . . . . . . 16
       SECTION 5.4  Liability of Managing Partner and Its Affiliates  . . . . 16
       SECTION 5.5  Indemnification of Managing Partner and Its Affiliates  . 16

                                                                            Page
                                                                            ----
       SECTION 5.6  Organization and Offering Expenses and Sales Commissions
                    and Due Diligence Fees  . . . . . . . . . . . . . . . . . 17
       SECTION 5.7  Management Fee  . . . . . . . . . . . . . . . . . . . . . 18
       SECTION 5.8  Reporting and Legal Expenses  . . . . . . . . . . . . . . 18
       SECTION 5.9  Administrative Costs  . . . . . . . . . . . . . . . . . . 18
       SECTION 5.10 Restrictions on Certain Transactions  . . . . . . . . . . 19
       SECTION 5.11 Restriction on Voting Interests Held by Managing Partner  23
       SECTION 5.12 Tax Elections   . . . . . . . . . . . . . . . . . . . . . 23
       SECTION 5.13 Tax Matters Partner   . . . . . . . . . . . . . . . . . . 23

                                   ARTICLE VI
                   RIGHTS AND OBLIGATIONS OF INVESTOR PARTNERS

       SECTION 6.1  Rights of Investor Partners   . . . . . . . . . . . . . . 24
       SECTION 6.2  Access of Investor Partners to Geophysical Data   . . . . 24
       SECTION 6.3  Return of Capital Contribution  . . . . . . . . . . . . . 24
       SECTION 6.4  Meetings  . . . . . . . . . . . . . . . . . . . . . . . . 24
       SECTION 6.5  Voting Rights of Investor Partners  . . . . . . . . . . . 24
       SECTION 6.6  Conduct of Meeting  . . . . . . . . . . . . . . . . . . . 24
       SECTION 6.7  General Partners Not Agents   . . . . . . . . . . . . . . 25
       SECTION 6.8  Liabilities of Partners   . . . . . . . . . . . . . . . . 25

                                   ARTICLE VII
          BOOKS, RECORDS, CAPITAL ACCOUNTS, REPORTS, AND BANK ACCOUNTS

       SECTION 7.1  Books, Records, and Capital Accounts  . . . . . . . . . . 25
       SECTION 7.2  Reports   . . . . . . . . . . . . . . . . . . . . . . . . 27
       SECTION 7.3  Bank Accounts   . . . . . . . . . . . . . . . . . . . . . 28

                                  ARTICLE VIII
                ASSIGNMENT AND PURCHASE OF INTERESTS;SUBSTITUTION

       SECTION 8.1  Assignments by Investor Partners  . . . . . . . . . . . . 29
       SECTION 8.2  Assignment by Managing Partner  . . . . . . . . . . . . . 30
       SECTION 8.3  Right of Presentment  . . . . . . . . . . . . . . . . . . 31
       SECTION 8.4  Notices of and Limitations on Right of Presentment  . . . 32
       SECTION 8.5  Cessation of Right of Presentment   . . . . . . . . . . . 33
       SECTION 8.6  Removal of Managing Partner   . . . . . . . . . . . . . . 33

                                   ARTICLE IX
            DISSOLUTION, RECONSTITUTION, LIQUIDATION, AND TERMINATION

       SECTION 9.1  Dissolution   . . . . . . . . . . . . . . . . . . . . . . 34
       SECTION 9.2  Covenant Not to Withdraw  . . . . . . . . . . . . . . . . 35
       SECTION 9.3  Reconstitution  . . . . . . . . . . . . . . . . . . . . . 35
       SECTION 9.4  Liquidation and Termination   . . . . . . . . . . . . . . 37

                                                                            Page
                                                                            ----
                                    ARTICLE X
REPRESENTATIONS AND WARRANTIES OF THE MANAGING PARTNER AND POWER OF ATTORNEY

       SECTION 10.1  Representations and Warranties of the Managing Partner   39
       SECTION 10.2  Power of Attorney  . . . . . . . . . . . . . . . . . . . 39

                                   ARTICLE XI
                                  MISCELLANEOUS

       SECTION 11.1  Notices  . . . . . . . . . . . . . . . . . . . . . . . . 40
       SECTION 11.2  Amendment  . . . . . . . . . . . . . . . . . . . . . . . 40
       SECTION 11.3  Partition  . . . . . . . . . . . . . . . . . . . . . . . 41
       SECTION 11.4  Entire Agreement   . . . . . . . . . . . . . . . . . . . 41
       SECTION 11.5  Severability   . . . . . . . . . . . . . . . . . . . . . 41
       SECTION 11.6  No Waiver  . . . . . . . . . . . . . . . . . . . . . . . 41
       SECTION 11.7  Evidence of Interest   . . . . . . . . . . . . . . . . . 41
       SECTION 11.8  Applicable Law   . . . . . . . . . . . . . . . . . . . . 41
       SECTION 11.9  Successors and Assigns   . . . . . . . . . . . . . . . . 41
       SECTION 11.10 Counterparts . . . . . . . . . . . . . . . . . . . . . . 41

                            AGREEMENT OF PARTNERSHIP
                      MEWBOURNE ENERGY PARTNERS 97-A, L.P.


       THIS AGREEMENT OF PARTNERSHIP (herein called this "Agreement") dated February 18, 1997, is made by and among Mewbourne Development Corporation, a Delaware corporation ("MD" and also herein called the "Managing Partner" when acting in its capacity as Managing Partner of the Partnership), Curtis W. Mewbourne, a resident of Tyler, Texas (the "Organizational Partner"), and those persons who execute or adopt this Agreement or counterparts hereof as Investor Partners and become such (herein called the "Investor Partners"). In consideration of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                            FORMATION OF PARTNERSHIP

       SECTION 1.1 Formation. Subject to the provisions of this Agreement, the parties hereto do hereby form a limited partnership (herein called the "Partnership") pursuant to the provisions of the Delaware Act.

       SECTION 1.2 Name. The name of the Partnership shall be Mewbourne Energy Partners 97-A, L.P. Subject to all applicable laws, the business of the Partnership may be conducted under such other name or names (including the name of the Managing Partner) as the Managing Partner shall determine to be necessary or desirable. The Managing Partner shall cause to be filed on behalf of the Partnership such partnership or assumed or fictitious name certificate or certificates or similar instruments as may from time to time be required by law.

       SECTION 1.3 Business. The business of the Partnership shall be the following: (a) to become a party to the Program Agreement; (b) to acquire Leases from MOC and its Affiliates and from third parties in accordance with the terms of the Program Agreement; (c) to explore, drill, develop, operate, and dispose of such Leases; (d) to produce, collect, store, treat, deliver, market, sell, or otherwise dispose of oil, gas, and related minerals from such Leases; and (e) to take all such actions which may be incidental thereto as the Managing Partner may determine. The Partnership may also purchase or acquire equipment, processing facilities, and other property associated with such Leases and acquire interests in and invest in joint ventures and other partnerships (including affiliated joint ventures or affiliated partnerships) or other entities (including corporations) that hold or are formed to acquire Leases in Prospects if, in the judgment of the Managing Partner, such acquisitions or investments are necessary or desirable to the acquisition by the Partnership of Leases in Prospects or the drilling and completion of wells thereon. In addition, the Partnership may participate in any other type of transaction relating to Leases or Prospects or the drilling and completion of wells thereon if the economic effect of such transactions is the same as the ownership of such Leases or Prospects by the Partnership.

       SECTION 1.4 Principal Office. The location of the principal place of business of the Partnership shall be 3901 South Broadway, Tyler, Texas 75701. The Managing Partner, at any time and from time to time, may change the location of the Partnership's principal place of business and may establish such additional place or places of business of the Partnership as the Managing Partner shall determine to be necessary or desirable, provided notice thereof is given to the Investor Partners within 30 days of such change or establishment. The registered office of the Partnership in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, County of Newcastle, Delaware 19801, and its registered agent for service of process on the Partnership at such registered office shall be Corporation Trust Corporation.

       SECTION 1.5 Names and Addresses of Partners. MD is the sole Managing Partner of the Partnership and its address is 3901 South Broadway, Tyler, Texas 75701. The Organizational Partner's name is Curtis W. Mewbourne and his address is 3901 South Broadway, Tyler, Texas 75701. Upon admission of Investor Partners to the Partnership, the Organizational Partner will withdraw from the Partnership and his contribution to the capital of the Partnership will be returned without interest. The name and business, residence, or mailing address of each Investor Partner will be maintained in the Partnership records. The date upon which each such person became an Investor Partner shall be the date set forth in Partnership records. The address of each Investor Partner for the purpose of receiving notices and all other communications hereunder shall be the





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
address shown in the Subscription Agreement executed by such Investor Partner or such other address as may be supplied by such Investor Partner to the Managing Partner in the manner specified in Section 11.1.

       SECTION 1.6 Term. The Partnership shall commence upon the completion of filing for record of an initial Certificate of Limited Partnership for the Partnership in accordance with the Delaware Act and shall continue until terminated in accordance with Article IX.

       SECTION 1.7 Filings. Upon the request of the Managing Partner, the parties hereto shall immediately execute and deliver all such certificates and other instruments conforming hereto as shall be necessary for the Managing Partner to accomplish all filing, recording, publishing, and other acts appropriate to comply with all requirements for the formation and operation of a limited partnership under the laws of the State of Delaware and for the formation, qualification, and operation of a limited partnership (or a partnership in which the Investor Partners have limited liability) in all other jurisdictions where the Partnership shall propose to conduct business.

       SECTION 1.8 Title to Partnership Property. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership shall hold its assets in its own name, except that its interests in Leases may be held in the name of the Program Manager as contemplated by the Program Agreement.

       SECTION 1.9 Conversion of General Partner Interests into Limited Partner Interests. As soon as practicable after the completion of the Partnership's drilling activities, the Interests held by the General Partners will be converted to Limited Partner Interests. In order to accomplish such conversion, the Managing Partner will (a) file an amended certificate of limited partnership with the Secretary of State of the State of Delaware removing the General Partners as general partners of the Partnership and (b) take such other actions as are necessary or appropriate to accomplish conversion of the General Partner Interests held by the General Partners to Limited Partner Interests. Notwithstanding the foregoing, the Managing Partner shall not be obligated to cause the conversion of the General Partner Interests held by the General Partners to Limited Partner Interests, or may delay such conversion, if the Managing Partner determines that such conversion at that time would not be in the best interests of the Investor Partners or the Partnership; provided that if the Managing Partner determines that such conversion would not be in the best interests of the Investor Partners or the Partnership, the insurance coverage limits, including umbrella policy limits, will not be reduced unless such coverage becomes unobtainable or is only available at premiums which are prohibitively more expensive than the premiums now being paid for such policies. If conversion is so delayed, the Managing Partner will continue to have the power and authority to cause such conversion at any time during the term of the Partnership if the Managing Partner determines that conversion is in the best interests of the General Partners and the Partnership. Upon filing the amended certificate of limited partnership reflecting the conversion of the General Partner Interests held by General Partners to Limited Partner Interests, the conversion will be effective and thereafter each General Partner will have the rights and obligations of a Limited Partner and will be entitled to limited liability to the extent provided by the Delaware Act; provided that those General Partners will remain liable to the Partnership for their proportionate shares of Partnership obligations and liabilities arising prior to the conversion of their General Partner Interests to Limited Partner Interests.

                                   ARTICLE II
                           DEFINITIONS AND REFERENCES

       SECTION 2.1 Defined Terms. When used in this Agreement and unless the context otherwise requires, the following terms shall have the respective meanings set forth below:

       "Administrative Costs" shall mean all customary and routine expenses incurred by the Managing Partner or its Affiliates for the conduct of the administration of the Partnership or the Drilling Program, including: legal, finance, accounting, secretarial, travel, office rent, telephone, data processing, and other items of a similar nature.

       "Adjusted Capital Account" shall mean the capital account maintained for each Partner as provided in Section 7.1(c) as of the end of each fiscal year,
(a) increased by (i) an amount equal to such Partner's allocable share of the Partnership's Minimum Gain, as computed on the last day of such fiscal year in accordance with Treasury Regulation 1.704-2(g), and (ii) the amount of Partnership indebtedness allocable to such Partner under Section 752 of the Code with respect to which such Partner is personally liable, and (b) reduced by (i) depletion deductions reasonably expected to be allocated to such Partner in subsequent years and charged to such Partner's capital account as provided in Section 7.1(c), (ii) the amount of all losses and deductions reasonably expected to be allocated to such Partner in subsequent years under Section 704(e)(2) or 706(d) of the Code and Treasury regulation 1.751-1(b)(2)(ii), and
(iii) the amount of all distributions reasonably expected to be made to such Partner to the extent that they exceed offsetting increases in such Partner's capital account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made.

       "Affiliate" shall mean with respect to another person, (a) any person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of or equity interests in such other person; (b) any person 10% or more of whose outstanding voting securities or equity interests are directly or indirectly owned, controlled, or held with power to vote by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with such other person; (d) any employee, officer, director, or partner of such other person; and (e) any company for which any such officer, director, or partner acts in any such capacity. For purposes of this Agreement an Affiliate of MD shall include Affiliated Programs.

       "Affiliated Program" shall mean a drilling, producing property, income, royalty, or other program (whether in the form of a partnership, joint venture, or otherwise) for or of which the Managing Partner or an Affiliate thereof serves as manager or managing partner or acts in a similar capacity.

       "Agreement" shall mean this Agreement of Partnership, as amended from time to time.

       "Base Rate" shall mean an effective rate per annum equal to the lesser of the following rates of interest (a) the highest rate of interest publicly announced from time to time by NationsBank Texas, N.A., Dallas, Texas, as its prime rate for its largest and most credit worthy domestic corporate customers for 90 day unsecured loans, plus 1%, or (b) the "Maximum Legal Rate." The term "Maximum Legal Rate" means the maximum rate of interest from time to time permitted to be contracted for, charged, or collected by the specified recipient under any laws from time to time applicable to the indebtedness of the payor to the recipient with respect to the amounts subject to such Base Rate.

       "Capital Contribution" shall mean for any particular Partner the total dollar amount of the contribution to the capital of the Partnership made by such Partner.

       "Capital Contributions" shall mean the aggregate amount of the Capital Contribution paid by all Partners to the Partnership.

       "Capital Expenditures" shall mean those costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Code.

       "Code" shall mean the Internal Revenue Code of 1986, as amended.

       "Delaware Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

       "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Drilling Program and generally attributable to the goods and services provided to the Drilling Program by parties other than the Managing Partner or its Affiliates. Direct costs shall not include any cost otherwise classified as Organization and Offering Expenses, Administrative Costs, Operating Costs, or Lease Acquisition Costs. Direct Costs include Reporting and Legal Expenses and may include the cost of services provided by the Managing Partner or its Affiliates if such services are provided pursuant to written contracts and in compliance with the terms set forth under Section 5.10 hereof.

       "Drilling Program" shall mean the drilling program to be conducted by the Partnership, MOC, and MD pursuant to the Program Agreement and the rights, interests, and properties of MD and the Partnership under or subject to the Program Agreement.

       "Due Diligence Fees" shall mean fees to be paid to the Soliciting Dealers by the Managing Partner, which may be in an amount of up to .5% of the sales price of Interests sold to persons other than (a) officers, directors, or employees of MD and Affiliates thereof; (b) officers, directors, employees or registered representatives of a Soliciting Dealer; or (c) an Affiliate of the Managing Partner.

       A "farmout" shall mean an agreement whereby the owner of the Lease agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage, or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

       "General Partner" shall mean each person who executes or adopts this Agreement or a counterpart hereof as a General Partner and is accepted by the Managing Partner as such and any person who becomes a substituted General Partner in accordance with the terms hereof. General Partner shall not include the Managing Partner except to the extent that the Managing Partner owns General Partner Interests.

       "General Partner Interest" shall mean a General Partner's unit of interest in the Partnership representing a $1,000 Capital Contribution.

       "Horizon" shall mean a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

       "Independent Expert" shall mean a person with no material relationship to the Managing Partner or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic, and engineering information available to the Managing Partner.

       "Interest" shall mean an Investor Partner's unit of interest in the Partnership representing a $1,000 Capital Contribution.

       "Investor Partners" shall mean the General Partners and the Limited Partners and shall not include the Managing Partner, except to the extent that the Managing Partner owns Interests.

       "Lease" shall mean an oil and gas lease or an oil, gas, and mineral lease; a Working Interest; an interest (including certain non-consent interest) arising under a pooling order or operating agreement; an interest acquired under a farmout; operating rights under governmental tracts; a mineral interest, royalty, or other interest in and to oil, gas, and related hydrocarbons (or a contractual right to acquire or earn such an interest) or an undivided interest therein or portion thereof (including those covering only certain Horizons or depths), together with all easements, permits, licenses, servitudes, and rights-of-way situated upon or used or held for future use in connection with the exploration, development, or operation of such interest.

       "Lease Acquisition Costs" shall mean, when used to describe the costs of any Lease, the sum of (a) all monetary consideration paid or given for such Lease to a non-Affiliate of the Managing Partner, including but not limited to lease bonuses and advance rentals paid to a non-Affiliate of the Managing Partner, (b) all costs of lease acquisition and title examination, including but not limited to curing or defending title, title insurance or examination costs, brokerage commissions, the fees and wages of landmen and lease brokers and their expenses, filing fees, recording costs, transfer taxes, and like charges paid in connection with the acquisition of such Lease, (c) all delay rentals and other similar payments and ad valorem taxes paid with respect to such Lease, (d) such portion as may be allocated to such Lease in accordance with generally accepted accounting principles and industry standards of all reasonable, necessary, and actual costs and expenses of MD or its Affiliates for geological, geophysical, seismic, land, engineering, drafting, accounting, legal, and other like services together with related administrative and general overhead costs involved in lease acquisition and Prospect evaluation including such costs and expenses which could otherwise be classified hereunder as Administrative Costs, (e) such portion as may be allocated to such Lease in accordance with generally accepted accounting principles and industry standards of all costs and expenses incurred in the acquisition of farmouts, subleases, pooling orders, or other oil and gas interests, (f) interest and points actually incurred on funds borrowed to pay any of the costs and expenses described in clauses (a) through (e) above calculated from the date of their incurrence until the date of their reimbursement by the Drilling Program at the time a Lease is acquired by the Drilling Program, and (g) with respect to Leases held on the date hereof by or acquired thereafter by MD or an Affiliate thereof, in which an interest is transferred to the Participants pursuant to the Program Agreement, the costs of such transfer; provided that the expenses described in clauses (c), (d), (e), and (f) shall have been incurred by MOC or its Affiliates not more than 36 months prior to the acquisition by the Drilling Program of such Lease; and provided further, that such time limitation shall not be applicable to Leases having a primary term of five or more years. Lease Acquisition Costs of a Lease shall not include any costs or expenses otherwise allocable herein to such Lease and which represent costs or expenses incurred in connection with the past drilling of wells which are not producers of sufficient quantities of oil or natural gas to make commercially reasonable their continued operation.

       "Limited Partner" shall mean each person who executes or adopts this Agreement or a counterpart hereof as a Limited Partner and is accepted by the Managing Partner as such and any person who becomes a substituted Limited Partner in accordance with the terms hereof. Limited Partner shall not including the Managing Partner, except to the extent that the Managing Partner owns Limited Partner Interests.

       "Limited Partner Interest" shall mean a Limited Partner's unit of interest in the Partnership representing a $1,000 Capital Contribution.

       "Majority in Interest" shall mean, with respect to any agreement or vote of the Investor Partners, Investor Partners whose combined Interests, at the time of determination thereof, exceed 50% of the total Interests held of record by Investor Partners who are eligible to participate in such agreement or vote.

       "Management Fee" shall have the meaning assigned to such term in Section 5.8.

       "Managing Partner" shall mean MD which will serve as the initial managing partner of the Partnership, and any person who becomes a substituted Managing Partner in accordance with the terms hereof.

       "Minimum Gain" shall mean the amount of gain that would be realized by the Partnership if it disposed of (in a taxable transaction) all Partnership properties which are subject to non-recourse liabilities of the Partnership in full satisfaction of such liabilities, computed in accordance with the provisions of Treasury regulation 1.704-2(b)(2).

       "MOC" shall mean Mewbourne Oil Company, a Delaware corporation.

       "Operating Agreement" shall mean a Model Form Operating Agreement based upon the American Association of Petroleum Landmen Form 610-1989 and among the other attached exhibits thereto, an accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America, each of which containing modifications that are customary and usual for the geographic area in which the Partnership intends to conduct operations.

       "Operating Costs" shall mean all expenditures made and costs incurred in producing and marketing oil and gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges, and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

       "Organization and Offering Expenses" shall mean all costs and expenses incurred by MD and its Affiliates, and paid by MD, or an Affiliate thereof, in connection with the organization of the Partnership and the Drilling Program and the offer and sale of the Interests, including without limitation, fees paid to persons performing due diligence examinations or otherwise acting in relation to the Partnership or MD with respect to the offering and sale of the Interests and all expenses reasonable for MD and Affiliates thereof incurred in assisting with such offer and sale of the Interests or such due diligence, but such term shall not include any costs and expenses that might be categorized as any of the foregoing but that are included as Sales Commissions or Due Diligence Fees.

       "Organizational Partner" shall mean Curtis W. Mewbourne, a resident of Tyler, Texas, who has agreed to serve as an initial limited partner.

       "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified Lease or Leases, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

       "Partners" shall mean the Managing Partner and the Investor Partners.

       "Partnership" shall have the meaning assigned to such term in Section
1.1.

       "Partnership Year" shall mean a period of one year with the first Partnership Year commencing as of the date the Investor Partners are first admitted to the Partnership and ending immediately prior to the anniversary of such date and with each succeeding Partnership Year commencing as of the anniversary of such date and ending immediately prior to the next succeeding anniversary date.

       "person" shall refer to any natural person, partnership, corporation, association, trust, or other legal entity.

       "Production Purchase or Income Program" shall mean any program whose investment objective is to directly acquire, hold, operate, and/or dispose of producing oil and gas properties. Such a program may acquire any type of ownership interest in a producing property, including but not limited to, Working Interests, royalties, or production payments. A program which spends at least 90% of Capital Contributions and funds borrowed (excluding Organization and Offering Expenses) in the above described activities is presumed to be a Production Purchase or Income Program.

       "Program Agreement" shall mean the Program Agreement by and among the Partnership, MD, and MOC.

       "Program Manager" shall mean MOC and any person who becomes the successor Program Manager in accordance with the Program Agreement.

       "Program Well" shall mean any oil and gas well in which the Participants have an interest pursuant to the Program Agreement.

       "Prospect" shall mean an area covering lands which, in the opinion of the Program Manager, contains subsurface structural or stratigraphic conditions making it susceptible to the accumulation of oil or gas in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be designated by the Program Manager in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated oil and gas reserves and to include all acreage encompassed therein. A "Prospect" with respect to a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a Horizon containing Proved Reserves.

       "Proved Reserves" shall mean those quantities of crude oil, natural gas, and natural gas liquids which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in future years from known oil and gas reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of oil and gas which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods. Depending upon their status or development, Proved Reserves will be subdivided into the following classifications and have the following definitions.

       (a) "Proved Developed Reserves" shall mean Proved Reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include:

              (i) "Proved Developed Producing Reserves," which are Proved Developed Reserves which are expected to be produced from existing completion intervals now open for production in existing wells; and

              (ii) "Proved Developed Non-Producing Reserves," which are Proved Developed Reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making oil and gas available for production is relatively small compared to the cost of a new well.

              Additional oil and gas expected to be obtained through the application of improved recovery techniques are included as Proved Developed Reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production that increased recovery will be achieved.

       (b) "Proved Undeveloped Reserves" shall mean all reserves which are expected to be recovered from additional wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Such reserves on undrilled acreage are limited to those drilling units offsetting productive units which are reasonably certain of production when drilled. Proved Reserves for other undrilled units are claimed only where it can be demonstrated with reasonable certainty, based on accepted geological, geophysical, and engineering studies and data, that there is continuity of reservoir from an existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to any improved recovery technique contemplated for any acreage, unless the techniques to be employed have been proved effective by actual tests in the same areas and reservoir.

       "Reconstituted Partnership" shall mean the Partnership, as reconstituted by a Majority in Interest of the Investor Partners pursuant to Section 9.3.

       "Reporting and Legal Expenses" shall mean all third party accounting fees, costs, and expenses associated with obtaining audits of books and records, third party engineering fees, costs, and expenses associated with annual reserve reports and third party attorney's fees and other legal fees, costs, and expenses associated with matters that are attributable to the Drilling Program's or the Partnership's business.

       "Right of Presentment" shall mean the right of Investor Partners to request the Managing Partner to purchase for cash any or all of that Investor Partner's Interests, subject to certain conditions.

       "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include a transaction involving securities of any Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System or a transaction involving the conversion to corporate, trust, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

       (1)    voting rights;
       (2)    the term of existence of the Partnership;
       (3)    Sponsor compensation; or





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
       (4)    the Partnership's investment objectives.

       "Roll-Up Entity" shall mean a partnership, trust, corporation, or other entity that would be created or survive after the successful completion of a proposed Roll-Up transaction.

       "Sales Commissions" shall mean the sales commissions to be paid to the Soliciting Dealers by the Managing Partner, which may be in an amount of up to 8% of the sales price for Interests sold to persons other than (a) officers, directors, or employees of MD and Affiliates thereof, (b) officers, directors, employees, or registered representatives of a Soliciting Dealer, or (c) an Affiliate of the Managing Partner.

       "Securities Act" shall mean the Securities Act of 1933, as amended.

       "Sharing Ratio" shall mean for any Investor Partner the proportion obtained by dividing (i) the amount of such Investor Partner's Capital Contribution to the Partnership by (ii) the sum of all Capital Contributions paid by the Investor Partners to the Partnership; provided that in the event of an assignment (voluntarily, by operation of law or this Agreement, or otherwise) by an Investor Partner of Interests in the Partnership (other than an assignment solely of an interest in distributions of Partnership revenues), the Sharing Ratio of such Investor Partner shall be proportionately reduced, based upon the number of Interests assigned compared to the total number of Interests owned by such Investor Partner prior to such assignment, and the assignee of such Interests shall succeed to a proportionate share of the Sharing Ratio of his assignor that is attributable to the Interests transferred to such assignee.

       "Simulated Basis" shall have the meaning assigned to such term in
Section 7.1(c).

       "Simulated Depletion" shall have the meaning assigned to such term in
Section 7.1(c).

       "Simulated Gain" shall have the meaning assigned to such term in Section 7.1(c).

       "Simulated Loss" shall have the meaning assigned to such term in Section 7.1(c).

       "Soliciting Dealers" shall mean those persons who are authorized to act as registered representatives by the National Association of Securities Dealers, Inc. and that have contracted with MD as independent contractors to offer and sell the Interests.

       "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, the Partnership, or any person who will manage or is entitled to manage or participate in the management or control of the Partnership. "Sponsor" includes the Managing Partner and any other person who actually controls or selects any person who controls 25% or more of the exploratory, developmental, or producing activities of the Partnership, or any segment thereof, even if that person had not entered into a contract at the time of formation of the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Interests. Whenever the context of this Agreement so requires, the term "Sponsor" shall be deemed to include Affiliates of the person deemed to be a Sponsor.

       "Subscription Agreement" shall mean, with respect to an Investor Partner, the subscription agreement executed and delivered by such Investor Partner in connection with his subscription to purchase Interests and containing certain representations, warranties, covenants, and agreements of such Investor Partner.

       "Super Majority in Interest" shall mean, with respect to any agreement or vote of Investor Partners, Investor Partners whose combined Interests, at the time of the determination thereof, exceed 66% of the total Interests held by Investor Partners who are eligible to participate in such agreement or vote.





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       "Valuation Date" shall mean for purposes of the exercise of the Right of
Presentment granted to Investor Partners pursuant to Section 8.3, December 31 of the year immediately preceding the year in which the Right of Presentment is being exercised.

       "Working Interest" shall mean an interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.

       SECTION 2.2 References and Titles. All references in this Agreement to articles, sections, subsections, and other subdivisions refer to corresponding articles, sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.


                                  ARTICLE III
                                 CAPITALIZATION

       SECTION 3.1 Capital Contributions of Investor Partners. Each subscriber shall be accepted as an Investor Partner only after (a) such subscriber has deposited or has had deposited on its behalf in a segregated escrow account at NationsBank Texas, N.A., Dallas, Texas, or another federally insured institution designated by MD, the full amount of the Capital Contribution of such subscriber in cash and (b) the Managing Partner has approved and accepted the Subscription Agreement executed by such subscriber. By executing and delivering the Subscription Agreement, upon its acceptance, each Investor Partner shall be irrevocably committed to contribute to the capital of the Partnership the amount stated in such Investor Partner's Subscription Agreement as the Capital Contribution of such Investor Partner.
If the sum of Capital Contributions committed and accepted at or prior to the end of the subscription period is at least $1,000,000, the Managing Partner may cause all subscribers who have been approved by the Managing Partner to be admitted to the Partnership as Limited Partners or General Partners, and the Capital Contributions shall be paid to the Partnership. If less than $1,000,000 of Capital Contributions shall have been committed by the Investor Partners and accepted at the end of the subscription period, the amount of the Capital Contribution paid by each subscriber shall be returned with any interest earned thereon.

       SECTION 3.2 Contributions of Managing Partner. Concurrently with the admission of the Investor Partners to the Partnership, the Managing Partner shall contribute to the capital of the Partnership in cash an amount equal to 1.010101% of the Capital Contributions of the Investor Partners. Although the Managing Partner is personally liable under applicable laws for the debts and obligations of the Partnership, all such debts and obligations shall be paid or discharged first with Partnership assets (including insurance proceeds) before the Managing Partner shall be obligated to pay or discharge any such debt or obligation with its personal assets.

       SECTION 3.3 Return of Contributions. Except as otherwise provided in this Agreement, no interest shall accrue on any Capital Contributions to the Partnership. No Partner shall have the right to withdraw or to be repaid any capital contributed by such Partner except as otherwise specifically provided in this Agreement or required by law.

       SECTION 3.4 Additional Contributions. No Investor Partner shall be required or obligated (a) to contribute any capital to the Partnership other than as provided in Section 3.1 hereof or (b) to lend any funds to the Partnership. The Interests are nonassessable; however, General Partners are liable, in addition to their Capital Contributions, for Partnership obligations and liabilities represented by their ownership of interests as general partners, in accordance with the Delaware Act.





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
                                   ARTICLE IV
                         ALLOCATIONS AND DISTRIBUTIONS

       SECTION 4.1  Allocation Among Partners.

       (a) Except as provided in Section 4.2 below, each Investor Partner shall share Partnership items of costs, expenditures, deductions (other than depletion), credits, income, revenues, gain, loss, and distributions allocated, charged, or credited to the Investor Partners hereunder in accordance with the proportion that the Sharing Ratio of such Investor Partner bears to the aggregate Sharing Ratios of all Investor Partners.

       (b) The Managing Partner shall share Partnership items of costs, expenditures, deductions (other than depletion), credits, income, revenue, gain, loss, and distributions allocated, charged, or credited to the Managing Partner hereunder.

       SECTION 4.2  Allocations.

       (a) Except as provided in subsections (b) through (g) below, all costs and revenues (including without limitation, revenues derived by the Partnership from, and distributed to the Partnership by, the Drilling Program) of the Partnership and all items of income, gain, amount realized, loss, deduction, recapture, and credit for purposes of any applicable federal, state, or local income tax law, rule, or regulation shall be allocated 1% to the Managing Partner and 99% to the Investor Partners.

       (b) The Management Fee, and any amortization deductions relating thereto, shall be allocated 1% to the Managing Partner and 99% to the Investor Partners.

       (c) All costs incurred by the Partnership in connection with the performance of any special services requested by a Partner and any tax deductions relating thereto shall be allocated 100% to the Partner requesting such services.

       (d) All interest income directly or indirectly resulting from the investment of the Investor Partners' Capital Contributions following the payment thereof to the Partnership shall be allocated 100% to the Investor Partners, and shall be allocated among such Investor Partners proportionately based on each Investor Partner's respective cash contributions actually paid to the Partnership. All interest income directly or indirectly resulting from the investment of the Managing Partner's capital contributions to the Partnership pursuant to Section 3.2 following payment thereof to the Partnership shall be allocated 100% to the Managing Partner.

       (e) Cost and percentage depletion deductions and the gain or loss on the sale or other disposition of property the production from which is or would be (in the case of nonproducing properties) subject to depletion (herein sometimes called "depletable property") shall be computed separately by the Partners rather than the Partnership. For purposes of making such computations the Partnership's adjusted basis in each depletable property shall be allocated under Section 613A(c)(7)(D) of the Code 1% to the Managing Partner and 99% to the Investor Partners. The amount realized on the sale or other disposition of each such property shall be allocated to the Partners in proportion to each Partner's respective share of the revenues from the sale or other disposition of such property provided for in Section 4.2(a). For purposes of allocating amounts realized upon any such sale or disposition which are deemed to be received for federal income tax purposes and which are attributable to Partnership indebtedness or indebtedness to which the depletable property is subject at the time of such sale or disposition, such amounts shall be allocated in the same manner as Partnership revenues used for the repayment of such indebtedness would have been allocated under Section 4.2(f).

       (f) Notwithstanding any other provision of this Section 4.2 to the contrary, if during any taxable year of the Partnership the allocation of any loss or deduction (net of any income or gain) to any Partner (the "Deficit Partner") would cause or increase a deficit balance in the Deficit Partner's Adjusted Capital Account as of the end of such taxable year, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to the Deficit Partner and the remaining loss or deduction shall be allocated to the Partners whose Adjusted Capital Accounts have positive balances remaining at such time in proportion to such positive balances. After any such allocation, any Partnership income or gain (or amount realized in excess of Simulated Basis) that would otherwise be allocated to the Deficit Partner for any fiscal year under this Section 4.2 which is in excess of the cash distributions to the Deficit Partner for such fiscal year shall be allocated instead to the Partners to whom the Deficit Partner's share of losses and deductions were allocated under the preceding sentence until the amount of such income or gain (or amount realized) so allocated equals the amount of loss or deduction previously so allocated to such other Partner.

       (g) Notwithstanding the foregoing provisions of this Section 4.2, prior to making any other allocation under this Section 4.2, the Partnership shall allocate the following items of income to the Partners:

              (1) Pursuant to section 1.704-2(f) of the Treasury Regulations (relating to minimum gain chargebacks), if there is a net decrease in Minimum Gain for such year (or if there was a net decrease in Minimum Gain for a prior fiscal year and the Partnership did not have sufficient amounts of profit during prior years to allocate among the Partners under this Section 4.2(g)(1), then items of Partnership income or revenue shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this Section
4.2 for such year, to each Partner in an amount equal to such Partner's share of the net decrease in such minimum gain (as determined under section 1.704-2(g)(2) of the Treasury Regulations).

              (2) Pursuant to section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations (relating to "qualified income offsets"), items of Partnership income or revenue shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this Section 4.2 for such year, among the Partners with deficit balances in their Adjusted Capital Accounts (as determined, after giving effect to all adjustments attributable to the allocations provided for in Section 4.2(g)(1) hereof and as increased by any amounts which such Partner is deemed obligated to restore under sections 1.704-1 and 1.704-2 of the Treasury Regulations but before giving effect to any adjustment attributable to other allocations provided for in succeeding provisions of this Section 4.2) in amounts and the manner sufficient to eliminate such deficit balances as quickly as possible.

       SECTION 4.3  Distributions.

       (a) All interest earned by the Partnership as the result of the investment of the Partners' Capital Contributions following the payment thereof to the Partnership shall be distributed periodically to the Partners at such time or times as the Managing Partner shall in its discretion determine.

       (b) At least quarterly, all cash funds of the Partnership (other than interest as described in Section 4.3(a) above, borrowed funds, if any, and Capital Contributions) which the Managing Partner reasonably determines are not needed for the payment of existing or anticipated Partnership obligations and expenditures shall be distributed to the Partners. All cash funds of the Partnership to be distributed to the Partners shall be distributed to the Partners in the same respective percentages as the revenues from which such cash funds are derived are allocated to such Partners pursuant to Section 4.2 (after deducting therefrom the costs charged to such Partners pursuant to Section 4.2). In addition to restrictions set forth in Section 5.2(a), in no event, shall funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. The determinations of such revenues and costs shall be made in accordance with generally accepted accounting principles consistently applied. Cash distributions from the Partnership to the Managing Partner shall only be made in conjunction with distributions to Investor Partners and only out of funds properly allocated to the Managing Partner's account.

       (c) Any distribution in liquidation of a Partner's interest in the Partnership other than pursuant to Section 8.3, Section 8.6, Section 9.3, or
Section 9.4 shall be in an amount of cash or fair market value of property equal to the positive capital account balance of such Partner at the time his interest is liquidated, after such capital account balance has been adjusted in accordance with Section 7.1(c) and the applicable Treasury Regulations under
Section 704(b) of the Internal Revenue Code and shall be made by the later of
(i) the end of the Partnership taxable year in which such liquidation occurs or
(ii) 90 days after the date of such liquidation. No Partner with a deficit balance in his or its capital account after a distribution in liquidation of such Partner's interest in the Partnership shall be liable to the Partnership for such deficit balance.





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
       (d) In the event an amount of Partnership funds equal to the total Capital Contributions of the Investor Partners has not been expended or committed for expenditure within 12 months after the admission of the Investor Partners to the Partnership, the Managing Partner shall distribute, as a return of capital, to the Investor Partners, proportionately in accordance with their Sharing Ratios as of the date of the Investor Partners' admission to the Partnership, the amount of such unexpended and uncommitted Partnership funds (together with a proportionate amount of the Management Fees), after deducting therefrom an amount that the Managing Partner reasonably determines will be equal to the operating capital to be required by the Partnership that will not be provided by anticipated revenues from Partnership operations.

       SECTION 4.4 Allocations on Transfers. In the event of an assignment of a Partner's interest in the Partnership pursuant to Article VIII, deductions, credits, and income of the Partnership for federal, state, and local income tax purposes shall, unless otherwise required by applicable Treasury Regulations, be allocated between the assignor and assignee based on the number of days of the year during which each party owned such interest.

       SECTION 4.5 Minimum Allocation to Managing Partner. If at any time the provisions of this Article 4 do not result in the Managing Partner being allocated at least 1% of the Partnership's material items of income, gain, deduction, loss, and credit for purposes of any applicable federal income tax law, rule, or regulation, then this Section 4.5 shall become operative and shall cause the Managing Partner to be allocated so much more of each of such items as shall cause it to be allocated at all times during the existence of the Partnership, exclusive of any allocations made to it as a result of its ownership of Interests, 1% of all such material items. To the extent that additional items of deduction or loss are hereby allocated to the Managing Partner, the Managing Partner will contribute to the Partnership pursuant to
Section 3.2 additional amounts in cash as shall be sufficient to cause the Managing Partner to bear the economic burden of such items.

                                   ARTICLE V
                                   MANAGEMENT

       SECTION 5.1 Power and Authority of Managing Partner. The Partners hereby designate MD as the Managing Partner of the Partnership and, except as provided by Section 5.2 and elsewhere in this Agreement and except as otherwise provided by applicable law, hereby delegate to the Managing Partner full and exclusive power and authority on behalf of the Partnership to manage, control, administer, and operate the properties, business, and affairs of the Partnership and to do or cause to be done any and all acts deemed by the Managing Partner to be necessary or appropriate thereto. The scope of such power and authority shall encompass all matters in any way connected with such business or incident thereto, including without limitation, the power and authority:

       (a) To enter into the Program Agreement and to purchase or otherwise acquire on behalf of the Partnership Leases as provided in the Program Agreement;

       (b) To purchase or otherwise acquire other real or personal property of every nature considered necessary or appropriate to carry on and conduct the business of the Partnership;

       (c) To borrow monies for the business of the Partnership and from time to time to draw, make, execute, and issue promissory notes and other negotiable or nonnegotiable instruments and evidences of indebtedness; to secure the payment of the sums so borrowed and to mortgage, pledge, or assign in trust all or any part of the property of the Partnership; to assign any monies owing or to be owing to the Partnership; and to engage in any other means of financing customary in the oil and gas industry; provided that any such financing shall provide that the lender has recourse only against Partnership assets and not against any Investor Partner individually;

       (d) To enter into any agreement for the sharing of profits, joint venture, or partnership with any person, firm, corporation, or government or agency thereof engaged in any business or transaction in which the Partnership is authorized to engage, or any business or transaction capable of being conducted, so as to directly or indirectly benefit the Partnership, and to cause the obligations of the Partnership thereunder to be performed;

       (e) To explore and prospect by geological, geophysical, or other methods for the location of anomalies or other indications favorable to the accumulation of oil and gas, including specifically the power to contract with third parties for such purposes;

       (f) To maintain, explore, develop, operate, manage, and defend Partnership property and to drill, test, plug and abandon or complete and equip, rework, and recomplete any number of wells on Partnership Leases for the production of oil and gas located thereunder, and to contract with third parties for such purposes, to carry out a program or programs of secondary recovery on Partnership property, and to do any and all other things necessary or appropriate to carry out the terms and provisions of this Agreement which would or might be done by a normal and prudent operator in the exploration, development, operation, and management of its own property, including without limitation, making consent or non-consent elections under any applicable joint operating agreement;

       (g) To enter into and execute leases, drilling contracts, farmout agreements, farmin contracts, dry and bottom hole and acreage contribution letters, participation agreements, and any other agreements customarily employed in the oil and gas industry in connection with the acquisition, sale, exploration, development, or operation of oil and gas properties, agreements as to rights-of-way and any and all other instruments or documents considered by the Managing Partner to be necessary or appropriate to carry on and conduct the business of the Partnership, for such consideration and on such terms as the Managing Partner in its sole discretion may determine, and to cause the obligations of the Partnership thereunder to be performed;

       (h) To sell the production accruing to the Leases acquired by the Partnership and to execute gas sales contracts, casinghead gas contracts, transfer orders, division orders, or any other instruments in connection with the sale of production from the Partnership's interest in any property;

       (i) To farmout, sell, assign, convey, or otherwise dispose of, for such consideration and upon such terms and conditions as the Managing Partner in its sole discretion may determine, all or any part of the Partnership property, any interest therein, or any interest payable therefrom, and in connection therewith to execute and deliver such deeds, assignments, and conveyances containing such warranties as the Managing Partner may determine;

       (j) To employ on behalf of the Partnership agents, employees, managers, consultants, accountants, lawyers, geologists, geophysicists, engineers, landmen, clerical help, and such other assistance and services as the Managing Partner may deem proper and to pay therefor such remuneration and compensation as the Managing Partner may deem reasonable and appropriate;

       (k) To purchase, lease, rent, or otherwise acquire or obtain the use of machinery, equipment, tools, materials, and all other kinds and types of real or personal property that may in any way be deemed necessary, convenient, or advisable in connection with carrying on the business of the Partnership, and to incur expenses for travel, telephone, telegraph, insurance, and for such other things, whether similar or dissimilar, as may be deemed necessary or appropriate for carrying on and performing the business of the Partnership;

       (l) To pay delay rentals, shut-in royalty payments, property taxes, and any other amounts necessary or appropriate to the maintenance or operation of any Partnership property;

       (m) To make and enter into such agreements and contracts with such parties and to give such receipts, releases, and discharges with respect to any and all of the foregoing and any matters incident thereto as the Managing Partner may deem advisable or appropriate;

       (n) To procure and maintain in force such insurance as the Managing Partner shall deem prudent to serve as protection against liability for loss and damage which may be occasioned by the activities to be engaged in by the Partnership and the Managing Partner on behalf of the Partnership; provided, however, that the Managing Partner shall notify the Investor Partners of any adverse material reduction in the insurance coverage of the Partnership as soon as possible after learning of such change and if possible at least 30 days in advance of the change in insurance coverage, and in the event that the insurance procured and maintained on behalf of the Investor Partners is materially reduced, the Partnership will halt all drilling activity until such time as comparable replacement insurance coverage is obtained;

       (o) To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or compromise on behalf of the Partnership, upon such terms as the Managing Partner may determine and upon such evidence as they may deem sufficient, any obligation, suit, liability, cause of action, or claim, including a suit or claim for taxes, in favor of or against the Partnership;

       (p) To quitclaim, assign, convey, surrender, release, or abandon any Partnership property with or without consideration therefor;

       (q) To make such classifications, determinations, and allocations as the Managing Partner may deem advisable, having due regard for any relevant generally accepted accounting principles;

       (r) To enter into soliciting dealer agreements and to perform all of the Partnership's obligations thereunder, to issue and sell Interests pursuant to the terms and conditions of this Agreement and the Subscription Agreements, to accept and execute on behalf of the Partnership Subscription Agreements, and to admit original and substituted Investor Partners; and

       (s) To take such other actions, execute and deliver such other documents, and perform such other acts as may be deemed by the Managing Partner to be appropriate to carry out the business and affairs of the Partnership.

       In accomplishing all of the foregoing and except as otherwise provided in this Agreement, the Managing Partner may, in its sole discretion, use its own personnel, properties, and equipment or those of any of its Affiliates (subject to Section 5.11); or the Managing Partner may hire or rent those of third parties and may employ on a temporary or continuing basis outside accountants, attorneys, consultants, and others on such terms as the Managing Partner deems advisable. No person, firm, or corporation dealing with the Partnership shall be required to inquire into the authority of the Managing Partner to take any action or make any decision.

       SECTION 5.2 Certain Restrictions on Managing Partner's Power and Authority. Notwithstanding any other provisions of this Agreement to the contrary, the Managing Partner shall not have the power or authority to, and shall not do, perform, or authorize any of the following:

       (a) Borrow any money in the name or on behalf of the Partnership or otherwise do any of the acts or things provided in Section 5.1(c) if the total amount of the borrowings or financings then outstanding made by the Managing Partner on behalf of the Partnership (including the amount outstanding under the Partnership's reimbursement obligation under Section 5.6) would exceed an amount equal to 20% of the Capital Contributions of the Investor Partners; provided, however, that the terms of any such financing shall provide that the lender has recourse only against Partnership assets and not against any Investor Partner individually; provided further, that the Managing Partner may borrow monies in the name and on behalf of the Partnership even if the Capital Contributions of the Partners have not yet been fully expended or committed for expenditure;

       (b) Without having first received the prior consent of a Super Majority in Interest of the Investor Partners, cause the Partnership to participate in a proposed Roll-Up transaction; provided, however, the participation of the Partnership in a proposed Roll-Up transaction shall be subject to the restrictions set forth in Section 5.10(j);

       (c) Except for a sale of all or substantially all of the assets of the Partnership by the Managing Partner acting in its capacity as liquidator made in connection with the liquidation and termination of the Partnership as such is contemplated in Section 9.4, without having first received the prior consent of a Majority in Interest of the Investor Partners, sell all or substantially all of the assets of the Partnership other than in the ordinary course of business;

       (d) Without having first received the prior consent of a Majority in Interest of the Investor Partners, assign the rights or obligations of the Partnership, or, except as otherwise provided in the Program Agreement, consent to the assignment by the Managing Partner or any Affiliate thereof of its rights or obligations under the Program Agreement, prior to the substantial completion of the drilling activities of the Partnership;

       (e) Without having first received the prior consent of a Majority in Interest of the Investor Partners, agree to the termination or amendment of the Program Agreement or waive any rights of the Partnership thereunder, except for amendments to the Program Agreement which the Managing Partner believes are necessary or advisable to ensure that the Program Agreement conforms with any changes in or modifications to the Code or do not adversely affect the Investor Partners in any material respect;

       (f) Guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any other person;

       (g) Bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

       (h) Use the Partnership name, credit, or property for other than Partnership purposes;

       (i) Take any action, or permit any other person to take any action, with respect to the assets or property of the Partnership which does not primarily benefit the Partnership, including without limitation, utilization of funds of the Partnership as compensating balances for its own benefit;

       (j) Benefit from any arrangement for the marketing of oil and gas production or other relationships affecting the property of the Managing Partner and the Partnership, unless such benefits are fairly and equitably apportioned among the Managing Partner and Affiliates thereof and the Partnership;

       (k) Invest Partnership funds in the securities of another person except in the following instances:

              (i) investments in working interests or undivided lease interests made in the ordinary course of the Partnership's business;

              (ii)   temporary investments made in compliance with Section 7.3;

              (iii) investments involving less than 5% of program capital which are a necessary and incidental part of a property acquisition transaction; and

              (iv) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited; or

       (l)    Take any action that will:

              (i) cause the Partnership to participate in any other partnership or joint venture that will result in a duplication or unreasonable increase in the amount of costs and expenses of the Partnership;

              (ii) Substantively alter the fiduciary and contractual relationship between the Managing Partner and the Investor Partners as such exists pursuant to this Agreement; or

              (iii)  diminish the voting rights hereunder of the Investor
       Partners.





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       SECTION 5.3  Services of Managing Partner.  During the existence of the
Partnership, the Managing Partner shall devote such time and effort to the Partnership business as may be necessary to promote adequately the interests of the Partnership and the mutual interests of the Partners; however, it is specifically understood and agreed that the Managing Partner shall not be required to devote full time to Partnership business, and the Managing Partner and its Affiliates may at any time and from time to time engage in and possess interests in other business ventures of any and every type and description, independently or with others, including without limitation, the acquisition, ownership, exploration, development, operation, and management of oil and gas properties for themselves and other persons and the organization and management of other partnerships and joint ventures similar to the Partnership, and neither the Partnership nor any Investor Partner shall by virtue of this Agreement or the law of partnership opportunity have any right, title, or interest in or to such independent ventures. It is specifically recognized that the Managing Partner and its Affiliates are currently engaged in the exploration for and production of oil and gas both for their account and for others, and nothing herein contained shall be deemed to prevent any of them from continuing such activities, individually, jointly with others, or as a part of any other partnership or joint venture to which any of them is or may become a party, in any locale, and in fields or areas of operation in which the Partnership may likewise be active, or from dealing with the Partnership as an independent party, nor as requiring any of them to permit the Partnership to participate in any such operations in which any of them may be interested and each Investor Partner hereby waives, relinquishes, and renounces any such right or claim of participation. However, except as otherwise provided herein, the Managing Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

       SECTION 5.4 Liability of Managing Partner and Its Affiliates. Neither the Managing Partner nor any of its Affiliates shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction performed or omitted by the Managing Partner or such Affiliate, if the Managing Partner in good faith has determined, as of the time of the conduct or omission, that the course of conduct or omission was in the best interests of the Partnership, the Managing Partner or such Affiliate was acting on behalf of or performing services for the Partnership, and that such conduct or omission did not constitute negligence or misconduct.

       SECTION 5.5  Indemnification of Managing Partner and Its Affiliates.

       (a) The Partnership shall indemnify the Managing Partner and its Affiliates against any losses, judgments, liabilities, expenses, and settlements sustained or incurred by the Managing Partner or such Affiliate as a result of any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such a claim, action, suit, or proceeding, and any inquiry or investigation that could lead to such a claim, action, suit, or proceeding and which in any such case relates or which otherwise arises from or is attributable to any acts, omissions, or operations performed or omitted by the Managing Partner or its Affiliates acting on behalf of or performing services for the Partnership that are within the scope of its authority as set forth in this Agreement or the Program Agreement or which otherwise relates to the activities and business affairs of the Partnership; provided that the Managing Partner has determined in good faith, as of the time of the conduct or omission, that the conduct or omission was in the best interests of the Partnership and that the conduct or omission did not constitute negligence or misconduct.

       (b)    Notwithstanding anything to the contrary contained in Sections
5.4 and 5.5(a), neither the Managing Partner, its Affiliates, nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular indemnitee and the court approves indemnification of the litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission, and all state securities regulatory authorities in which Interests in the Partnership were offered or sold as to indemnification for violations of securities laws.

       (c) The Partnership may purchase and maintain insurance on behalf of the Managing Partner and its Affiliates against any liabilities asserted against or expenses incurred by the Managing Partner and its Affiliates in connection with Partnership or Drilling Program activities, provided that the Partnership shall not incur the cost of that portion of any insurance, which insures the Managing Partner or its Affiliates against any liability with respect to which the Managing Partner and its Affiliates are denied indemnification under the provisions of Sections 5.4 and 5.5; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Managing Partner and its Affiliates as additional insured parties thereunder, provided, that the naming of such additional insured parties does not add to premiums payable by the Partnership.

       (d) The termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent does not alone establish that a person seeking indemnification under this Section 5.5 is disqualified. Any person who is determined to be not entitled to indemnification under this Section 5.5 may petition a court of competent jurisdiction for a determination that in view of all facts and circumstances that such person is fairly and equitably entitled to indemnity and the Partnership shall provide such indemnity as may be determined proper by such court; provided, however, that the court has determined that such person has met the standard set forth in Section 5.5(a) above.

       (e) Legal fees and expenses and other costs incurred as a result of a claim described in this Section 5.5(a) shall be paid by the Partnership from time to time in advance of the final disposition of such claim if: (i) the claim relates to the performance or non-performance of duties or services by the Managing Partner or its Affiliates on behalf of the Partnership; (ii) the claim is initiated by a third party who is not an Investor Partner, or the claim is initiated by an Investor Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Managing Partner or such Affiliate undertakes to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in the event it is later determined that the Managing Partner or such Affiliate is not entitled to indemnification under the provisions of this Section 5.5(a).

       (f) To the extent that the Managing Partner or its Affiliates are successful on the merits or in defense of any claim, issue, or matter therein, the Partnership shall indemnify the Managing Partner or its Affiliates, against the expenses, including attorneys' fees, actually incurred by the Managing Partner or such Affiliate in connection therewith.

       (g) The indemnification provided by this Section 5.5 shall continue as to the Managing Partner and its Affiliates in the event it ceases to be a managing partner of the Partnership with respect to claims relating to the period in which the Managing Partner was a managing partner of the Partnership and such indemnification shall inure to the benefit of the successors and assigns of the Managing Partner and such Affiliates.

       (h) The indemnification provided by this Section 5.5 shall be made, and shall be recoverable by the Managing Partner or its Affiliates, only out of the tangible net assets of the Partnership and not from the Investor Partners.

       SECTION 5.6 Organization and Offering Expenses and Sales Commissions and Due Diligence Fees. The Managing Partner shall advance on behalf of the Partnership the amount of all Organization and Offering Expenses, Sales Commissions and Due Diligence Fees attributable to the Partnership. The Partnership shall reimburse the Managing Partner the amount of such advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees, plus interest on the unreimbursed amount at a per annum rate of interest equal to the Base Rate calculated commencing as of the date that Investor Partners are first admitted to the Partnership only from funds which would otherwise be available for distribution to the Partners. For purposes of the Partnership's reimbursement obligation, the reimbursable Organization and Offering Expenses for the Partnership shall be an amount equal to 1% of the Capital Contributions initially made by Investor Partners to the Partnership in exchange for their respective interests. Such reimbursement shall not be made from Capital Contributions of the Investor Partners. The timing and amount of the reimbursement payments shall be determined in the discretion of the Managing Partner; provided that the total amount of all reimbursement payments made by a Partnership during a particular Partnership Year shall not exceed an amount sufficient to amortize the original principal amount of such advancement plus accrued interest on the outstanding principal amount thereof in five equal annual installment payments assuming that each such





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
installment would be due on the last day of each Partnership Year; provided further that to the extent that the Partnership has insufficient distributable funds during a particular Partnership Year to fully amortize the reimbursement obligations payable during such Partnership Year, then the amount of such unpaid reimbursement obligation shall be carried forward and payable in the next succeeding Partnership Year. The advancement of Organization and Offering Expenses, Sales Commissions and Due Diligence Fees to the Partnership and the Partnership's reimbursement obligation shall be without recourse to the Investor Partners and shall solely be an obligation of the Partnership. Such reimbursement shall not be made from Capital Contributions of the Investor Partners and the Managing Partner shall bear the risk that the Partnership will have sufficient funds to ultimately reimburse such advancement.

       SECTION 5.7 Management Fee. In consideration for services to be rendered by the Managing Partner in managing the business of the Partnership, the Partnership during each of the initial five Partnership Years shall pay to the Managing Partner a Management Fee in an amount equal to 1.1% of all Capital Contributions initially made by the Investor Partners in exchange for their respective Interests as set forth in the Subscription Agreements. The Management Fee payable during a particular Partnership Year shall not be deducted from the Capital Contributions of the Investor Partners, but shall be paid by the Partnership in monthly or other periodic installments from funds which would otherwise be available for distribution to the Partners, and in such amounts as may be determined in the discretion of the Managing Partner.
To the extent that the Partnership has insufficient distributable funds during a particular Partnership Year (after the payment of the reimbursement of advanced Organization and Offering Expenses, Sales Commissions and Due Diligence Fees), to fully pay the amount of the Management Fee payable during such Partnership Year, then the amount of such unpaid Management Fee shall be carried forward and payable in the next succeeding Partnership Year.

       SECTION 5.8 Reporting and Legal Expenses. The Partnership shall reimburse the Program Manager and the Managing Partner and its Affiliates for its share of the Reporting and Legal Expenses incurred by the Program Manager, the Managing Partner, or any Affiliate thereof in managing and conducting the business and affairs of the Drilling Program or of the Partnership, as applicable. The Reporting and Legal Expenses reimbursed by the Partnership shall be determined by the party seeking reimbursement in good faith and as being reasonable for such party. Such reimbursements shall be made periodically throughout the term of the Partnership.

       SECTION 5.9 Administrative Costs. The Partnership shall reimburse the Program Manager and the Managing Partner and its Affiliates for all Administrative Costs and other costs and expenses incurred by the Program Manager, the Managing Partner, or any Affiliate thereof in managing and conducting the business and affairs relating to the Partnership's interest in the Drilling Program or of the Partnership, as applicable, including expenses incurred in providing or obtaining such professional, technical, administrative, and other services and advice as the Program Manager, the Managing Partner, or such Affiliates may deem necessary or desirable. The general, administrative, and other costs reimbursed by the Partnership shall be determined by the party seeking reimbursement in good faith and as being reasonable for such party. The amount of Administrative Costs that are to be reimbursed by the Partnership shall be determined and allocated to the Partnership and its Drilling Program on a basis conforming with generally accepted accounting principles and must be supported in writing as to the application thereof and as to the amount charged. Such reimbursements shall be made periodically throughout the term of the Partnership. Such reimbursement obligation shall also apply to all Administrative Costs incurred by the Program Manager, the Managing Partner or any of its Affiliates on behalf of the Partnership or the Drilling Program from the beginning of the calendar year in which the Partnership is formed to the date of the admission of the Investor Partners. Regardless of the actual amount of Administrative Costs incurred by the Managing Partner or Program Manager in connection with the affairs of a Partnership, during any particular calendar year the total amount of Administrative Costs allocable to the Partnership shall not exceed the greater of (i) 3.5% of the Partnership's gross revenues from the sale of oil and natural gas production during such year (calculated without any deduction for Operating Costs or other costs and expenses) or (ii) the sum of $50,000 plus
 .25% of the Capital Contributions of the Investor Partners to the Partnership. The above limitation on Administrative Costs shall not be applicable to Administrative Costs otherwise allocable to the Partnership which are extraordinary and non-recurring or to the fixed overhead fee chargeable by an operator of Program Wells including the fixed overhead fee chargeable under the Operating Agreement by MOC with respect to the Program Wells operated by the Program Manager. No portion of the salaries of the directors or of the executive officers of MOC or MD may be reimbursed as Administrative Costs.





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An independent certified public accountant shall provide annually to the
Investor Partners, a written attestation to be included as part of the annual report required pursuant to Section 7.2 wherein such accountant shall verify that the method used to make the allocations was consistent with the method described in this Agreement and that the total amount of costs allocated to the Investor Partners does not materially exceed amounts actually incurred by the Managing Partner.

       SECTION 5.10  Restrictions on Certain Transactions.

       (a) The Partnership may enter into contracts and agreements with the Managing Partner and its Affiliates for the rendering of services and the sale, rental, or lease of supplies and equipment, provided that (i) such entity is engaged, independently of the Drilling Program and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other persons in the industry in addition to programs in which the Managing Partner or its Affiliates have an interest and (ii) the amount of the compensation, price, or rental that can be charged to the Partnership therefor must be no less favorable to the Partnership than that generally available (at the time the relevant contract or agreement was entered into) from unrelated third parties in the area engaged in the business of rendering comparable services or selling, renting, or leasing comparable equipment and supplies which could reasonably be made available to the Partnership. If the Managing Partner or its Affiliate is not engaged in the business as required by clause (i) of this Section 5.10(a) above, then such compensation, price, or rental shall be the cost of such services, equipment, or supplies to such entity, or the competitive rate which could be obtained in the area, whichever is less. In addition, any drilling services rendered by the Managing Partner or its Affiliates to the Partnership shall be billed on a per foot, per day, or per hour rate, or some combination thereof. All services for which the Managing Partner or its Affiliates are to receive compensation shall be embodied in written contracts which precisely describe the services to be rendered and all compensation to be paid. Advance payments to the Managing Partner are prohibited, except where necessary to secure tax benefits of prepaid drilling costs. All contracts between the Partnership and the Managing Partner or its Affiliates shall be terminable by the Partnership (by a vote or written consent of a Majority in Interest of the Investor Partners) without penalty upon 60 days' written notice.

       (b) The Partnership may borrow money on a non-recourse basis from the Managing Partner or any of its Affiliates, provided that on any loans made available by the Managing Partner or any of its Affiliates to the Partnership, the Managing Partner or such Affiliate shall not receive interest in excess of the lesser of (i) the maximum rate permitted by applicable law or (ii) the effective interest rate then being paid by the Managing Partner or such Affiliate for similar type borrowings. In no event shall any such loan bear interest in excess of the amount which would be charged to the Partnership (without reference to the Managing Partner's financial abilities or guaranties) by independent third parties for the same purpose. In connection with any loans to the Partnership by the Managing Partner or its Affiliates, the Managing Partner or its Affiliates shall not receive points or other financing charges or fees, regardless of the amount.

       (c) The Partnership shall acquire in certain instances interests in Prospects from the Managing Partner or its Affiliates on the terms and conditions set forth in the Program Agreement.

       (d) No Partnership Leases shall be farmed out by the Partnership unless the Managing Partner, exercising the standard of care of a normal and prudent operator in the management of its own property, shall determine that either (i) the Partnership lacks sufficient funds for the drilling of a well on such Lease and cannot obtain suitable alternative financing for such drilling,
(ii) the Lease has been downgraded by events occurring after the acquisition thereof by the Partnership pursuant to the Program Agreement so that the drilling of a well on such Lease would no longer be desirable for the Partnership, (iii) drilling on such Lease would result in an excessive concentration of Partnership funds, creating in the opinion of the Managing Partner undue risk to the Partnership and the Investor Partners, or (iv) the best interests of the Partnership would be served by such farmout or other disposition. The Partnership may enter into a farmout agreement (in the capacity as either farmor or farmee) with the Managing Partner, any of its Affiliates, provided that the Managing Partner, exercising the standards of a normal and prudent operator in the management of its own property, shall determine that the farmout is in the best interests of the Partnership and that the terms of any such farmout are consistent with and in any case no less favorable to the Partnership than those utilized in the same geographic area for similar arrangements. The Partnership's ability to enter into a farmout agreement with the Managing Partner or an Affiliate thereof is subject to the same restrictions as its ability to purchase property from or sell property to the Managing Partner or an Affiliate thereof as provided in Section 5.10(c) and Section 5.10(f), respectively.

       (e) The Partnership shall make no loans to the Managing Partner or its Affiliates.

       (f) The Partnership may sell or transfer its Leases to the Managing Partner or its Affiliates, including Affiliated Programs, only pursuant to a transaction which is fair and reasonable to the Partnership and then subject to the following restrictions:

              (i) A sale, transfer, or conveyance, including a farmout, of an undeveloped Lease (i.e., a Lease not having any Proved Developed Reserves attributable to it) from the Partnership to the Managing Partner or any Affiliate thereof, other than an Affiliated Program, must be made at the higher of the Lease Acquisition Costs or fair market value.

              (ii) A sale, transfer, or conveyance of a developed Lease (i.e., a property having Proved Developed Reserves attributable to it) from the Partnership to the Managing Partner or any Affiliate thereof, other than an Affiliated Program in which the interest of the Managing General Partner or its Affiliate is substantially similar to or less than its interest in the Partnership, is not permitted except in connection with the liquidation of the Partnership and then only at fair market value.

              (iii) Except in connection with farmouts or joint ventures made in compliance with the restrictions described in Section 5.10(d), a transfer of an undeveloped Lease from the Partnership to an Affiliated Program must be made at fair market value if the Lease has been held for more than two years; otherwise, if the Managing Partner deems it to be in the best interests of the Partnership, the transfer may be made at the Lease Acquisition Costs.

              (iv) Except in connection with farmouts or joint ventures made in compliance with the restrictions described in Section 5.10(d) above, a transfer of any Lease from the Partnership to an Affiliated Production Purchase or Income Program must be made at fair market value if the Lease has been held for more than six months or there have been significant expenditures made in connection with the Lease; otherwise, if the Managing Partner deems it to be in the best interests of the Partnership, the transfer may be made at the Lease Acquisition Costs as adjusted for intervening operations.

       (g) No rebates or give-ups may be received by the Managing Partner or any Affiliate, nor may the Managing Partner or any Affiliate participate in any reciprocal business arrangements which do not primarily benefit the Partnership.

A determination of fair market value as required by this paragraph (f) must be supported by an appraisal from an Independent Expert. Such opinion and any associated supporting information will be maintained in the Partnership's records for at least six years.

       The Partnership will acquire only Leases that are reasonably required for the stated purpose of the Partnership, and no Leases will be acquired for the purpose of subsequent sale or farmout, unless the acquisition of such property by the Partnership is made after a well has been drilled to a depth sufficient to indicate that such an acquisition is believed to be in the best interests of the Partnership.

       (h) Neither the Managing Partner, nor any Affiliate thereof, including an Affiliated Program, shall be permitted to sell, transfer, or convey any Lease to the Partnership, directly or indirectly, except pursuant to a transaction which is fair and reasonable to the Partnership and in accordance with the following restrictions:

              (i) The Managing Partner and its Affiliates may only sell a Lease to the Partnership at a price equal to its Lease Acquisition Costs unless the transferor has cause to believe that the Lease Acquisition Costs are materially more than the fair market value of such Lease, in which case such sale must be made at a price not in excess of its fair market value; provided, however, that if the sale is from an Affiliated Program that has held the Lease for more than two years and in which Affiliated Program the interest of the Managing Partner or its Affiliate is substantially similar to, or less than, its interest in the Partnership, the sale may be made at fair market value.

              (ii) If the Managing Partner, or an Affiliate thereof, sells any Lease within a Prospect to the Partnership, it must, at the same time, sell to the Partnership an equal proportionate interest in all other Leases that it owns in the same Prospect.

              (iii) If at any time within a period of five years from the creation of the Partnership, the Managing Partner or an Affiliate thereof proposes to acquire an interest from a non-Affiliated person in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions will apply: (A) if the Managing Partner or any Affiliate thereof does not currently own property in the Prospect separately from the Partnership, then neither the Managing Partner nor any Affiliate thereof will be permitted to purchase an interest in the Prospect and (B) if the Managing Partner or any Affiliate thereof currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired will be divided between the Partnership and the Managing Partner, or an Affiliate thereof in the same proportion as is the other property in the Prospect; provided, however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing Partner, nor any Affiliate thereof may purchase any additional interest in the Prospect during such five year period.

              (iv) If the area constituting a Partnership's Prospect is subsequently enlarged to encompass any area wherein the Managing Partner or any Affiliate thereof owns a separate Lease, such separate Lease or a portion thereof must be sold, transferred, or conveyed to the Partnership, in accordance with the provisions described in this Section 5.10(h), if the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves which are attributable to such Lease.

              (v) Except for the carried interests created by the Program Agreement, a sale, transfer, or conveyance to the Partnership of less than all of the ownership of the Managing Partner or any Affiliate thereof in any Lease is prohibited unless the interest retained by the Managing Partner or such Affiliate is a proportionate Working Interest, the respective obligations of the Managing Partner, or such Affiliate and the Partnership are substantially the same after the sale of the interest by the Managing Partner or such Affiliate and its interest in revenues does not exceed the amount proportionate to its retained Working Interest. Except for the carried interests created by the Program Agreement, neither the Managing Partner nor any Affiliate thereof may retain any Overriding Royalty Interest or other burden on an interest conveyed to the Partnership.

              (vi) For the purposes of the preceding four paragraphs, the term "Affiliate" does not include an Affiliated Program in which the interest of the Managing Partner or an Affiliate thereof is substantially similar to or less than its interest in the Partnership.

              (vii) If the Partnership acquires a Lease pursuant to a farmout or joint venture from an Affiliated Program, the Managing Partner's, and any Affiliate's thereof aggregate compensation associated with the property and any direct or indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the Managing Partner, and such Affiliates could receive if the property were separately owned or retained by either the Partnership or such other Affiliated Program.

A determination of fair market value as required by this paragraph (h) must be supported by an appraisal from an Independent Expert. Such opinion and any associated supporting information will be maintained in the Partnership's records for at least six years.





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
       (i) If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Partnership Agreement, including the following:

              (i) there will be no duplication or increase in the Managing Partner's compensation, Partnership expenses, or other fees and costs;

              (ii) there will be no substantive alteration in the fiduciary and contractual relationship between the Managing Partner and the Investor Partners; and

              (iii) there will be no diminishment in the voting rights of the Investor Partners.

       (j)    In connection with a proposed Roll-Up, the following shall apply:

              (i) An appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission as an exhibit to the registration statement for the offering. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets assuming an orderly liquidation as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and the Investor Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Investor Partners in connection with a proposed Roll-Up.

              (ii) In connection with a proposed Roll-up, Investor Partners who vote "no" on the proposal shall be offered the choice of:

                     (a)    accepting the securities of the Roll-Up Entity;

                     (b) either (A) remaining as Limited Partner or General Partner in the Partnership and preserving his or her interest in the Partnership on the same terms and conditions as existed previously, or (B) receiving cash in an amount equal to his or her pro-rata share of the appraised value of the net assets of the Partnership.

              (iii) The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Investor Partner's voting rights under the Roll-Up Entity's chartering agreement. In no event shall the democracy rights of Investor Partners in the Roll-Up Entity be less than those provided for under Sections 6.4 and 6.5 of this Agreement. If the Roll-Up Entity is a corporation, the democracy rights of Investor Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

              (iv) The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); nor shall the Partnership participate in any proposed Roll-Up transaction which would limit the ability of an Investor Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Partnership Interests held by that Investor Partner.

              (v) The Partnership shall not participate in a Roll-Up in which Investor Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section 7.1(a) and (b) of this Agreement.





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              (vi)   The Partnership shall not participate in any proposed
       Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if less than a Super Majority in Interest of the Investor Partners vote to approve the proposed Roll-Up.

              (vii) The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by a Super Majority in Interest.

To the extent the restrictions set forth above apply to the Managing Partner or its Affiliates and except as otherwise provided herein, the term "Affiliate" includes, but is not limited to, MOC in its capacity as Program Manager.
Except as otherwise set forth in this Section 5.10 of the Partnership Agreement, the Managing Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

       SECTION 5.11 Restriction on Voting Interests Held by Managing Partner. Interests owned by the Managing Partner or its Affiliates shall have full voting rights under this Agreement, provided that during the time period that MD or an Affiliate thereof is serving as the Managing Partner of the Partnership any Interests owned by MD or its Affiliates which in the aggregate represent more than 20% of the total Interests held by Investor Partners shall not have any voting rights under this Agreement and shall not be counted for voting purposes or for purposes of determining a quorum. In addition, none of the Interests owned by the Managing Partner or its Affiliates shall be counted for voting purposes or for purposes of determining a quorum or have any voting rights under this Agreement concerning the removal of the Managing Partner or any transaction between the Partnership and the Managing Partner or its Affiliates.

       SECTION 5.12 Tax Elections. The Managing Partner shall make the following elections on behalf of the Partnership:

       (a) to elect, in accordance with Section 263(c) of the Code and applicable regulations and comparable state law provisions, to deduct as an expense all intangible drilling and development costs with respect to productive and nonproductive wells and the preparation of wells for the production of oil or gas;

       (b)    to elect the calendar year as the Partnership's fiscal year;

       (c)    to elect the accrual method of accounting;

       (d) to elect, in accordance with Section 709(b) of the Code and applicable regulations and comparable state law provisions, to amortize and deduct organization expenses (as such term is defined in Section 709 of the Code) over a period of 60 months beginning with the month in which the Partnership begins business; and

       (e) to elect with respect to such other federal, state, and local tax matters as the Managing Partner deems advantageous to the Partnership; provided that no election shall be made by the Partnership in accordance with Section 754 of the Code and applicable regulations and comparable state law provisions without the consent of the Managing Partner, the granting or denying of which consent shall be in its sole and absolute discretion.

       SECTION 5.13 Tax Matters Partner. The Managing Partner shall be designated the tax matters partner (in this Section 5.13 called the "TMP") as defined in Section 6231(a)(7) of the Code with respect to operations conducted by the Partners pursuant to this Agreement. The TMP is authorized to take such actions and to execute and file all statements and forms on behalf of the Partnership which may be permitted or required by the applicable provisions of the Code or Treasury Regulations issued thereunder, and the Investor Partners will take all other action that may be necessary or appropriate to effect the designation of the Managing Partner as the TMP. In the event of an audit of the Partnership's income tax returns by the Internal Revenue Service, the TMP may, at the expense of the Partnership, retain accountants and other professionals to





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participate in the audit.  All expenses incurred by the TMP in its capacity as such shall be expenses of the Partnership and shall be paid by or reimbursed to the TMP from Partnership funds.

                                   ARTICLE VI
                  RIGHTS AND OBLIGATIONS OF INVESTOR PARTNERS

       SECTION 6.1 Rights of Investor Partners. In addition to any other rights specifically set forth herein, all Investor Partners shall have the right to: (a) have the Partnership books kept at the principal place of business of the Partnership and upon adequate written notice at all reasonable times inspect and, at such Investor Partner's expense, copy any of them personally or through a representative; (b) have on demand true and full information of all things affecting the Partnership and a formal account of Partnership affairs, whenever permitted by law; and (c) have dissolution and winding up by decree of court as provided for in the Act.

       SECTION 6.2 Access of Investor Partners to Geophysical Data. During the term of the Partnership, the Partnership may acquire or have access to geophysical, geological, and other similar data and information. Each Investor Partner shall during the term of the Partnership have the right, after adequate notice, during normal business hours at the offices of the Partnership to inspect and review all such data and information and studies, maps, evaluations, or reports derived therefrom and material related thereto in the actual custody of the Managing Partner; provided, however, that the Managing Partner may refuse for a reasonable period of time to grant a Investor Partner access to such data and information and studies, maps, evaluations, and reports which the Managing Partner (a) has agreed to keep confidential or (b) determines in good faith should be kept confidential considering the interests of the Partnership and each of its Partners.

       SECTION 6.3 Return of Capital Contribution. No Investor Partner shall be entitled to (a) withdraw from the Partnership except upon assignment by an Investor Partner of his Interests and the substitution of such Investor Partner's assignee as a substituted Investor Partner of the Partnership in accordance with Section 8.1 or as required by law, or (b) the return of his Capital Contribution except (i) as otherwise provided in this Agreement or as required by law, (ii) to the extent, if any, that distributions made pursuant to the express terms of this Agreement may be considered as such by law or by unanimous agreement of the Partners, or (iii) upon dissolution of the Partnership, and then only to the extent expressly provided for in this Agreement and as permitted by law.

       SECTION 6.4 Meetings. Meetings of the Partners may be called by the Managing Partner at any time and from time to time or may be called by Investor Partners whose combined Sharing Ratios equal at least 10%. The Managing Partner shall, within 15 days after its receipt of a written request for any such call by Investor Partners for a Partners' meeting, give all Investor Partners written notice of the time, place, and purpose of such meeting. The meeting shall be held at a reasonable time and place on a date not less than 30 nor more than 60 days after the date of the mailing of such notice; provided that the date for notice of such a meeting may be extended for a period of up to 60 days, if in the opinion of the Managing Partner such additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with such meeting by the Securities and Exchange Commission, state securities administrators or other regulatory authorities. The Partners may conduct any Partnership business at such meeting which is permitted under this Agreement and is specified in such notice. Investor Partners may vote in person or by proxy at any such meeting, and the presence in person or by proxy of a Majority in Interest of the Investor Partners shall be necessary to constitute a quorum for the transaction of business at such meeting.

       SECTION 6.5 Voting Rights of Investor Partners. Except as otherwise expressly provided in this Agreement, any vote, consent, approval, election, or other action by the Investor Partners on or with respect to any Partnership matter (including, without limitation, those matters set forth in Sections 5.2(c), 5.2(e), 8.6(a), 8.6(b), 9.1(b) and 9.3(a)) shall be duly and validly made only if made by a Majority





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in Interest of the Investor Partners (without the necessity for the concurrence by the Managing Partner), and in the event of any such vote, consent, approval, or election, each Investor Partner that does not vote for, consent to, approve of, or elect with respect to such matter hereby agrees to be bound by the decision of a Majority in Interest of the Investor Partners and hereby approves such matter to the extent such approval is required for such matter to be effective under the Delaware Act or any other applicable law, rule, or regulation.

       SECTION 6.6 Conduct of Meeting. The Managing Partner shall have full power and authority concerning the manner of conducting any meeting of the Investor Partners or solicitation of consents in writing, including without limitation, the determination of persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 6.4, the conduct of voting, the validity and effect of any proxies, votes, or consents, and the determination of any controversies, votes, or challenges arising in connection with or during the meeting or voting. The Managing Partner shall designate a person to serve as chairman of any meeting and shall further designate a person to take the minutes of any meeting, in either case, including without limitation, a partner or a director or an officer of the Managing Partner. All minutes shall be kept with the records of the Partnership maintained by the Managing Partner. The Managing Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Investor Partners or solicitation of consents in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and consents, the submission and examination of proxies and other evidence of the right to vote, and the revocation of consents in writing.

       SECTION 6.7 General Partners Not Agents. Pursuant to Section 5.1 the General Partners have elected to delegate to the Managing Partner authority to manage, control, and administer and operate the property, business, and affairs of the Partnership. Each General Partner agrees that no General Partner or group of General Partners constituting less than a Majority in Interest may cause the Managing Partner on behalf of the Partnership to act as agent for the Partnership, execute documents on behalf of the Partnership, convey Partnership property, or take any other action binding on the Partnership. Each General Partner further agrees that in no circumstance will a Partner other than the Managing Partner have the right to act as agent for the Partnership, execute documents on behalf of the Partnership, convey Partnership property, or take any other action binding on the Partnership. Any General Partner who takes action contravening this Section 6.7 agrees to indemnify the Partnership and all other Partners from any loss, liability, or expense caused by such action.

       SECTION 6.8  Liabilities of Partners.

       (a) Pursuant to the Delaware Act, the General Partners are liable jointly and severally for all liabilities and obligations of the Partnership. Notwithstanding the foregoing, as among themselves, the General Partners hereby agree that each shall be solely and individually responsible only for his pro rata share (based on Capital Contributions made) of the liabilities and obligations of the Partnership, and any General Partner who incurs liability in excess of his pro rata share shall be entitled to contribution from the other General Partners. Pursuant hereto, the Managing Partner further agrees to indemnify each General Partner for any and all Partnership-related obligations and liabilities otherwise allocable to or paid by such General Partner which are in excess of such General Partner's share of the Partnership's undistributed assets. Under no circumstances shall any Partner be required to indemnify the Managing Partner, except to the extent of such Partner's (i) Capital Contribution and (ii) share of Partnership assets.

       (b) The Partnership may purchase and maintain insurance on behalf of all Partners against any liabilities asserted against or expenses incurred by the Partners in connection with Partnership activities, provided that the Partnership shall not incur the costs of that portion of such insurance, if any, which insures the Managing Partner for any liability with respect to which the Managing Partner is denied indemnification under the provisions of this Agreement. Such insurance may be in such amounts as the Managing Partner shall determine is sufficient to protect the Partners from the maximum amount of such liabilities and expenses.





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
                                  ARTICLE VII
          BOOKS, RECORDS, CAPITAL ACCOUNTS, REPORTS, AND BANK ACCOUNTS

       SECTION 7.1  Books, Records, and Capital Accounts.

       (a) The Managing Partner shall keep just and true records and books of account with respect to the operations of the Partnership and shall maintain and preserve during the term of the Partnership and for four years thereafter all such records, books of account, and other relevant Partnership documents. The Managing Partner shall maintain for at least six years all records necessary to substantiate the fact that Interests were sold only to purchasers for whom such Interests were suitable. Such books shall be maintained at the principal place of business of the Partnership and shall be kept on the accrual method of accounting.

       (b) Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Investor Partners, books of account and records of Partnership proceedings, may be kept on or be in the form of magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. An alphabetical list of the names, addresses, and business telephone numbers of the Investor Partners of the Partnership along with the number of Interests held by each of them (the "participant list") shall be maintained as a part of the books and records of the Partnership and shall be available for the inspection by any Investor Partner or his designated agent at the principal office of the Partnership upon the request of the Investor Partner. The participant list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the participant list shall be mailed to any Investor Partner requesting the participant list within ten days of the request. The copy of the participant list shall be printed in alphabetical order, on white paper, in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which an Investor Partner may request a copy of the participant list include, without limitation, matters relating to voting rights under the Partnership Agreement and the exercise of Investor Partners' rights under federal proxy laws. If the Managing Partner of the Partnership neglects or refuses to exhibit, produce, or mail a copy of the participant list as requested, the Managing Partner shall be liable to any Investor Partner requesting the list for the costs, including attorneys' fees, incurred by that Investor Partner for compelling the production of the participant list, and for actual damages suffered by any Investor Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the participant list is to secure the list of Investor Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as an Investor Partner relative to the affairs of the Partnership. The Managing Partner may require the Investor Partner requesting the participant list to represent that the list is not requested for a commercial purpose unrelated to the Investor Partner's interest in the Partnership. The remedies provided hereunder to Investor Partners requesting copies of the participant list are in addition to, and shall not in any way limit, other remedies available to Investor Partners under federal law or the laws of any state.

       (c) An individual capital account shall be maintained by the Partnership for each Partner as provided below:

              (i) The capital account of each Partner shall, except as otherwise provided herein, be (A) credited by such Partner's Capital Contributions when made, (B) credited by the fair market value of any property contributed to the Partnership by such Partner (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code),
       (C) credited with the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such Partner, (D) credited with the Partner's share of Simulated Gain as provided in Section 7.1(c)(ii), (E) debited by the amount of any item of tax deduction or loss allocated to such Partner, (F) debited by the Partner's share of Simulated Depletion and Simulated Loss as provided in
       Section 7.1(c)(ii), (G) debited by such Partner's allocable share of expenditures of the Partnership not deductible in computing the Partnership's taxable income and not properly chargeable as Capital Expenditures, including any non-deductible book amortizations of capitalized costs, and (H) debited by the amount of cash or the fair market value of any property distributed to such Partner (net of liabilities secured by such





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
       distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code). Immediately prior to any distribution of property by the Partnership that is not pursuant to a liquidation of the Partnership, the Partners' capital accounts shall be adjusted by (A) assuming that the distributed assets were sold by the Partnership for cash at their respective fair market values as of the date of distribution by the Partnership and (B) crediting or debiting each Partner's capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales determined in the same manner as gains or losses provided for under Sections 4.2 and 7.1(c)(ii) for actual sales of such properties.

              (ii) The allocation of basis prescribed by Section 613A(c)(7)(D) of the Code and provided for in Section 4.2(g) and each Partner's separately computed depletion deductions shall not reduce such Partner's capital account, but such Partner's capital account shall be decreased by an amount equal to the product of the depletion deductions that would otherwise be allocable to the Partnership in the absence of
       Section 613A(c)(7)(D) of the Code (computed without regard to any limitations which theoretically could apply to any Partner) times such Partner's percentage share of the adjusted basis of the property with respect to which such depletion is claimed (herein called "Simulated Depletion"). The Partnership's basis in any oil or gas property as adjusted from time to time for the Simulated Depletion allocable to all Partners (and where the context requires, each Partner's allocable share thereof) is herein called "Simulated Basis." No Partner's capital account shall be decreased, however, by Simulated Depletion deductions attributable to any depletable property to the extent such deductions exceed such Partner's remaining Simulated Basis in such property. Upon the sale or other disposition of an interest in a depletable property, each Partner's capital account shall be credited with the gain ("Simulated Gain") or debited with the loss ("Simulated Loss") determined by subtracting from his allocable share of the amount realized on such sale or disposition his Simulated Basis, as adjusted by Simulated Depletion.

              (iii) Adjustments of basis of Partnership property provided for under Sections 734 and 743 of the Code and comparable provisions of state law (resulting from an election under Section 754 of the Code or comparable provisions of state law) and elections by individual Partners under Section 59(e)(4) of the Code to capitalize and amortize such Partner's share of intangible drilling and development costs shall not affect the capital accounts of the Partners, and the Partners' capital accounts shall be debited or credited pursuant to the terms of this
       Section 7.1 as if no such election had been made, unless otherwise required by applicable Treasury Regulations.

              (iv) Capital accounts shall be adjusted, in a manner consistent with this Section 7.1, to reflect any adjustments in items of Partnership income, gain, loss, or deduction that result from amended returns filed by the Partnership or pursuant to an agreement by the Partnership with the Internal Revenue Service or a final court decision.

              (v) In the case of property contributed to the Partnership by a Partner, the Partners' capital accounts shall be debited or credited for items of depreciation, cost recovery, Simulated Depletion, amortization, and gain or loss with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to its fair market value on the date of its contribution to the Partnership, in lieu of the capital account adjustments provided above for such items, all in accordance with Treasury Regulation 1.704-1(b)(2) (iv)(g).

              (vi) It is the intention of the Partners that the capital account of each Partner be kept in the manner required under Treasury Regulation 1.704-1(b)(2)(iv). To the extent any additional adjustment to the capital accounts is required by such regulation, the Managing Partner is hereby authorized to make such adjustment after notice to the General Partners.

       SECTION 7.2 Reports. The Managing Partner shall deliver to each Investor Partner the following financial statements and reports at the times indicated below:

       (a) Semiannually within 75 days after the end of the first six months of each fiscal year and annually within 120 days after the end of each fiscal year, financial statements, including a balance sheet and statements of income, Partners' equity,





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and cash flow, all of which shall be prepared in accordance with generally accepted accounting principles. The annual financial statements shall be accompanied by a report of an independent certified public accountant designated by the Managing Partners, stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial condition, results of operations, and cash flows of the Partnership in accordance with generally accepted accounting principles consistently applied.

       (b) Annually by March 15 of each year or as soon thereafter as is reasonably possible, a report containing such information as may be needed to enable each Investor Partner to prepare and file his federal income tax return and any required state income tax return.

       (c) Annually within 120 days after the end of each fiscal year beginning with the fiscal year ended December 31 of the year following the year in which the Partnership commences operation, (i) a summary of the computations of the total estimated oil and gas Proved Reserves of the Partnership as of the end of such fiscal year and the dollar value thereof at then existing prices and a computation of each Investor Partner's interest in such value, such reserve computations to be based upon engineering reports prepared by qualified independent petroleum engineers, (ii) an estimate of the time required for the extraction of such Proved Reserves and the present worth thereof (discounted at a rate generally accepted in the oil and gas industry and undiscounted), and
(iii) a statement that because of the time period required to extract such reserves the present value of revenues to be obtained in the future is less than if such revenues were immediately receivable. Each such report shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers and shall be prepared by a recognized independent petroleum engineer selected from time to time by the Managing Partner. No later than 90 days following the occurrence of an event resulting in a reduction in an amount of 10% or more of the estimated value of the oil and gas Proved Reserves as last reported to the Investor Partners, other than a reduction resulting from normal production, sales of reserves or product price changes, a new summary conforming to the requirements set forth above in this
Section 7.2(c) shall be delivered to the Investor Partners.

       (d) Semiannually within 75 days after the end of the first six months of each fiscal year and annually within 120 days after the end of each fiscal year, (i) a summary itemization, by type or classification, of any transaction of the Partnership since the date of the last such report with the Managing Partner or any Affiliate thereof and the total fees, compensation, and reimbursement paid by the Partnership (or indirectly on behalf of the Partnership) to the Managing Partner and its Affiliates, including without limitation, the average price paid by any Affiliate of the Managing Partner during the two most recent calendar quarters for oil and gas produced by Program Wells purchased by such Affiliate and the highest average price paid by any other substantial purchaser of comparable oil or gas produced in the field where such Program Wells are located, and (ii) a schedule reflecting (A) the total costs of the Partnership (and, where applicable, the costs pertaining to each Prospect) and the costs paid by the Managing Partner and by the Investor Partners and (B) the total revenues of the Partnership and the revenues received by or credited to the accounts of the Managing Partner and the Investor Partners. Each semi-annual report delivered by the Managing Partner may contain summary estimates of the information described in subdivision (i) of this Section 7.2(d).

       (e) Monthly within 15 days after the end of each calendar month while the Partnership is participating in the drilling and completion of wells in which it has an interest until the end of such activity, and thereafter for a period of three years semiannually within 75 days after the end of the first six months of each fiscal year and annually within 120 days after the end of each fiscal year, (i) a description of each Prospect or field in which the Partnership owns Leases (provided that after the initial description of each such Prospect or field has been provided to the Investor Partners only material changes, if any, with respect to such Prospect or field need be described),
(ii) a description of all farmouts entered into by the Partnership since the date of the last such report, including the reason therefor, the location and timing thereof, the parties to the farmout and the terms thereof, and (iii) a summary of the wells drilled by the Partnership and the status thereof, indicating whether each of such wells is being drilled or has been completed or plugged and abandoned, a statement of the cost of each well completed or abandoned, and the reason for abandoning any well after commencement of production. Each report delivered by the Managing Partner may contain summary estimates of the information described in clause (iii) of this Section 7.2(e).

       (f) Such other reports and financial statements as the Managing Partner shall determine from time to time.





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       The cost of such reporting shall be paid by the Partnership as a
Partnership expense.

       SECTION 7.3 Bank Accounts. The Managing Partner shall cause one or more accounts to be maintained in a state or federally chartered bank or savings and loan association, which accounts shall be used for the payment of the expenditures incurred by the Managing Partner in connection with the business of the Partnership, and in which shall be deposited any and all receipts of the Partnership. All such amounts shall be and remain the property of the Partnership and shall be received, held, and disbursed by the Managing Partner for the purposes specified in this Agreement. There shall not be deposited in any of said accounts any funds other than funds belonging to the Partnership, and no other funds shall in any way be commingled with such funds. The Managing Partner may invest Partnership funds which they deem untimely or inappropriate to use or commit for Partnership purposes or to distribute to the Partners in such United States Treasury Bills, other short-term governmental obligations or bank certificates of deposit or other certificates, securities or evidences of indebtedness on such terms and for such security, if any, as they may deem necessary or desirable. The Managing Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing Partner's possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the benefit of the Partnership.



                                  ARTICLE VIII
                     ASSIGNMENT AND PURCHASE OF INTERESTS;
                                  SUBSTITUTION

       SECTION 8.1  Assignments by Investor Partners.

       (a) The interest of any Investor Partner in the Partnership shall be assignable, in whole or in part, subject to the following:

              (i) No such assignment shall be made if, in the opinion of counsel to the Partnership, such assignment would cause the termination of the Partnership for federal income tax purposes under Section 708 of the Code or might result in a change in the status of the Partnership to a "publicly traded partnership" within the meaning of Section 7704 of the Code, unless the Managing Partner consents to such assignment, or if in the opinion of counsel to the Partnership such assignment may not be effected without registration under the Securities Act of 1933, as amended, or would result in the violation of any applicable state securities laws;

              (ii) The Partnership shall not be required to recognize any such assignment until the instrument conveying such interest has been delivered to the Managing Partner for recordation on the books of the Partnership;

              (iii) Unless an assignee becomes a substituted Investor Partner in accordance with the provisions set forth below, such assignee shall not be entitled to any of the rights granted to an Investor Partner hereunder, other than the right to receive all or part of the share of the profits, losses, cash distributions, or returns of capital to which his assignor would otherwise be entitled;

              (iv) Except by will, intestate succession, or gift or, in unusual circumstances when consented to by the Managing Partner, the assigning Investor Partner (A) may not assign fewer than a whole
       Interest (five Interests for Investor Partners who are residents of either the States of California, Iowa, or Minnesota) to any person other than the Partnership, the Managing Partner, an Affiliate thereof, or a third person designated by the Managing Partner in its sole discretion, unless such Investor Partner owns less than a whole Interest (less than five Interests for Investor Partners who are residents of either the States of California, Iowa, or Minnesota) and transfers all his Interest to one person, and (B) must retain at least a whole Interest (five Interests for Investor Partners who are residents of either the States of California, Iowa, or Minnesota), in the event fewer than all such Investor Partner's Interests are assigned to any person other than the Partnership, Managing Partner, an Affiliate thereof, or a third person designated by the Managing Partner in its sole discretion; and

              (v) The assignor shall notify the Managing Partner of such assignment and provide the Managing Partner with such information regarding the transferee and the transfer (including without limitation, the name, address, and taxpayer identification number of the transferor and transferee and the date of the transfer) as is required under
       Section 6050K of the Code (if the transfer is a sale or exchange described in Section 751(a) of the Code) and Section 6112 of the Code (relating to tax shelter investor lists) and Treasury Regulations promulgated thereunder by the Internal Revenue Service in the manner and at the time prescribed by law.

An assignment by an Investor Partner in violation of clause (i) or clause (ii) of this Section 8.1(a) shall be void and ineffectual and shall not bind the Partnership or any other Partner. The assignee of an Investor Partner's interest in the Partnership shall pay all costs and expenses incurred by the Partnership in connection with such assignment, which costs and expenses shall not be less than $50. In the discretion of the Managing Partner, such costs and expenses may be collected out of revenues otherwise allocable to such assignee under this Agreement.

       (b) An assignee of the interest of an Investor Partner, or any portion thereof if permitted hereunder, shall become a substituted Investor Partner entitled to all the rights of an Investor Partner if, and only if:

              (i)    The assignor gives the assignee such right;

              (ii) The Managing Partner consents to such substitution, the granting or denying of which consent shall be in the Managing Partner's sole and absolute discretion;

              (iii) The assignee pays to the Partnership all costs and expenses incurred in connection with such substitution; including without limitation, costs incurred in amending filings referred to in
       Section 1.7, which costs and expenses, in the discretion of the Managing Partner, may be collected out of revenues otherwise allocable to such substituted Investor Partner under this Agreement;

              (iv) The assignee executes and delivers such instruments, in form and substance satisfactory to the Managing Partner, as the Managing Partner may deem necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement; and

              (v) The assignee delivers to the Managing Partner a written representation as to each of the matters set forth in the Subscription Agreement.

The consent of the Investor Partners shall not be required for admission to the Partnership of a substituted Investor Partner who meets the above requirements. The Partnership and the Managing Partner shall be entitled to treat the record owner of any Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such record owner until such time as a written assignment of such interest has been received and accepted by the Managing Partner and recorded on the books of the Partnership. In no event shall any Partnership interest, or any portion thereof, be sold, transferred, or assigned to a minor or incompetent or any other person not qualified to become an Investor Partner hereunder, and any such attempted sale, transfer, or assignment shall be void and ineffectual and shall not bind the Partnership or the Managing Partner. Unless an assignee becomes a substituted Investor Partner, any assignment by the assigning Investor Partner of the right to receive Partnership distributions shall not release such Investor Partner of any obligations connected with the interest in the Partnership being assigned. In no event shall any purported transfer, by operation of law or otherwise, require the accounting by the Managing Partner to more than one person with respect to the Partnership interest transferred unless the transfer is consented to by the Managing Partner in accordance with the foregoing and the Partnership interest transferred represents a whole number of Interests owned by the Investor Partner. The effective date of any assignment shall be the date on which all of the prerequisites to the assignment specified in this
Section 8.1 have been met. The Partnership will amend its records at least once each calendar quarter to effect the





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substitution of substituted partners.  In the case of assignments where the assignee does not become a substituted Investor Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of the notice of assignment and the required documentation.

       SECTION 8.2  Assignment by Managing Partner.

       (a) The interest of the Managing Partner in the Partnership shall not be assignable, in whole or in part, except in the event of the following assignments:

              (i) A disposition by the Managing Partner of all or any portion of its Partnership interest to one or more Affiliates of the Managing Partner that agree to assume all or a proportionate part of the obligations of the Managing Partner with respect to such interest in the Partnership;

              (ii) A disposition by the Managing Partner of all or any part of its Partnership interest to one or more persons that have as the result of a merger, consolidation, corporate reorganization, or other transaction acquired all or substantially all of the assets of the Managing Partner and have assumed the obligations of the Managing Partner hereunder; or

              (iii) An assignment or transfer by the Managing Partner of all or any portion of its Partnership interest by way of mortgage, pledge, or charge as security for an advance of monies to it, provided that the mortgagee or pledgee shall hold such interest subject to all of the terms of this Agreement.

       (b) In the event of a disposition, assignment, or transfer referred to in clause (i) or clause (ii) of Section 8.2(a), such successor, assignee, or transferee shall be and become a substituted Managing Partner and shall continue the business of the Partnership without the occurrence of any dissolution and the assigning Managing Partner shall be released from all of its obligations thereafter arising hereunder; and each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption, or acceptance of this Agreement) does hereby consent to the admission of such successor, assignee, or transferee as a substituted Managing Partner to the extent required by the Delaware Act and to the continuance of the business of the Partnership by such substituted Managing Partner, and authorizes the Managing Partner or substituted Managing Partner to ratify on his behalf pursuant to the power of attorney granted in Section 10.2 such Investor Partner's consent to the admission of the new Managing Partner as a Managing Partner of the Partnership.

       (c) The Partnership shall take such actions as the Managing Partner in its sole discretion deems necessary or appropriate to effect or facilitate a disposition, assignment, or transfer referred to in Section 8.2(a), including without limitation, providing notice thereof to the Investor Partners and entering into appropriate escrow arrangements; provided, however, that no such disposition, assignment, or transfer (in the absence of the bankruptcy, withdrawal, removal, or dissolution of a Managing Partner) shall result in dissolution of the Partnership.

       (d)    Except as otherwise provided in Section 8.2(b), Section 8.6 or
Section 9.3, no assignee or transferee of a Managing Partner shall become a substituted Managing Partner without the written consent of all of the Investor Partners.

       SECTION 8.3 Right of Presentment. During the first calendar quarter of each of the years 2001 through 2006, an Investor Partner may request writing that the Managing Partner repurchase all or less than all of his Interests (the "Right of Presentment"); provided, however, the Right of Presentment may only be exercised in whole Interests or in one-half Interest increments. The repurchase price to be paid upon any repurchase of an Investor Partner's Interests will be the pro rata share represented by his Interests of:

       (a)    99% of the sum of

              (i)       65% of the unescalated value as of such Valuation
       Date of the future net revenues attributable to the Partnership's Proved Developed Producing Reserves, as estimated by the Independent Expert retained by the





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
       Managing Partner to prepare the most recent engineering report furnished to the Investor Partners pursuant to Section 7.2(c);

              (ii)       50% of the unescalated value as of such Valuation
       Date of the future net revenues attributable to the Partnership's Proved Developed Non-Producing Reserves, as estimated by the Independent Expert retained by the Managing Partner to prepare the most recent engineering report furnished to the Investor Partners pursuant to Section 7.2(c);

provided that prior to the calculation of the value of such future net revenues, that value (A) shall be adjusted by the Independent Expert to reflect the risks of production and development of such reserves and any other economic contingencies that would normally be considered by a purchaser of Proved Reserves and (B) shall be discounted to present value at a rate equal to the prime rate of interest charged by NationsBank Texas, N.A., Dallas, Texas, plus 2%, at the Valuation Date;

       MINUS

       (b) the amount of all liabilities, indebtedness, expenses, and obligations of the Partnership as of the Valuation Date as shown on the Partnership's most recent audited financial statements furnished to the Investor Partners pursuant to Section 7.2(a) that were allocable as of the end of such fiscal year to the Investor Partners; and

       (c) any distributions made to Investor Partners between the Valuation Date and the date of payment of the repurchase attributable to the Interests being repurchased shall be deducted from the repurchase price. The effective date of any such sale for purposes of determining such deduction will be deemed to be the day on which payment of the repurchase price is transmitted.

       SECTION 8.4  Notices of and Limitations on Right of Presentment.

       (a) Prior to May 31 of each year in which the Right of Presentment exists, the Managing Partner shall notify each Investor Partner requesting repurchase under Section 8.3 of the amount that will be paid to repurchase each Interest and the method by which that repurchase price was calculated. Upon their receipt of such notification, the requesting Investor Partners who wish to present their Interests for repurchase shall do so by properly completing and executing the form of assignment that will accompany the Managing Partner's notification and returning it to the Managing Partner within 20 calendar days after the date of the notification. Such presentment by an Investor Partner shall constitute his acceptance of the repurchase offer of the Managing Partner, subject to the terms of this Article 8. An Investor Partner seeking to sell fewer than all of his Interests in the Partnership shall retain a minimum of one whole Interest in the Partnership (unless retention of fewer Interests is consented to by the Managing Partner). Payment for Interests presented for repurchase during a year will be made in cash not less than 60 nor more than 75 calendar days after receipt by the Managing Partner of the assignments of the Interests so repurchased.

       (b) The maximum number of Interests that the Managing Partner (or an Affiliate thereof) shall be required to purchase during any calendar year in which the right to present Interests exists shall not exceed 5% of the total number of Interests outstanding at the beginning of such calendar year.

       (c) In addition to the limitation imposed by subsection (b) above, the obligation of the Managing Partner or Affiliates thereof, to purchase Interests and to purchase interests in Affiliated Programs previously or subsequently organized by the Managing Partner or Affiliates thereof shall not exceed $500,000 in any calendar year, and such persons may elect not to purchase the excess. If a greater number of Interests and interests in such previously or subsequently organized Affiliated Programs are presented for repurchase than are required to be accepted under this subsection (c), those Interests and interests will be accepted for repurchase in the following manner: (i) all required repurchases will be allocated among the other affected partnerships (adjusted to reflect repurchases within the previous twelve months) pro rata based on their initial subscribed capital, (ii) to the extent that the amount allocated to any partnership described in clause (i) exceeds the repurchase price of interests in that partnership presented for repurchase, such amount shall be allocated among the other of those partnerships





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
in the manner described in clause (i) until the entire $500,000 limitation (as adjusted) has been allocated, and (iii) interests in each partnership described in clause (i) shall be accepted for repurchase in amounts equal to the portion of the $500,000 limitation allocated to each such partnership.

       (d) In determining if the required number of the outstanding Interests pursuant to subsection (c) above have been repurchased during any calendar year, all purchases by the Managing Partner or Affiliates thereof of Interests and interests in Affiliated Programs previously or subsequently organized by the Managing Partner or Affiliates thereof, which purchases have been made at any time during the twelve-month period ending on the date on which such persons are to purchase Interests hereunder shall be included in the calculation of the Interests and other interests repurchased. If a greater number of Interests are presented for repurchase than those persons are required to repurchase, the Interests to be repurchased will be selected by lot or by such other method as the Managing Partner deems reasonable.
Participation by Investor Partners in any such lottery shall be determined by calculating the proportion that the number of Interests presented for repurchase by each Investor Partner bears to the total number of Interests presented for repurchase at that time. If any Interests presented for repurchase are not purchased, they will be returned to the record owners thereof and will be eligible for repurchase during succeeding years only if new repurchase requests are made and the Interests are again presented for repurchase. Interests not repurchased in the year presented for repurchase will have no priority with respect to repurchase in subsequent years.

       (e) If, prior to May 31 of the year in which the Right of Presentment exists, the price for either oil or gas received by the Partnership from its Program Wells decreases by 20% or more as compared to the price being received as of the Valuation Date, the Managing Partner may, in its sole and absolute discretion, refuse to repurchase any Interests presented for repurchase. Further, if the Managing Partner or Affiliates thereof have purchased the required number of Interests at any time during the twelve-month period ending on the date on which the Managing Partner is to purchase Interests from the Investor Partners pursuant to the Right of Presentment, the Managing Partner's obligation to purchase Interests is discharged. In such event, the Managing Partner shall notify the presenting Investor Partners of the Managing Partner's election not to repurchase any of the Interests presented for repurchase and the basis for such refusal and shall provide to any presenting Investor Partner who so requests access to such books and records of the Partnership as shall be reasonably necessary for such Investor Partner to verify the basis for such refusal.

       (f) For purposes of this Agreement, Interests repurchased and held by the Managing Partner or an Affiliate thereof shall continue to be outstanding.

       SECTION 8.5 Cessation of Right of Presentment. In the event the obligation of the Managing Partner or any Affiliate thereof to repurchase Interests from Investor Partners pursuant to their Right of Presentment is determined by counsel to the Partnership to be in violation of any existing or future laws or to expose the Partnership or the Investor Partners to material adverse federal income tax consequences, such obligation shall become null and void and of no further force or effect, but only to the extent necessary in the opinion of counsel to the Partnership to comply with such laws or to avoid such consequences.


       SECTION 8.6  Removal of Managing Partner.

       (a) A Majority in Interest of the Investor Partners shall have the right to remove the Managing Partner and to elect and substitute a new Managing Partner. In such event, the removed Managing Partner shall be required to offer to sell a minimum of 20% of, and shall have the right to offer to sell up to the remaining 80% of, its interest in the Partnership to the new Managing Partner at a price, Method of Payment (as determined pursuant to this section), and on such other terms and conditions as are mutually agreeable to the new Managing Partner. If after the new Managing Partner and the removed Managing Partner have agreed on the amount of the removed Managing Partner's Partnership interest that is to be sold to and purchased by the new Managing Partner (which agreement must be reached within 10 days of the removal of the Managing Partner), such parties are unable to agree within 10 days on the purchase price of such interest, the new Managing Partner and the removed Managing Partner shall select a mutually agreeable Independent Expert to determine such purchase price. Such Independent Expert, in determining such price, shall take into account appropriate discount factors in light of the risk of recovery of the oil and gas reserves attributable to the Partnership. The closing of the purchase of such Partnership interest shall take place at the office of the removed Managing Partner within 15 days following the agreement upon or determination of the purchase price for the interest to be acquired by the new Managing Partner, or at such other time or place as the removed Managing Partner and the new Managing Partner may agree upon in writing. In the event the new Managing Partner agrees to purchase less than all of the offered interest of the removed Managing Partner in the Partnership, the removed Managing Partner shall have the right to have distributed to it in kind such Partnership assets and properties attributable to the Partnership interest not purchased by the new Managing Partner as it would have been entitled to receive if the Partnership were dissolved and terminated pursuant to Section
9.4 at such time. The removed Managing Partner shall cause, to the extent legally possible, all of its contractual rights, obligations, and duties as Managing Partner of the Partnership to be assigned to the new Managing Partner, and the new Managing Partner shall continue the business of the Partnership without the occurrence of any dissolution and shall accept all responsibilities of the removed Managing Partner and make arrangements satisfactory to the removed Managing Partner to release it from and indemnify it against personal liability for any Partnership indebtedness and liabilities. This Agreement shall thereafter be duly amended to delete the removed Managing Partner and to name the new Managing Partner. Each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption, or acceptance of this Agreement) hereby consents to the admission of the new Managing Partner as the substituted Managing Partner and to the continuance of the business of the Partnership by such substituted Managing Partner, and authorizes such Managing Partner to certify on his behalf pursuant to the power of attorney granted in Section 10.2 such Investor Partner's consent to the admission of such new Managing Partner as the Managing Partner of the Partnership and to execute any amendments to this Agreement required for such purpose. If, under the laws of any jurisdiction to which the Partnership or this Agreement is subject, the removal or withdrawal of the Managing Partner pursuant to this Section 8.6(a) results in the Partnership being dissolved, then the Partnership shall be deemed dissolved and reconstituted. Each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption, or acceptance of this Agreement) hereby consents to the continuation or reconstitution of the Partnership pursuant to this Section 8.6(a) and authorizes the substituted Managing Partner to certify on his behalf pursuant to the power of attorney granted in Section 10.2, such Investor Partner's consent to the continuation or reconstitution of the Partnership and to execute any amendments to this Agreement required for such purpose.

       The "Method of Payment" by the new Managing Partner for the removed Managing Partner's interest must be fair and must protect the solvency and liquidity of the Partnership. Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the terminated Managing Partner otherwise would have received under the Partnership Agreement had the Managing Partner not been terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than five years with equal installments each year.

       (b) The Partnership, acting in accordance with a vote or consent of a Majority in Interest of the Investor Partners, shall have the right pursuant to
Section 7 of the Program Agreement to remove MOC as Program Manager and substitute a successor to act in such capacity.

                                   ARTICLE IX
           DISSOLUTION, RECONSTITUTION, LIQUIDATION, AND TERMINATION

       SECTION 9.1 Dissolution. The Partnership shall be dissolved upon the occurrence of any of the following:

       (a)    December 31, 2047;

       (b) the vote at a duly held meeting or consent in writing of a Majority in Interest of the Investor Partners at any time;

       (c) the sale, disposition, or termination of all or substantially all of the Leases then owned by the Partnership;

       (d) the bankruptcy, insolvency, or dissolution (except dissolution as a consequence of merger, consolidation, recapitalization, or other reorganization effected in accordance with Section 8.2) of the Managing Partner or the occurrence of any other event which would permit a trustee or receiver to acquire control of the property or affairs of the Managing Partner; provided that neither the Managing Partner's filing of a voluntary petition or answer seeking reorganization or similar relief under bankruptcy law, nor the Managing Partner's reorganization or obtaining similar relief under such law shall cause the dissolution of the Partnership;

       (e) the adjudication of insolvency or bankruptcy of the Partnership, or an assignment by the Partnership for the benefit of creditors;

       (f)    the withdrawal or retirement of the Managing Partner; or

       (g) except as otherwise provided in this Section 9.1, the occurrence of any other event which, under the laws of the State of Delaware, causes the dissolution of a limited partnership.

The death, retirement, insanity, legal disability, insolvency, dissolution, or withdrawal of any Investor Partner will not result in the dissolution or termination of the Partnership, and, upon the occurrence of any such event, the estate, personal representative, guardian, or other successor in interest of any such Investor Partner or the Investor Partner, as the case may be, (i) will continue to be liable for all of the debts and obligations of such Investor Partner pursuant to this Agreement, (ii) may become a substituted Investor Partner only pursuant to the provisions of Section 8.1, (iii) may transfer the Partnership interest of such Investor Partner only pursuant to the provisions of Article VIII hereof, and (iv) will not have any right to withdraw the Capital Contribution of such Investor Partner except as expressly set forth in
Section 9.3 of this Agreement.

       SECTION 9.2 Covenant Not to Withdraw. Except as permitted by Section 9.3(c), each Partner covenants and agrees that it shall not cause the dissolution of the Partnership by its voluntary withdrawal therefrom, either directly, by dissolution or by any other voluntary act, provided that the Managing Partner may withdraw upon the later to occur of (i) the completion of a Partnership's primary drilling activities under the Drilling Program and (ii) the fifth anniversary of the date that Investor Partners were admitted to the Partnership. In order to exercise its right of withdrawal, the Managing Partner must give the Investor Partners at least 120 days' advance written notice. In the event the Managing Partner assigns its interest in the Partnership to a person who becomes a substituted Managing Partner of the Partnership pursuant to Section 8.2, the subsequent dissolution of the old Managing Partner shall not terminate the Partnership and shall not be deemed to constitute a breach or violation of the covenant contained in this Section 9.2.

       SECTION 9.3  Reconstitution.

       (a) In addition to the other rights and remedies the Investor Partners may have hereunder or otherwise, in the event the Managing Partner withdraws or retires from the Partnership (directly or as a result of the events causing dissolution under Section 9.1(e)) and such withdrawal or retirement causes dissolution of the Partnership, a Majority in Interest of the Investor Partners, acting at a meeting of the Investor Partners to be held within 90 days following receipt of written notice of such event from the Managing Partner, shall be entitled to reconstitute the Partnership (the Partnership, as reconstituted, is referred to herein as the "Reconstituted Partnership") and elect and substitute a new Managing Partner (which may be the retiring Managing Partner). Such new Managing Partner shall be entitled to acquire the Partnership interest of the retiring Managing Partner on the same basis and in the same manner as is set forth in Section 8.6. In connection with such acquisition the actions described in Section 8.6 shall be taken by the new Managing Partner and the retiring Managing Partner, and each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption, or acceptance of this Agreement) hereby consents to the admission of such new Managing Partner as a substituted Managing Partner of the Partnership in the same manner, and with the same effect, as consent is provided by the Investor Partners in Section 8.6. The retiring Managing Partner will pay all expenses concerning the valuation of its Partnership Interest and expenses associated with transferring management control incurred as a result of its withdrawal or retirement from the Partnership.





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       (b)    In the event a Majority in Interest but less than all of the
Investor Partners elect to reconstitute the Partnership pursuant to this
Section 9.3, the Partners' capital accounts shall be adjusted by (i) assuming the sale of all assets of the Partnership for cash at their respective fair market values (as determined by an appraiser selected by the new Managing Partner) and the payment of all Partnership debts and liabilities as of the date of the reconstitution of the Partnership and (ii) debiting or crediting each such capital account (other than the new Managing Partner's capital account, but including the retiring Managing Partner's capital account (to the extent that the retiring Managing Partner's Partnership interest was not purchased by the new Managing Partner pursuant to subsection (a) above)) with its respective share of the hypothetical gains or losses resulting from such assumed sales and the hypothetical deductions or losses, if any, resulting from the assumed payment of such debts and liabilities in the same manner as such capital account would be debited or credited on the actual sales of such assets and the actual payment of such debts and liabilities.

       The new Managing Partner shall then sell for cash an amount of Partnership oil and gas properties having a fair market value (as determined by such appraiser) equal to the fair market value (so determined) of all Partnership oil and gas properties times the ratio of the aggregate of the positive capital account balances, as so adjusted, of the Investor Partners that have not elected to reconstitute the Partnership and the retiring Managing Partner (to the extent that the retiring Managing Partner's Partnership interest was not purchased by the new Managing Partner pursuant to subsection
(a) above) to the positive capital account balances, as so adjusted, of all Partners. The new Managing Partner shall then distribute such cash to the Investor Partners that have elected not to reconstitute the Partnership and to the Managing Partner (to the extent provided above) in proportion to the positive balances of their respective capital accounts, as so adjusted. Such distribution shall take place by the later of (i) the end of the Partnership taxable year in which the reconstitution occurs or (ii) 90 days after the date of such reconstitution. Neither the retiring Managing Partner nor any Investor Partner that has elected not to reconstitute the Partnership shall be liable to the Partnership or any other Partner for the amount of any deficit balance in his or its capital account after a distribution in liquidation of his or its interest in the Partnership.

       Notwithstanding the foregoing, the retiring Managing Partner shall have the right to elect to receive a distribution in kind of oil and gas properties having a fair market value (as determined by such appraiser) equal to the fair market value (so determined) of all Partnership oil and gas properties times the ratio of the positive balance in its capital account, adjusted as provided above, to the positive capital account balances, as so adjusted, of all Partners, subject to an obligation to become a party to the Program Agreement and any operating agreements to which such properties are subject. Any interest in Partnership properties distributed to the retiring Managing Partner shall be subject to such liens, encumbrances, and restrictions as affect the properties on the date of such distribution and will be subject to and operated in accordance with the operating agreements then in effect.

       All gain, loss, and amounts realized on the sale of Partnership oil and gas properties by the new Managing Partner to provide cash for distribution to such Investor Partners and to the retiring Managing Partner shall be allocated to such Investor Partners and the retiring Managing Partner in the same proportions as the proceeds of such sale are distributed; provided that if the retiring Managing Partner or any Investor Partner elects to receive a distribution of Partnership properties in kind, all gain, loss, and amounts realized on such sales shall be allocated solely to the Partners receiving cash in the same proportions as the proceeds of such sale are distributed.

       The new Managing Partner, on behalf of the Investor Partners that have elected to form the Reconstituted Partnership, shall retain for the benefit of the Reconstituted Partnership all oil and gas properties of the Partnership remaining after the distribution provided for above, and all other Partnership assets, and the Reconstituted Partnership shall assume all debts and liabilities of the Partnership. The Partnership oil and gas properties retained by the Reconstituted Partnership shall be subject to such liens, encumbrances, and restrictions as affect such properties on the date of the reconstitution of the Partnership and will be subject to and operated in accordance with the operating agreements then in effect. If the amount of property as of the date of the reconstitution of the Partnership is not sufficient to satisfy the positive balances in all of the Partners' capital accounts, as so adjusted, Partnership property shall be sold (or distributed) and retained by the new Managing Partner in the manner described above in proportion to the positive balances of the Partners' respective capital accounts.





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
       (c) In the event an Investor Partner withdraws from the Partnership, the remaining Investor Partners hereby agree that the Partnership is to be reconstituted immediately. The remaining Investor Partners hereby authorize the Managing Partner to take such action as the Managing Partner deems necessary or appropriate to effect such reconstitution and to continue the business of the Partnership without interruption, including use by the Managing Partner of the power of attorney granted by each remaining Investor Partner pursuant to Section 10.2 to execute on behalf of each such remaining Investor Partner any amendments to this Agreement required for such purpose. The withdrawing Investor Partner will pay all expenses incurred as a result of his withdrawal from the Partnership. The withdrawing General Partner shall remain subject as a General Partner with respect to any liabilities or obligations of the Partnership arising prior to such withdrawal. Upon withdrawal from the Partnership, a General Partner is entitled to continue to receive any distributions to which he is otherwise entitled under this Agreement for the period prior to his withdrawal; however, such General Partner shall not be entitled to receive the fair value of his interest in the Partnership as of the date of such withdrawal based upon his right to share in distributions from the Partnership, and neither the Partnership nor the Managing Partner has any obligation to repurchase any interest in the Partnership from the withdrawing General Partner. The withdrawing General Partner will no longer be entitled to receive any distributions nor shall such General Partner have any rights as an Investor Partner under this Agreement. The Sharing Ratios will be recalculated among the Investor Partners without regard to the withdrawing General Partner's Capital Contribution.

       (d) In the event the Partnership is reconstituted pursuant to subsection (c), the Partners' capital accounts shall be adjusted by (i) assuming the sale of all assets of the Partnership for cash at their respective fair market values (as determined by the Managing Partner or an appraiser selected by the Managing Partner) and the payment of all Partnership debts and liabilities as of the date of the reconstitution of the Partnership and (ii) debiting or crediting each such capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales and the hypothetical deductions or losses, if any, resulting from the assumed payment of such debts and liabilities in the same manner as such capital account would be debited or credited on the actual sales of such assets and the actual payment of such debts and liabilities.

       (e) The distribution of cash or property to the Investor Partners that have elected not to reconstitute the Partnership in accordance with the provisions of this Section 9.3 shall constitute a complete return to each such Investor Partner of his Capital Contributions, to which each Investor Partner (and any person who hereafter becomes a substituted Investor Partner by his execution, adoption or acceptance of this Agreement) hereby consents, and a complete distribution to such Investor Partner of his interest in the Partnership and all Partnership property, and no such Investor Partner shall have any recourse against the new or the retiring Managing Partner, the Reconstituted Partnership or any other Investor Partner if the cash or property so distributed or received shall be insufficient to return in full his Capital Contributions.

       (f) In the event of the bankruptcy of a General Partner which pursuant to the Delaware Act results in the dissolution of the Partnership, each of the remaining Partners hereby agrees that the Partnership shall be reconstituted immediately, and authorizes the Managing Partner to take the actions described in subsection (c) above. The trustee, receiver, or other successor in interest of the bankrupt General Partner (i) will continue to be liable for all of the debts and obligations of such General Partner pursuant to this Agreement, (ii) may become a substituted General Partner only pursuant to the provisions of Section 8.1, (iii) may transfer the Partnership interest of such General Partner only pursuant to the provisions of Article VIII hereof, and (iv) will not have any right to withdraw the Capital Contribution of such General Partner except as expressly set forth in Section 9.4 of this Agreement.

       SECTION 9.4 Liquidation and Termination. Upon dissolution of the Partnership (unless it is reconstituted in accordance with Section 9.3), no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Partnership and the distribution of its assets to the Partners. The Managing Partner shall act as liquidator or may appoint in writing one or more liquidators who shall have full authority to wind up the affairs of the Partnership and make final distribution as provided herein; provided, however, that, if the Managing Partner is not able to serve as liquidator and does not appoint a liquidator within a reasonable time after dissolution, the liquidator shall be a person selected in writing by a Majority in Interest of the Investor Partners. The liquidator shall proceed diligently to wind up the affairs of the Partnership and make final distribution as provided herein. Until final distribution, the liquidator shall continue to operate the Partnership properties with all of the power and authority of the Managing Partner. The liquidator is hereby authorized to take the following action without the further consent or joinder of any Partner:

       (a) As promptly as possible after dissolution and again after completion of the liquidation and termination of the Partnership, the liquidator shall cause a proper accounting to be made of the Partnership's assets, liabilities, and operations through the last day of the month in which the dissolution or termination occurs.

       (b) The liquidator shall pay all of the debts and liabilities of the Partnership (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including but not limited to the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may determine). To the extent cash required for this purpose is not otherwise available, the liquidator may sell assets of the Partnership for cash.

       (c) After making payment or provision for all debts and liabilities of the Partnership, the liquidator shall sell all properties and assets of the Partnership for cash as promptly as is consistent with obtaining the best price therefor. All gain, loss and amount realized on such sales shall be allocated to the Partners as provided in this Agreement, and the capital accounts of the Partners shall be adjusted accordingly. The liquidator shall then distribute the proceeds of such sales to the Partners to satisfy any positive balances in their capital accounts, as so adjusted.

       (d) Notwithstanding Section 9.4(c), in the event of a dissolution and liquidation of the Partnership pursuant to an exchange or tender offer, the liquidator may, after making provision for all debts and liabilities of the Partnership, first adjust the capital account of each Partner by (i) assuming the sale of all remaining assets of the Partnership for cash at their respective fair market values (as determined by the liquidator in a manner consistent with the terms of such exchange or tender offer) as of the date of the dissolution of the Partnership and (ii) debiting or crediting each such capital account with such Partner's respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such capital account would be debited or credited on the actual sales of such assets. If such exchange or tender offer is conducted pursuant to a disposition of all or substantially all of the assets of the Partnership or is otherwise binding on the Partners, the liquidator shall distribute all securities or other assets received from the disposition of the Partnership assets to the Partners proportionately based on the Partners' positive capital account balances, as so adjusted.

       In the event of an exchange or tender offer that is not binding upon all Partners, the liquidator shall then exchange for securities offered in the exchange or tender offer oil and gas properties having a fair market value (as determined by the liquidator as provided above) equal to the sum of the positive balances in the capital accounts, as so adjusted, of the Partners who elect to accept the exchange or tender offer. The liquidator shall then distribute such securities to such accepting Partners on a basis reflecting the Partners' respective positive balances, as so adjusted. The Managing Partner shall have, with respect to its Interests, the right to elect to receive a distribution in kind of Partnership oil and gas properties having a fair market value (as determined by the liquidator as provided above) equal to the positive balance in its capital account, adjusted as provided above. The liquidator shall then sell the remaining property and distribute to the Investor Partners who elect not to accept the exchange or tender offer all remaining cash in amounts proportionate to any positive balances in such Partners' capital accounts, as so adjusted. All gain, loss and amount realized on the sale of Partnership oil and gas properties by the liquidator to provide cash for distribution to such Investor Partners shall be allocated to such Investor Partners in the same proportions as the proceeds of such sale are distributed.

       (e) Any distributions to the Partners in liquidation of the Partnership shall be made by the later of (i) the end of the taxable year in which the liquidation (as such term is defined in Treasury Regulation 1.704-1(b)(2)(ii)(g)) occurs, or (ii) 90 days after the date of such liquidation. No Partner with a deficit balance in his or its capital account after such distribution shall be liable to the Partnership or any other Partner for the amount of such deficit balance.

       (f) Notwithstanding the foregoing, if upon dissolution of the Partnership any Partner shall be indebted to the Partnership as a result of the failure to make a Capital Contribution required under this Agreement or otherwise, the liquidator shall retain such Partner's share of cash or property that would otherwise be distributed and apply such cash or property and the income therefrom to the liquidation of such indebtedness and the cost of the operation of such assets during the period of such liquidation; provided, if the amount of such indebtedness has not been liquidated pursuant to the above procedure or otherwise paid by such Partner within six months of the dissolution of the Partnership, the liquidator may sell all or any portion of such property at a public or private sale for what is in the sole judgment of the liquidator the best price obtainable. The proceeds of such sale shall be applied to the liquidation of the indebtedness then owing by such Partner, and the balance of such proceeds, if any, shall be distributed to such Partner.

       (g) The liquidator shall comply with any requirements of the Delaware Act and all other applicable laws pertaining to the winding up of the affairs of the Partnership and the final distribution of its assets. The distribution of cash or property to the Partners in accordance with the provisions of this
Section 9.4 shall constitute a complete return to the Partners of their Capital Contributions and a complete distribution to the Partners of their interests in the Partnership and all Partnership property, and no Partner shall have any recourse against the Managing Partner or any other Partner if the cash so distributed shall be insufficient to return in full his Capital Contributions.


                                   ARTICLE X
  REPRESENTATIONS AND WARRANTIES OF THE MANAGING PARTNER AND POWER OF ATTORNEY

       SECTION 10.1 Representations and Warranties of the Managing Partner. The Managing Partner hereby represents, warrants, and agrees as follows:

       (a) The organization and operation of the Partnership are and will continue to be in accordance with all applicable state statutes related to limited partnerships.

       (b) No election will be made by the Partnership to be excluded from the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code.

       (c) The Managing Partner now has and will continue to have substantial assets (in addition to its interest in the Partnership) which can be reached by creditors of the Partnership and is acting and will continue to act as Managing Partner on its own behalf and in no way merely as the agent of the Investor Partners.

       SECTION 10.2 Power of Attorney. Each Investor Partner by his execution or adoption of this Agreement or a counterpart hereof irrevocably constitutes and appoints the Managing Partner or its authorized agents and successors, each with full power of substitution, the agent and attorney-in-fact of each Investor Partner in the name, place, and stead of such Investor Partner to do any act necessary or, in the opinion of the Managing Partner, appropriate to qualify the Partnership to do business under the laws of any jurisdiction in which it is necessary to file any instrument in writing in connection with such qualification, and to make, execute, swear to, verify, acknowledge, amend, file, record, deliver, and publish any instrument or document which may be necessary or appropriate to carry out the provisions of this Agreement, including without limitation, (a) a counterpart of this Agreement and a certificate of limited partnership, (b) upon conversion of the General Partner Interests in accordance with Section 1.9 any amended certificate of limited partnership or amendments to any certificate of limited partnership required or permitted to be filed or recorded under the statutes relating to limited partnerships under the laws of any jurisdiction in which the Partnership shall engage or seek to engage in business, (c) a counterpart of any amendment to this Agreement for the purpose of (i) converting the General Partner Interests to Limited Partner Interests as contemplated by Section 1.9, or (ii) admitting any substituted Managing Partner or original or substituted Investor Partner or effecting any amendment of this Agreement permitted to be made solely by the Managing Partner pursuant to Section 9.3 and 11.2, (d) a counterpart of this Agreement or any amendment hereto for the purpose of filing or recording such counterpart in any jurisdiction in which the Partnership may own property or transact business, (e) all certificates and other instruments necessary to qualify or continue the Partnership as a limited partnership or a partnership wherein the Limited Partners have limited liability, in the jurisdictions where the Partnership may own property or be doing business, (f) any fictitious or assumed name certificate required or permitted to be filed by or on behalf of the Partnership, (g) any other instrument which is now or which may hereafter be required by law to be filed for or on behalf of the Partnership which does not increase the obligations of the Investor Partners, (h) any offers to lease, Leases, assignments, and requests for approval of assignments, statements of citizenship, interest and holdings, and any other instruments or communications now or hereafter required or permitted to be filed on behalf of the Partnership or the several Partners of the Partnership in their capacities as such under any law relating to the leasing of government land for oil and gas exploration or production, (i) an authorized certificate or other instrument evidencing the dissolution or termination of the Partnership when such shall be appropriate, in each jurisdiction in which the Partnership shall own property or do business, (j) all ballots, consents, approvals, or certificates and other instruments appropriate or necessary, in the judgment of the Managing Partner, to make, evidence, give, confirm, or certify any vote, consent, approval, election, agreement, or other action which is made or given hereunder or which is deemed to be made or given hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the judgment of the Managing Partner, to effectuate the terms or intent of this Agreement, and all amendments to this Agreement giving effect to, implementing, adopting or reflecting any such vote, consent, approval, election, agreement, or other action; provided, however, that when any such vote, consent, approval, election, agreement, or other action may be made or given only by a Majority in Interest of the Investor Partners, the Managing Partner may exercise the power of attorney granted in this clause (j) only after a Majority in Interest of the Investor Partners has so acted, and (k) any other instruments necessary to conduct the operations of the Partnership which do not increase the obligations of the Investor Partners, and to perform any other duty or function necessary to conduct the business and operations of the Partnership pursuant hereto. The existence of such power of attorney shall not preclude execution of any such instrument by an Investor Partner individually on any such matter. The power of attorney granted herein is irrevocable and shall survive the assignment or transfer by an Investor Partner of all or any part of his interest in the Partnership and, being coupled with an interest, shall survive the death, incompetency, incapacity, dissolution or termination of any Investor Partner. Any person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument executed by such agent and attorney-in-fact is authorized, valid and binding without further inquiry. This Agreement shall be controlling in the event of any conflict between the terms and provisions of this Agreement and any document executed, filed or recorded by the Managing Partner pursuant to the power of attorney granted herein.

                                   ARTICLE XI
                                 MISCELLANEOUS

       SECTION 11.1 Notices. All notices, elections, demands, or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, (iii) registered or certified United States mail, postage prepaid, or (iv) prepaid telegram, telex, or telecopier facsimile (provided that such telegram, telex, or telecopier facsimile is confirmed by expedited delivery service or by mail in the manner previously described), sent to the respective addresses specified in Section 1.5, and shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of delivery at the address and in the manner provided herein. Any Investor Partner may change his address by giving notice in writing to the Managing Partner of his new address, and the Managing Partner may change its address by giving notice in writing of its new address to the Investor Partners.

       SECTION 11.2 Amendment. In addition to the right of the Managing Partner to amend this Agreement as provided below, any change, modification, or amendment to this Agreement shall be effective if made by an instrument in writing duly executed by a Majority in Interest of the Investor Partners. Notwithstanding the foregoing, with respect to any change, modification, or amendment to this Agreement which would (a) increase the liability or duties of any of the Partners, (b) change the contributions required of any of the Partners, (c) provide for any reallocation of profits, losses, or deductions to the detriment of a Partner, (d) establish any new priority in one or more Partners as to the return of Capital Contributions or as to profits, losses, deductions, or distributions to the detriment of a Partner, or (e) cause the Partnership to be taxed as a corporation, such change, modification or amendment shall not be binding on such Partner unless contained in a written instrument duly executed by such Partner. With respect to any change, modification, or amendment to this Agreement which would change the name of the Partnership or the location of the principal place of business of the Partnership or of the Managing Partner, admit new or substituted Investor Partners, modify the Managing Partner's interest in the Partnership as the result of a transfer of a portion thereof pursuant to Section 8.2, Section 8.6 or Section 9.3, or cure any ambiguity, formal defect, or omission or correct or supplement any provision contained herein that may be inconsistent with any other provision contained herein, any change, modification or amendment which the Managing Partner determines does not adversely affect the Investor Partners in any material respect, and any change, modification, or amendment which the Managing Partner believes is necessary or advisable to ensure that the Partnership is not and will not be treated as an association taxable as a corporation for federal income tax purposes or to conform with changes in applicable tax law (provided such changes do not have a material adverse effect on the Investor Partners), and any other changes, modifications, or amendments similar to any one or more of the foregoing, such change, modification, or amendment may be contained in a written instrument executed solely by the Managing Partner, provided that the Managing Partner notifies the Investor Partners of such change, modification, or amendment.

       SECTION 11.3 Partition. Each of the Partners hereby irrevocably waives for the term of the Partnership any right that such Partner may have to maintain any action for partition with respect to Partnership property.

       SECTION 11.4 Entire Agreement. This Agreement, the Program Agreement, and the Subscription Documents executed by the Investor Partners constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof, and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings, and understandings.

       SECTION 11.5 Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is determined to be invalid, illegal, or unenforceable for any reason whatsoever, such invalidity, illegality, or unenforceability shall not affect the validity, legality, and enforceability of the remainder of this Agreement.

       SECTION 11.6 No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

       SECTION 11.7 Evidence of Interest. At the sole option of the Managing Partner, an Interest may be evidenced by a certificate in a form approved by the Managing Partner. The Managing Partner shall not be required to issue any such certificates, and, if such certificates are issued to any Investor Partner, the Managing Partner shall not be required to issue similar certificates to all Investor Partners.

       SECTION 11.8 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed, and enforced in accordance with the laws of the State of Delaware, except that (a) any laws of the State of Delaware regarding choice or conflicts of law shall not be applied if the result would be the application of a procedural or substantive law of another state or other jurisdiction and (b) certain rights of the Investor Partners may be governed by the laws of their state of residence.

       SECTION 11.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that no Partner may sell, assign, transfer, or otherwise dispose of all or any part of his rights or interest in the Partnership or under this Agreement except as provided in Article VIII.

       SECTION 11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document. The signature of any Investor Partner on the Subscription Documents shall constitute the execution of this Agreement by such Investor Partner.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   MANAGING PARTNER

                                   MEWBOURNE DEVELOPMENT CORPORATION


                                   By:  /s/ John Roe Buckley
                                        ----------------------------------------
                                   Its: Chief Financial Officer and Treasurer


                                   ORGANIZATIONAL PARTNER



                                     /s/ Curtis W. Mewbourne
                                   ---------------------------------------------
                                   Curtis W. Mewbourne

                                   EXHIBIT B

                           DRILLING PROGRAM AGREEMENT

                                     among

                             MEWBOURNE OIL COMPANY

                       MEWBOURNE DEVELOPMENT CORPORATION

                                      and

                      MEWBOURNE ENERGY PARTNERS 97-A, L.P.





                                                       Dated as of

                                                                      , 199

                               TABLE OF CONTENTS

                                                                                                                     PAGE

Section 1.  Certain Defined Terms and References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Section 2.  Acquisition of Interests in Prospects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

Section 3.  Allocation of Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Section 4.  Allocation of Revenues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Section 5.  Ownership of Production . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Section 6.  Management of Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Section 7.  Removal of the Program Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

Section 8.  Reimbursement of the Program Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

Section 9.  Tax Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

Section 10. Sales of Interests by MD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

Section 11. Assignment . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

Section 12. Term and Amendment of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

Section 13. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

Section 14. Partnership Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

Section 15. Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Section 16. Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Section 17. Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Section 18. Attachments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Section 19. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11


         Attachment A     Tax Partnership Provisions
         Attachment B     Form of Operating Agreement - Incorporated by
                          reference to the form of Operating Agreement filed as
                          Exhibit 10.03 to the Registration Statement on Form
                          S-1, Registration No.

                           DRILLING PROGRAM AGREEMENT


         THIS DRILLING PROGRAM AGREEMENT (this "Agreement"), dated as of
, 199      is made by and among Mewbourne Oil Company, a Delaware corporation
("MOC"), Mewbourne Development Corporation, a Delaware corporation ("MD"), and Mewbourne Energy Partners 97-A, L.P., a Delaware Limited Partnership ("Partnership") of which MD is the managing general partner.

         WHEREAS, MD and the Partnership desire to participate in a drilling program (the "Program"), whereunder MD and the Partnership will (a) jointly acquire interests in certain Prospects and (b) participate in the development of such Prospects, on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto do hereby agree as follows:

         Section 1.  Certain Defined Terms and References.

         (a) Certain Defined Terms. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this subsection (a) or in the sections, subsections, or other subdivisions referred to below:

                 "Affiliated Program" shall mean a drilling, producing property, income, royalty, or other program (whether in the form of a partnership, joint venture, or otherwise), including the Partnership, for or of which the Managing Partner or an Affiliate thereof serves as manager or managing partner or acts in a similar capacity.

                 "Agreement" shall mean this Drilling Program Agreement, as amended from time to time.

                 "Participants" shall mean MD and the Partnership, and "Participant" shall mean MD or the Partnership, individually.

                 "Partnership" shall have the meaning assigned to such term in the preamble to this Agreement.

                 "Partnership Agreement" shall mean the Agreement of
         Partnership dated                    , 199   , creating the
         Partnership and designating MD as the Managing Partner of the Partnership.

                 "Program" shall have the meaning assigned to such term in the preamble to this Agreement.

                 "Program Manager" shall mean MOC and any person who becomes the manager of the business and affairs of the Program in accordance with Section 7 of this Program Agreement.

                 "Program Well" shall mean any well in which the Participants have an interest pursuant hereto.

                 "Prospectus" shall mean the Prospectus dated
         , 199    , as amended or supplemented from time to time, describing the offer and sale of interests in the Partnership.


         (b) Other Defined Terms. The following terms shall have the respective meanings assigned to them in the Prospectus:

                 "Affiliate"
                 "Affiliated Program"
                 "Code"

                "Drilling and Completion Costs"
                 "General and Administrative Expenses"
                 "Lease"
                 "Lease Acquisition Cost"
                 "Managing Partner"
                 "Operating Agreement"
                 "Operating Costs"
                 "Partners"
                 "person"
                 "Prospect"
                 "Reporting and Legal Expenses"

         (c) References. All references in this Agreement to sections, subsections, and other subdivisions refer to corresponding sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 2.  Acquisition of Interests in Prospects.

         (a) Prospects Subject to this Agreement. Subject to the terms and conditions hereof, the Participants shall acquire undivided interests in Leases within Prospects selected by the Program Manager in its sole discretion from time to time. At the time any Lease within a Prospect is acquired, the Program Manager shall designate the area comprising the Prospect in the manner provided in the definition of such term (if the Prospect has not been previously so designated). Prospects may be limited to certain stated depths and may include areas in which Leases may or may not have been acquired. The Program Manager shall maintain records showing the Prospects (and depths if limited by depth) so designated. In the case of certain Prospects, the designation of Prospects may conform generally to the geographic limits of individual Leases. In some cases, where known reservoirs cover large geographic areas and subsequent drilling does not depend directly on results obtained by the Program Wells, Prospects may be directly adjacent or in close proximity to other Prospects. Leases on lands which are contiguous or in the vicinity of each other may constitute more than one Prospect, and a zone or horizon under an area may constitute a Prospect separate and apart from another zone or horizon which lies in whole or in part under the same area. With respect to any Prospect that is not limited to a particular zone or horizon and which is in any large continuous known stratigraphic trend or formation which could be defined as a continuous reservoir, the Program Manager may reduce the areal extent included in such Prospect to that area which covers the spacing unit or proration unit prescribed by the appropriate regulatory authority on such Prospect or permitted by local practice, whichever is applicable, and such additional area, if any, as the Program Manager determines reasonable. A Prospect which is limited to a particular zone or horizon may be limited to that area which covers the spacing unit or proration unit prescribed by the appropriate regulatory authority on such Prospect or permitted by local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Program is to a horizon containing Proved Reserves. The area of a Prospect may be enlarged or contracted from time to time by the Program Manager in the reasonable exercise of its judgment. The Program Manager and its Affiliates shall have no obligation to assign to any of the Participants any Lease held as of the date hereof by the Program Manager or any such Affiliate or any Lease acquired by the Program Manager or any such Affiliate after the date hereof.

         The amount of the undivided interest in Leases to be assigned to the Participants by the Program Manager shall be determined solely by the Program Manager and the Managing Partner of the Partnership, taking into account the nature of the risks associated with the drilling of wells on such Leases, the estimated costs of such drilling, the amount of funds available from the Partnership for such drilling and such other factors as the Program Manager and the Managing Partner shall in good faith determine. The Program shall have no right to acquire the entire interest in any such Lease, and the Program Manager and Affiliates thereof shall have the right to acquire or retain a portion of such interest in their own name, for their own account, or for the account of others. Any such interest so acquired or retained by the

Program Manager or such Affiliate shall be held independently and not as a part of the Program and shall not be subject to the terms and provisions of this Agreement.

         The undivided interests in all Leases acquired by the Program shall be acquired and held by the Program Manager for the benefit of the Participants hereto as follows: the Partnership 87.878787% and MD 12.121213%. Following commencement of production from a Program Well, the Program Manager shall assign and convey to the Partnership and MD the above-described undivided interests in the Leases proportionally reduced as to the interest acquired by the Program insofar as such Leases pertain to the spacing or proration unit prescribed by regulatory authority for such productive Program Well.

         (b) Sales of Leases to the Program. Any sale, transfer, or conveyance of a Lease to the Program by the Managing Partner or any Affiliate thereof, including an Affiliated Program, shall be subject to the restrictions contained in Section 5.10(h) of the Partnership Agreement.

         (c) Acquisition Price. The price to be paid by the Participants with respect to their acquisition of an interest in a Lease pursuant to this
Section 2 shall be an amount equal to the Participants' respective shares, as set forth in Section 3(a) of either (i) the Lease Acquisition Costs with respect to such Lease or (ii) as provided in Section 5.10(h) of the Partnership Agreement, the fair market value of such Lease.

         (d) Conveyance. With respect to the Leases within Prospects that are acquired by the Participants hereunder, the interests in such Leases so acquired shall cover all depths and horizons designated by the Program Manager as comprising such Prospect and as contemplated in Section 2(a) such interests shall be assigned, conveyed and transferred by the Program Manager or an Affiliate thereof pursuant to a special warranty deed. Further, any such assignment by the Program Manager or an Affiliate thereof shall be made with full substitution and subrogation in and to all rights and actions of warranty which the Program Manager or such Affiliate may have against all former owners.

         (e) Assignments of Record. Following commencement of production from a Program Well, as contemplated in Section 2(a) the Program Manager shall cause record title to the Participants' respective interests in such Program Well to be placed in the names of MD and the Partnership (or its designated nominee), except (i) where record title is held in the name of a third party (as in the case where pursuant to industry practice record title is held by a third party, such as a pooled operating interest), in which event the Program Manager shall place of record MD's and the Partnership's interests promptly following the receipt by the Program Manager or an Affiliate thereof of an assignment from such third party, (ii) in the case of a federal, state, or other Lease where an approval to the transfer is required, in which event the Program Manager shall take steps to obtain approval from appropriate authorities of the assignment of MD's and the Partnership's interests in any such Lease as promptly as possible following the time that such assignment is to be made hereunder (iii) in the case where delays in the recording of assignments occur because of the practices of the recording office or officers,
(iv) in the case of Indian or other Leases where the royalty interest or other term of any such Lease is required to be renegotiated as a condition to the lessor's consent to the assignment of MD's and the Partnership's interests, in which event MD's and the Partnership's interests in such Lease shall be held in the name of the Program Manager as nominee for MD and the Partnership so long as any such arrangement does not jeopardize the validity or substance of such Lease or subject it to forfeiture or other penalty, or (v) where the interests in the Lease to be assigned to MD and the Partnership cannot be exactly determined because of pooling or unitization laws, rules or regulations or agreements, the rights of third parties under area of mutual interest or other agreements, or other similar circumstances, in which event the Program Manager shall promptly proceed to determine such interests and shall place them of record as promptly as possible.

         (f) Title Examination. Prior to drilling a Program Well on a Prospect, the Program Manager shall cause to be done or be satisfied that there has been done such title examination and other title curative work as the Program Manager, in its sole discretion, shall determine to be necessary or appropriate in accordance with general industry standards.

         Section 3. Allocation of Costs. The costs of activities and operations conducted pursuant to this Agreement shall be allocated to and paid by the parties hereto as follows:

         (a) Lease Acquisition Costs and Drilling and Completion Costs. The acquisition costs of Leases (which shall be determined in accordance with Section 2(c)) and all Drilling and Completion Costs incurred with respect to Program Wells shall be allocated 2.020202% to MD and 97.979798% to the Partnership.

         (b) Operating Costs and Reporting and Legal Expenses. All Operating Costs and Reporting and Legal Expenses incurred with respect to Program Wells shall be allocated 12.121213% to MD and 87.878787% to the Partnership.

         (c) General and Administrative Expenses. All General and Administrative Expenses incurred by the Program Manager or any of its Affiliates in managing and conducting the business and affairs of the Partnership or the Program, including expenses incurred in providing or obtaining such professional, technical, administrative and other services and advice as the Program Manager may deem necessary or desirable shall be allocated 12.121213% to MD and 87.878787% to the Partnership and shall be reimbursed by the Participants pursuant to Section 8.

         (d) Other Costs. All other costs incurred shall be allocated 12.121213% to MD and 87.878787% to the Partnership.

         Section 4. Allocation of Revenues. Except as provided in Attachment A attached hereto, all revenues attributable to the activities and operations conducted pursuant to this Agreement shall be allocated to and received by the parties hereto as follows:

         (a) Revenues from Program Operations. Subject to subparagraph (b) below, all revenues from Program operations, including without limitation, all revenues directly or indirectly resulting from the investment of revenues from Program operations, shall be allocated 12.121213% to MD and 87.878787% to the Partnership.

         (b)     Revenues from Disposition of Program Assets.

                 (i) Revenues resulting from the sale or other taxable disposition of an oil and gas property (as such term is defined in Section 614 of the Code) shall be allocated, (A) to the extent such revenues constitute a recovery of the Program's simulated tax basis in such property, to the parties in the same percentages as the simulated tax basis of the property sold was allocated up to an amount equal to the Program's simulated tax basis in such property at the time of such sale, and (B) thereafter, to the parties in a manner which will cause the aggregate of all revenues allocated to the parties from such sale or disposition and from all prior sales (to the extent possible) to equal the amounts which would have been allocated to the parties if all such revenues had been allocated 12.121213% to MD and 87.878787% to the Partnership. For purposes of computing the simulated tax basis of any such property, depletion deductions shall be computed as provided in paragraph 4(c) of Attachment A without regard to depletion deductions actually claimed by the parties under paragraph 6(d) of Attachment A.

                 (ii) All revenues resulting from the rental, sale or other disposition of any item of depreciable property shall be allocated
         (A) to the extent such revenues constitute a recovery of the Program's adjusted tax basis in such property, to the parties in the same percentages as the adjusted tax basis of the property sold was allocated up to an amount equal to the Program's adjusted tax basis in such property at the time of such sale, and (B) thereafter, to the parties in a manner which will cause the aggregate of all revenues allocated to the parties from such rental, sale or other disposition and from all prior rentals or sales (to the extent possible) to equal the amounts which would have been allocated to the parties if all such revenues had been allocated 12.121213% to MD and 87.878787% to the Partnership.

                 (iii) All revenues resulting from the disposition of any other property shall be allocated 12.121213% to MD and 87.878787% to the Partnership.

                 (iv) All dry hole and bottom hole and similar contributions shall not be considered to be revenues hereunder but shall be applied to reduce the Drilling and Completion Costs of the respective Program Wells to which they relate.

         Section 5.  Ownership of Production.

         Each Participant shall have the right to take in kind or separately dispose of its proportionate share of all oil and gas produced from any Lease subject to the Program pursuant to the terms of this Agreement. Any extra expenditure incurred in the taking in kind or separate disposition by any party hereto of its proportionate share of production shall be borne by such party. Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from any such Lease. The proceeds from the sale of all production produced, saved, and sold from any Prospect herein shall be paid to MOC by all purchasing companies purchasing such production, and by the execution of this Agreement, MOC and the Participants covenant and agree to hold harmless all purchasing companies from any and all liability by reason of paying any such proceeds to MOC. Further, the Participants authorize and direct MOC to deduct from their proportionate share of such proceeds from such sales all Operating Costs and other expenses and costs of all types owed to MOC provided for under the terms of this Agreement and remit the balance from the sale to the Participants. In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of oil and gas produced from any such Lease, the Program Manager shall have the right, but not the obligation, subject to the revocation at will by the party owning such production, to purchase such oil and gas or sell it to others at any time and from time to time for the account of such party at a price competitive with the best price obtainable in the area for such production. Any such purchase or sale by the Program Manager shall be subject to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all oil and gas not previously delivered to a purchaser. Any purchase or sale by the Program Manager of any other party's share of oil and gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances.

         Section 6.  Management of Program.

         (a) Program Affairs. The Participants hereby designate MOC as the Program Manager who shall have the full and exclusive power and authority to manage, control and administer the business and affairs of the Program and the properties of the parties subject to this Agreement, except to the extent otherwise set forth herein and in the Partnership Agreement.

         (b) Well Operations. The Participants, hereby designate MOC, and MOC agrees to act, as operator with respect to the drilling, testing, and any attempted completion and equipping and operating (or plugging and abandoning, if necessary) of any Program Well to be drilled or developed hereunder, except in those instances in which (i) the Leases on which such Program Well is to be drilled is already subject to an existing operating agreement under which a third party (not MOC) has already been designated as operator, (ii) the requisite number of third parties being joint working interest owners in such Program Well decline to approve MOC as operator or (iii) a good faith determination is made by MOC that it is not in the best interests of the Participants and of MOC for it to act as operator. In conducting operations on a Prospect, MOC may use its own personnel (including consultants retained by MOC), properties and equipment and may subcontract with any other Affiliate of MOC to perform such operations. The charge to MD and the Partnership for the use of MOC's personnel (including consultants retained by MOC), properties and equipment, the basis of pricing materials purchased by MD and the Partnership from MOC or any Affiliate thereof and the basis of pricing materials purchased by MOC or any Affiliate thereof from MD and the Partnership shall be as provided in the Operating Agreement, subject to the terms of the Partnership Agreement.

         (c) Operating Agreement. With respect to each Program Well for which MOC is to serve as operator as contemplated in Section 6(b), all operations relating to such Program Well, including without limitation, all costs and expenditures of drilling, testing, completing, and equipping and operating such Program Well shall be conducted pursuant to an Operating Agreement between MOC as operator, and the Participants as non-operator. In the event, at the time of acquisition of a Lease by the Participants, such Lease is subject to another operating agreement or if MOC enters into an operating agreement with third parties that are joint operating interest owners in such Program Well, nevertheless, the Operating Agreement between MOC and the Participants shall govern operations as between them, provided that MOC and the Managing Partner shall have the right to amend the Operating Agreement between MOC and the Participants covering certain of the Leases to conform to such other operating agreement (provided, the Operating Agreement may not be amended as provided above in any manner that the Managing Partner determines will adversely affect the Partnership or the Partners in any material respect) and MOC shall have the right to charge the Joint Account under the Operating Agreement between MOC and the Participants a share attributable to the Participants' interest of any costs or expenses incurred by MOC under such other operating agreement which are not otherwise provided for herein or in the Operating Agreement between MOC and the Participants. To the extent that the terms of this Agreement and the terms of the Operating Agreement attached hereto conflict, this Agreement governs and takes precedence over the Operating Agreement.

         (d) Program Funds; Distributions. Funds held by the Program Manager on behalf of the Program, subsequent to their allocation to the Program, shall not be commingled with funds of any other entity. If the Program Manager elects at any time to distribute funds derived from revenues from Program operations or the disposition of Program assets to any of the Participants, the Program Manager shall be obligated at the same time to make distributions of funds from such sources to the other Participants. All such distributions shall be made to the Participants in the same percentages as the Participants are allocated revenues of the Program pursuant to Section 4. At no time shall the Program or the Program Manager on behalf of the Program retain in its accounts funds required to be distributed to the Participants pursuant to the preceding sentence. At least quarterly, any cash funds of the Program which the Program Manager reasonably determines are not needed for the payment of existing or anticipated Program obligations and expenditures shall be distributed to the Participants.

         (e) Access to Records. Each Participant and the Partners thereof shall have access during normal business hours to all books and records relating to the business and operations of the Program as provided in the Operating Agreement, provided that the Program Manager may refuse for a reasonable time to grant any Participant or any Partner thereof access to such books and records as the Program Manager (i) has agreed shall be kept confidential or (ii) has determined in good faith should be kept confidential considering the interests of the Program and the Participants.

         (f)     Liability and Indemnification of Program Manager.

                 (i) Neither the Program Manager nor its Affiliates shall have any liability to the Participants for any loss suffered by a Participant that arises out of any action or inaction performed or omitted relating to its duties or obligations or services rendered or to be rendered pursuant to this Agreement or the Operating Agreement, if the Managing Partner in good faith has determined, as of the time of the conduct or omission, that the Program Manager's or its Affiliate's course of conduct or omission was in the best interest of the Participants, that the Program Manager or such Affiliate was acting on behalf of or performing services for the Participants, and that such conduct or omission did not constitute negligence or misconduct. Termination of any action, suit or proceeding will not create a presumption that the Managing Partner or its Affiliate did not act in the best interest of the Partnership.

                 (ii) The Partnership shall indemnify the Program Manager and its Affiliates against any losses, judgments, liabilities, expenses, and settlements sustained or incurred by the Program Manager or such Affiliates as a result of any threatened, pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such claim, action, suit, or proceeding, and any inquiry or investigation that could lead to such a claim, action, suit, or proceeding and which in any such case relates or which otherwise arises from or is attributable to (a) the fact that the Program Manager is serving in such capacity or in the capacity as the operator under the Operating Agreement or (b) any acts, omissions or operations performed or omitted by the Program Manager or such Affiliate on behalf of the Program or the Partnership or which otherwise relates to the activities and business affairs of the Program or the Partnership; provided that the Managing Partner has determined in good faith, as of the time of the conduct or omission, that the conduct or omission was in the best interest of the Partnership and that the conduct or omission did not constitute negligence or misconduct. Any such indemnity will be satisfied only out of the assets of the Partnership and in no event will the Investor Partners be liable therefor.

                 (iii) The Program Manager, acting on behalf of the Program, may purchase and maintain insurance on behalf of the Program Manager and its Affiliates against any liabilities asserted against or expenses incurred by the Program Manager or its Affiliates in connection with Program activities; provided, however, that the Participants (other than MD) shall not incur the cost of that portion of such insurance, if any, which insures the Program Manager or its Affiliates against any liability with respect to which the Program Manager or its Affiliates are denied indemnification under the provisions of this Agreement; provided, however, that nothing contained herein shall preclude the Program Manager from purchasing and paying for such types of insurance including without limitation, extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Program Manager and its Affiliates as additional insured parties thereunder, provided, that the naming of such additional insured parties does not add to premiums payable by the Program.

                 (iv) The termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent does not alone establish that a person seeking indemnification under this Section 6(f) is disqualified. Any person who is determined to be not entitled to indemnification under this Section 6(f) may petition a court of competent jurisdiction for a determination that in view of all facts and circumstances that such person is fairly and equitably entitled to indemnity and the Partnership shall provide such indemnity as may be determined proper by such court; provided, however, that the court has determined that such person has met the standard set forth in Section 6(f)(ii) above.

                 (v) Legal fees and expenses and other costs incurred as a result of a claim described in this Section 6(f) shall be paid by the Partnership from time to time in advance of the final disposition of such claim if: (a) the claim relates to the performance or non-performance of duties or services by the Program Manager or its Affiliates rendered on behalf of the Program and the Participants, (b) the claim is initiated by a third party who is not an Investor Partner, or the claim is initiated by an Investor Partner and a court of competent jurisdiction specifically approves such advancement, and
         (c) the Program Manager or its Affiliate undertakes to repay the advanced funds to the Partnership in the event it is later determined that the Program Manager or such Affiliate is not entitled to indemnification under the provisions of this Section 6(f).

                 (vi) To the extent that the Program Manager or its Affiliates are successful on the merits or otherwise in defense of any claim, action, suit, or proceeding referred to in this Section 6(f) or in defense of any claim, issue, or matter therein, the Partnership shall indemnify the Program Manager or its Affiliates,against the expenses, including attorneys' fees, actually incurred by the Program Manager or such Affiliate in connection therewith.

                 (vii) The indemnification provided by this Section 6(f) shall continue as to the Program Manager and its Affiliates in the event the Program Manager ceases to act in the capacity of manager of the Program or as operator under the Operating Agreement with respect to events occurring prior to the time such Program Manager or its Affiliate ceased to act in such capacity and shall inure to the benefit of the successors and assigns of the Program Manager and such Affiliates.

         Section 7.  Removal of the Program Manager.

         The Partnership shall have the right to remove MOC as Program Manager and to elect and substitute a successor to act in the capacity as Program Manager; provided, the Partnership shall not have the right to remove MOC as Program Manager and to elect and substitute a successor to act in such capacity during the term that MD or any of its Affiliates serve in the capacity of Managing Partner.

         Section 8.  Reimbursement of the Program Manager.

         As may be requested by the Program Manager from time to time, the Program Manager shall be reimbursed by the Participants for their respective share of all General and Administrative Expenses and other costs and expenses incurred by the Program Manager or any of its Affiliates in managing and conducting the business and affairs of the Program, including expenses incurred in providing or obtaining such professional, technical, administrative, and other services and advice as the Program Manager may deem necessary or desirable. Reimbursements of General and Administrative Expenses made by the Partnership as a Participant hereunder shall be made in accordance with Section
5.9 of the Partnership Agreement, including without limitation, the provisions contained in Section 5.9 of the Partnership Agreement which limit the amount of such reimbursement.

         Section 9.  Tax Partnership.

         This Agreement and Attachment A attached hereto are not intended and shall not be construed to create a joint venture, mining or other partnership (general, limited, or otherwise) or association or to render the parties hereto liable as partners. The parties expressly agree that no party hereto shall be responsible for the obligations of the other parties, each party being severally responsible only for its obligations arising hereunder and liable only for its allocable share of the costs and expenses incurred hereunder.
Each of the Participants hereby agrees that this Agreement creates a partnership for federal and state income tax purposes only, which tax partnership shall function and exist as set forth in Attachment A attached hereto.

         Section 10.  Sales of Interests by MD.

         Subject to paragraph 7 of Attachment A, MD shall have the right to sell or otherwise dispose of the ownership interests in Leases held by it as part of the Program and subject to this Agreement without obtaining the consent of the Partnership. MOC, MD, and their Affiliates shall have the right to sell or otherwise dispose of the ownership interests in Leases held by them for their own account outside the Program and not subject to this Agreement on terms more or less favorable to the party or parties acquiring such interests than those terms contained in this Agreement with respect to the acquisition of interests in such Leases by the Partnership, and the Partnership shall not have any claim or right to any consideration or benefits derived therefrom.

         Section 11.  Assignment.

         Except as otherwise provided herein, no party hereto shall have the right to assign its rights or obligations under this Agreement without the express written consent of the other parties, except in the event of the following assignments:

                 (a) A disposition by MD of all or any portion of its rights or obligations hereunder to one or more Affiliates of MD that also receive an assignment of a proportionate part of MD's Managing Partner interest in the Partnership pursuant to the terms of the Partnership Agreement;

                 (b) A disposition by MD or any Affiliate thereof of all or any part of its rights or obligations hereunder to one or more persons that have as a result of a merger, consolidation, corporate reorganization, or other transaction acquired all or substantially all of the assets of MD and have assumed the obligations of MD hereunder; or

                 (c) A disposition by MD or any Affiliate thereof of all or any portion of its rights or obligations hereunder after the cessation of substantially all drilling activities of the Program.

         Any assignment shall be subject to paragraph 7 of Attachment A. Notwithstanding anything in this Agreement to the contrary, MD shall have the right at any time to mortgage, pledge, or encumber the oil and gas properties and interests of MD under or subject to this Agreement to secure any debts or obligations of MD or its Affiliates (whether or not such debts or obligations are related to the Program). If MD receives a bona fide offer from an unrelated third party to purchase an interest in any Lease in which the Partnership has interests pursuant to this Agreement, MD shall request the offeror to make a similar offer available to the Partnership.

         Section 12.  Term and Amendment of Agreement.

         (a) This Agreement shall terminate upon the occurrence of any of the following: (i) the dissolution of the Partnership, or (ii) upon the election of MD after the cessation of substantially all drilling activities of the Program, provided, in the case of clause (ii), that MD shall have given at least 120 days' notice to the Investor Partners of the Partnership prior to such termination. Upon the occurrence of any of the foregoing events, the provisions of paragraph 9 of Attachment A shall be applicable and the Participants shall be subject to the terms of the Operating Agreement or such other operating agreements as may then be in effect.

         (b) This Agreement and Attachment A may only be amended, modified or changed by a writing duly executed by MD, and the Partnership; provided that, to the extent required under the terms of the Partnership Agreement, the Partnership shall execute or have executed on its behalf such a writing only if the amendment, modification, or change shall have been approved or consented to by a Majority in Interest of the Investor Partners thereof, to the extent required by the Partnership Agreement, and, provided further, the consent of the Partnership shall not be required if MD determines that the amendment, modification, or change is necessary or advisable to ensure that the Program Agreement conforms with any changes in or modifications to the Code or does not adversely affect in a material manner the Investor Partners of the Partnership.

         Section 13.  Insurance.

         The Program Manager or Affiliates thereof shall carry for the benefit of the Participants insurance coverage in such amounts, with provisions for such deductible amounts and for such purposes as are customarily carried by the Program Manager or such Affiliates in its operations. To the extent practical, all of the Participants shall be added as additional co-insureds under such coverage. The Program Manager shall notify the Participants of any adverse material change in the insurance coverage of the Program as soon as possible after learning of such change. If possible, such notice shall be given 30 days in advance of the change in insurance coverage. In the event that the insurance coverage carried for the benefit of the Participants is materially reduced, the Program, as soon as the Program Manager determines in its discretion that it is reasonable under the circumstances to do so, will halt all drilling activity until such time as comparable replacement insurance coverage is obtained.

         Section 14.  Partnership Agreement.

         In the event of conflict between the provisions of this Agreement and the provisions of the Partnership Agreement, the provisions of the Partnership Agreement shall control unless otherwise expressly provided herein. This Agreement is subject to the provisions of the Partnership Agreement in all respects and all matters provided for herein shall also be governed by the provisions of the Partnership Agreement.

         Section 15.  Entire Agreement.

         This Agreement, together with Attachment A and Attachment B attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

         Section 16.  Headings.

         The headings of the various sections, subsections, and other subdivisions of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish, or otherwise change the express provisions hereof.

         Section 17.  Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except that any laws of such state regarding choice or conflicts of law shall not be applied if the result would be the application of a procedural or substantive law of another state or other jurisdiction.

         Section 18.  Attachments.

         Attachment A and Attachment B to this Agreement is attached hereto. Such Attachments are incorporated herein by reference and made a part hereof for all purposes, and references to this Agreement shall also include such Attachments unless the context in which such references are used shall otherwise require.

         Section 19.  Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                      MEWBOURNE OIL COMPANY



                      By:
                               ---------------------------------

                      Title:   ---------------------------------


                      MEWBOURNE DEVELOPMENT CORPORATION



                      By:
                               ---------------------------------
                      Title:
                               ---------------------------------


                      MEWBOURNE ENERGY PARTNERS 97-A, L.P.

                      By:      MEWBOURNE DEVELOPMENT CORPORATION,
                               its Managing General Partner


                               By:
                                        ------------------------
                               Title:
                                        ------------------------

                                  ATTACHMENT A

                           TAX PARTNERSHIP PROVISIONS


         1. Relationship of the Parties. This Attachment and the Drilling Program Agreement of which it is a part (in this Attachment called the "Agreement") is not intended to create, nor shall such be construed as creating, any mining partnership, commercial partnership or other partnership relation or joint venture among the parties, and the liabilities of each of the parties hereto shall be several and not joint or collective. The relationship created by this Attachment and the Agreement shall be considered as a partnership solely for United States federal and state income tax reporting purposes (and shall be a partnership for those purposes only so long as this Attachment remains in effect), as provided in paragraph 2 hereinbelow, and such relationship shall not be a partnership to any other extent or for any other purpose. The relationship of the parties hereunder is sometimes herein called the "tax partnership".

         2. Election with Respect to Subchapter K. Notwithstanding anything to the contrary in this Attachment or in the Agreement, each party hereto agrees, so long as the provisions of this Attachment remain in effect, with respect to all operations conducted under the Agreement, (a) not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code, and any provisions of applicable state laws comparable to Subchapter K of Chapter 1 of Subtitle A of the Code, and (b) to join in the execution of such additional documents and elections as may be required in order to effectuate the foregoing. With respect to activities conducted on Leases in which parties other than the Participants have an interest, the Program Manager shall be authorized to elect on behalf of all Participants that any joint operation with respect to any such Lease shall be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code, but no such election by the Program Manager shall have any impact on or result in any change in the relationship among the Participants as set forth in the first sentence of this paragraph 2. (Capitalized terms used in this paragraph 2, if not otherwise defined in this Attachment, shall have the same meanings as are provided in the Agreement.)

         3. Term. The provisions of this Attachment shall be effective as of the effective date of the Agreement and shall continue in full force and effect from and after such date until the earlier of (a) the termination of the Agreement among the parties pursuant to its terms, (b) upon the mutual agreement of the parties, or (c) upon the occurrence of an event described in
Section 708(b)(1) of the Code. Upon the occurrence of any of the above-enumerated events, the provisions of paragraph 9 hereinbelow shall be applicable.

         4.      Capital Contributions and Capital Accounts.

         (a) The capital contributions of each party shall be all amounts paid by it pursuant to the Agreement. With respect to each oil and gas property and the related assets subject to the Agreement, each party shall be treated as having contributed to the tax partnership an amount of cash equal to such party's share of any Lease acquisition or other property costs and the tax partnership shall be treated as having purchased such property from the party to whom such amounts are paid.

         (b) An individual capital account shall be maintained for each party in accordance with the following:

                 (i) The capital account of each party shall, except as otherwise provided herein, be (A) credited by the amount of cash and fair market value of any property contributed to the tax partnership (net of any liabilities assumed by the parties hereto or to which such property is subject at the time of contribution) as provided in subparagraph (a) of this paragraph 4, and (B) credited with the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such party.

                 (ii)     The capital account of each party shall be debited by
         (A) the amount of any item of tax deduction or loss allocated to such party, (B) such party's allocable share of expenditures not deductible in computing taxable





                                      B-A1
         income and not properly chargeable as capital expenditures, including any non-deductible book amortizations of capitalized costs, and (C) the amount of cash or the fair market value of any property (net of any liabilities assumed by such party or to which such property is subject at the time of distribution) distributed to such party (after making the adjustment provided in subparagraph (b)(iii) in this paragraph 4).

                 (iii) Immediately prior to any distribution of property that is not pursuant to a liquidation of the tax partnership, the parties' capital accounts shall be adjusted by assuming that the distributed assets were sold for cash at their respective fair market values as of the date of distribution and crediting or debiting each party's capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales determined in the same manner as gains or losses provided for under paragraphs 4(b)(iv) and 6 for actual sales of such properties.

                 (iv) The allocation of basis prescribed by Section 613A(c)(7)(D) of the Code and provided for in paragraph 6 hereinbelow and each party's depletion deductions shall not reduce such party's capital account, but such party's capital account shall be decreased by an amount equal to the product of (A) the depletion deductions that would otherwise be allocable to the tax partnership in the absence of
         Section 613A(c)(7)(D) of the Code (computed without regard to any limitations which theoretically could apply to any party) and (B) such party's percentage share of the adjusted basis of the property with respect to which such depletion is claimed (herein called "Simulated Depletion"). The tax partnership's basis in any oil or gas property, as adjusted from time to time for Simulated Depletion, is herein called "Simulated Basis." No party's capital account shall be decreased, however, by Simulated Depletion deductions attributable to any depletable property to the extent such deductions exceed such party's remaining Simulated Basis in such property. Upon the sale or other disposition of an interest in a depletable property, each party's capital account shall be credited with the gain ("Simulated Gain") or debited with the loss ("Simulated Loss") determined by subtracting from its allocable share of the amount realized on such sale or disposition its Simulated Basis, as adjusted by Simulated Depletion.

                 (v) Any adjustments of basis of property provided for under Sections 734 and 743 of the Code and comparable provisions of state law (resulting from an election under Section 754 of the Code or comparable provisions of state law) shall not affect the capital accounts of the parties, and the parties' capital accounts shall be debited or credited as if no such election had been made unless otherwise required by applicable Treasury Regulations.

                 (vi) Capital accounts shall be adjusted, in a manner consistent with subparagraph (b) of this paragraph 4, to reflect any adjustments in items of income, gain, loss or deduction that result from amended returns filed by the tax partnership or pursuant to an agreement with the Internal Revenue Service or a final court decision.

                 (vii) In the case of property contributed to the tax partnership by a party, the parties' capital accounts shall be debited or credited for items of depreciation, Simulated Depletion, amortization and gain or loss with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to its fair market value on the date of its contribution to the tax partnership, in lieu of the capital account adjustments provided above for such items, all in accordance with Section 704(c) of the Code and Treasury Regulation 1.704-1(b)(2)(iv)(g).

         5.      Federal and State Income Tax Returns and Elections.

         (a) The parties agree that the Program Manager shall prepare and file the necessary federal and state partnership income tax returns and each party agrees to furnish the Program Manager all pertinent information relating to operations under the Agreement and this Attachment which is necessary for the Program Manager to prepare and file such returns.





                                      B-A2

         (b) The parties hereby authorize and direct the Program Manager to make the following elections on the appropriate returns prepared and filed under subparagraph (a) of this paragraph 5:

                 (i) To elect to adopt the accrual method of accounting, and such accounting shall be maintained on a calendar year basis;

                 (ii) To elect, in accordance with Section 263(c) of the Code and applicable federal income tax regulations and comparable provisions of state law, to expense all intangible drilling and development costs;

                 (iii) To elect to compute the allowance for depreciation or cost recovery under the most accelerated tax depreciation method and using the shortest life authorized by law with respect to all depreciable assets; and

                 (iv) To make such other elections as may be deemed appropriate by the Program Manager.

         (c) The Program Manager shall be designated the tax matters partner (in this paragraph 5(c) called the "TMP") as such term is defined in
Section 6231(a)(7) of the Code with respect to operations conducted pursuant to the Agreement and shall be indemnified by the other parties as provided in the Drilling Program Agreement. The TMP is authorized to take such actions and to execute and file all statements and forms on behalf of the tax partnership which may be permitted or required by the applicable provisions of the Code or Treasury regulations issued thereunder, and the parties to the Agreement will take all other action that may be necessary or appropriate to effect the designation of the Program Manager as the TMP. In the event of an audit of the tax partnership's income tax returns by the Internal Revenue Service, the TMP may, at the expense of the parties to the Agreement, retain accountants and other professionals to participate in the audit.

         6. Allocations. The parties agree that for United States federal and state income tax reporting purposes the distributive share of each of the parties in each item of income, gain, loss, deduction or credit, including, without limitation, the items specifically mentioned below, shall be determined as follows:

         (a) Income realized from the sale of production of oil, gas or other hydrocarbon substances shall be allocated to each party to whom proceeds from the sale of such production are allocated or to whom such production is distributed under the terms of the Agreement.

         (b) Deductions attributable to intangible drilling and development and production costs shall be allocated to each party in accordance with its respective contributions to the payment of such costs.

         (c) Depreciation or cost recovery deductions with respect to tangible equipment shall be allocated to each party in accordance with its contribution to the adjusted basis (within the meaning of Section 1011 of the Code) of such equipment.

         (d) The depletion deductions with respect to each oil and gas property (as such term is defined in Section 614 of the Code) subject to the Agreement shall be computed separately by each party. For purposes of such computation, each party shall be considered to own, and shall be allocated, its proportionate share of the adjusted basis in each oil and gas property subject to the Agreement. A party's proportionate share of the adjusted basis of an oil or gas property shall be equal to its relative interest in either (i) the capital used to acquire (and capitalized in the adjusted basis of) such property (if the property is acquired other than by way of a capital contribution by one or more parties), or (ii) the adjusted basis of such property (if the property is considered a capital contribution by one or more parties). Each party shall separately keep records of its share of the adjusted basis in each oil and gas property, adjust such share of the adjusted basis for any cost or percentage depletion allowable on such property, and use such adjusted basis in the computation of its gain or loss on the disposition of such property. For purposes of computing such gain or loss, and notwithstanding anything in the Agreement to the contrary, the amount realized from the sale or other taxable disposition of a depletable oil and gas





                                      B-A3
property (other than production of oil, gas or other hydrocarbon substances) and depreciable tangible property, shall be allocated in accordance with the allocation of revenues from the sale or other taxable disposition of such properties under Section 4(b) of the Agreement. Upon the request of the Program Manager, each party shall advise the Program Manager of its adjusted basis in each oil and gas property as computed in accordance with the provisions of this subparagraph (d).

         (e) Gains and losses from each sale, abandonment or other disposition of property (other than depletable oil and gas properties and depreciable tangible properties as provided in subparagraph (d) of this paragraph 6 and production of oil, gas or other hydrocarbon substances as provided in subparagraph (a) of this paragraph 6) shall be allocated to the parties in such manner as will reflect the gains and the losses that would have been includable in their respective income tax returns if such property were not subject to the Agreement. In computing each party's gains and losses, each party shall take into account its share of the proceeds derived from each sale, abandonment or other disposition of such property during the year, selling expenses and its respective contributions to the unadjusted cost basis of such property, less any allowed or allowable depreciation, cost recovery, amortization, or other deductions which have been allocated to it with respect to such property as provided herein.

         (f) All recapture of income tax deductions resulting from the sale or other disposition of any property subject to the Agreement shall be allocated among the parties in the ratios in which the deductions giving rise to such recapture were allocated, but each party shall be allocated recapture only to the extent that such party is allocated any gain from the sale or other disposition of such property. The balance of such recapture, if any, shall be allocated to the parties whose share of gain exceeds their share of recapture ("excess gain") and such balance shall be allocated among such parties in the proportion which the excess gain of such party bears to the excess gains of all parties.

         (g) Income resulting from any dry hole or bottom hole monetary contribution obtained from a third party in connection with the drilling of a well or wells on the oil and gas properties subject to the Agreement shall be allocated in the same manner as the costs of drilling such well or wells are allocated.

         (h) All other items of deduction and credit not falling within subparagraphs (b) through (g) of this paragraph 6 shall be allocated to and accounted for by each party in accordance with its respective contribution to the costs resulting in such deductions and credits.

         7. Sale of Program Prospects. The parties agree that any sale by a party of any ownership interest in a Prospect held by such party as part of the Program and subject to the Agreement shall be deemed to be a sale of all or a portion of such party's interest in this tax partnership.

         8. Termination of Party's Interest. Any distribution in termination of any party's interest in the tax partnership other than pursuant to paragraph 9 shall be in an amount of cash or fair market value of property equal to the capital account balance of such party at the time such interest is terminated, after such capital account balance has been adjusted in accordance with paragraph 4 and the applicable Treasury Regulations under Section 704(b) of the Code, and shall be made by the later of (i) the end of the tax partnership taxable year in which such termination occurs or (ii) within 90 days after the date of such termination; provided, however, that if such capital account balance is less than zero after taking into account such adjustments and the distribution provided for in this paragraph 8, such party shall contribute an amount of cash to the tax partnership sufficient to cause its capital account to have a zero balance by the later of (i) the end of the tax partnership taxable year in which such termination occurs or (ii) within 90 days after the date of such termination.

         9. Distributions upon Termination. Upon termination of the provisions of this Attachment pursuant to paragraph 3 above, the activities of the parties under this Attachment shall be concluded and the assets subject to the Agreement and this Attachment shall be distributed to the parties in the manner and in the order set forth below:

         (a) Debts of the parties created pursuant to operations under the Agreement, other than to the parties, shall be paid.





                                      B-A4

         (b) Debts owed among the parties with respect to operations pursuant to the Agreement shall be paid.

         (c) All cash on hand representing unexpended contributions by any party shall be returned to the contributor.

         (d) The parties' capital accounts shall be adjusted by (i) assuming the sale of all remaining assets subject to the Agreement for cash at their respective fair market values as of the date of termination of the Agreement and (ii) debiting or crediting each party's capital account with the party's respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such party's capital account would be debited or credited under subparagraph (b) of paragraph 4 for gains or losses on actual dispositions of such properties.

         (e) If the capital account of any party (stated as a percentage of the aggregate capital accounts of all parties) is less than that party's undivided interest in Leases owned by the Participants, as set forth in Section 2(a) of the Agreement, then such party may elect, upon ten days notice to the other parties, to contribute cash to the tax partnership for distribution to the other parties in an amount sufficient to cause such contributing party's capital account (stated as a percentage of the aggregate capital accounts of all parties) and its undivided interest in Leases owned by the Participants, as set forth in Section 2(a) of the Agreement, to be equal.

         (f) Thereafter, all remaining assets shall be distributed to the parties by the later of (i) the end of the tax partnership taxable year in which the termination occurs or (ii) 90 days after the date of such termination, in accordance with their respective capital account balances as so adjusted; provided, however that any party that has a capital account of less than zero after taking into account the adjustments and distributions provided for pursuant to and in the subparagraphs of this paragraph 9 shall contribute an amount of cash to the tax partnership sufficient to cause its capital account to have a zero balance by the later of (i) the end of the tax partnership taxable year in which the termination occurs or (ii) 90 days after the date of such termination. Any such contributions by parties having deficit capital account balances shall be distributed to the remaining parties in accordance with their respective positive capital account balances by the later of (i) the end of the tax partnership taxable year in which the termination occurs or (ii) 90 days after the date of such termination.

         If property subject to the Agreement is distributed pursuant to this paragraph, the amount of the distribution shall be equal to the fair market value of the distributed property. In the event the parties do not agree as to the fair market value of such property, the Program Manager shall cause a qualified independent petroleum engineer to prepare an evaluation of the fair market value of such property.

         It is understood and agreed that it shall be the obligation of each party to make such assignments as are required upon termination of the provisions of this Attachment in accordance with the provisions of this paragraph 9. Such assignments shall be made subject to the liability of each assignee for costs, expenses and liabilities theretofore incurred or for which commitment had been made by the Program Manager prior to the date of termination and such costs, expenses and liabilities shall be allocated to such assignee pursuant to this Attachment.

         10. Effect of this Attachment. It is understood and agreed that in the event the terms of this Attachment conflict with any of the terms and conditions of the Agreement as between the parties hereto the terms of this Attachment shall control with respect to the terms in conflict.





                                      B-A5

                                   EXHIBIT C




                       SPECIAL SUBSCRIPTION INSTRUCTIONS

                      MEWBOURNE ENERGY 97 DRILLING PROGRAM

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                       SPECIAL SUBSCRIPTION INSTRUCTIONS

                      Mewbourne Energy 97 Drilling Program


         Checks for Interests should he made payable to "NationsBank Escrow Agent for Mewbourne" and should be given to the subscriber's broker for submission to the Escrow Agent. The minimum subscription is $5,000 (five Interests); additional purchases above such minimum may be made in increments of $1,000 (one Interest). In the event that a subscriber purchases Interests in a particular Partnership on more than one occasion during an offering period, the minimum purchase on each occasion is five Interests. THE FOLLOWING SPECIAL SUBSCRIPTION INSTRUCTIONS ARE IN ADDITION TO THE INSTRUCTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT ATTACHED AS EXHIBIT D TO THE PROSPECTUS.

TRANSFER OF INTERESTS:

         o If a resident of MISSOURI, I am aware that the Commissioner of Securities of Missouri classifies the securities (the Interests) as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RsMo. 1969). Therefore, unless the securities are again registered under such Act, the offer for sale or resale thereof in the State of Missouri may be subject to the sanctions of the Act.

SUBSCRIBERS OF INTERESTS:

         o If a resident of MICHIGAN, in addition to the requirement set forth below, I hereby represent that the investment in the Partnerships does not exceed ten percent of my individual or joint net worth (exclusive of home, home furnishings and automobiles).

         o        If a resident of TENNESSEE, I hereby represent that I have
                  (a) an individual net worth of at least $250,000 (exclusive of home, home furnishings and automobiles) and had during the last tax year and estimate that I will have during the current tax year, a gross income of at least $65,000, or (b) a net worth of at least $500,000 (exclusive of home, home furnishings and automobiles).

SUBSCRIBERS OF LIMITED PARTNER INTERESTS:

         o If a resident of ARIZONA and investing as a Limited Partner of the Partnership, I have either: (a) a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or (b) have a net worth of at least $75,000 and an annual gross income of at least $75,000 (exclusive of home, furnishings and automobiles). I hereby represent that the investment in the Partnerships does not represent more than ten percent of my net worth, less the value of my other investments in limited partnership interests.

SUBSCRIBERS OF GENERAL PARTNER INTERESTS:

        o If a resident of ARIZONA, INDIANA, MICHIGAN, MISSOURI, NORTH CAROLINA, OHIO, PENNSYLVANIA, SOUTH CAROLINA, TENNESSEE, TEXAS, UTAH, VIRGINIA, OR WEST VIRGINIA, and investing as a General Partner of the Partnership, I have either (a) a minimum net worth of $225,000 without regard to the investment in a Partnership (exclusive of home, home furnishings and automobiles) and a minimum annual gross income of $100,000 for the current year and for the two previous years ($60,000 or more for the previous year and expects to have an annual gross income of $60,000 or more for the current year and for the succeeding year for ARIZONA, and MISSOURI residents); or (b) a minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (c) a minimum net worth of $500,000 (exclusive of home, home furnishings and automobiles) or (d) a minimum annual gross income of $200,000 in the current year and the two previous years.

                        ATTENTION PENNSYLVANIA RESIDENTS

         o Because the minimum closing amount is less than $2,000,000, you are cautioned to carefully evaluate the Partnership's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

                         ATTENTION CALIFORNIA INVESTORS

         o Subscriptions for Limited Partner Interests: If a resident of CALIFORNIA and subscribing for Limited Partner Interests, I have either (a) a net worth of at least $250,000 or more (exclusive of home, home furnishings and automobiles) and had during the last tax year or estimates that he/she will have during the current tax year, a gross annual income of $65,000 or more, or (b) a net worth of $500,000 or more (exclusive of home, home furnishings and automobiles).

         o Subscriptions for General Partner Interests: If a resident of CALIFORNIA and subscribing for General Partner Interests, I have either (a) a net worth of at least $250,000 or more (exclusive of home, home furnishings and automobiles) and had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $120,000 or more, or (b) a net worth of $500,000 or more (exclusive of home, home furnishings and automobiles), or (c) a net worth of $1,000,000 or more (inclusive of home, home furnishings and automobiles), or (d) had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $200,000 or more.

         o As a condition of qualification of the Interests for sale in the State of CALIFORNIA, each California subscriber, through the execution of the Subscription Agreement, acknowledges his/her understanding that the California Department of Corporations has adopted certain regulations and guidelines which apply to oil and gas interests to the public in the State of California and that the offering may not comply with all of the rules set forth in Title 10 of the California Administrative Code, including rules pertaining to compensation, democracy rights and reports. Even in light of such non-compliance, I affirmatively state that I still want to invest in the Partnership.

         o Assignability or transfer of Interests must be limited so that no assignee or assignor, transferee or transferor may hold less than $5,000 in Interests.

         o A RESIDENT OF CALIFORNIA SHOULD BE AWARE THAT IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. CERTIFICATES REPRESENTING INTERESTS IN THE MEWBOURNE DEVELOPMENT 97 DRILLING PROGRAM WILL BEAR A LEGEND STATING THIS RESTRICTION ON TRANSFER.

         As a condition of qualification of the Interests for sale in the State of California, the following rule is hereby delivered to each California purchase.

         California Administrative Code, Title 10, CH. 3. Rule 260.141.11. Restriction on transfer. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10, and 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

         (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

                  (1)      to the issuer;

                  (2)      pursuant to the order or process of any court;

                  (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

                  (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

                  (5) to the holders of securities of the same class of the same issuer;

                  (6)      by way of gift or donation inter vivos or on death;

                  (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

                  (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

                  (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

                  (10) by way of a sale qualified under Section 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision
         (a) of Section 25143 is in effect with respect to such qualification:

                  (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

                  (12) by way of an exchange qualified under Section 25111,25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                  (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

                  (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

                  (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

                  (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

                  (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

         (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

                  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                   EXHIBIT D




                             SUBSCRIPTION AGREEMENT

                      MEWBOURNE ENERGY 97 DRILLING PROGRAM

                             SUBSCRIPTION AGREEMENT
                      Mewbourne Energy 97 Drilling Program

         The undersigned hereby subscribes for, and if accepted by Mewbourne Development Corporation (the "Managing Partner"), in its capacity as managing general partner of the limited partnership indicated below (the "Partnership"), agrees to purchase that certain dollar amount indicated below of Interests at $1,000 per Interest. Enclosed please find my check in the amount of $________________________ made payable to "NationsBank, Escrow Agent for Mewbourne." Defined terms used and not defined herein shall have the meaning
assigned to such terms in the Prospectus dated              , 1997, as amended
and supplemented from time to time, for the Mewbourne Energy 97 Drilling Program (the "Prospectus"). With respect to this purchase, being aware that a broker may sell to me only if I qualify according to the express standards stated herein in the Special Subscription Instructions attached as Exhibit C to the Properties and in the Prospectus, I hereby:

INITIAL
-------

_____                     (a)     Acknowledge that I have received a copy of
                 the Prospectus for the Partnership.

_____                     (b)     Represent that I have either (a) a minimum
                 annual gross income of $60,000 and a minimum net worth of $60,000 (exclusive of home, home furnishings and automobiles; or (b) a minimum net worth of $225,000 (exclusive of home, home furnishings and automobiles).

_____                     (c)     If a resident of ARIZONA, CALIFORNIA,
                 INDIANA, MICHIGAN, MISSOURI, NORTH CAROLINA, OHIO, PENNSYLVANIA, SOUTH CAROLINA, TENNESSEE, TEXAS, UTAH, VIRGINIA, OR WEST VIRGINIA, represent that I am aware of and satisfy the additional suitability and other requirements stated in Exhibit C to the Prospectus.

_____                     (d)     Represent that I am an "Eligible Citizen" as
                 defined in the Prospectus.

_____                     (e)     Represent that (i) if an individual, I am
                 over 21 years of age, (ii) if an association, all of the members are of such age, (iii) if a corporation, it is authorized and otherwise duly qualified to hold an interest in the Partnership and to hold Leases and interests therein and is (or at the request of the Managing Partner will promptly become) qualified to do business in each jurisdiction in which the business or activities of the Partnership necessitate such qualification, and (iv) if a fiduciary, I would qualify under clauses (i), (ii) or (iii) of this Section (f) and is acting for a person who would so qualify or for a person who would so qualify except that such person is under 21 years of age.

_____                     (f)     Except as set forth in (g) below, represent
                 that I am purchasing Interests for my own account and will be sole party in interest with respect to the acquired Interests and will have all legal, beneficial and equitable rights in such Interests.

_____                     (g)     If a fiduciary, represent that (i) I am
                 purchasing for a person or entity having the appropriate income and/or net worth and is an "Eligible Citizen" as specified in (b) through (f) above, (ii) if I am the donor of the funds for investment in the Partnership, I have the appropriate income and/or net worth specified in this Subscription Agreement, and (iv) if either the beneficiary of the fiduciary account is, or I am, a resident of NORTH CAROLINA, the suitability standards set forth in this Subscription Agreement are met by me or the fiduciary account or by the donor who directly or indirectly supplies the funds for the investment in the Interests.

_____                     (h)     Certify that the number shown as my Social
                 Security or Taxpayer Identification Number on the signature page is correct and that I am not subject to backup withholding under the Code.

_____                     (i)     Represent that I have the right, power and
                 authority to enter into this Subscription Agreement, the Agreement of Partnership, to become an Investor Partner and to perform my obligations thereunder.

_____                     (j)     Agree that my completion and execution of
                 this Subscription Agreement also constitutes my execution of the Agreement of Partnership and the Certificate of Limited Partnership of the Partnership, and if this Subscription is accepted by the Managing Partner in its sole discretion, I will become a Limited Partner or General Partner in the Partnership and will be bound by the terms and provisions of the Agreement of Partnership of the Partnership.

_____                     (k)     Agree that the Managing Partner in its sole
                 and absolute discretion shall have the right not to form the Partnership and to terminate the offering of Interests therein at any time and to reject this subscription.

_____                     (l)     Make the Power of Attorney set forth in
                 Section 10.2 of the Agreement of Partnership of the Partnership.

_____                     (m)     Unless it is indicated on the next page that
                 I am a foreign person or foreign entity, (i) certify that, if the subscriber is an individual, the subscriber is not a nonresident alien for the purposes of United States federal income taxation or, if the subscriber is a corporation, partnership, trust, or estate, the subscriber is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and regulations promulgated thereunder), (ii) declare under penalties of perjury that the foregoing certification and the name, identifying number, home address (in the case of an individual) or office address (in the case of an entity), and place of incorporation (in the case of a corporation) of the subscriber is to the best of my knowledge and belief true, correct, and complete, and (iii) agree to inform the Managing Partner if the subscriber becomes a nonresident alien or a foreign person at any time during the three year period immediately following the date of this Subscription Agreement.

_____                     (n)     Agree not to file the statement described in
                 Section 6224(c)(3)(B) of the Internal Revenue Code prohibiting the Managing Partner, as the tax matters partner for the Partnership, from entering into a settlement on his behalf with respect to partnership items (as such term is defined in Code Section 6231(a)(3)) of the Partnership.

_____                     (o)     Agree that the Managing Partner is authorized
                 to file a copy of this Agreement (or pertinent portions hereof) with the Internal Revenue Service pursuant to Section 6224(b) of the Code if necessary to perfect my waiver of rights under this Agreement.

_____                     (p)     Agree that the foregoing representations,
                 warranties and agreements shall remain true and accurate during the term of the Partnership, and I will neither take action nor permit action to be taken which would cause any of them to become untrue or inaccurate. In the event that I become aware that any such representation, warranty or agreement has become untrue or inaccurate at any time, I shall immediately notify the Managing Partner and provide the Managing Partner with such other information and statements and grant to the Managing Partner such power of attorney as the Managing Partner may request.

_____                     (q)     Acknowledge that it is anticipated that there
                 will not be any market for resale of the Interests subscribed hereby and that assignment of such Interests is subject to certain restrictions described in "Summary of Partnership Agreement and Program Agreement -- Assignability of Interests" in the Prospectus; accordingly, the investment subscribed to hereby is not liquid.

_____                     (r)     Represent that I am prepared to bear the
                 risks attendant with the investment subscribed to hereby for an indefinite period of time.


         THE UNDERSIGNED MUST INITIAL EACH OF THE ABOVE REPRESENTATIONS IN THE SPACE PROVIDED.

         NOTHING HEREIN SHALL BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION WHICH I MAY HAVE UNDER ANY APPLICABLE FEDERAL OR STATE SECURITIES LAW.

                 (1) The purchase of Interests as a General Partner involves a risk of unlimited liability to the extent that the Partnership's liabilities exceed its insurance proceeds, the Partnership's assets, and indemnification by the Managing Partner, as described in "Risk Factors" in the Prospectus.

                 (2) The NASD requires the Soliciting Dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Interests, including the following: (i) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas; (ii) the financial hazards involved in the offering, including the risk of losing my entire investment; (iii) the lack of liquidity of this investment; (iv) the restrictions of transferability of the Interests; and (v) the tax consequences of the investment.

         Subscriptions shall be accepted or rejected by the Managing Partner within 30 days of their receipt; if rejected, all funds shall be returned to the subscriber immediately. Any amendment to this Subscription Agreement shall be made only upon execution of a written consent by me, the Managing Partner, and the Partnership. This Subscription Agreement shall be governed and enforced in accordance with the laws of the State of Texas. The representations, warranties, and covenants contained herein will inure to the benefit of, and be binding upon me, the Managing Partner, the Partnership, and my and their respective successors, heirs, representatives, and assigns.


                        SEND SUBSCRIPTION AND CHECK TO:

                     NATIONSBANK TEXAS, N.A., ESCROW AGENT
                                3301 GOLDEN ROAD
                               TYLER, TEXAS 75701
                                 (903) 510-5041

                        TO BE COMPLETED BY APPLICANT(S)

         The undersigned subscribes to the Partnership indicated below in the amount indicated below. The minimum subscription per Partnership is $5,000 (five Interests), with additional amounts available in $1,000 increments (one Interest).


SUBSCRIPTION:  $                                                         PARTNERSHIP: Mewbourne Energy Partners 97-A, L.P.
                --------------
Type of Interests      [ ] General Partner Interests                     IF NO SELECTION IS MADE, THE PARTNERSHIP CANNOT
       Purchased:                                                        ACCEPT YOUR SUBSCRIPTION AND WILL HAVE TO
                       [ ]     Limited Partner Interests                 RETURN THIS SUBSCRIPTION AGREEMENT AND YOUR
                                                                         MONEY TO YOU.

Check one:
    Individual                                           Employee Benefit Plan as defined                 Keogh Plan (HR-10)
---                                                  --- in Section 3(3) of ERISA                    ---
    Community Property                                   Tax/Partnership                                  IRA, IRA Rollover or SEP
---                                                  ---                                             ---
    Tenants in Common                                    Corporation ________________________             Other Qualified Plan
---                                                  ---             (Place of Incorporation)        ---
    Joint tenants with right of survivorship             Foreign person or entity                         Tax-exempt under 501(c)(3)
---                                                  ---                                             ---
                                                                                                          Other (________________)
                                                                                                     ---  please specify

-------------------------------------------------------------------------------------------------------------------------
Print Name(s) in which Interests should be registered

-------------------------------------------------------------------------------------------------------------------------
Print Name(s) in which Interests should be registered

-------------------------------------------------------------------------------------------------------------------------
Mailing Address

------------------------------------------------------------------  -------               -------
City                                                                State       Investor's State of Residence

----------------          ----------------------------------        -------------------------------
Zip Code                            SS#/Tax ID#                               Phone No.

CUSTODIAN OR CHECKS PAYABLE TO OTHERS (OPTIONAL)
Checks will be payable to the registration name and address shown above, unless otherwise specified below.


-------------------------------------------------------------------------------------------------------------------------
Person/Entity

-------------------------------------------------------------------------------------------------------------------------
For the Benefit of

-------------------------------------------------------------------------------------------------------------------------
Acct. No.

-------------------------------------------------------------------------------------------------------------------------
Mailing Address for Distribution Checks

----------------------------------------------   --------   ----------------      ----------------------------
City                                              State        Zip Code                    Tax ID #

                        SIGNATURE AND POWER OF ATTORNEY

         I hereby appoint Mewbourne Development Corporation, with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Limited Partnership or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any substituted Partners) or cancellation thereof, including any other instruments which may be required by law in any jurisdiction to permit qualification of the Partnership as a limited partnership or for any other purpose necessary to implement the Agreement of Partnership, and as more fully described in Article X of the Agreement of Partnership.

         I AM AWARE OF, AGREE AND SATISFY THE REPRESENTATIONS, AGREEMENTS AND SUITABILITY REQUIREMENTS IN THIS SUBSCRIPTION AGREEMENT AND IN THE SPECIAL SUBSCRIPTION INSTRUCTIONS ATTACHED AS EXHIBIT C TO THE PROSPECTUS.




--------------------------------           -------------------------------------
   Signature of Applicant or                  Signature of Joint Applicant or
   Authorized Representative*                    Authorized Representative*

Date:                                      Date:
     ---------------------------                --------------------------------

* An "Authorized Representative" may not execute this subscription agreement for individual investors residing in the following jurisdictions: MICHIGAN, NORTH CAROLINA, OHIO, PENNSYLVANIA, AND TENNESSEE.

SUBSCRIBERS ARE URGED TO CAREFULLY READ THE REPRESENTATIONS, AGREEMENTS AND SUITABILITY REQUIREMENTS SET FORTH HEREIN AND IN EXHIBIT D TO THE PROSPECTUS BEFORE EXECUTING THIS AGREEMENT. A SUBSCRIBER MUST INITIAL IN THE SPACE PROVIDED EACH OF THE REPRESENTATIONS MADE BY THE SUBSCRIBER HEREIN.

                         FOR SOLICITING DEALER USE ONLY



-------------------------------------------------------------------------------------------------------------------------
Firm

----------------------------------------------------------------    -----------------------------------------------------
Branch Office Address                                               Phone No.

----------------------------------------           --------         ----------------
City                                               State            Zip Code

-------------------------------------------------------------
Branch No./Investor Acct. No./Ref. No.

--------------------------------------------------          -------------------------------------------------------------
Print Name of Registered Representative                     Authorized Signature for Branch Office+

+By signing on this line I hereby represent that I have discharged my affirmative obligations under Sections 3(b) and 4(d) of Section 34 of the NASD Rules of Fair Practice and that I have reasonable grounds to believe, on the basis of information obtained from the applicant concerning his/her investment objectives, other investments, financial situation and needs, and any other information known by the member, that: (i) the applicant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits; (ii) the applicant has a fair market net worth sufficient to sustain the risks inherent in the Limited Partnership, including loss of the investment and lack of liquidity; (iii) an investment in the Partnership is otherwise suitable for the applicant; and (iv) the applicant, along with one or more representatives, advisors or agents has the knowledge and experience in financial matters to be capable of evaluating the merits and risks of the offering. If this purchase is being executed in a discretionary account, the member has received prior written approval of the purchase by the customer. The member has informed the applicant of all pertinent facts relating to the liquidity and marketability of the Interests in the Partnership during the term of the investment, of the risks of unlimited liability regarding an investment as a General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.


                 FOR MEWBOURNE DEVELOPMENT CORPORATION USE ONLY


                                        MEWBOURNE DEVELOPMENT CORPORATION
                                        Managing General Partner


              ACCEPTED:                 By:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------
                                        Date:
                                              ----------------------------------

================================================================================

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                           _________________________

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
Summary of Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Terms of the Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Additional Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Investment Objectives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Proposed Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Participation in Costs and Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Estimated Drilling Program Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Ownership Structure of Mewbourne Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Conflicts of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Prior Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Tax Aspects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Competition, Markets and Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100
Liability of Investor Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   102
Summary of Partnership Agreement and
  Program Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112

Exhibit A: Form of Agreement of Partnership
Exhibit B: Form of Drilling Program Agreement
Exhibit C: Form of Special Subscription Instructions
Exhibit D: Form of Subscription Agreement

                           _________________________

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, AS AMENDED OR SUPPLEMENTED, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

================================================================================



                                   MEWBOURNE
                                   ENERGY 97
                               DRILLING PROGRAMS


                        2,000 LIMITED PARTNER INTERESTS
                             AT $1,000 PER INTEREST
                              MINIMUM PURCHASE OF
                         FIVE LIMITED PARTNER INTERESTS


                        8,000 GENERAL PARTNER INTERESTS
                             AT $1,000 PER INTEREST
                              MINIMUM PURCHASE OF
                         FIVE GENERAL PARTNER INTERESTS




                              ___________________

                                   PROSPECTUS
                              ___________________




                                _________, 1997

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

    All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the Prospectus which forms a part of this Registration Statement or the exhibits thereto.

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Set forth below is an itemization of the estimated costs which will be incurred in connection with the sale of the securities registered hereby if 2,000 Limited Partner Interests and 8,000 General Partner Interests are sold.

    Costs of Offering:
    -----------------
    Securities Act of 1933 Registration Fee   . . . . . . . . . . . . . . . . . . . . . .      $   3,030
    National Association of Securities Dealers, Inc. Filing Fee   . . . . . . . . . . . .          1,500
    Blue Sky Qualification Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . .         21,000*
    Printing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         75,000*
    Legal Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50,000*
    Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10,000*
    Expenses of MD Incurred in Connection With the Distribution   . . . . . . . . . . . .         50,000*
    Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50,000*
    Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 260,530
                                                                                               =========
*   Estimated

____________

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 5.4 of the Partnership Agreement provides that neither MD nor any Affiliate thereof shall have any liability to the Partnership or to any Partner thereof for any loss suffered by the Partnership that arises out of any action or inaction performed or omitted by MD or such Affiliate, unless the Managing Partner in good faith has determined that such course of conduct or omission was not intended to further the best interest of the Partnership or that such course of conduct constituted negligence or misconduct on the part of MD or such Affiliate. Section 11.6 of the Partnership Agreement provides that any act or omission performed or omitted by MD on advice of legal counsel or an independent consultant who has been employed or retained by the Partnership will be presumed to have been performed or omitted in good faith. Section 6(f) of the Program Agreement provides parallel protection from liability to MOC, in its individual capacity as the Program Manager, and Affiliates thereof.

    Section 5.5 of the Partnership Agreement and Section 6(f) of the Program Agreement provides, subject to certain conditions, for indemnification of MD and Affiliates thereof, and each permit, subject to certain conditions, for insurance to be purchased and maintained on behalf of MD and Affiliates thereof against any liabilities asserted against or expenses incurred by MD and Affiliates thereof in connection with activities of the Partnership or Program, as the case may be.

    Section 17-108 of the Delaware Act provides that a Delaware limited partnership may indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

    Section 9 of the Soliciting Dealer Agreements provide that the Partnership and MD have agreed to indemnify the Soliciting Dealers against certain liabilities, including certain liabilities under the Securities Act. In addition, MD may enter into similar agreements with certain Soliciting Dealers on behalf of the Partnerships under which MD and the Partnerships will indemnify those Soliciting Dealers against certain liabilities, including certain liabilities under the Securities Act.

    As permitted by Section 102(b)(7) of the Delaware General Corporation Law,
Article 10 of each of MD's and MOC's Certification of Incorporation contains a limitation of liability provision under which a director will not be personally liable to MD, MOC or their respective stockholders for monetary damages resulting from breaches of his fiduciary duty of care as a director, subject to certain limitations.

    Article 7, Section 7 of each of MD's and MOC's By-laws provides that MD or MOC, as the case may be, shall indemnify its officer or director to the fullest extent permitted under the Delaware General Corporation Law. Section 145 thereof permits indemnification of an officer or director upon a determination that such officer or director has met the applicable standard of conduct.
Under Section 145, such officer or director is required to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of MD and, with respect to any criminal action, without reasonable cause to believe his conduct was unlawful. Section 145 does not authorize indemnification, in actions brought by or in the right of a corporation, against judgments, fines or amounts paid in settlement, nor does it provide for indemnification of expenses incurred in the defense or settlement of claims as to which a director or officer is adjudged to be liable to MD or MOC, as the case may be, unless specifically authorized by the Delaware Court of Chancery or the court in which such action is brought.

    The above discussion of the provisions of Sections 5.5 and 11.6 of the Partnership Agreement, Section 6(f) of the Program Agreement, Section 17-108 of the Delaware Act, Sections 102(b)(7) and 145 of the Delaware General Corporation Law, Article 10 of each of MD's and MOC's Certificate of Incorporation, Article 7, Section 7 of each of MD's and MOC's By-laws, and the Soliciting Dealer Agreements is not intended to be exhaustive and is respectively qualified in its entirety by the applicable provisions of the Partnership Agreements and Program Agreements (the forms of which are included as Exhibits A and B to the Prospectus forming a part of this Registration Statement and are hereby incorporated herein by reference), the Delaware Act and the Delaware General Corporation Law, Article 10 of each of MD's and MOC's Certificate of Incorporation (which are included as Exhibits 3.3 and 3.5, respectively, to this Registration Statement and hereby incorporated herein by reference), Article 7, Section 7 of each of MD's and MOC's By-laws (which are included as Exhibits 3.4 and 3.6, respectively, to this Registration Statement and hereby are incorporated herein by reference), and by the Soliciting Dealer Agreements (the form of which is set forth as Exhibit 1.1 to the Registration Statement and is hereby incorporated herein by reference).

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    In connection with the formation of the Partnership, the Organizational Partner thereof will contribute $100 to the Partnership's capital. Upon the initial admission of Investor Partners to that Partnership, the subscription of the Organizational Partner therein will be terminated and the $100 contribution will be returned to him. The Partnership has not otherwise sold or issued within the past three years any securities which were not registered under the Securities Act.

    During the last quarter of 1994, MD sponsored a private offering of general and limited partnership interests in Mewbourne Energy Partners 1994 Private L.P. ("Mewbourne 94 Private"). On December 30, 1994, the private offering was closed with a total of 73.5 general partnership interests and limited partnership interests being sold at $20,000 per interest. Sales Commissions and Due Diligence Fees in an amount equal to 8.5% of the sales price was paid to certain soliciting dealers with respect to the sales of interest to persons who are not affiliates of MD or officers, directors or registered representatives of a soliciting dealer. The interests were sold to 35 accredited investors and to 7 non-accredited investors. In connection with this transaction, MD and Mewbourne 94 Private relied upon the exemption contained in Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act. In claiming the exemption contained in Rule 506 of Regulation D for the above transaction, MD and Mewbourne 94 Private relied on the following facts: (i) offers were made only to accredited investors and a limited number of non-accredited investors, (ii) no general solicitation or general advertising was done, (iii) material as contemplated by Rule 506 of Regulation D was provided to all offerees, and (iv) the purchasers represented to MD and Mewbourne 94 that the purchases of the interests were made for the purchaser's account without a view to distribution.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          Exhibit
           Number                                                     Exhibit
           ------                                                     -------
              1.1      --        Form of Soliciting Dealer Agreement to be entered into between MD and the
                                 Soliciting Dealers.*

              1.2      --        Form of Dealer Manager Agreement.*

              3.1      --        Form of Certificate of Limited Partnership of Mewbourne Development
                                 Partners 97-A, L.P.*

              3.2      --        Form of Amendment to Certificate of Limited Partnership of Mewbourne Development
                                 Partners 97-A, L.P.*

              3.3      --        Certificate of Incorporation of MD.*

              3.4      --        Bylaws of MD.*

              3.5      --        Certificate of Incorporation of MOC.*

              3.6      --        Bylaws of MOC.*

              4.1      --        Form of Agreement of Partnership of Mewbourne Development Partners 97-A, L.P.
                                 (filed as Exhibit A to the Prospectus forming a part of this Registration
                                 Statement).

              4.2      --        Form of Subscription Agreement (filed as Exhibit D to the Prospectus forming a part of this Registration Statement).

              4.3      --        Form of Special Subscription Instructions (filed as Exhibit C to the Prospectus forming a part of this Registration Statement).

              4.4      --        Form of Certificate of Limited Partner Interest.*

              4.5      --        Form of Certificate of General Partner Interest.*

              5.1      --        Opinion of Vinson & Elkins L.L.P., as to the legality of the securities registered hereby.*

              8.1      --        Opinion of Vinson & Elkins L.L.P., as to certain tax matters arising in connection with the securities registered hereby.*

             10.1      --        Form of Drilling Program Agreement among MD, MOC and Mewbourne Development
                                 Partners 97-A, L.P. (filed as Exhibit B to the Prospectus forming a part of this
                                 Registration Statement).

             10.2      --        Form of Escrow Agreement between MD and NationsBank Texas, N.A.*

             10.3      --        Form of Operating Agreement between Mewbourne Development Partners          ,
                                 L.P., MD and MOC.*

             23.1      --        Consent dated March 4, 1997 of Coopers & Lybrand L.L.P, independent accountants.*

             23.2      --        Consent of Vinson & Elkins L.L.P. (included as part of Exhibits 5.1).*

          Exhibit
           Number                                                     Exhibit
           ------                                                     -------
             23.3      --        Consent dated March 4, 1997 of Forest A. Garb & Associates, Inc., independent engineers.*

             23.4      --        Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 8.1).*

             24.1      --        Power of Attorney (included on the signature page to the Registration Statement).

             27.1      --        Financial Data Schedule

___________________________
    +Previously filed
    *Filed herewith

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes as follows:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
    (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that subparagraphs (1)(i) and
    (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

         (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (5) to not identify to any third party any prospects that will be, or are likely to be, purchased by the Partnership with the proceeds from the sale of the securities offered hereby or are representative of prospects which may be purchased by the Partnership with the proceeds from the sale of the securities offered hereby, whether such third party is a Soliciting Dealer or other party involved in making or directing investment decisions regarding the purchase of the securities offered hereby, except to the extent such prospects have been identified in the Prospectus or an amendment thereto.

         To the extent a review of prospects or lease inventory is permitted to third parties:

               (a) it will be incidental to a Soliciting Dealer's due diligence examination;

               (b) no reference to any specific prospect (unless such prospect is described in the Prospectus or an amendment thereto) will appear in any analysis or report on the securities offered hereby prepared by such third party; and

               (c) any third party, prior to receiving permission to examine prospects, will agree to the above conditions, and the Registrant will file a copy of such agreement(s) as an exhibit to the Registration Statement.

         No prospective investors or their representative will be permitted to examine any prospects or inventory or data related thereto that are not described or set forth in the Prospectus or an amendment thereto.

         (6) to provide to the Partners the financial statements required by Form 10-K for the first full fiscal year of operations of the Partnership.

         (7) to send to each purchaser of the securities offered hereby, on at least an annual basis, a detailed statement of any transactions by the Partnership to which that purchaser has been admitted as a Partner with the Managing Partner or its Affiliates and fees, commissions, compensation, and other benefits paid or accrued to the Managing Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         (8) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period for the Partnership describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired by such Partnership and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to any existing Investor Partners. Each sticker supplement should disclose all compensation and fees received by the Managing Partner and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-05 of Regulation S-X only for properties acquired during such distribution period.

         (9) to file, after the end of the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-05 of Regulation S-X as such is required under Item 7 of Form 8-K, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of MD pursuant to the foregoing provisions, or otherwise, MD has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MD of expenses incurred or paid by a director, officer or person controlling MD in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MD will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas, on March 4, 1997.

           MEWBOURNE ENERGY 97 DRILLING PROGRAM, consisting of Mewbourne Energy Partners 97-A, L.P., a Delaware limited partnership

           By: MEWBOURNE DEVELOPMENT CORPORATION, Managing Partner


               By:      /s/ Curtis W. Mewbourne
                   -------------------------------------------
                    Curtis W. Mewbourne, President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints J. Roe Buckley and E. Joseph Wright, and each of them, any one of whom may act without the joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

                         Signature                                 Title                           Date
                         ---------                                 -----                           ----
            /s/ Curtis W. Mewbourne                  President and Director                   March 4, 1997
        -------------------------------              (Principal Executive Officer)
        CURTIS W. MEWBOURNE

            /s/ J. Roe Buckley                       Treasurer                                March 4, 1997
        -------------------------------              (Principal Financial and
        J. ROE BUCKLEY                               Accounting Officer)



        -------------------------------              Director                                 March __, 1997
        DOROTHY M. CUENOD

            /s/ Ruth M. Buckley                      Director                                 March 4, 1997
        -------------------------------
        RUTH M. BUCKLEY


            /s/ Julie M. Greene                      Director                                 March 4, 1997
        -------------------------------
        JULIE M. GREENE

                                EXHIBIT INDEX




          Exhibit
           Number                                                     Exhibit
           ------                                                     -------
              1.1      --        Form of Soliciting Dealer Agreement to be entered into between MD and the
                                 Soliciting Dealers.*

              1.2      --        Form of Dealer Manager Agreement.*

              3.1      --        Form of Certificate of Limited Partnership of Mewbourne Development
                                 Partners 97-A, L.P.*

              3.2      --        Form of Amendment to Certificate of Limited Partnership of Mewbourne Development
                                 Partners 97-A, L.P.*

              3.3      --        Certificate of Incorporation of MD.*

              3.4      --        Bylaws of MD.*

              3.5      --        Certificate of Incorporation of MOC.*

              3.6      --        Bylaws of MOC.*

              4.1      --        Form of Agreement of Partnership of Mewbourne Development Partners 97-A, L.P.
                                 (filed as Exhibit A to the Prospectus forming a part of this Registration
                                 Statement).

              4.2      --        Form of Subscription Agreement (filed as Exhibit D to the Prospectus forming a part of this Registration Statement).

              4.3      --        Form of Special Subscription Instructions (filed as Exhibit C to the Prospectus forming a part of this Registration Statement).

              4.4      --        Form of Certificate of Limited Partner Interest.*

              4.5      --        Form of Certificate of General Partner Interest.*

              5.1      --        Opinion of Vinson & Elkins L.L.P., as to the legality of the securities registered hereby.*

              8.1      --        Opinion of Vinson & Elkins L.L.P., as to certain tax matters arising in connection with the securities registered hereby.*

             10.1      --        Form of Drilling Program Agreement among MD, MOC and Mewbourne Development
                                 Partners 97-A, L.P. (filed as Exhibit B to the Prospectus forming a part of this
                                 Registration Statement).

             10.2      --        Form of Escrow Agreement between MD and NationsBank Texas, N.A.*

             10.3      --        Form of Operating Agreement between Mewbourne Development Partners          ,
                                 L.P., MD and MOC.*

             23.1      --        Consent dated March 4, 1997 of Coopers & Lybrand L.L.P, independent accountants.*

             23.2      --        Consent of Vinson & Elkins L.L.P. (included as part of Exhibits 5.1).*

             23.3      --        Consent dated March 4, 1997 of Forest A. Garb & Associates, Inc., independent engineers.*

             23.4      --        Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 8.1).*

             24.1      --        Power of Attorney (included on the signature page to the Registration Statement).

             27.1      --        Financial Data Schedule

___________________________
    +Previously filed
    *Filed herewith